As filed with the Securities and Exchange Commission on December 2, 2009
Registration No. 333- 161460

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
Form F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENTERRA CAPITAL  INC.
(a company to be formed by the amalgamation of
GENTERRA INC.
 and
CONSOLIDATED MERCANTILE INCORPORATED)
(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	xxxx	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

106 Avenue Road, Toronto, Ontario, Canada M5R 2H3
(416) 920-0500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dolgenos Newman & Cronin LLP, 271 Madison Avenue, New York, New York 10016
(212) 925-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Joseph Maierovits Goldman, Spring, Kichler & Sanders LLP Suite 700, 40 Sheppard Avenue West Toronto, Ontario M2N 6K9 (416) 225-9400 Fax: (416) 225-4805	Dennis P. McConnell Dolgenos Newman & Cronin LLP 271 Madison Avenue, 12th Floor New York, New York 10016 (212) 925-2800 Fax: (212) 925-0690

Approximate date of commencement of proposed sale of the securities to the public:  As promptly as practicable after this registration statement becomes effective and the conditions to consummation of the merger described herein have been satisfied or waived.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit	Price	Registration Fee(7)
Common Shares	10,367,243 (1)	Not Applicable	US$23,565,738 (4)
Class A Preference Shares	326,000 (2)	Not Applicable	US$4,970,484 (5)
Class B Preference Shares	26,274,918 (3)	Not Applicable	US$2,006,235(6)
TOTAL			US$30,542,457	US$1,704

(1)
Based upon the maximum number of Genterra Capital Inc. Common Shares issuable by Genterra Capital Inc. upon completion of the amalgamation described herein, calculated as (a) 19,339,211 issued Genterra Common Shares (less the 292,117 issued Genterra Common Shares held by CMI which will be cancelled on the amalgamation) shall be entitled to exchange their shares, on a 1 for  3.6 basis, into an aggregate of 5,290,860 Genterra Capital Inc. Common Shares; plus 5,076,407 issued CMI Shares (less the 24 issued CMI Shares held by Genterra which will be cancelled on the amalgamation) shall be entitled to exchange their shares, on a  1 for 1 basis, into an aggregate of 5,076,383 Genterra Capital Inc. Common Shares.

(2)	Based upon the maximum number of Genterra Capital Inc. Class A Preference Shares issuable to the holder of Genterra Class A Preference Shares on a 1 for 1 basis on the same terms as the Genterra Class A Preference Shares being exchanged.

(3)
Based upon the maximum number of Genterra Capital Inc. Class B Preference shares issuable to the holders of Genterra Class B Preference Shares on a 1 for 1 basis on the same terms as the Genterra Class B Preference Shares being exchanged.

(4)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act. The estimated maximum aggregate offering price is calculated pursuant to Rules 457(c) and 457(f) under the Securities Act, by multiplying (i) the estimated maximum number of shares of Genterra Capital Inc. common shares to be issued in the amalgamation by (ii) US$2.27, the average of the high and low prices of Genterra Inc. common shares on August 10, 2009, as reported on the TSX Venture Exchange, and the average of the high and low prices of CMI common shares on August 10, 2009, as reported on the Toronto Stock Exchange.

(5)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act. The estimated maximum aggregate offering price is calculated pursuant to Rules 457(c) and 457(f) under the Securities Act and based upon the book value of the Class A Preference Shares as of August 10, 2009.

(6)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act. The estimated maximum aggregate offering price is calculated pursuant to Rules 457(c) and 457(f) under the Securities Act and based upon the book value of the Class B Preference Shares as of August 10, 2009.

(7)	Computed in accordance with Section 6(b) under the Securities Act at a rate equal to $55.80 per $1,000,000 of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this document is not complete and may be changed. Genterra Capital Inc. may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY DRAFT DATED October __, 2009, SUBJECT TO COMPLETION

PROSPECTUS OF GENTERRA CAPITAL INC.

To the Holders of Common Shares, Class A Preference Shares and Class B Preference Shares of Genterra Inc. and the Holders of Common Shares of Consolidated Mercantile Incorporated:

This prospectus relates to the proposed amalgamation of Genterra Inc. (“Genterra”) and Consolidated Mercantile Incorporated (“CMI”) pursuant to which Genterra and CMI will amalgamate (the “Amalgamation”) and continue as one corporation, Genterra Capital Inc. (“GCI”).

As discussed herein, Genterra and CMI  have each called extraordinary shareholders meetings for the purpose of allowing their respective shareholders to determine whether to approve the amalgamation and a Stock Option Plan.  In respect of the amalgamation, a registered shareholder of either Genterra or CMI who intends to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of section 185 of the Ontario Business Corporations Act (“OBCA”) which is attached to this Prospectus as Schedule 5. Failure to strictly comply with the provisions of that section and to adhere to the procedures established therein may result in the loss of all rights.

Based upon the advice of independent valuation experts, it had initially been proposed that each CMI Share be exchanged for 3.6 GCI Common Shares and each Genterra Common Share be exchanged for one GCI Common Share.   Upon further consideration the respective boards of directors of CMI and Genterra determined that it will serve the best interests of the shareholders of each of the amalgamating companies to reduce the total number of GCI Common Shares to be issued upon the amalgamation by effecting the share exchange on a basis whereby the value of each GCI Common Share is established as being equivalent to the value of the CMI Share. Accordingly each CMI Share will be exchanged for one GCI Common Share and each 3.6 Genterra Common Shares will be exchanged for one GCI Common Share. The boards of directors of CMI and Genterra believe that the reduction in the total number of GCI Common Shares issued will enhance the prospects for an increased trading price for the GCI Common Shares and facilitate compliance with market listing requirements.

Pursuant to the amalgamation, GCI will issue:

•	1 GCI Common Share for every 3.6 Genterra Common Shares issued and outstanding on the Effective Date;
•	1 GCI Class A Convertible Share for every 1 Genterra Class A Convertible Share issued and outstanding on the Effective Date ;
•	1 GCI Class B Non-convertible Share for every one 1 Genterra Class B Non-convertible Share issued and outstanding on the Effective Date;
•	1 GCI Common Share for every 1 CMI Share issued and outstanding on the Effective Date.

Any fractional interests resulting from the foregoing transactions will be rounded up or down to the nearest whole GCI Security.

Following the amalgamation, Genterra Shareholders and CMI Shareholders will hold approximately 51% and 49% of the outstanding GCI Common Shares, respectively. All of the GCI Class A Shares and GCI Class B Shares will be held by holders of the Genterra Class A Shares and Genterra Class B Shares, respectively.  For information concerning GCI’s anticipated fully diluted share capital following the completion of the amalgamation, see page 23.

It is anticipated that the shares issued in the amalgamation will trade in the United States on the "pink sheets" and in Canada on the TSX Venture Exchange. No trading symbols have been determined at this time.

The accompanying document provides a detailed description of the amalgamation and the Stock Option Plan (see page 35)  and is furnished in connection with the solicitation of proxies by and behalf of the management of Genterra and CMI for use at the special meetings of  Genterra  and CMI shareholders. You are urged to read these materials carefully. Please pay particular attention to the “Risk Factors” beginning on page 10 for a discussion of risks related to the amalgamation. If you are in any doubt as to the action you should take, contact your broker, lawyer, accountant or other professional advisor without delay. You are receiving this document in connection with GCI’s registration of its shares with the Securities and Exchange Commission, or SEC, under the U.S. Securities Act of 1933, as amended.

This prospectus is dated   [December __ , 2009] and is expected to be first made available to shareholders of Genterra and CMI on or about that date.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATIONWOULD BE ILLEGAL.

HOW TO OBTAIN ADDITIONAL INFORMATION

If you have more questions about the amalgamation or if you would like copies of any documents incorporated by reference into this prospectus, which include important business and financial information about Genterra and CMI that is not included in or delivered with this document, you may write or call the following persons. Upon written or oral request, we will provide the documents you ask for at no cost to you. Please note that copies of these documents will not include exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents or this proxy statement/prospectus.

   If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the extraordinary shareholder meetings. This means you must request this information no later than [ • ], 2009. Genterra or CMI, as the case may be, will mail properly requested documents to requesting shareholders by first class mail, or another equally prompt means, within one business day after receipt of such request.

Genterra and CMI are Canadian public companies. Accordingly, they file many documents which are legally required to be filed with the Canadian Securities Administrators on the System for Electronic Document Analysis and Retrieval (SEDAR). These filings may be viewed at www.sedar.com

Genterra Inc.	Consolidated Mercantile Incorporated
106 Avenue Road Toronto, Ontario Canada M5R 2H3 (416) 920-0500 Attention: Stan Abramowitz Chief Financial Officer	106 Avenue Road Toronto, Ontario Canada M5R 2H3 (416) 920-0500 Attention: Stan Abramowitz Chief Financial Officer

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR ON THE INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION.

TABLE OF CONTENTS

SUMMARY OF THE PROSPECTUS	6
Glossary of Certain Terms Used in this Prospectus	6
The Amalgamation	9
Amalgamation Compared with Merger	10
Stock Option Plan	10
RISK FACTORS	10
DESCRIPTION OF GENTERRA CAPITAL INC. AND ITS BUSINESS	13
DESCRIPTION OF GENTERRA AND ITS BUSINESS	13
DESCRIPTION OF CMI AND ITS BUSINESS	14
GENTERRA AND CMI SHAREHOLDERS WILL RECEIVE GCI SHARES IN THE AMALGAMATION	14

CONDITIONS OF THE AMALGAMATION	15
Benefits of the Amalgamation	15
Fairness Opinion	15
Accounting Treatment	15
Recommendation of the Genterra and CMI Boards of Directors	15
Historical and pro forma per share data of GCI, Genterra and CMI	17
Market Value of Genterra and CMI Prior to the Announcement of the Amalgamation on March 9, 2009	17
Selected Pro-Forma Financial Data for GCI	18
APPROVALS REQUIRED FOR THE AMALGAMATION	21
Majority of the Minority Approval	21
Regulatory Approvals and Filings	21
Dissent Rights	21
Terms of the Amalgamation	21
Redemption of CMI Class A Shares	21
Benefits of the Amalgamation	22
Description of GCI Securities	22
Accounting Treatment	24
TAX CONSEQUENCES	24
OUTSIDER REPORT, OPINION, OR APPRAISAL	27
Genterra Valuation Summary	27
CMI Valuation Summary	29
Fairness Opinion	31
Disclosure of Commission Position on Indemnification	34
Enforceability of Civil Liabilities	34

INFORMATION ABOUT GCI	35
Property, Plants And Equipment	35
Stock Option Plan	35
Legal Proceedings	36
Exchange Controls	36
Taxation	36
Directors and Officers	36
PRO FORMA FINANCIAL INFORMATION FOR GCI (AMALCO)	37

INFORMATION CONCERNING CMI	48
Name and Incorporation	48
Intercorporate Relationships	48

General Development of the Business	48
Description of the Business	48
Property, Plants And Equipment	49
Legal Proceedings	49
Exchange Controls	49
Taxation	49
Selected Financial Information	50
Nature Of Trading Markets	54
Common Shares - Toronto Stock Exchange	54
Common Shares - U.S. over the counter	54
OPERATING AND FINANCIAL REVIEW AND PROSPECTS/RESULTS OF OPERATIONS, December 31, 2008	56
LIQUIDITY AND CAPITAL RESOURCES,	59
QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK, December 31, 2008	60
CONSOLIDATED FINANCIAL STATEMENTS, December 31, 2008	61
OPERATING AND FINANCIAL REVIEW AND PROSPECTS/RESULTS OF OPERATIONS, March 31, 2009	101
LIQUIDITY AND CAPITAL RESOURCES, March 31, 2009	103
QUANTITATIVE and QUALITATIVE DISCLOSURE ABOUT MARKET RISK, March 31, 2009	103
Consolidated Financial Statements, March 31, 2009	104

INFORMATION CONCERNING GENTERRA	134
Name and Incorporation	134
Intercorporate Relationships	134
General Development of the Business	134
Description of the Business	135
Legal Proceedings	136
Exchange Controls	136
Taxation	136
Nature Of Trading Markets	138
Selected Financial Information	140
Property, Plants And Equipment	144
OPERATING AND FINANCIAL REVIEW AND PROSPECTS, September 30, 2008	145
LIQUIDITY AND CAPITAL RESOURCES	147
QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK, September 30, 2008	148
CONSOLIDATED FINANCIAL STATEMENTS, September 30, 2008	150
OPERATING AND FINANCIAL REVIEW AND PROSPECTS, March 31, 2009	186
LIQUIDITY AND CAPITAL RESOURCES, March 31, 2009	186
RESULTS OF OPERATIONS, March 31, 2009	187
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK, March 31, 2009	188
CONSOLIDATED FINANCIAL STATEMENTS, March 31, 2009	189
VOTING AND MANAGEMENT INFORMATION	219
The Genterra Meeting	219
The CMI Meeting	220
Revocation of Proxies	221

Dissent Rights	221
Solicitation of Proxies	223
Securities Entitled To Vote	223
Principal Security Holders of GCI	223
Principal Security Holders of Genterra	224
Principal Securityholders of CMI	224
Shareholder Approval	225
Majority of the Minority Approval	226
Directors and Officers of GCI	227
Related Party Transactions	228
Compensation	229
Legal Matters	231
Experts	231
Where You Can Find More Information	231

Schedule 1A - Proposed Stock Option Plan
Schedule 5 - Section 185 of the Business Corporations Act (Ontario)

SUMMARY OF THE PROSPECTUS

This summary highlights material information from this/prospectus. It may not contain all of the information that may be important to you. You should carefully read this entire document, including the appendices and the other documents to which this document refers you, for a more complete understanding of the matters being considered at the special meeting. In addition, we incorporate by reference into this document important business and financial information about Genterra and CMI. You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “How to Obtain Additional Information” beginning on page 2. Where applicable, each item in this summary includes a page reference directing you to a more complete description of that item. All references in this proxy statement/prospectus to dollars are to Canadian dollars, unless otherwise indicated.

Glossary of certain terms used in this prospectus:
“Affiliate”                                                            Has the meaning ascribed thereto in the OBCA

“GCI” or the “Resulting Issuer”	“Genterra Capital Inc.”, the corporation to be formed by the amalgamation of Genterra and CMI pursuant to the provisions of the OBCA upon the completion of the Amalgamation

“GCI Class A Shares”	One or more Class A Preference Shares in the capital of GCI to be issued to the former holders of Genterra Class A Shares pursuant to the terms of the Amalgamation Agreement

“GCI Class B Shares”	One or more Class B Preference Shares in the capital of GCI to be issued to the former holders of Genterra Class B Shares pursuant to the terms of the Amalgamation Agreement

“GCI Common Shares”	One or more common shares in the capital of GCI to be issued to the former holders of Genterra Common Shares and CMI Shares pursuant to the terms of the Amalgamation Agreement

“GCI Shareholder”                                             A holder of GCI Shares

“GCI Shares”	The GCI Common Shares, the GCI Class A Shares and GCI Class B Shares to be issued pursuant to the terms of the Amalgamation Agreement

“Amalgamation”	The amalgamation of Genterra and CMI under Section 176 of the OBCA, on the terms and conditions set forth in the Amalgamation Agreement

“Amalgamation Agreement”
The amalgamation agreement dated April 27, 2009 between Genterra and CMI respecting the Amalgamation, in the form attached hereto as Schedule 1, and includes any agreement or instrument supplementary or auxiliary thereto

“Associate”                                                          Has the meaning ascribed thereto in the OBCA

“Beneficial Shareholder”	A shareholder whose shares are not held in its own name but are registered in the name of a person or entity who is holding such shares on behalf of such beneficial shareholder

“Business Day”
A day on which commercial banks are generally open for business in Toronto other than a Saturday, Sunday or a day observed as a holiday in Toronto under the laws of the Province of Ontario or federal laws of Canada

“Circular”	This joint management information circular of Genterra and CMI including the Schedules hereto

“CMI”	Consolidated Mercantile Incorporated, a corporation incorporated under the OBCA having its head office in Toronto, Ontario

“CMI Amalgamation Resolution”	Has the meaning ascribed under the heading “VOTING AND MANAGEMENT INFORMATION”

“CMI Class A Shares”                                       Class A Preference Shares in the capital of CMI

“CMI Management Designees”	Those individuals named as CMI management designees in the CMI instrument of proxy accompanying the Notice of CMI Meeting

“CMI Meeting”                                                    The special meeting of the CMI Shareholders described in the Notice of CMI Meeting and the Circular

“CMI Shareholder”                                            A holder of CMI Shares

“CMI Shares”                                                      Common shares in the capital of CMI

“Company”                                                           Unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an  individual

“Dissent Right”                                                   The right of a Genterra Shareholder or CMI Shareholder, as the case may be, to dissent in respect of the Amalgamation pursuant to the OBCA.

“Dissenting Shareholder”                                A Genterra Shareholder or CMI Shareholder, as the case may be, that validly exercises the rights of dissent under the OBCA in respect of the Amalgamation

“Effective Date”                                                   The effective date of the Amalgamation, which is anticipated to be on or about @, 2009

“Exchange” or “TSX”                                        The Toronto Stock Exchange

“Exchange Policies”                                           The policies of the Exchange

“Excluded Shareholders”                                   Fred A. Litwin, Mark I. Litwin, Risa Shearer, Sutton Management Limited, the directors and senior officers of each of CMI and
                                                                                  Genterra, their respective Associates and  Affiliates

“Genterra”                                                           Genterra Inc., a corporation incorporated under the OBCA and having its head office in Toronto, Ontario

“Genterra Amalgamation Resolution”           Has the meaning ascribed under the heading “VOTING AND MANAGEMENT INFORMATION”

“Genterra Class A Shares”                              Class A Preference Shares in the capital of Genterra

“Genterra Class B Shares”                              Class B Preference Shares in the capital of Genterra

“Genterra Management Designees”               Those individuals named as Genterra management designees in the Genterra instrument of proxy accompanying the Notice of
                                                                                  Genterra Meeting

“Genterra Meeting”                                           The special meeting of the Genterra Shareholders described in the Notice of Genterra Meeting and the Circular

“Genterra Common Shares”                            Common shares in the capital of Genterra

“Genterra Shareholder”                                    A holder of Genterra Shares

“Genterra Shares”                                             The Genterra Common Shares, Genterra Class A Shares and Genterra Class B Shares

“Insider”                                                               Has the meaning ascribed thereto in the OBCA

“ITA”                                                                     Income Tax Act (Canada), as amended

“Majority of the
Minority Approval”                                             Approval by a simple majority of the votes cast at the Meeting by Minority Shareholders, as required under MI 61-101

“Minority Shareholders”                                   Holders of CMI Shares or Genterra Shares, other than Excluded Shareholders

“MI 61-101”                                                         Ontario Securities Commission Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special - Transactions

“NI 51-102”                                                          National Instrument 51-102 - Continuous Disclosure Obligations

“Notice of Genterra Meeting”                          The notice of the Genterra Meeting which accompanies this Circular

“Notice of CMI Meeting”                                   The notice of the CMI Meeting which accompanies this Circular

“Notices of Meetings”                                        Collectively, the Notice of Genterra Meeting and the Notice of CMI Meeting

“OBCA”                                                                Business Corporations Act (Ontario), as amended

“Ordinary Resolution”                                       A resolution passed by a majority of the votes cast by Genterra shareholders who voted in respect of the resolution

“OSA”                                                                   Securities Act (Ontario), as amended

“Person”                                                               A Company or an individual

“Special Resolution”                                          A resolution passed by a majority of not less than two-thirds of the votes cast by the security holders entitled to vote and who voted in respect of that resolution

“TSXV”                                                                 The TSX Venture Exchange

Currency Exchange Rates

In this Prospectus, unless otherwise specified, all dollar amounts are expressed in Canadian Dollars (CDN$). The Government of Canada permits a floating exchange rate to determine the value of the Canadian Dollar against the U.S. Dollar (US$). As of November 20, 2009, the exchange rate at the close of business was CDN$1.0698 = US$1.00/ CDN$1.00 = US$0.9348.

For purposes of this table, the rate of exchange means the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The table sets forth the number of Canadian Dollars required under that formula to buy one U.S. Dollar. The average rate means the average of the exchange rates on the last day of each month during the period.

The following table reflects the monthly high and low exchange rates for U.S.$1.00 to the Canadian dollar for the following periods.

Month	Year	High (CDN$)	Low (CDN$)
November	2008	1.2850	1.1502
December	2008	1.2971	1.1962
January	2009	1.2749	1.1822
February	2009	1.2710	1.2190
March	2009	1.2995	1.2245
April	2009	1.2707	1.1875
May	2009	1.1954	1.0898
June	2009	1.1640	1.0789
July	2009	1.1650	1.0791
August	2009	1.1097	1.0650
September	2009	1.1060	1.0615
October	2009	1.0843	1.0289

The following table lists the average exchange rate for US$1.00 to the Canadian dollar for the last five years based on the average month-end exchange rates.

Year	Average (US$)	Low/High (US$)	July 31 (US$)
2008	1.0226	0.9168 / 1.1136	1.0261
2007	1.1375	1.0989 / 1.1852	1.0656
2006	1.1863	1.1203 / 1.2703	1.1309
2005	1.2702	1.1775 / 1.397	1.2257
2004	1.344	1.269 / 1.4221	1.3296

The Amalgamation

Genterra and CMI have entered into an amalgamation agreement and propose to amalgamate into and continue their operations as an Ontario corporation to be named Genterra Capital Inc. (“GCI”). To effect the amalgamations, shares of GCI will be exchanged for outstanding non-dissenting shares of Genterra and CMI. Upon the successful completion of the Amalgamation, the two exiting businesses of Genterra and CMI will be combined into one single entity, GCI. The business of GCI will consist of a real estate division made up of Genterra’s existing real estate portfolio. The real estate division, representing approximately 45% of GCI’s existing assets, will consist of five buildings all located in Ontario with a total of approximately 743,000 square feet. 430,000 square feet of the real estate division will be made up of industrial space and the remaining 313,000 square feet will be commercial. Three of the properties, comprising 634,000 square feet will be held directly by GCI and the two remaining properties consisting of a total of 109,000 square feet will each be held through two separate  100% owned subsidiaries. The remaining assets of GCI will consist of a combination of cash and cash equivalents, marketable securities and receivables. The amalgamation will create a larger corporation with larger more varied assets and a larger equity base. This strengthened balance sheet will allow management to analyze larger potential real estate investments, to capitalize on favorable market conditions and to expand GCI’s real estate income producing portfolio. In addition, GCI with its expanded financial resources will seek out other new long-term strategic acquisitions targeting companies with synergistic product lines and technologies, management strength and a presence in markets with the potential for future growth with the objective of added value to GCI and its shareholders.

Based upon the advice of independent valuation experts, it had initially been proposed that each CMI Share be exchanged for 3.6 GCI Common Shares and each Genterra Common Share be exchanged for one GCI Common Share.   Upon further consideration the respective boards of directors of CMI and Genterra determined that it will serve the best interests of the shareholders of each of the amalgamating companies to reduce the total number of GCI Common Shares to be issued upon the Amalgamation by effecting the share exchange on a basis whereby the value of each GCI Common Share is established as being equivalent to the value of the CMI Share. Accordingly each CMI Share will be exchanged for one GCI Common Share and each 3.6 Genterra Common Shares will be exchanged for one GCI Common Share. This modification to the share exchange does not change the relative valuations of CMI and Genterra, but the boards of directors of CMI and Genterra believe that the reduction in the total number of GCI Common Shares issued will enhance the prospects for an increased trading price for the GCI Common Shares and compliance with market listing requirements.

Accordingly, the Independent Committees and the boards of directors of the amalgamating corporations have determined, based primarily upon the valuation reports prepared by the independent qualified valuators retained by each Independent Committee as well as the fairness opinion delivered in connection with the Amalgamation, that pursuant to the Amalgamation Non-dissenting U.S. shareholders of Genterra Common Shares are entitled to receive 1 share of GCI Common Shares for each 3.6 shares of Genterra Common Shares; and non-dissenting U.S. shareholders of Genterra Class B shares are entitled to receive 1 GCI Class B Share for every 1 Genterra Class B Share issued and outstanding on the Effective Date with the same terms as the Genterra Class B Shares being exchanged; and non-dissenting U.S. shareholders of CMI Shares are entitled to receive 1 share of GCI Common Shares for each CMI Common Share. There are no US Genterra Class A shareholders. Pursuant to the Amalgamation Agreement the Genterra Class A shareholders are entitled to receive 1 share of

GCI Class A Share, Series 1 for each share of Genterra Class A Share issued and outstanding on the Effective Date with the same terms as the Genterra Class A Shares being exchanged, except that the number of GCI Common Shares issuable upon conversion of each GCI Class A Share to be issued upon the Amalgamation shall be 5.56 (and not 20, as is the case in respect of the number of Genterra Common Shares issuable upon conversion of each Genterra Class A Share issued and outstanding on the Effective Date).

Any fractional interests resulting from the foregoing transactions will be rounded up or down to the nearest whole GCI Security.

Following the Amalgamation, Genterra Shareholders and CMI Shareholders will hold approximately 51% and 49% of the outstanding GCI Common Shares, respectively. All of the GCI Class A Shares and GCI Class B Shares will be held by holders of the Genterra Class A Shares and Genterra Class B Shares, respectively.  For information concerning GCI’s anticipated fully diluted share capital following the completion of the Amalgamation, see page 23.

CMI’s common stock is registered under the federal securities laws of the United  States  and files  reports  with the U.S.  Securities  and  Exchange Commission as a "foreign private issuer." Accordingly,  CMI is subject to the United States federal  securities  laws. The  amalgamation and all corporate actions by CMI and Genterra are governed by Ontario laws and regulations.

Amalgamation Compared with Merger; Process
The term "amalgamation" is substantially different from the term "merger" commonly used in the United States, which generally means a statutory procedure whereby one corporation called the "continuing corporation" or "surviving corporation" acquires the assets of the second corporation called the "merging corporation" and where shares of the continuing or surviving corporation are issued to the shareholders of the merging corporation as part of the merger arrangement and the merging corporation disappears. This situation is often analogized to the combination of two streams that join and continue along as a larger river. An amalgamation under the provisions of the OBCA  results in a union of the amalgamating corporations which continue after the amalgamation as one. The continuing corporation has the rights, is subject to the liabilities and owns the property of the amalgamating corporations, for the amalgamated corporation is not a new legal entity but a continuation of the amalgamating corporations. To effect an amalgamation it is necessary for the amalgamating corporations to enter into an amalgamation agreement which sets out the terms and means of effecting the amalgamation and must state the basis on which the holders of shares in each amalgamating corporation will receive money or securities for their shares.

When the amalgamation agreement is settled, it should be approved on behalf of each amalgamating corporation by its respective board of directors. Then it must be submitted to the shareholders of each amalgamating corporation for approval by a “special resolution”, which requires the approval of at least two-thirds of the votes cast.

Holders of voting shares are entitled to vote on the amalgamation. In addition, the holders of each class or series of shares of an amalgamating corporation may vote separately as a class or series, whether or not they are otherwise entitled to vote, if the amalgamation agreement contains a provision that, if contained in a proposed amendment to the articles, would entitle such holders to vote separately as a class or series under section 170 of the OBCA). As a result, there may also be one or more separate class or series votes if required.

An amalgamation pursuant to an amalgamation agreement gives rise to dissent rights. The holder of shares or series entitled to vote on the resolution respecting an amalgamation may dissent if the resolution is approved pursuant to the OBCA. Holders of shares who are not entitled to vote may not dissent.

Once the requisite approval of an amalgamation has been obtained, articles of amalgamation must be filed with the Director appointed under section 278 of the OBCA, accompanied by a copy of the amalgamation agreement and the applicable fee. The articles of amalgamation must also be accompanied by a statement of a director or officer of each amalgamating corporation, providing in essence that the corporation is solvent and either that there are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation or that adequate notice has been given to creditors and no creditor objects to the amalgamation except on grounds that are frivolous or vexatious.

Upon receipt of the requisite information, the Director will issue a certificate of amalgamation pursuant to subsection 178(4) of the OBCA. Once the certificate of amalgamation is obtained, various post-amalgamation proceedings are necessary, including the adoption of new by-laws, if necessary, and the passage of directors’ resolutions to appoint officers, approve banking arrangements, approve forms of share certificates, approve the form of corporate seal, preserve pre-existing divisions and divisional names and authorize any provincial registrations or licensing applications required in jurisdictions where the amalgamated corporation will carry on business.

Stock Option Plan

The Genterra Shareholders and the CMI Shareholders will each be asked to approve the GCI Option Plan, a copy of which is attached to this Prospectus as Schedule 1A. Pursuant to the GCI Option Plan, options to purchase GCI Shares may be granted by the board of directors to directors, officers and employees of GCI.  Options granted under the GCI Option Plan will have an exercise price which is not less than the price allowed by regulatory authorities, will be non-transferable and will be exercisable for a period not to exceed five years.  See “THE STOCK OPTION PLAN”. See page 35

The text of the proposed resolutions approving the GCI Option Plan are set forth in this Prospectus under the headings “THE GENTERRA MEETING Approval of the GCI Option Plan” and “THE CMI MEETING Approval of the GCI Option Plan”. Beginning on page 219.  The Boards of Directors of Genterra and CMI, respectively, unanimously recommend that shareholders vote in favour of these resolutions.

RISK FACTORS

Upon completion of the Amalgamation, GCI will carry on the business of Genterra and CMI. Accordingly, GCI’s business will consist of the business currently carried on by Genterra and CMI.  There are a number of inherent risks associated with the business currently carried on by Genterra and CMI. The following are the material risk factors related to the business to be carried on by GCI, which you should carefully consider.  The risks and uncertainties discussed below highlight the material risk factors that could significantly affect GCI’s operations and profitability and are qualified in their entirety and must be read in conjunction with the detailed information appearing elsewhere in this Prospectus.

GCI will be subject to a number of broad risks and uncertainties including general economic conditions.  In addition to these broad business risks, GCI has specific risks that it will face, which are detailed below.

The Anticipated Benefits Of The Amalgamation Are Contingent On The Successful Integration Of The Operations Of Genterra And CMI.

The success of the amalgamation will depend, in part, on the ability of GCI to realize the anticipated synergies and growth opportunities from integrating Genterra’s and CMI's businesses. GCI’s success in realizing these benefits, beyond the savings in public company and administration costs to be realized from eliminating one public company, and the timing of this realization depends upon the successful integration of the operations of Genterra and CMI. We cannot assure you that the amalgamation will result in the realization of the full benefits we anticipate.

Failing To Consummate The Amalgamation Will Result In Costs To Both Genterra And CMI With No Associated Benefits And The Expiration Of Some Of CMI’s Non-Capital Loss Carry Forwards.

In the event that Genterra and CMI are unable to consummate the Amalgamation, CMI may lose some of its non-capital loss carry forwards as these losses may expire before the generation by CMI, on its own, of sufficient taxable income necessary for the use thereof. In addition, both Genterra and CMI have expended large amounts of managerial time and effort and incurred substantial regulatory, professional and other costs in working towards the Amalgamation. In the event that they were unable to consummate the Amalgamation, these costs will have no benefit to either of Genterra or CMI.

The Amalgamation Exchange Ratios Will Result In The CMI Shareholders Receiving A Premium And Genterra Common Shareholders Ownership Interest Being Diluted By 2.7%.

Based upon their respective Valuations, the relative fully diluted Fair Market Values of the CMI and Genterra Common Shares indicates an exchange ratio of 1 GCI Common Share for each CMI Common Share and 1 GCI Common Share for each 3.37 Genterra Common Shares. The proposed exchange ratio has been set at 1 GCI Common Share for each CMI Common Share and 1 GCI Common Share for each 3.6 Genterra Common Shares (see Fairness Opinion page 31, and attached hereto as Exhibit 23.6). This results in a dilution of 2.7% for the Genterra Common Shareholders and a 4.1% premium to the CMI Shareholders.

Uncertain Return on Short-Term Investments could have a material adverse effect on our business, financial condition and results of operations.

GCI’s return on its short-term investments will be contingent upon the performance of its various professional investment managers and the public financial markets. Difficult market and economic conditions may adversely affect our business and profitability. Our revenues and profitability are likely to decline during periods of poor performance of our various professional investment managers and the public financial markets. The financial markets are by their nature, risky and volatile and are directly affected by many factors that are beyond our control. Our operations may suffer to the extent that ongoing market volatility of the recent past was to persist which could adversely affect our financial condition and cash flow and our ability to satisfy debt service obligations.

Our Need To Maintain Liquidity And Financial Condition Could Be Adversely Affected By Market And Economic Conditions.
A liquidity risk arises from GCI’s management of working capital and principal repayments on its debt obligations to avoid difficulty in meeting its financial obligations as they become due. Liquidity is essential to our business and may be impaired by circumstances that we may be unable to control, such as general market disruption or an operational problem which in turn could affect our financial condition and ability to satisfy debt service obligations.

Real Property Investment Tend to be Relatively Illiquid and Could Affect Our Need to Maintain Liquidity and Financial Condition Which May Have A Material Adverse Effect On Our Business, Financial Condition and Results of Operations
All real property investments are subject to elements of risk.  Such risks include general economic conditions, local real estate market conditions, demand for real property generally and in the local area, competition for other available premises and various other risk factors.

Real property investments tend to be relatively illiquid, with the degree of liquidity generally fluctuating in relation to demand for and the perceived desirability of such investments.  Such illiquidity may tend to limit GCI’s ability to vary its portfolio promptly in response to changing economic or investment conditions.  If a property was to incur a vacancy either by the continued default of a tenant under its lease or the expiration of a lease, and if the vacancy was to continue for a long period of time and GCI was required to liquidate one or all of its real property investments, the resale of the property or properties could be diminished and the proceeds to GCI might be significantly less than the aggregate value of its properties on a going concern basis. This could have a material adverse effect on our business, financial condition and results of operations.

We Have Large Single Purpose Tenants And Are Dependent On Them For A Large Portion Of Our Rental Revenue, So Our Success Is Dependent On Their Financial Stability And Continuation Of Their Leases.

The need to renew and release upon lease expiration is no different for GCI than it is for any other real estate portfolio. Properties that are single tenant occupied, in particular the properties located at Dobbie Drive, Cambridge, Ontario, and Glendale Avenue North, Hamilton, Ontario, with their large single purpose tenant, have tenant specific leasehold improvements.

These two properties, which are both leased to The Cambridge Towel Corporation (“Cambridge”), will together account for 12% and 21% of GCI’s assets and rental revenue, respectively, as at December 31, 2008, and therefore constitute a significant credit concentration. The term for both leases expires on January 31, 2011.  In the event that GCI was to lose this tenant, or the tenant was unable to pay its rent as it becomes due, and GCI is not successful in replacing it with a similar tenant, this would have a significant impact on GCI’s revenue, financial condition and ability to satisfy its debt service obligations.  In addition, a significant amount of demolition could be required to remove tenant specific leasehold improvements.  Accordingly this credit concentration could be considered a risk factor.

We Are Dependant On Our Tenants For A Large Portion Of Our Revenue So Our Cash Flow And Accordingly Our Success Is Dependent On The Financial Stability Of Our Tenants.
The effect of negative economic and other conditions on tenants, the impact on their ability to make lease payments and the resulting impact on property cash flows could be considered a risk.  For the most part, GCI’s tenants will be suppliers to the retail market and therefore are vulnerable to adverse economic conditions that impact retail sales. To the extent that any one of GCI's tenants is negatively impacted by such a change in economic conditions and is no longer able to meet its rental obligations, this could impact GCI as expenditures, including property taxes, capital repair and replacement costs, maintenance costs, mortgage payments, insurance costs and related charges must be made throughout the period of ownership regardless of whether the property is producing any income. In addition, if GCI is unable to meet mortgage payments on its properties, loss could be sustained as a result of the mortgagee’s exercise of its rights of foreclosure and sale. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

Loss Of Tenants Could Affect Leasing Flexibility, Reduce Our Revenue, Net Income And Financial Condition.

The relocation by an existing tenant could adversely affect GCI’s ability to generate income.  The property located at Wendell Avenue, Toronto, Ontario is a multi-tenant facility with 55.6% of the building occupied by one tenant. The balance of the building is occupied by smaller tenants.  In the event that one or more of these tenants was to vacate their unit GCI may find it difficult to provide appropriate space to prospective tenants. This could have an adverse effect on our financial performance through reduced revenues and cash flows which in turn may affect our ability to satisfy our debt service obligations.

GCI May Not Be Able To Renegotiate Financing Terms As They Come Due Which Could Affect Our Liquidity And Financial Condition.

We cannot assure you that GCI will be able to successfully renegotiate mortgage financing on favourable terms on the various properties as the existing mortgages fall due. This could impact our liquidity, financial condition and our ability to meet working capital requirements.
General Uninsured Losses My Result In GCI Losing Its Investment In And Cash Flows From Properties And Could Reduce Our Net Income.

GCI will carry comprehensive general liability for fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties.  There are however certain types of risks (generally of a catastrophic nature such as wars or environmental contamination) that are either uninsurable or not insurable on an economically viable basis.  Should an uninsured or underinsured loss occur, the value our assets will be reduced by such uninsured loss. In addition, GCI could lose its investment in and anticipated revenues, profits and cash flows from one or more of its properties, but GCI would continue to be obliged to repay any recourse mortgage indebtedness on such property which in turn will reduce our net income. Accordingly an uninsured or underinsured loss could impact our financial condition.

Environmental Legislation And Contamination May Affect Our Operating Results And Our Ability To Borrow Against Or Sell Real Estate.

Environmental legislation and policies has become an increasingly important feature of real property ownership and management in recent years.  Under various laws, property owners could become liable for the costs of effecting remedial work necessitated by the release, deposit or presence of certain materials, including hazardous or toxic substances and, accordingly, environmental contamination could be considered a risk factor. GCI’s tenants will include companies in the textile manufacturing business which represents a potential environmental risk.  In addition, the migration of third party offsite contamination to one of GCI’s properties could be considered a risk.  The failure by GCI to affect any necessary remedial work may adversely affect GCI’s ability to sell real estate or to borrow using the real estate as collateral and could result in claims against GCI.  The cost of defending against claims of liability, complying with environmental regulatory requirements, or remediating any contaminated property could materially adversely affect the business, assets or results of operations of GCI. GCI will introduce an environmental maintenance program to oversee GCI’s compliance with Ministry of the Environment guidelines.

You May Not Be Able To Enforce Civil Liabilities Against Us.

GCI will be, and Genterra and CMI are, organized under the laws of Ontario, Canada. All of the directors and officers of each of them are residents of Canada and all of their assets are located in Canada. As a result, it may be difficult for US holders of GCI securities to effect service within the United States upon such directors and officers who are not resident of the United States or to enforce against such persons judgments of courts of the United States in Canada, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

GCI’s Common Stock May Be Deemed To Be A "Penny Stock," Which May Make It More Difficult For Investors To Sell Their Shares Due To Suitability Requirements.

Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:

With a price of less than $5.00 per share;

That are not traded on a "recognized" national exchange;

Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share);

In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

You May Have Difficulty Selling Your Shares Of GCI Because Of The Limited Trading Volume.

Historically, the securities of Genterra and CMI have experienced a very limited trading volume. As a result there may be less coverage by security analysts, the trading price may be lower, and it may be more difficult for our stockholders to dispose of our securities.

The risks and uncertainties discussed above highlight the material risks that could significantly affect GCI’s operations and profitability.  They do not represent an exhaustive list of all potential issues that could affect the financial results of GCI.

DESCRIPTION OF GENTERRA CAPITAL INC. AND ITS BUSINESS

If the amalgamation is completed, Genterra Capital Inc. will be organized by the amalgamation of Genterra and CMI under the laws of Ontario, Canada. The business of GCI will be the combined business of Genterra and CMI as presently conducted. Prior to the amalgamation, GCI has no operating history, assets and, accordingly, no financial statements. However, we have prepared pro forma financial statements showing the effect of the amalgamation, which are presented beginning on Page 37.

Investment Restrictions

Following the completion of the amalgamation, it is intended that none of the investments made in accordance with subsections  b), c) and d) immediately below, shall exceed, in the aggregate, the current level of 27% of the Company's pro-forma consolidated total assets  excluding cash items and government securities.  The Company’s intention of investing a majority of its assets in operational, wholly owned or majority-owned subsidiaries should ensure that this percentage  is further reduced. Further, the Company shall take all steps reasonably necessary so that the Company will not at any time be deemed or otherwise considered an investment company under the United States  Investment Company Act of 1940, as amended.

DESCRIPTION OF GENTERRA AND ITS BUSINESS

Reference to Genterra includes the operations of its subsidiaries except where the context otherwise requires.

a)           Real Estate:

Genterra's real estate investments are in Canada within the Southern Ontario region. Investments are primarily in industrial commercial real estate and financed through equity and commercial/institutional first mortgages. The properties are managed by Genterra in conjunction with third party property managers. Properties are acquired for both income and capital gain appreciation. Genterra primarily acquires property that provides cash flow coverage for financing purposes that may or may not provide a return on equity in the short term and with possible long term capital gain.

There is no specific policy as to the amount or percentage of assets which are invested in any specific property.

b)           Investment in Real Estate Mortgages:

Subject to the restrictions detailed in the description of GCI's business above, Genterra may invest in first or second mortgages and there is no requirement for such mortgages to be insured. As well there is no restriction on the proportion or amount of assets invested in any type of mortgage or any single mortgage. Mortgaging activities, if any, are committed to on a property by property one off basis. There is no program for actively creating, servicing and warehousing of mortgages or any requirement of portfolio turnover. Investments in mortgages are geared toward industrial and commercial properties.

c)           Securities of or Interests in Persons Primarily Engaged in Real Estate Activities:

Subject to the restrictions detailed in the description of GCI's business above, there is no restriction or requirement on the types of securities or interests in persons engaged in real estate activities in which Genterra may invest or in the amount or proportion of its assets which may be invested in each such type of security or interest.

Primary investment activities do not include the investment in mortgage sales or in persons engaged in real estate activities and therefore there are no specific criteria for this category of investment.

d)           Investment in Other Securities:

Subject to the restrictions detailed in the description of GCI's business above, Genterra may purchase bonds, common stock, or preferred stock. There is no restriction on industry groups.

The purchases in securities may include but are not limited to those listed on national securities exchanges. There are no specific criteria or limitations on the investment in other securities.

DESCRIPTION OF CMI AND ITS BUSINESS

Over the past number of years, CMI’s investment interests in both Polyair Inter Pack Inc. (“Polyair”) - a manufacturer of protective packaging products, and Distinctive Designs Furniture Inc. (“Distinctive”) - a manufacturer of furniture, incurred substantial operating losses.  During this period, Management of CMI spent considerable time and effort in assisting these business units in restructuring their operations and enhancing their ability to be more competitive in their respective industries.  These efforts provided CMI with the opportunity to maximize shareholder value, culminating in the December 2007 sale of both units. Since the time of sale of both Polyair and Distinctive, CMI with its strengthened financial and management resources has sought out new long-term strategic acquisitions, targeting companies with synergistic product lines and technologies, management strength and a presence in markets with the potential for future growth with the objective of adding value to CMI and its shareholders. While CMI’s Management have analyzed a number of potential acquisition targets during this period, to-date none have been consummated. CMI’s Management continues to seek out target acquisitions that they believe will offer future growth and added value to CMI and its shareholders. As part of this process, CMI’s Board of Directors have after review, decided that an amalgamation with Genterra will be in the best interests of CMI as it amongst other things, will enable CMI Shareholders to be part of a larger corporation with larger more varied assets, including Genterra’s substantial income producing real estate portfolio, a larger equity and income base, greater opportunities and reduced operating costs, all of which should assist in facilitating the financing of future growth and expansion. CMI’s Board believe that with the Amalgamation, GCI’s strengthened balance sheet will allow it to analyze larger potential  investments, to capitalize on favorable market conditions and to, amongst other things, consider expanding GCI’s real estate income producing portfolio. In the interim period, CMI has invested a portion of its working capital in a combination of relatively short-term income producing assets as well as limited investment, as a Limited Partner, in a number of Canadian Limited Partnerships. These Limited Partnerships carry on the business of investing in securities. They generally seek to achieve capital appreciation through investments, primarily in equity based securities, and attempt to maximize returns while protecting capital. The Limited Partnerships are managed by their General Partners who receive management fees in return for their services. CMI’s Management meet with the various Managers on a regular basis to review CMI’s investments therein and to determine any required changes thereto.

Furniture ProductsUntil December 2007 CMI’s furniture division (the "Furniture Division") consisted primarily of a 50.33% interest in Distinctive, a private Ontario corporation which manufactures and imports leather and fabric upholstered furniture for sale to major Canadian department stores, mass merchants and independent furniture stores, as well as to a number of customers in the United States.

In August 2007 Distinctive filed a Proposal to restructure its unsecured liabilities.  The Proposal was accepted by Distinctive’s unsecured creditors and approved by the Ontario Superior Court of Justice.  In August 2007 CMI announced its intention to initiate a process to sell its investment interest in Distinctive and effective December 28, 2007, sold its shares and the debt owed by Distinctive to Distinctive’s other major shareholder.  Accordingly, the 2007 operating results of Distinctive have been reported by CMI as Discontinued Operations.

Protective Packaging Products Until December 2007, CMI had a 22.15% interest (44.5% until March 2004) in Polyair.  Polyair is an Ontario holding company which manufactures and distributes protective packaging products through its wholly-owned U.S. and Canadian subsidiaries.

In March 2004, CMI completed the sale of approximately 48% of its holdings in Polyair.   On December 31, 2007, CMI completed a private sale of all of its remaining shareholdings in Polyair.

GENTERRA AND CMI SHAREHOLDERS WILL RECEIVE GCI SHARES IN THE AMALGAMATION

Under the terms of the amalgamation agreement, the issued and outstanding shares of each of the amalgamating corporations, shall be converted into shares of GCI.

Based upon the advice of independent valuation experts, it had initially been proposed that each CMI Share be exchanged for 3.6 GCI Common Shares and each Genterra Common Share be exchanged for one GCI Common Share.   Upon further consideration the respective boards of directors of CMI and Genterra determined that it will serve the best interests of the shareholders of each of the amalgamating companies to reduce the total number of GCI Common Shares to be issued upon the Amalgamation by effecting the share exchange on a basis whereby the value of each GCI Common Share is established as being equivalent to the value of the CMI Share. Accordingly each CMI Share will be exchanged for one GCI Common Share and each 3.6 Genterra Common Shares will be exchanged for one GCI Common Share. This modification to the share exchange does not change the relative valuations of CMI and Genterra, but the boards of directors of CMI and Genterra believe that the reduction in the total number of GCI Common Shares issued will enhance the prospects for an increased trading price for the GCI Common Shares and compliance with market listing requirements.

Accordingly, the Independent Committees and the boards of directors of the amalgamating corporations have determined, based primarily upon the valuation reports prepared by the independent qualified valuators retained by each Independent Committee as well as the fairness opinion delivered in connection with the Amalgamation,  that the issued and outstanding shares of each of the amalgamating corporations, shall be converted into shares of GCI, as follows:

•              The holders of the 19,339,211 issued Genterra Common Shares (less the 292,117 issued Genterra Common Shares held by CMI which will be cancelled on the Amalgamation) shall be entitled to exchange their shares, on a one for  3.6 basis, into an aggregate of  5,290,860 GCI Common Shares;

•              The holder of the 326,000 issued Genterra Class A Shares shall be entitled to exchange its shares, on a 1 for 1 basis, into an aggregate of 326,000 GCI Class A Shares, on the same terms as the Genterra Class A Shares being exchanged except that to account for the 3.6 for 1 common share exchange ratio, the number of GCI Common Shares issuable upon conversion of each GCI Class A Share to be issued upon the Amalgamation shall be 5.56 (and not 20, as is the case in respect of the number of Genterra Common Shares issuable upon conversion of each Genterra Class A Share issued and outstanding immediately prior to the Amalgamation);

•              The holders of the 26,274,918 issued Genterra Class B Shares shall be entitled to exchange their shares, on a 1 for 1 basis, into an aggregate of 26,274,918 GCI Class B Shares, on the same terms as the Genterra Class B Shares being exchanged. The Class B Shares of GCI into which the Genterra Class B Shares will be exchanged will not carry any conversion right; and

•              The holders of the 5,076,407 issued CMI Shares (less the 24 issued CMI Shares held by Genterra which will be cancelled on the Amalgamation) shall be entitled to exchange their shares, on a 1 for 1 basis, into an aggregate of 5,076,383 GCI Common Shares.

CONDITIONS OF THE AMALGAMATION

The amalgamation agreement contains a number of conditions precedent to the obligations of parties. Unless all of such conditions are satisfied or waived by the party for whose benefit such conditions exist, to the extent they may be capable of waiver, the Amalgamation will not proceed. There is no assurance that the conditions will be satisfied or waived on a timely basis, or at all. Such conditions include the Genterra Shareholders and CMI Shareholders approving the Amalgamation and that all other consents and approvals (including regulatory approvals) are obtained. The amalgamation agreement does not contain any provision for termination fees. For complete details of the conditions to the Amalgamation, see the amalgamation agreement attached as Exhibit 2.1 incorporated herein and made a part hereof.

Benefits of the Amalgamation

The Amalgamation is expected to yield benefits to the Genterra Shareholders and the CMI Shareholders. The principal purposes of the Amalgamation are: to allow for the businesses of Genterra and CMI to operate on a more expeditious and cost effective basis through the reduction of costs resulting from the elimination of duplicate administrative, overhead and accounting facilities, and ongoing public company costs; to create a larger corporation with larger and more varied assets, a larger equity and income base, and greater opportunities, which will help facilitate the financing of future growth and expansion; and, to create a larger public float of shareholders which should result in increased market liquidity for the shareholders of the amalgamating corporations.

The boards of CMI and Genterra did not identify any potential adverse effects of the transaction other than the costs of the transaction process, including legal, accounting and regulatory fees and expenses and management time and resources.  The boards determined that the potential benefits of the transaction (as outlined on page 22) far outweighed these costs.  The board of each amalgamating company addressed the potential concern of undisclosed liabilities in the other amalgamating company, and was satisfied that in view of the fact that the amalgamating companies had three common directors there is no basis for any significant concern with regard to undisclosed liabilities.

Fairness Opinion (Page 31)

Genterra and CMI engaged the services of Corporate Valuation Services Limited  (“CVS”) to prepare and deliver an opinion to the Independent Committees that the terms of the proposed amalgamation of Genterra and CMI to form one continuing corporation described herein are fair to each of such corporations and their respective shareholders from a financial point of view.  A copy of the CVS opinion that the terms of the Amalgamation is fair to each of the amalgamating corporations and their respective shareholders is annexed as Exhibit [x] to this Prospectus.  Shareholders are urged to read the CVS Fairness Opinion in its entirety.  The CVS Fairness Opinion is not a recommendation as to how Shareholders should vote with respect to the Amalgamation. CVS’ opinion was provided for the benefit of the boards of Genterra and CMI in connection with, and for the purpose of, their evaluation of the consideration to be received by holders of Genterra and CMI securities in the Amalgamation from a financial point of view and does not address any other aspect of the Amalgamation. The opinion does not address the relative merits of the Amalgamation as compared to other business strategies or transactions that might be available with respect to Genterra or CMI or their respective underlying business decisions to effect the Amalgamation.

Accounting Treatment

For  Canadian  GAAP, the transaction is accounted for using the purchase method with CMI considered the acquirer.  For U.S. GAAP, the transaction is accounted for as a  reorganization of entities under common control using historical carrying values.  The pro forma financial statements included herein give effect to the transaction based on the U.S. GAAP criteria.

Recommendation of the Genterra and CMI Boards of Directors

A number of CMI and Genterra's Board of Directors members and Management are common to both Companies. In April 2008 Management of both Companies circulated to both Board's, Counsel for the Corporation and to the Auditors a memo setting out various information relating to the two Companies, the potential benefits of an amalgamation, as well as a Pro-forma Balance Sheet and Shareholdings based upon a potential merger thereof and requested that Board Meetings of the respective Companies be convened to consider the merits thereof. On April 24 2008 separate Board Meetings for both CMI and Genterra were held to consider the issue. At these Board meetings CMI and Genterra's Boards agreed with Management that the potential merger should be further considered and Independent Committee's of Directors to evaluate and recommend on the Amalgamation process were set up for both CMI and Genterra. The Independent Committees for both CMI and Genterra held their first meeting on that same day. As part of their mandate, the respective Independent Committee's each engaged Independent Counsel and were tasked with selecting and engaging independent professional Valuators to prepare Formal Valuations for CMI and Genterra and for one of the professional Valuators to prepare a Fairness Opinion from a financial point of view of the terms of the Amalgamation.

The Independent Committee of CMI selected and engaged HJF Financial Inc. to prepare the CMI Formal Valuation. The Independent Committee of Genterra selected and engaged Corporate Valuation Services Limited to prepare the Genterra Formal Valuation. Corporate Valuation Services were also were also engaged to prepare the Fairness Opinion. A draft Amalgamation was prepared and provided to the two Independent Committees of Directors. The draft amalgamation agreement was reviewed by each Independent Committee with each Independent Committees Counsel prior to finalization. Draft Formal Valuations as at December 31, 2008 for CMI and Genterra were then prepared by HJF Financial Inc. and Corporate Valuation Services Limited respectively. These draft Valuations were reviewed by the members of the respective CMI and Genterra Independent Committees as well as their Independent Counsel. Once the draft valuations were approved by the respective Independent Committees, Corporate Valuation Services Limited utilized the CMI and Genterra December 31, 2008 Formal Valuations to finalize a draft Fairness Opinion as at that date. The draft Fairness Opinion was then circulated to the two Independent Boards for review. This too was reviewed by the Independent Counsel to the Independent Committees. Prior to the Fairness Opinion's final approval, a meeting of members of both Independent Committees, Counsel to the Corporation and Corporate Valuation Services was held to confirm the basis of the Amalgamation's relevant share exchange ratios.

At a meeting of the Independent Committee of CMI held on March 5, 2009 the amalgamation agreement, Formal Valuation and Fairness Opinion were formally approved. At a follow up meeting of the CMI Board of Directors held on March 6, 2009 the CMI Board approved the execution of the amalgamation agreement and the issuance of a related Press Release as well as the filing of the appropriate documentation with the Regulatory Authorities.

At a meeting of the Independent Committee of Genterra held on March 6, 2009 the amalgamation agreement, Formal Valuation and Fairness Opinion were formally approved. At a follow up meeting of the Genterra Board of Directors held on March 6, 2009 the Genterra Board approved the execution of the amalgamation agreement and the issuance of a related Press Release as well as the filing of the appropriate documentation with the Regulatory Authorities
The CMI and Genterra Boards held updates regarding the amalgamation process during their regularly scheduled Board Meetings.

Because of the time delay between the date of the December 31, 2008 Formal Valuations and the Fairness Opinion and the anticipated mailing date of the relevant documents to the CMI and Genterra Shareholders in anticipation of the CMI and Genterra Meetings, the respective Independent Committees engaged HJF Financial Inc. and Corporate Valuation Services Limited to prepare updates as at August 31, 2009 to the CMI and Genterra December 31, 2008 Formal Valuations. Corporation Valuation Services were also engaged to provide an update as at August 31, 2009 of the December 31, 2008 Fairness Opinion. In anticipation of the Genterra Formal Valuation Update, Integris Real Estate Counselors were engaged by Genterra to provide an up-to-date Fair Market Valuation of Genterra's five real estate properties. This up-to-date Fair Market Property Valuation was provided by Genterra to Corporate Valuation Services Inc. Draft updates as of August 31, 2009 to the Formal Valuations as at December 31, 2008 for CMI and Genterra were prepared by HJF Financial Inc. and Corporate Valuation Services Limited respectively. These draft Updates were reviewed by the members of the respective CMI and Genterra Independent Committees. Once the draft Updates were approved by the respective Independent Committees, Corporate Valuation Services Limited utilized the CMI and Genterra August 31, 2009 Updates to the December 31, 2008 Formal Valuations to finalize a draft update to the Fairness Opinion as at that date. The draft Update to the Fairness Opinion was then circulated to the two Independent Boards for review and approval.

Accordingly, Genterra’s board of directors unanimously recommends that Genterra Shareholders vote in favour of the Genterra Amalgamation Resolution.

Accordingly, CMI’s board of directors unanimously recommends that CMI Shareholders vote in favour of the CMI Amalgamation Resolution.

Historical and pro forma per share data of GCI, Genterra and CMI

The following tables setting out the historical and pro forma Book Value per share and Income (Loss) per share of GCI, Genterra and CMI were derived directly and indirectly from financial statements for Genterra and CMI and pro forma financial statements for GCI.

Book Value per Share (Reconciled to US GAAP)
	June 30, 2009	December 31, 2008
GCI	2.4854	2.4929
Genterra*	0.4929	0.4874
CMI	3.2594	3.2950

* Genterra book value per share is calculated using the six month period ended March 31, 2009.

The book value per share is obtained by subtracting the redemption value of the preference shares from the net book value of the company and dividing that amount by the number of issued and outstanding shares

Diluted Income (loss) per Share (Reconciled to US GAAP)
	June 30,	December 31,
	2009	2008	2007	2006
GCI	(0.01)	0.14	0.52	(0.59)
Genterra	0.02	0.03	0.05	0.05
CMI	(0.04)	0.20	0.55	(1.64)

Neither Genterra nor CMI have declared or paid dividends in the period covered by the foregoing tables.

Market Value of Genterra and CMI Prior to the Announcement of the Amalgamation on
March 9, 2009

Genterra

Common Shares last traded prior to the announcement of the proposed amalgamation, on March 2, 2009 @ Cdn$0.235 on the TSX Venture Exchange. The Class A Preference and Class B Preference Shares are not exchange traded. The exchange rate on March 2, 2009 was Cdn$1.2891 / US$1.00

SECURITY	PER SHARE PRICE	MARKET VALUE
Common Shares	@ Cdn$0.235/US$0.1829	Cdn$4,544,715 / US$3,525,335
Class A Preference	@ No Market
Class B Preference	@ No Market

SECURITY	EQUIVALENT PER SHARE PRICE	MARKET VALUE
Common Shares	$0.40/US$0.3106	Cdn$7,735,684/US$6,006,759
Class A Preference	@ No Market
Class B Preference	@ No Market

Genterra shareholders will receive 1 common share of GCI for every 3.6 common shares that they currently own in Genterra and the CMI shareholders will receive 1 common share of GCI for each common share they currently own in CMI.  The equivalent per share price is obtained by dividing the per share price of CMI on March 5, 2009 (Cdn$1.44) by 3.6.

CMI

CMI common shares last traded prior to the announcement of the proposed amalgamation, on March 5, 2009 @ Cdn$1.44 on the TSX Exchange. The exchange rate on March 5, 2009 was Cdn$1.2875 /US$1.00

SECURITY	PER SHARE PRICE	MARKET TOTAL
Common shares	@ Cdn$1.44/US$1.118	Cdn$7,310,026/US$5,677,697

Selected Pro-Forma Financial Data for GCI

The selected unaudited Pro-Forma financial data presented below are for the years 2004 through 2008 and as of the end of each such year and were derived directly and indirectly from the Pro-Forma Consolidated Financial Statements contained herein beginning on page 37.

Selected Financial Data (Prepared under Canadian GAAP)
	Six Month Period ended June 30,	Fiscal Year ended December 31,
	2009	2008	2007	2006	2005	2004

Sales	$-	$-	$-	$-	$-	$-

Cost of sales	-	-	-	-	-	-

Gross profit*	-	-	-	-	-	-

Rental and investment income	1,614,044	2,098,741	3,621,338	3,572,353	3,771,297	2,461,160

Expenses	(1,950,112)	(1,572,294)	(4,495,534)	(2,838,182)	(3,463,637)	(3,557,649)

Earnings (loss) before the undernoted	(336,068)	526,447	(874,196)	734,171	307,660	(1,096,489)

Equity in loss of former investee	-	-	(733,291)	(1,786,839)	(885,251)	(252,577)

Gain (loss) on issuance of shares by former equity investee	-	-	67,881	-	(21,681)	(87,646)

Gain on sale of shares of former equity investee	-	-	6,561,951	-	1,044,942	8,526,477

Income tax recovery (expense)	50,974	150,003	(277,414)	(1,047,071)	(457,571)	(857,763)

Net earnings for the period from continuing operations	(387,042)	676,450	4,744,931	(2,099,739)	(11,901)	6,232,002

Weighed average number of shares outstanding during the period	10,367,242	10,367,242	10,372,042	10,372,042	10,385,342	10,302,142

Earnings (loss) per share
From continuing operations	$(0.04)	$0.07	$0.45	$(0.21)	$-	$0.61

Fully diluted weighted average number of shares outstanding during the period	10,367,242	10,367,242	10,372,042	10,372,042	10,532,857	10,635,830

Diluted earnings (loss) per share
From continuing operations	$(0.04)	$0.07	$0.45	$(0.21)	$-	$0.59

* Gross profit is not a recognized  measure under  Canadian  Generally  Accepted Accounting  Principles and readers are cautioned that Gross Profit should not be considered  as an  alternative  to net  earnings  (loss) or cash from  operating activities  as an  indicator of the  Company's  performance  or cash flows.  The Company's  method for  calculating  Gross Profit may differ from other companies and may not be comparable to measures used by other  companies.  Gross Profit is net earnings (loss) before other rental and investment income, expenses,  equity in earnings (loss) of former investee,  (loss) gain on issue of shares by former equity investee, gain (loss) on sale of shares of former equity investee, income taxes and non-controlling interest.

GCI Pro Forma Balance Sheet Data (Prepared Under Canadian GAAP)
	As at June 30,	As at December 31,
	2009	2008	2007	2006	2005	2004
Working capital	$25,169,000	$25,674,141	$25,726,404	$19,491,251	$21,257,666	$18,491,319

Total assets	50,639,882	44,402,052	39,907,186	45,597,160	54,241,929	59,373,539

Long-term debt	3,516,799	3,662,939	4,004,987	4,480,556	4,932,970	5,678,698

Shareholders’ equity	36,000,116	32,024,974	32,451,957	27,232,461	35,213,461	40,052,356

Cash dividends per common share	Nil	Nil	Nil	Nil	Nil	Nil

The effect of the differences between accounting principles generally accepted in Canada and those accepted in the United States on working capital, total assets, long-term debt, shareholders’ equity, and cash dividend per share for the five years ended December 31, 2008, 2007, 2006, 2005 and 2004 are summarized as follows:

Six month period ended June 30, 2009	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles

Working capital	$25,169,000	$1,644,544	$26,813,544

Total assets	$50,639,882	$(10,665,649)	$39,974,233

Long-term debt	$3,516,799	$-	$3,516,799

Retractable preference shares	$5,186,883	$-	$5,186,883

Shareholders’ equity	$36,000,116	$(8,082,672)	$27,917,444

Cash dividends per common share	Nil		Nil

Five year historical data
Years ended December 31
Balance Sheet Data
	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended December 31, 2008	Principles	(Decrease)	Principles

Working capital	$25,674,141	$708,964	$26,383,105

Total assets	44,402,052	(4,675,154)	39,726,898

Long-term debt	3,662,939	-	3,662,939

Retractable preference shares	4,991,819	-	4,991,819

Shareholders' equity	32,024,974	(4,029,414)	27,995,560

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended December 31, 2007	Principles	(Decrease)	Principles

Working capital	$25,726,404	$327,318	$26,053,722

Total assets	39,907,186	849,887	40,757,073

Long-term debt	4,004,987	-	4,004,987

Shareholders' equity	32,451,957	313,049	32,765,606

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended December 31, 2006	Principles	(Decrease)	Principles

Working capital	$19,491,251	$372,225	$19,863,476

Total assets	45,597,160	2,770,865	48,368,025

Long-term debt	4,480,556	-	4,480,556

Shareholders' equity	27,232,461	873,032	28,105,493

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended December 31, 2005	Principles	(Decrease)	Principles

Working capital	$21,257,666	$400,513	$21,658,179

Total assets	54,241,929	2,049,749	56,291,678

Long-term debt	4,932,970	-	4,932,970

Shareholders' equity	35,213,960	1,043,722	36,257,682

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended December 31, 2004	Principles	(Decrease)	Principles

Working capital	$18,491,319	$535,440	$19,026,759

Total assets	59,373,539	2,086,472	61,460,011

Long-term debt	5,678,698	-	5,678,698

Shareholders' equity	40,052,356	1,223,351	41,275,707

Cash dividends per Common share	Nil		Nil

(Reconciled to U.S. GAAP)
	Six Month Period Ended June 30,	Fiscal Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Revenue	$1,539,205	$3,164,545	$3,334,158	$3,873,935	$3,729,797	$69,169,882

Earnings (loss) from operations	$323,791	$1,364,711	$(1,565,930)	$655,486	$781,338	$(2,558,835)

Earnings (loss) from continuing operations	$34,175	$1,646,325	$5,388,186	$(6,084,941)	$(3,861,161)	$6,640,403

Earnings (loss) per share from operations
Basic	$(0.02)	$0.15	$0.52	$(0.59)	$(0.37)	$0.64
Diluted	$(0.02)	$0.14	$0.52	$(0.59)	$(0.37)	$0.62

APPROVALS REQUIRED FOR THE AMALGAMATION

Majority of the Minority Approval

The Amalgamation is a “Related Party Transaction” and a “Business Combination” in relation to both CMI and Genterra under MI 61-101 because both CMI and Genterra are directly or indirectly controlled by Fred Litwin, Mark Litwin, and Risa Shearer. MI 61-101 requires that, in addition to approval of two-thirds of the votes cast by the CMI Shareholders and two-thirds of the votes cast by Genterra Shareholders, in order to complete the Amalgamation, Majority of the Minority Approval of the Genterra Shareholders and Majority of the Minority Approval of the CMI Shareholders must be obtained. In calculating the votes to determine the required level of approval for the Majority of the Minority Approval, all Excluded Shareholders will be excluded from voting.  See “VOTING AND MANAGEMENT INFORMATION - Majority of the Minority Approval” on page 226.

	Total shares issued	Total shares held by directors, officers and their affiliates	% of shares held by directors, officers and their affiliates	% of votes represented at the meeting required for approval of the transaction
CMI Common Shares	5,076,407	2,946,860	58.05	66.67	And a majority of the minority shareholders
Genterra Common	19,339,211	9,949,247	51.14	66.67	And a majority of the minority shareholders
Genterra Class A	326,000	326,000	100.00	66.67
Genterra Class B	26,274,918	77,592	0.2953	66.67	And a majority of the minority shareholders

Regulatory Approvals and Filings

Neither Genterra nor CMI are aware of material licenses or regulatory permits which might be adversely affected by the Amalgamation or of any approval or other action by any federal, provincial, state or foreign government or administrative or regulatory agency that would be required to be obtained prior to the completion of the Amalgamation, other than by the  TSX, TSVX and the Securities and Exchange Commission.

Dissent Rights

This description of the rights of dissenting shareholders to dissent in respect of the Amalgamation is not a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of such holder’s shares and is qualified in its entirety by the reference to the full text of section 185 of the OBCA, in respect of the Amalgamation, which is attached to this Prospectus as Schedule 5. A shareholder has the right to dissent and, if the Amalgamation becomes effective, to be paid by Genterra or CMI as the case may be, the fair value of the Shares held by such holder in respect of which such holder dissents, determined as of the close of business on the last Business Day before the day on which the resolution from which such holder dissents was adopted. A shareholder may dissent only with respect to all of the Shares held by such holder or on behalf of any one beneficial owner and registered in the dissenting shareholder’s name. A dissenting shareholder must object in writing at or before the meeting held to vote on the Amalgamation. A dissenting shareholder wishing to exercise the right to dissent shall not vote the holder’s Shares, either by the submission of a proxy or by personally voting in favour of the Special Resolution. A registered shareholder who intends to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of that section. Failure to strictly comply with the provisions of that section and to adhere to the procedures established therein may result in the loss of all rights thereunder. For a more complete description of the dissent rights see “VOTING AND MANAGEMENT INFORMATION - Dissent Rights” beginning on page 221.

Terms of the Amalgamation

Pursuant to the terms of the Amalgamation Agreement, GCI will issue:

•	1 GCI Common Share for every 3.6 Genterra Common Shares issued and outstanding on the Effective Date;
•
1 GCI Class A Share for every 1 Genterra Class A Share issued and outstanding on the Effective Date with the same terms as the Genterra Class A Shares being exchanged, except that the number of GCI Common Shares issuable upon conversion of each GCI Class A Share to be issued upon the Amalgamation shall be 5.56 (and not 20, as is the case in respect of the number of Genterra Common Shares issuable upon conversion of each Genterra Class A Share issued and outstanding on the Effective Date);

•	1 GCI Class B Share for every 1 Genterra Class B Share issued and outstanding on the Effective Date with the same terms as the Genterra Class B Shares being exchanged;
•	1 GCI Common Shares for every 1 CMI Share issued and outstanding on the Effective Date.

Following the Amalgamation, Genterra Shareholders and CMI Shareholders will hold approximately 51% and 49% of the outstanding GCI Common Shares, respectively. All of the GCI Class A Shares and GCI Class B Shares will be held by holders of the Genterra Class A Shares and Genterra Class B Shares, respectively.  For information concerning GCI’s anticipated fully diluted share capital following the completion of the Amalgamation  see “Description of GCI Securities”.

Redemption of CMI Class A Shares

Pursuant to the terms and conditions attaching to the CMI Class A Shares, the CMI Class A Shares may be redeemed by CMI at any time upon not less than thirty days’ notice in writing, at a price of $0.44 per share plus all declared but unpaid dividends thereon up to the date fixed for redemption.  CMI has given such notice of redemption on @, 2009, and the date specified for redemption is @, 2009, after which date the holders of the CMI Class A Shares shall not be entitled to exercise any of the rights of shareholders in respect thereof.

Benefits of the Amalgamation

Both Genterra and CMI believe that the Amalgamation should result in the enhancement of value for their respective Shareholders. The principal purposes of the Amalgamation are:  to allow for the businesses of Genterra and CMI to operate on a more expeditious and cost effective basis through the elimination of costs resulting from duplicate administrative, overhead and accounting facilities, and ongoing public company costs; to create a larger corporation with larger and more varied assets, a larger equity and income base, and greater opportunities, which will help facilitate the financing of future growth and expansion; and, to create a larger public float of shareholders which should result in increased market liquidity for the shareholders of the amalgamating corporations.

The boards of directors of Genterra and CMI have voted to recommend the amalgamation to their respective shareholders for the following reasons:

(a)            each of Genterra and CMI are engaged in active investment and management endeavours;

(b)            management and a number of directors are common to each corporation;

(c)
control of both corporations ultimately rests indirectly with Fred A. Litwin, and his son and daughter; hence the amalgamation will simplify the corporate structures by consolidating shareholdings into one entity;

(d)
the amalgamation will enable shareholders of each corporation to be a part of a larger corporation with larger and more varied assets, a larger equity and income base, and greater opportunities, and will facilitate the financing of future growth and expansion;

(e)	the amalgamation is expected to create a larger public float of shareholders which should result in increased market liquidity for the shareholders of the amalgamating corporations; and

(f)
the corporation resulting from the amalgamation will benefit from the increased efficiency and reduced costs resulting from single administrative; overhead and accounting facilities, and ongoing public company costs such as transfer agent, auditing, and exchange listing and sustaining fees.

Description of GCI Securities

Common Shares

GCI will be authorized to issue an unlimited number of common shares without nominal or par value.
(i)	Dividend Rights:	if, as and when declared by the board of directors.

(ii)	Voting Rights:	to one vote per share at the meetings of GCI Shareholders.

(iii)	Liquidation Rights:	to share equally in the assets of GCI that are distributable to GCI Shareholders.

Preferred Shares

GCI will be authorized to issue an unlimited number of Class A Preference Shares issuable in series of which Series 1 shares shall be authorized, and an unlimited number of Class B Preference Shares.

Class A Preference Shares (Series I)

(i)
Dividend Rights:   if, as and when declared by the board of directors, to a preferential annual dividend equal to 8% of stated value, before any dividend is paid on or set apart for the Class B Preference Shares or the Common Shares or any of them or shares of any other class or series ranking junior to the Class A Preference Series 1 Shares.

(ii)	Conversion Rights: to be converted at any time by the holder into 5.56 Common Shares or 300 Class B Preference Shares, for each Class A Preference Series 1 Share issued.

(iii)
Redemption Rights: the Corporation may redeem at any time the whole or from time to time any part of the then outstanding Class A Preference Series 1 Shares, or a holder may require the Corporation to redeem all Class A Preference Series 1 Shares registered in such holder’s name, on payment for each share to be redeemed of the sum of $15.00 per Class A Preference Series 1 Share together in each case with all cumulative preferential dividends accrued and unpaid thereon up to the date of redemption.

(iv)
Voting Rights:       none, except for class vote provided by statute, provided that the approval of the holders of the Class A Preference Shares to delete or vary any right, privilege, restriction or condition attaching to the Class A Preference Shares as a class or any other matter requiring the approval or consent of the holders of Class A Preference Shares, as a class, may be given by at least two thirds (2/3) of the votes cast at a meeting of the holders of the Class A Preference Shares duly called for that purpose and held upon at least twenty-one (21) days' notice.

Class B Preference Shares

(i)
Dividend Rights:          if, as and when declared by the board of directors, to a fixed preferential non-cumulative cash dividends at the rate of $0.0024 per Class B Preference Share, payable annually on dates in each fiscal year of the Corporation to be fixed from time to time by resolution of the Board of Directors. No dividends shall at any time be declared or paid on or set apart for the Common Shares or any other class ranking junior to the Class B Preference Shares unless all dividends up to and including the dividend payable for the last completed full year of the Corporation on the Class B Preference Shares then issued and outstanding shall have been declared and paid or provided for at the date of such declaration, payment or setting apart.

(ii)
Redemption Rights:     the Corporation may redeem at any time the whole or part of the then outstanding Class B Preference Shares, on payment for each share to be redeemed of the sum of $0.05 per Class B Preference Share together in each case with all cumulative preferential dividends accrued and unpaid thereon up to the date of redemption.

(iii)	Voting Rights: to one vote per share at the meetings of GCI Class B Shareholders.

(iv)
Liquidation Rights:       to receive for each Class B Preference Share a sum equivalent to the result obtained when the stated capital account for the Class B Preference Shares is divided by the number of issued and outstanding Class B Preference Shares, together with all declared but unpaid dividends, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of Common Shares, or shares of any other class ranking junior to the Class B Preference Shares. After payment to the holders of the Class B Preference Shares of the amount so payable to them as above provided they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

Outstanding Securities After Proposed Amalgamation

The following table sets forth the anticipated share capital of GCI following the Amalgamation:
Designation of Securities	Amount	Amount Outstanding After Giving Effect to the Completion of The Amalgamation(l)
Common Shares	$ Unlimited (Unlimited)	$12,193,744 10,367,243 Shares
Class A Preference Shares	$ Unlimited (Unlimited)	$4,991,819 326,000 Shares
Class B Preference Shares	$ Unlimited (Unlimited)	$2,150,684 26,274,918 Shares
(1)           Unaudited

Accounting Treatment

For Canadian GAAP, the transaction is accounted for using the purchase method with CMI considered the acquirer. For U.S. GAAP, the transaction is accounted for as a reorganization of entities under common control using historical carrying values. The pro forma financial statements included herein give effect to the transaction based on the U.S. GAAP criteria.

TAX CONSEQUENCES

Canadian Federal Income Tax Considerations

This summary is of a general nature only and is not intended to be, nor shall it be construed to be, legal or tax advice to any particular shareholder.  Accordingly, holders of Genterra Shares and CMI Shares are urged to consult their own tax advisors for advice regarding the income tax consequences of the Amalgamation and the exercise of dissent rights having regard to their particular circumstances.

The following summary describes, as of the date of this Prospectus, the material Canadian federal income tax considerations under the ITA of the Amalgamation applicable to Genterra Shareholders and CMI Shareholders who at all relevant times and for purposes of the ITA deal at arm’s length and are not affiliated with Genterra or CMI, and who hold their Genterra Shares or CMI Shares, and will hold their GCI Shares, as capital property.

Genterra Shares, CMI Shares and GCI Shares will generally be considered to be capital property to the holder provided that the holder does not hold such securities in the course of carrying on a business and has not acquired such securities in a transaction or transactions considered to be an adventure in the nature of trade. This summary does not take into account the “mark-to-market rules” in the ITA that apply to “financial institutions”. Holders that are “financial institutions” for the purposes of these rules should consult their own tax advisors.

This summary is based on the current provisions of the ITA, the current regulations thereunder (the “Regulations”) and counsel’s understanding of the current published administrative and assessing practices of the Canada Revenue Agency. This summary also takes into account all specific proposals to amend the ITA and the Regulations publicly announced by the Minister of Finance (Canada) prior to the date of this Prospectus (collectively, the “Proposed Amendments”). No assurance can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes to the law, whether by judicial, governmental or legislative action or changes in the administrative practices and policies of the Canada Revenue Agency, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein.

Holders Resident in Canada

The following portion of this summary is applicable to holders of Genterra Shares or CMI Shares and those persons who become holders of GCI Shares as a consequence of the Amalgamation, who, for the purposes of the ITA and any applicable income tax convention, at all relevant times, are resident in Canada or are deemed to be resident in Canada. Certain Canadian resident holders of  Genterra Shares or CMI Shares  may make an irrevocable election in accordance with subsection 39(4) of the ITA to deem the shares and every “Canadian security” (as defined in the ITA) owned by such holders to be capital property in the taxation year of the election and in all subsequent taxation years. A Canadian security is defined to include shares of a corporation resident in Canada but does not include warrants or options. Any holder of Genterra Shares or CMI Shares contemplating making such election should first consult their tax advisor as its completion will affect the income tax treatment of their disposition of other Canadian securities.

Holders of Genterra Shares on Amalgamation

Holders of Genterra Shares (other than holders of Genterra Shares who dissent from the Amalgamation) will realize neither a capital gain nor a capital loss on the Amalgamation as a result of the Genterra Shares being disposed of in exchange for GCI Shares.

The aggregate adjusted cost base of the GCI Shares received by a Genterra Shareholder on the Amalgamation will be equal to the aggregate adjusted cost base to the Genterra Shareholder of the Genterra Shares disposed of in exchange for such GCI Shares by virtue of the Amalgamation. The holder’s cost of such GCI Shares must be averaged with the adjusted cost base of any other GCI Shares held by the holder to determine the holder’s adjusted cost base of such GCI Shares.

Holders of CMI Shares on Amalgamation

Holders of CMI Shares (other than holders of CMI Shares who dissent from the Amalgamation) will realize neither a capital gain nor a capital loss on the Amalgamation as a result of the CMI Shares being disposed of in exchange for GCI Shares.

The aggregate adjusted cost base of the GCI Shares received by a CMI Shareholder on the Amalgamation will be equal to the aggregate adjusted cost base to the holder of the CMI Shares disposed of in exchange for such GCI Shares by virtue of the Amalgamation. The holder’s cost of such GCI Shares must be averaged with the adjusted cost base of any other GCI Shares held by the holder to determine the holder’s adjusted cost base of such GCI Shares.

Shareholders Not Resident in Canada

The following portion of the summary is generally applicable to holders of Genterra Shares or CMI Shares who, for purposes of the ITA and any applicable income tax convention, have not been and will not be resident or deemed to be resident in Canada at any time while they have held the Genterra Shares or CMI Shares and who do not use or hold and are not deemed to use or hold the Genterra Shares or CMI Shares in carrying on a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Taxation of Capital Gains and Losses

A Non-Resident Holder of Genterra Shares or CMI Shares who participates in the Amalgamation will generally be subject to the same tax consequences as a Canadian resident holder on the Amalgamation, as discussed above. Accordingly, a Non-Resident Holder who disposes of Genterra Shares or CMI Shares in exchange for GCI Shares on the Amalgamation will generally realize neither a capital gain nor a capital loss, as discussed above under the heading, “Canadian Federal Income Tax Considerations - Holders of Genterra Shares on Amalgamation”.

Dissenting Shareholders

Any shareholder who is considering dissenting in respect of the Amalgamation is urged to consult its own tax advisors with respect to the income tax consequences to them of such action.

U.S. Federal Income Tax Consequences From The Amalgamation

General

The Amalgamation will be treated for U.S. federal income tax purposes as a "reorganization” within the meaning of Internal Revenue Code (hereafter the I.R.C. or Code) Section 368(a). U.S. shareholders of Genterra and CMI  who exchange their stock solely for shares in GCI will not recognize a gain or a loss, except to the extent of cash received in lieu of a fractional share in GCI. However, there may be circumstances under I.R.C. 367 where U.S. shareholders may recognize a gain or a loss as a result of this transaction. These circumstances are discussed below.

The aggregate tax basis of the shares in GCI entity received by a U.S. shareholder in the Amalgamation will be the same as the aggregate adjusted tax basis of the shares  surrendered in the exchange. The holding period in the new stock received by the U.S. shareholder is deemed to begin with the holding period of the stock surrendered, i.e., there is a carryover holding period.

Shareholders Owning More than 5%

A U.S. shareholder of either Genterra or CMI who owns actually and constructively 5% or more of the total voting power or total value of the common shares of GCI. after the merger and fails to enter into a gain recognition agreement will have to recognize a gain or loss under I.R.C. 367.

A gain recognition agreement is a statement filed on a timely basis with the Internal Revenue Service in accordance with Treasury Regulation Section 1.367(a)-8.  A gain recognition agreement would require the 5% U.S. shareholder to recognize a gain (but not a loss), in whole or in part, with respect to the exchange of stock pursuant to the merger, if within 60 months following the close of the taxable year of the merger, GCI were to sell substantially all of its assets, even though the U.S. shareholder has not disposed of any of GCI’s shares.

The 5% U.S. shareholder would also be required to recognize a gain if such shareholder were to cease to be a U.S. person during the sixty month period described above.  In such events, the U.S. shareholder may also be required to pay the Internal Revenue Service interest from the date the U.S. shareholder filed his or her tax return with respect to the taxable year of the U.S. shareholder in which the merger occurs.

Shareholders in this particular situation should consult their own tax advisors as to their income tax implications of the reorganization.

Receipt of Cash Payment in Lieu of a Fractional Share

A cash payment received by a U.S. shareholder in lieu of fractional shares in GCI will result in the recognition of a capital gain or loss.  The capital gain or loss is measured by the difference between the cash payment received and the portion of the aggregate adjusted cost basis of the stock surrendered that is allocable to such fractional share.

Dissenting Shareholders

The U.S. income tax implications above are applicable only in circumstances where shareholders receive only shares (and cash for a fractional share) in exchange for their shares. For dissenting shareholders, who will receive cash for their shares, the aforementioned discussion is not applicable. These shareholders will have a disposition for income tax purposes and will not be able to defer their gains.

The  above  discussion  of the US and Canadian tax  consequences  of the amalgamation is a summary of the opinion,  as of the date  hereof,  of Kraft Berger LLP, chartered accountants, that the amalgamation will constitute a reorganization  within the meaning of Section 368 of the Code. Such opinion  is  based  on  facts  existing  as of  the  date  hereof  and as of the consummation of the Amalgamation and on certain  representations as to factual matters made by Genterra and CMI. Such  representations,  if incorrect in certain  material respects,  could jeopardize the conclusions reached in the opinion. This discussion does not address any tax consequences arising under the laws of any U.S. state or local tax jurisdiction, which may differ significantly from those described. Such opinion is not binding on the Internal Revenue Service or the courts.

OUTSIDER REPORT, OPINION, OR APPRAISAL

GENTERRA VALUATION SUMMARY
The following is a summary of the Formal Valuation, dated 26 January 2009, of all the Shares of Genterra as at 31 December 2008 for the purpose of its acquisition through amalgamation by CMI.

On 31 October 2008, the Independent Committee of the Board of Directors of Genterra engaged Corporate Valuation Services Limited ("CVS") to prepare and deliver to the Independent Committee a Formal Valuation of Genterra, under Multilateral Instrument 61-101, as at December 31, 2008 (the “Valuation Date”), using audited Financial Statements as at September 30, 2008.  CVS has been determined to be independent within the meaning of Rule 61-501.

Procedures and methods followed by CVS in preparing the Genterra Formal Valuation:

Information used for the Valuation

In reaching its conclusions of its Formal Valuation, CVS has reviewed and relied upon the following documents and information relating to the assets and liabilities of Genterra:

1.	2007 Annual Report, with Consolidated Financial Statements, audited by Kraft, Berger LLP, Chartered Accountants, Toronto.
2.	Unaudited Interim Financial Report, 30 June 2008.
3.	Audited Consolidated Financial Statements, as at 30 September 2008, dated 23 January 2009.
4.	Notice of Meeting and Management Information Circular for an Annual and Special Meeting of the Shareholders of Genterra Inc. held March 4, 2008.
5.
Current Full Narative Appraisal Reports on: 1095 Stellar Drive, Newmarket; 140 Wendell Avenue, Toronto; and 200 Glendale Avenue, Hamilton; as of 1 August 2008, prepared by Integris Real Estate Counsellors, Toronto.

6.	Current Full Narrative Appraisal Report on 480 Dobbie Drive, Cambridge, ON, as of 15 July 2008 prepared by Integris.
7.	Appraisal of “A Studio/Loft Rental Property, 90 Ontario Street, Toronto, Ontario” as of 21 November 2007, prepared by MacKenzie, Ray, Heron & Edwardh, Real Estate Appraisers & Consultants, Toronto.
CVS’s Formal Valuation is issued subject to the following restrictions and qualifications:
•
CVS reserves the right, but is under no obligation, to revise or withdraw its Formal Valuation, if any information, trends or changed conditions affecting our conclusions, that were in existence before the Valuation Date, become known to CVS after its issue. However, CVS has no responsibility to update it as a result of subsequent events and circumstances;

•
CVS’s Formal Valuation is not intended for general circulation or publication; it is not, and under no circumstances is to be construed to be an offering of securities; any use or reproduction of it for any purpose other than that stated is prohibited without our specific written permission, unless ordered by a court;

•
CVS hereby disclaims all liability to any party other than Genterra, with such liability restricted to negligence on CVS’s part. In particular, CVS denies all responsibility or liability for any losses occasioned to Genterra, its Shareholders, or any other party, resulting from unauthorized circulation, publication, reproduction or use of CVS’s Formal Valuation; neither its author nor CVS makes any representation or warranty as to its accuracy or completeness, and shall have no liability for any representation, expressed or implied, contained in it, or for any omissions from it;

•
The analyses and research used in CVS’s Formal Valuation were carried out by CVS as an independent and neutral expert. No party has put any restrictions on the scope of CVS’s work, estimates or conclusions;

•
CVS did not conduct an audit or review of the consolidated financial position of Genterra, nor seek external verification of any of the information used. CVS cannot express an opinion as to its accuracy, but consider it to be reliable.

Assumptions

CVS’s Formal Valuation of the Shares of Genterra makes the following specific assumptions:

•	All information supplied by the Company is true and correct;
•
Management has informed CVS of all significant factors, contracts or agreements in effect at the Valuation Date that have a bearing on the value of the shares, and they are reflected in CVS’s Formal Valuation;

•	At the Valuation Date, no contracts or agreements were being negotiated that would have a material effect on the operating results of the Company and are not disclosed in CVS’s Formal Valuation;
•	All litigation, pending or threatened, related to Genterra, has been disclosed to CVS;
•	No material adverse change has taken place in the operations or financial position of Genterra between the Valuation Date and the date of CVS’s Formal Valuation;
•
There were no employment contracts, stock option plans, share purchase arrangements or Shareholder Agreements in force at the Valuation Date that would have any material effect on the value of the Shares of Genterra and are not disclosed in CVS’s Formal Valuation;

•	There are no environmental issues which would have a material effect on the operating results of Genterra;
•
Considering the purpose of CVS’s Formal Valuation, no investigation was necessary into potential economies of scale, cost savings or other synergies that might be achieved by a sale of the Shares of Genterra to a special purchaser, nor was any attempt made to identify any such entity;

•	Federal and Provincial Income Tax laws, regulations and rates, in force at the Valuation Date in Canada, will not change for at least the next five years.

Approach to Valuation

In valuing a business, there is no single standard or specific mathematical formula; the approach and factors considered depend on individual circumstances. However, for all businesses, there are three generally accepted approaches: Asset Based, including Replacement Cost; Earnings Based, also comprising Discounted Cash Flows, and Transaction Based, covering stock market activity.
Asset Based Approach
The Asset Based approach is used when either: a purchaser is looking primarily at the underlying financial, physical or intangible assets, or because different segments of the business are more valuable to separate purchasers than as a single ongoing operation. Under this approach, shares are generally valued by one of the following methods:

•	Adjusted Shareholders' Equity - the total of all financial, physical and intangible assets at Fair Market Values, on a going concern basis, less liabilities and any related income taxes.
•
Net Worth/Goodwill Value - the Adjusted Shareholders' Equity, plus an estimate of the effective goodwill based on the application of appropriate rates of return to the financial, physical and intangible assets.

•	Liquidation Value - the total amount expected to be realized on the sale of all assets including intangible items and the winding-up of the business on an orderly basis.
Approach Adopted

Usually there are as many sale prices for a business interest as there are purchasers, and each buyer for a particular business, whether represented by shares or the related assets, will pay a price based on its ability to utilize the resources. In an open market transaction, a purchaser will consider the available synergies, such as reduced competition, assured material supply, guaranteed sales, economies of scale, cost savings, location and proximity to other properties owned by the buyer, etc. Theoretically, each purchaser is able to enjoy such economies of scale in varying degrees, and might therefore pay a different price for a particular pool of assets.

Where no specific third-party purchaser has been clearly identified, it is difficult to be certain of the price that would be paid in an open market transaction. Since control of Genterra has not been offered for sale, CVS could not determine interests and possible synergies available to an outside purchaser. Considering all circumstances, CVS has adopted the Asset Based approach, using the Adjusted Shareholders' Equity method. As the Common Shares are publicly quoted, Transaction Based Values using the stock market activity method have also been taken into account.

Each of the 326,000 Class A Preference Shares is convertible into 20 Common Shares and has $0.31 ($101,819 in total) of accrued dividends. Converting all the 326,000 Class A Preference Shares into Common Shares would require the issuance of 6,520,000 new shares for a total of 25,859,211 Common Shares, a 33.7% increase. The overall dilution in the Fair Market Value is 7.4%.

	Ratio	of Shares	Value	Per Share	Dilution
Class A Preference	20	6,520,000	4,991,819	$ 0.766	-29.3%
Common	1	19,339,211	20,953,574	$ 1.083
		25,859,211	25,945,393	$ 1.003	-7.4%

The equivalent price of the Class A Preference Shares is $20.00 each.

Based upon and subject to the assumptions and qualifications contained in the Formal Valuation, CVS gave its opinion that as at the Valuation Date, the rounded Fair Market Value of all the Shares of Genterra is Twenty Seven Million Two Hundred and Fifty Thousand Dollars ($27,250,000).  This is equivalent to $1.00 (rounded) for each of the 25,859,211 Genterra Common Shares to be issued on a fully diluted basis, assuming complete conversion of the 326,000 Genterra Class A Preference Shares, and $0.05 for each of the 26,274,918 Genterra Class B Preference Shares. The Transaction Based Value of $0.32 per Genterra Common Share, as outlined in the Formal Valuation (see “PART II - THE AMALGAMATION  Genterra Valuation Summary”), is at a discount of 68% to the Fair Market Value.

On 6 July 2009 CVS were engaged by the Independent Committee of the Board of Directors of Genterra to prepare and deliver and update to the Genterra Formal Valuation as at August 31, 2009. The update to the Genterra Formal Valuation was dated 9 September 2009. The updated Estimate of Fair Market Value of all the Shares of Genterra at 31 August 2009 was determined by CVS as Twenty Five Million Nine Hundred and Sixty-Five Thousand ($25,965,000). This is equivalent to $0.95 (rounded) for each of the 25,859,211 Genterra Common Shares to be issued on a fully diluted basis, assuming complete conversion of the 326,000 Genterra Class A Preference Shares, and $0.05 for each of the 26,274,918 Genterra Class B Preference Shares.

The Formal Valuation and the update thereto were provided to the Independent Committee and the Board of Directors of Genterra solely for the purpose of their consideration of the Amalgamation.

The full text of the Formal Valuation and the update thereto, which sets forth the assumptions, qualifications and considerations in connection with the Formal Valuation, is available for inspection by Shareholders during regular business hours at the head office of Genterra at 106 Avenue Road, Toronto, Ontario.  The Shareholders are urged to read the Formal Valuation in its entirety.  A copy of the Formal Valuation and the update thereto will be sent without charge to any holder of Genterra Shares upon request.  The Formal Valuation does not constitute advice or a recommendation as to whether Shareholders should vote in favour of the Acquisition or any other transaction.

CMI VALUATION SUMMARY

The following is a summary of the Comprehensive Valuation Report, dated January 16, 2009, prepared by HJF Financial Inc. (“HJF”) setting out the comprehensive fair market value (“FMV”) of all the issued and outstanding common shares of Consolidated Mercantile Incorporated (“CMI”) at December 31, 2008 (“Valuation Date”) for the purpose of the merger of CMI with Genterra, a publicly listed and related company, publicly listed in Canada.

On November 10, 2008, the Independent Committee of the Board of Directors of CMI engaged HJF Financial Inc. ("HJF") to prepare and deliver to the Independent Committee a Formal Valuation of CMI, under Multilateral Instrument 61-101, as at December 31, 2008 (the “Valuation Date”), using audited Financial Statements as at December 31, 2007 and interim unaudited Financial Statements as at September 30, 2008.  HJF has been determined to be independent within the meaning of Rule 61-501.

Procedures and methods followed by HJF in preparing the CMI Formal Valuation:
In preparing the CMI Formal Valuation as at December 31, 2008 HJF reviewed and relied upon the following:

1.	CMI Historical consolidated audited:
▪	Balance Sheet
▪	Statement of Retained Earnings
▪	Statement of Accumulated Other Comprehensive Loss
▪	Statement of Operations and Other Comprehensive Income
▪	Schedule to Financial Statements

for the five (5) fiscal years ended December 31, 2003 to 2007;

2.	CMI Quarterly consolidated unaudited interim financial statements for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

3.	CMI Annual Information Form dated March 17, 2008;

4.	Information obtained from the website of CMI;

5.	Schedules provided by CMI providing details and backup of ‘Cash and Cash Equivalents’ and investments at September 30, 2008 and October 31, 2008;

6.	Schedule of currency transactions in October 2008;

7.	General economic information relating to the economy on or about the Valuation Date;

8.	Historical trading price and trading volume for CMI on the Toronto Stock Exchange from the TMX – Money website for the period January 2008 to November 2008;

9.	Discussions with Mr. Stan Abramowitz, Secretary and Chief Financial Officer of CMI;

10.	Discussions with Mr. Ian Dalrymple, independent director and Chairman of CMI Independent Committee of Directors;

HJF did not audit, corroborate or otherwise independently verified any of the information provided by CMI management and CMI upon which HJF’s conclusions are based.

HJF were provided a letter of representation signed by Mr. Stan Abramowitz, Secretary and Chief Financial Officer of CMI, wherein CMI confirmed certain representations made to HJF, including a general representation that:

1.	CMI has reviewed HJF’s report in draft form and have discussed it with HJF;

2.	CMI is satisfied with HJF’s explanations and the approach adopted by HJF as set out in their report; and

3.
CMI confirmed they have no information or knowledge not disclosed in the report with respect to HJF’s calculation of FMV of all the issued and outstanding common shares of CMI, which could reasonably be expected to alter HJF’s conclusions therein;

Major Assumptions

In determining the comprehensive FMV for all the issued and outstanding shares of CMI HJF relied upon the following assumptions in addition to the assumptions identified throughout its report:

1.
All historical annual and quarterly financial statements provided to HJF by CMI management present fairly, in all material respects, the financial position, the operating results and changes in the financial position of CMI for the relevant periods reported on;

2.
At the Valuation Date, CMI had no materially contingent liabilities, environmental issues, unusual contractual obligations, pending or threatened litigation or substantial commitments other than those disclosed in HJF’s report;

3.
At the Valuation Date there were no contracts being negotiated that would have a material effect on the future financial position or operating results of CMI other than those disclosed in HJF’s report;

4.
There have been no material events or changes that have occurred between the Valuation Date and date of HJF’s report in CMI’s financial position and operating results that may effect the calculations and conclusions contained in HJF’s report other than those disclosed in HJF’s report;

5.
HJF did not consider the income tax consequences to CMI shareholders with respect to this transaction. HJF’s comprehensive FMV for all the issued and outstanding common shares of CMI is based on the assumption that CMI shareholders would be able to consummate the proposed transaction without adverse income tax consequences;

Valuation Approaches and Methods Considered by HJF

Valuation Approaches

When valuing a business, two (2) approaches to value can be considered:

1.	A going concern approach; or

2.	A liquidation approach;

According to the definition of FMV, HJF must choose the approach that will give the higher value.

The going concern approach assumes a continuing business enterprise with potential for economic future earnings. The liquidation approach assumes a situation where a business is not viable as a going concern, or the return on assets or equity on a going concern basis be inadequate. The determination of the most appropriate valuation approach in a particular situation first requires assessment of whether or not the business is a going concern.

Generally, the FMV of an asset may be estimated based on the appropriate application of the Income, Market, and Cost Approaches. Although all three (3) approaches may be considered in a valuation analysis, the nature of the asset and the availability of information will dictate which approach or approaches are applied to estimate the FMV of the asset.

Asset Approach

The Asset Approach relies on the principal of substitution and recognizes that a prudent investor would pay no more for an asset than the cost to replace it with an identical or similar unit of equivalent utility.

The Asset Approach includes the adjusted net assets method. Under this method, a valuation analysis is performed for a company’s identified capital, financial, and other assets and the liabilities. The individual values of these assets are then aggregated and the values of the liabilities are deducted to determine the value of the entity.

Holding Companies

A holding company generally is thought of as one that carries on no active business of its own, but whose principal activity is investment in various other assets. As such, the assets of holding companies may include investments in operating companies.
Earnings generated by a holding company in the form of dividends normally are less significant from a value perspective than is the appreciating value of the underlying investments themselves.  Accordingly, holding companies typically are valued pursuant to the adjusted net book value methodology where each asset, investment, or division separately is valued on a market or going concern value basis as appropriate. As a result, holding companies generally are valued as a 'collection of individual assets' such that no intangible value (or goodwill) exists within the holding company itself.

Approach Selected

CMI is a management holding company and the appropriate valuation approach selected by HJF to determine fair market value of CMI is the Asset Approach. The fair market value of CMI is not necessarily related directly to the earnings of the Company, but rather is tied to the fair market value of the assets the Company holds.

Pursuant to the Asset Approach, the book values of CMI have been converted by HJF to their respective fair market values. Latent income taxes have been provided for on the actual and accrued gains associated with the assets.

Based upon and subject to the assumptions and qualifications contained in the Formal Valuation, HJF gave its opinion that as at the Valuation Date, the fair market value of all the issued and outstanding CMI Shares is in the range of Seventeen Million Three Hundred and Fifty Eight Thousand Two Hundred and Eighty One dollars Canadian ($17,358,281) or Three Dollars and Forty Two Cents Canadian ($3.42) per share based on Five Million and Seventy Six Thousand Four Hundred and Seven (5,076,407) common shares outstanding. This fair market value is predicated on the redemption of the CMI Class A Preference shares prior to the merger.

On 25 June 2009 HJF were engaged by the Independent Committee of the Board of Directors of CMI to prepare and deliver and update to the CMI Formal Valuation as at August 31, 2009. The update to the CMI Formal Valuation was dated 2 September 2009. The updated Estimate of The fair market value of all the issued and outstanding common shares of CMI at August 31, 2009 was determined by HJF as Sixteen Million Four Hundred and Fifty Thousand Five Hundred and Sixty Eight Dollars ($16,450,568) or Three Dollars and Twenty Four Cents ($3.24) per share based on Five Million and Seventy Six Thousand Four Hundred and Seven (5,076,407) common shares outstanding.

The Formal Valuation and the update thereto were provided to the Independent Committee and the Board of Directors of CMI solely for the purpose of their consideration of the Amalgamation.

The full text of the Formal Valuation and the update thereto, which sets forth the assumptions, qualifications and considerations in connection with the Formal Valuation, is available for inspection by Shareholders during regular business hours at the head office of CMI at 106 Avenue Road, Toronto, Ontario.  The Shareholders are urged to read the Formal Valuation in its entirety.  A copy of the Formal Valuation and the update thereto will be sent without charge to any holder of CMI Shares upon request.  The Formal Valuation does not constitute advice or a recommendation as to whether Shareholders should vote in favour of the Acquisition or any other transaction.

FAIRNESS OPINION

CVS was retained to prepare and on 26 January 2009 delivered an opinion to the Independent Committees that the terms of the proposed amalgamation of Genterra and CMI to form one continuing corporation described herein are fair to each of such corporations and their respective shareholders from a financial point of view. In September 2009 CVS delivered an update to the opinion to the Independent Committees that the terms of the proposed amalgamation of Genterra and CMI to form one continuing corporation described herein are still fair to each of such corporations and their respective shareholders from a financial point of view.

The fairness opinion contemplates that upon the Amalgamation 3.6 GCI Common Shares will be issued for each CMI Share and one GCI Common Share will be issued for each Genterra Common Share.  As noted above (See “SUMMARY  Share Exchange Ratios”), upon further consideration the respective boards of directors of CMI and Genterra determined that the best interests of the shareholders would be served by modifying the share exchange to reduce the total number of GCI Common Shares to be issued upon the Amalgamation. Consequently, each CMI Share will be exchanged for one GCI Common Share and each 3.6 Genterra Common Shares will be exchanged for one GCI Common Share. The modification to the share exchange, which was contemplated in the update to the fairness opinion, does not change the relative valuations of CMI and Genterra.

Approach used by CVS in preparing the Fairness Opinion:
The purpose of CVS’s Fairness Opinion and the update thereto is to supply information to the Directors and shareholders of both Genterra and CMI in considering and approving the acquisition through the amalgamation of all the Shares of Genterra by CMI.

Relative Values
In a “Comprehensive Valuation of the Shares of Consolidated Mercantile Incorporated as at December 31, 2008” dated  16 January 2008 and prepared under Multilateral Instrument 61-101, HJF Financial Inc., Chartered Business Valuators, determined that the Fair Market Value of the 5,076,407 issued and outstanding common shares of CMI was $17,358,000 or $3.42 each.

On 26 January 2009, CVS issued a Formal Valuation, under Multilateral Instrument 61-101, setting out its estimate of Fair Market Value of all the shares of Genterra, as at 31 December 2008. CVS’s estimate of Fair Market Value of all the Shares of Genterra was determined as TWENTY SEVEN MILLION TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($27,250,000). This is equivalent to $1.00 (rounded) for each of the 25,859,211 Genterra Common Shares to be issued on a fully diluted basis, assuming complete conversion of the 326,000 Genterra Class A Preference Shares, and $0.05 for each of the 26,274,918 Genterra Class B Preference Shares.
Bases upon these Valuation Reports CVS compared the relative Financial Positions and Fair Market Values of the shares of both Companies.

Exchange Ratios
The relative Fair Market Values of the common shares ($3.42 for CMI and $1.00 for Genterra) suggested an exchange ratio of 3.4 GCI common shares for each CMI common share and 1 GCI common share for each Genterra common share. However there were certain other factors considered by CVS.

CMI
The bulk (95%) of the CMI assets are either cash (77%) or easily convertible into cash (18%). This gives the CMI  portfolio two characteristics at the Valuation Date. The first is CMI’s very much lower risk than that of Genterra, which is substantially invested in real estate. The second is minimal potential returns for CMI (0.71% for Treasury Bills on the Valuation Date).

Such low rates (even when upgraded to Bankers Acceptances at 1.41%) are not likely to generate sufficient taxable income for CMI to use up all of its tax losses which expire in 2026 at the latest. Management has stated that after the amalgamation, the taxable income of Genterra should be sufficient to absolve the whole CMI loss carry forward in one year. Allowing for this reduction in tax benefits to CMI, CVS has determined that the value of a CMI common share on its own, will be only $3.34.

Genterra
The real estate appraisals underlying the Fair Market Value of the Genterra shares took place during late 2007 and the summer of 2008. Since then, liquidity in the ICI (Industrial, Commercial and Investment) real estate market has been substantially reduced.  However there is not enough evidence to establish the amount, if any, of a reduction in the Fair Market Value (as defined) of the Genterra properties. However CVS determined that a small premium for the CMI shares over the relative Fair Market Values to reflect the lower risk and return of its portfolio seems appropriate.

At a joint telephone meeting of certain Directors of both companies attended by a representative of CVS, exchange ratios of 3.6 GCI common shares for each CMI common share and 1 GCI common share for each Genterra common share were proposed. The members of both Boards present during the meeting, unanimously agreed to those ratios. They result in a small dilution (-1.9%) for Genterra shareholders and a 7.8% premium for the CMI Shareholders to reflect their lesser risk.

Stock Market Trading
CMI is listed on the Toronto Stock Exchange (TSX), while Genterra trades on the TSX Venture Exchange. Values for the common shares of CMI and Genterra were obtained by two independent approaches, the Adjusted Book Value and the Transaction Based Value, reflecting average prices from stock trading. For this Fairness Opinion, CVS relied on the fully diluted Adjusted Book Values, as the shares of both companies trade at significant discounts to their Adjusted Book Values.

Conclusion
The directors of CMI and Genterra agreed on the following exchange ratios:

Each share of                                Shares of GCI
CMI Common                                                                                                3.6 Common
Genterra Class A Series 1 Preference                                                         1 Class A Preference
Genterra Class B Preference                                                                        1 Class B Preference
Genterra Common                                                                                         1 Common

CVS determined that in its opinion, the ratios set out above are fair from a financial point of view, to the shareholders of both CMI and Genterra.

The directors of CMI and Genterra subsequently determined that it is in the best interest of all shareholders to reduce the number of GCI common shares to be issued by establishing their value as equivalent to that of a CMI common share. Accordingly, each CMI common share will be exchanged for one GCI common share, as will each 3.6 Genterra common shares. This does not change the relative valuations of CMI and Genterra, but the directors believe that the lesser number of issued GCI common shares will enhance their prospects for an increased trading price and compliance with market listing requirements.

On September 9, 2009, based upon August 31, 2008 updates to the CMI and Genterra December 31, 2008 Formal Valuations prepared by HJF Financial Inc. and CVS respectively, CVS provided an update to the “fairness from a financial point of view” of the terms of the amalgamation share exchange ratios to form GCI. In this update, CVS determined that based on August 31, 2009 updates to the CMI and Genterra Valuations, the exchange of 1 GCI common shares for each CMI common share and 1 GCI common share for each 3.6 Genterra common shares, the ratios selected by the Directors of Genterra and CMI, are still fair, from a financial point of view, to the shareholders of both companies.

A copy of the CVS opinion and the update thereto, that the terms of the Amalgamation is fair to each of the amalgamating corporations and their respective shareholders is annexed as Exhibit 23.6.  Shareholders are urged to read the CVS Fairness Opinion in its entirety.  The CVS Fairness Opinion is not a recommendation as to how Shareholders should vote with respect to the Amalgamation.

Method of Selection of HJF Financial Inc. and CVS

At the April 24 2008 Board Meetings for both CMI and Genterra wherein the potential Merger was initially considered, Independent Committee’s of Directors of both CMI and Genterra were set up with the mandate to evaluate and recommend on the Amalgamation process. The Independent Committees for both CMI and Genterra, as part of this mandate, each engaged separate Independent Counsel. Independent Counsel to the CMI and Genterra Independent Committee’s advised that as part of the merger process, separate Formal Valuations for both Companies, prepared by separate qualified Business Valuators, would need to be prepared. Independent Counsel to the Independent Committees also advised that in addition to the Formal Valuations, an Opinion as to the Fairness of the Amalgamation to the Shareholders would also be required and that this could be prepared by one of the Business Valuators.

The Independent Committees identified a number of qualified business valuators based upon prior engagements, professional credentials and educational background. Individual interviews were then conducted with those candidates that the Independent Committees were most confident with.

    Genterra Formal Valuation

In 2008 Genterra acquired all of the shares of Ninety Ontario Street Inc. (a related party) and undertook a share capital reorganization. Both of these transactions required prior shareholder approval and required Genterra to obtain the following:

-	A Formal Valuation of Ninety Ontario Street Inc.
-	A Fairness Opinion regarding the acquisition of Ninety Ontario Street Inc.
-	A Fairness Opinion of the proposed Share Reorganization
These documents were prepared for Genterra by CVS. CVS charged Genterra $11,720  for the preparation of these three documents.

Having been previously satisfied with CVS’s services to the Company and the fact that because of these services CVS already possessed a substantial knowledge base on the Company, The Genterra Independent Committee felt that CVS was best suited to prepare the Genterra Formal Valuation. James Catty, the president of CVS is a Chartered Accountant - Ontario, Chartered Financial Analyst - US, Chartered Business Valuator - Canada, Certified Public Accountant, and a Certified Fraud Examiner. Genterra’s Independent Committee met with CVS and engaged them to prepare the Genterra Formal Valuation. CVS were paid $6,500  by Genterra for the Genterra Formal Valuation and $3,000  for the update thereto. CVS is not entitled to any further compensation contingent upon the completion of the amalgamation .

    CMI Formal Valuation

CMI’s Independent Committee interviewed a number of qualified Business Valuators regarding their possible engagement to prepare the CMI Formal Valuation. Based upon these interviews CMI’s Independent Committee decided that HJF Financial Inc. were best suited and engaged them to prepare the CMI Formal Valuation.  CMI and HJF Financial Inc. did not have any prior relationship. Harry Figoff, the president of HJF Financial is a Chartered Business Valuator (CBV) – Canada, Certified Public Accountant (CPA), Certified Financial Planner (CFP), Chartered Financial Analyst (CFA), and Chartered Accountant  - Canada. HJF Financial Inc. were paid $10,500 by CMI for the CMI Formal Valuation and $3,500  for the update thereto.HJF is not entitled to any further compensation contingent upon the completion of the amalgamation .

    Fairness Opinion

Genterra and CMI’s Independent Committees met with CVS and jointly agreed to engage CVS to prepare the requisite Fairness Opinion. CVS were paid $3,000  for the initial Fairness Opinion and $2,000  for the update thereto. The cost of the Fairness Opinion and the update thereto were born equally by Genterra and CMI. CVS is not entitled to any further compensation contingent upon the completion of the amalgamation.

As detailed on pages 27 and 29, full text copies of the Formal Valuations are available from CMI and Genterra.

MATERIAL CONTRACTS WITH COMPANY BEING ACQUIRED

Other than the discussions leading to the amalgamation agreement, there have been no material contacts between Genterra and CMI.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be  permitted  to  directors,  officers or persons  controlling  the Registrant  pursuant  to the  foregoing  provisions,  the  Registrant  has  been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification  is  against  public  policy  as  expressed  in the  Act  and is therefore unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

GCI will be organized under the laws of Ontario, Canada. All of the directors and officers of GCI will be residents of Canada and all or a substantial portion of their assets are located in Canada. As a result, it may be difficult for holders of GCI securities to effect service within the United States upon such directors and officers who are not resident of the United States or to enforce against such persons, in Canada or the United States, judgments of courts of the United States, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

INFORMATION ABOUT GCI

Upon completion of the Amalgamation, a significant portion of a GCI’s assets will be comprised of industrial commercial rental real estate properties located in the province of Ontario. Following the amalgamation, in order to maximize shareholder returns, GCI will seek to ensure that it continues to have these properties leased to quality tenants at market related rents and that any vacancies that may arise are quickly replaced with new such tenants. In order to do so, Management has and will continue to use its own substantial contact network and where deemed appropriate, will make use of professional rental organizations upon a fee-for-service basis. When new leases are negotiated, Management will attempt to negotiate these on a net-net basis so as to ensure that any future increase in costs associated with the property are borne by the tenant. Management will also attempt to ensure that upon the expiration of any of the mortgages associated with these properties, that extensions or new mortgages are negotiated on terms favorable to the Company based upon the circumstances at that time. The various properties will be managed by the company in conjunction with 3rd party managers as appropriate.  Together, this will ensure that rents are collected on time and that the necessary appropriate repairs and maintenance are undertaken. Management will continue to analyze future potential real estate investments in order deploy available resources to expand GCI’s portfolio. Management seeks to acquire real estate investments that provide both income and the potential for capital appreciation. The financing of any acquisitions will normally be through a combination of internal resources and commercial/institutional mortgages.

Property, Plants And Equipment

The property, plants and equipment of GCI will be comprised of the property, plants and equipment of Genterra and CMI. Accordingly, we refer the reader to “INFORMATION CONCERNING GENTERRA – PROPERTY, PLANTS AND EQUIPMENT” beginning on page 144 and to  “INFORMATION CONCERNING CMI – PROPERTY,PLANTS AND EQUIPMENT” beginning on page 49.

Stock Option Plan

The Genterra Shareholders and the CMI Shareholders will each be asked to approve the Stock Option Plan attached as Schedule 1A to this Prospectus (the “GCI Option Plan”).

The purpose of the GCI Option Plan is to attract and retain directors, officers, employees and consultants of the GCI and its subsidiaries, and to provide a strong incentive for employees and consultants to put forth maximum effort for the continued success and growth of the GCI and its subsidiaries.

The GCI Option Plan will be administered by the Compensation Committee. Each of the Board of Directors and the Compensation Committee will have full and complete authority to interpret the GCI Option Plan, to prescribe such rules and regulations as it deems necessary for the proper administration of the GCI Option Plan and to make such determinations and to take such actions in connection therewith as it deems necessary or advisable.  The aggregate maximum number of Common Shares that may be reserved for issuance under the GCI Option Plan is 2,000,000 representing approximately @% of the issued and outstanding Common Shares (on a non-diluted basis) of GCI upon the amalgamation.

The GCI Option Plan provides that any grant of Options pursuant to thes Plan is subject to the following conditions: (i) the number of Common Shares reserved for issuance, within any twelve month period, to any one Participant shall not exceed 5% of the Outstanding Common Shares; (ii) the number of Common Shares reserved for issuance, within any twelve month period, to any one Consultant of the Company may not exceed 2% of the Outstanding Common Shares; (iii) the aggregate number of Common Shares reserved for issuance, within any twelve month period, to Employees or Consultants conducting Investor Relations Activities may not exceed 2% of the Outstanding Common Shares; and (iv) in the case of Options granted to Employees, Consultants, or Management Company Employees, the Company represents that the Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

The maximum number of Common Shares reserved for issuance to Insiders of the GCI and their associates when taken together with any other share compensation arrangements cannot exceed 10% of the issued and outstanding Common Shares, and the maximum number of Common Shares which may be issued to Insiders of the GCI and their associates under the GCI Option Plan within any one year period, when taken together with any other share compensation arrangements, cannot exceed 10% of the issued and outstanding Common Shares for all such Insiders and associates in the aggregate and, in the case of any one Insider and his or her associates, cannot exceed 5% of the issued and outstanding Common Shares.

Options granted under the GCI Option Plan must have an exercise price of not less than theDiscounted Market Price of the Common Shares (as defined in the rules of the Exchange), or such other price as may be determined under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Exchange.

Options granted under the GCI Option Plan are exercisable for a period not to exceed five years.  The term and vesting of stock options is at the discretion of the Compensation Committee.  Options typically vest equally over a five year period as to one-fifth after the first anniversary of the date of grant and as to additional one-fifths after the second, third, fourth and fifth anniversaries of the date of grant, with the Board of Directors or Compensation Committee having the authority to accelerate the vesting of all or any part of the options.  Options are not assignable and terminate: (i) 90 days following the termination of an optionee's employment for any reason other than death; and (ii) within a period of six months following the death of an optionee, subject to any extension or acceleration of the right to exercise at the sole discretion of the Board of Directors or the Compensation Committee.

In the event that: (i) there is any change in the Common Shares of the GCI through subdivisions or consolidations of the share capital of the GCI, or otherwise; (ii) the GCI declares a dividend on Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares; or (iii) the GCI issues Common Shares, or securities convertible into or exchangeable for Common Shares, in respect of, in lieu of, or in exchange for, existing Common Shares, the number of Common Shares available for option, the Common Shares subject to any option, and the option price thereof, will be adjusted appropriately by the Board of Directors, subject to the prior consent of the TSX Venture Exchange or such other stock exchange or quotation system upon which the Common Shares are listed and posted or quoted for trading (hereinafter referred to in this Part as the “Exchange”).  If there is a consolidation, merger or statutory amalgamation or arrangement of the GCI with or into another GCI, a separation of the business of the GCI into two or more entities or a transfer of all or substantially all of the assets of the GCI to another entity, upon the exercise of an option under the GCI Option Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the option immediately prior to such event, unless the directors of the GCI otherwise determine the basis upon which such option shall be exercisable, subject to Exchange approval.

Under the terms of the GCI Option Plan, the Board of Directors reserves the right to amend, modify or terminate the GCI Option Plan at any time if and when it is advisable in the absolute discretion of the Board of Directors without shareholder approval. Certain types of amendments to the GCI Option Plan or to an option granted thereunder, as more particularly set forth below, shall be effective only upon approval of the shareholders of the GCI. Any amendment to any provision of the GCI Option Plan shall be subject to any necessary approvals by any stock exchange or regulatory body having jurisdiction over the securities of the GCI.

The types of amendments to the GCI Option Plan or an option granted under the GCI Option Plan that would require shareholder approval are:  (a) amendments to the number of Common Shares (or other securities) issuable under the GCI Option Plan; (b) any amendment which reduces the exercise price of an option; (c) any amendment extending the term of an option beyond its original expiry date except as otherwise permitted by the GCI Option Plan; and (d) amendments required to be approved by shareholders under applicable law or pursuant to the requirements of the Exchange.

Where shareholder approval is sought for amendments under subsections (b) and (c) above, the votes attached to Common Shares held directly or indirectly by insiders benefiting from the amendment will be excluded. Other than as specified above, the Board may approve all other amendments to the GCI Option Plan or options. Without limiting the generality of the foregoing, the following types of amendments would not require shareholder approval: (a) amendments of a “housekeeping” or ministerial nature including, any amendment for the purpose of curing any ambiguity, error or omission in the GCI Option Plan or to correct or supplement any provision of the GCI Option Plan that is inconsistent with any other provision of the GCI Option Plan; (b) amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX-V); (c) an increase in the exercise price of an option; (d) an expansion of the scope of persons eligible to participate in the GCI Option Plan; (e) amendments respecting administration of the GCI Option Plan; (f) any amendment to the vesting provisions of the GCI Option Plan or any option; (g) any amendment to the early termination provisions of the GCI Option Plan or any option, whether or not such Option is held by an insider, provided such amendment does not entail an extension beyond the original expiry date; and (h) amendments necessary to suspend or terminate the GCI Option Plan.

The text of the proposed resolutions approving the GCI Option Plan are set forth in this Prospectus beginning on page 219 .  The Boards of Directors of Genterra and CMI, respectively, unanimously recommend that shareholders vote in favour of these resolutions.

Legal Proceedings

Neither Genterra nor CMI is currently involved in any litigation or proceedings which are material either individually or in the aggregate and to knowledge of the Management of Genterra and CMI, no legal proceedings of a material nature involving their respective companies are currently contemplated by any individuals, entities or governmental authorities.

In the normal course of its operations, subsidiaries and/or equity investees of GCI, from time to time, may be named in legal actions seeking monetary damages.

Exchange Controls

The Investment Canada Act (the "ICA"), which became effective on June 30, 1985, prohibits the acquisition of control of a Canadian business enterprise in Canada by non-Canadians without prior consent of the Investment Canada Agency (with ultimate appeal to the Federal Cabinet), unless such acquisition is exempt under the provisions of the ICA. Both acquisition of natural resource properties and acquisition of producing properties may be considered to be the acquisition of control of a Canadian business enterprise for ICA purposes.  The ICA also covers acquisition of control of Canadian corporate enterprises, whether by purchase of assets or shares.  As at the Effective Date, GCI anticipates that all of its directors will be Canadian, and that 87% of its voting shares will be owned by Canadians.  The Registrant is satisfied that it will comply with ICA at the Effective Date and accordingly will not be a non-Canadian person as defined in ICA.

The ICA will substantially reduce the regulatory requirements for acquisition of interests in Canadian businesses under prior legislation, most importantly, (i) by providing that foreign investments below specified threshold sizes  (generally, direct acquisitions of Canadian business with gross assets less than $5 million, or "indirect acquisitions" of businesses with gross assets less than $50 million) have only a notification, as opposed to a substantive review, requirement, and (ii) by liberalizing the review standards for approval.

Apart from the ICA, there are no other limitations on the right of non-resident or foreign owners to hold or vote securities imposed by Canadian law or the Articles of Incorporation of GCI.  There are no other decrees or regulations in Canada which restrict the export or import of Capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the Company's securities except as discussed at below, "Taxation."

Taxation

The following is a general discussion of the income tax aspects under Canadian law relating to ownership of GCI’s Common Shares and Class A Preference Shares.  These income tax aspects will vary according to the circumstances of each shareholder, including his place of residence and the place in which he carries on business or has a permanent establishment, as the case may be, so that a shareholder must investigate the tax consequences of his personal situation by obtaining advice from his own tax advisor.  This summary does not consider U.S.  federal or state income tax  provisions  or  Canadian Provincial  income tax provisions,  which may be at variance with the provisions contained  in the Income Tax Act  (Canada) and is not intended to be, nor should it be construed as, legal or tax advice.

Dividends paid to a non-resident of Canada, including distributions or redemptions which are treated as dividends and certain stock dividends, are subject to Canadian income tax. The Canadian non-resident withholding tax would be withheld by the Company who would remit only the net amount to the shareholder.  By virtue of Article X of the Canada United States Tax Convention, which came into force on August 16, 1984, (and was amended by the Protocol signed on September 21, 2007), the rate of tax for dividends paid to a resident of the U.S.  is limited to 15%.  The withholding tax rate is reduced to 5% for a corporate shareholder owning at lease 10% of the voting stock of the Company, either directly or through an entity that is considered fiscally transparent under the laws of the United States and is not a resident of Canada.   In the absence of any treaty provisions, the rate of tax imposed would be 25% of the applicable amounts.

Stock dividends received by non-residents from GCI would be subject to Canadian non-resident withholding tax as noted above, to the extent that the paid-up capital of GCI has been increased as a result of the stock dividend.

Gain from the sale of Common Shares and Preference Shares of GCI by a non-resident of Canada will not be subject to Canadian tax provided the shareholder has not held a "substantial interest" (25% or more of the shares of any class of GCI stock) in GCI, at any time in the five preceding years.  By virtue of Article XIII of the Canada-United States Tax Convention, shareholders who are resident in the United States and hold a substantial interest in the GCI's Common Shares or Preference Shares will not be subject to Canadian tax on gain from sale of the shares of GCI provided that the value of the shares does not derive principally from real property situated in Canada.

Directors and Officers

For information concerning the proposed Directors and Officers of GCI, please refer to “VOTING AND MANAGEMENT INFORMATION – Directors and Officers of GCI”, beginning on page 227 .

PRO FORMA FINANCIAL INFORMATION FOR GCI (AMALCO)

As described herein, the holders of Genterra securities and the holders of CMI securities will consider and vote upon the Amalgamation.  Pursuant to the terms of the amalgamation agreement  Each Genterra Shareholder (other than dissenting shareholders) will receive 1 GCI Common Share for every 3.6  Genterra Common Shares held and each CMI Shareholder (other than dissenting shareholders) will receive 1 GCI Common Share in exchange for every 1 CMI Share held (as applicable).  Each holder of Genterra Class A Shares (other than dissenting shareholders) will receive 1 GCI Class A Share in exchange for every 1 Genterra Class A Share held (as applicable).  Each holder of Genterra Class B Shares (other than dissenting shareholders) will receive 1 GCI Class B Share in exchange for every 1 Genterra Class B Share held (as applicable).  Any fractional interests resulting from the foregoing transactions will be rounded up or down to the nearest whole GCI Security.  For  Canadian  GAAP, the transaction is accounted for using the purchase method with CMI considered the acquirer. For U.S. GAAP, the transaction is accounted as a reorganization of entities under common control using historical carrying values. The pro forma financial statements included herein give effect to the transaction based on the U.S GAAP criteria.

GCI
PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited – Expressed in Canadian Dollars)
	Consolidated Mercantile Incorporated as at June 30, 2009	Genterra Inc. as at March 31, 2009	Adjustments		U.S. GAAP GCI
ASSETS
CURRENT
Cash and cash equivalents	$14,712,880	$7,552,729	$(138,839	)(c)	$22,126,770
Marketable securities	2,649,309	1,735,264	(159	)(a)	4,384,414
Accounts receivable	10,527	427,082	-		437,609
Unearned revenue	-	266,943	-		266,943
Income taxes recoverable	10,157	-	(10,157	)(d)	-
Prepaid expenses	228,979	301,137	(59,868	)(e)	470,248
Current portion of notes and mortgage receivable	-	416,875	-		416,875
Future income taxes	-	111,084	-		111,084
	17,611,852	10,811,114	(209,023)		28,213,943
NOTES AND MORTGAGE RECEIVABLE	-	249,000	-		249,000

INVESTMENTS	296,397	-	(296,397	)(b)	-

RENTAL REAL ESTATE PROPERTIES	-	10,882,599	-		10,882,599

FUTURE INCOME TAXES	-	147,207	154,625	(e)
			326,859	(f)	628,691
	$17,908,249	$22,089,920	$(23,936)		$39,974,233
LIABILITIES
Trade accounts payable	$59,093	$325,741	$-		$384,834
Accrued liabilities	61,500	164,209	440,132	(e)	665,841
Income taxes payable	-	36,269	(10,157	)(d)	26,112
Future income taxes		25,165	-		25,165
Current portion of long-term debt	-	298,447	-		298,447
	120,593	849,831	429,975		1,400,399

LONG-TERM DEBT	-	3,218,352	-		3,218,352

INCOME TAXES PAYABLE	1,100,000	-	-		1,100,000

FUTURE INCOME TAXES	-	1,151,155	-		1,151,155
	1,220,593	5,219,338	429,975		6,869,906

RETRACTABLE PREFERENCE SHARES	-	5,186,883	-		5,186,883

SHAREHOLDERS' EQUITY

CAPITAL STOCK	2,604,345	11,837,663	(13	)(a)
			(150,805	)(b)
			(141,826	)(c)	14,149,364
CONTRIBUTED SURPLUS	59,411	-	2,987	(c)	62,398

RETAINED EARNINGS	14,194,308	(129,826)	(146	)(a)
			(145,592	)(b)
			(345,375	)(e)
			326,859	(f)	13,900,228

ACCUMULATED COMPREHENSIVE INCOME	(170,408)	(24,138)	-		(194,546)
	16,687,656	11,683,699	(453,911)		27,917,444
	$17,908,249	$22,089,920	$(23,936)		$39,974,233

GCI
PRO FORMA STATEMENT OF OPERATIONS
FOR SIX MONTH PERIOD
(Unaudited – Expressed in Canadian Dollars)
	Consolidated Mercantile Incorporated Six Months Ended June 30, 2009	Genterra Inc. Six Months Ended March 31, 2009	Adjustments		U.S. GAAP GCI
REVENUE
Rent	$-	$1,539,205	$-		$1,539,205

EXPENSES
Administrative and general	272,485	269,584	-		542,069
Amortization	-	253,024	-		253,024
Gain on foreign exchange	989	(468,248)	-		(467,259)
Rental real estate operating expenses	-	887,580	-		887,580
	273,474	941,940	-		1,215,414

EARNINGS BEFORE THE FOLLOWING	(273,474)	597,265	-		323,791

Interest on long-term debt	-	85,943	-		85,943

EARNINGS FROM OPERATIONS	(273,474)	511.322	-		237,848

Equity earnings of significantly
influenced company	3,721	-	(3,721)	(g)	-

OTHER INCOME AND EXPENSE
Investment income (loss)	301,781	(99,129)	-		202,652
Impairment loss on note receivable	(38,000)				(38,000)

EARNINGS BEFORE INCOME TAXES	(5,972)	412,193	(3,721)		402,500

Income taxes - current	257,719	110,606	-		368,325

NET EARNINGS FROM CONTINUING OPERATIONS FOR THE PERIOD	(263,691)	301,587	(3,721)		34,175

GCI
PRO FORMA STATEMENT OF OPERATIONS
FOR SIX MONTH PERIOD
(Unaudited – Expressed in Canadian Dollars)
	Consolidated Mercantile Incorporated Six Months Ended June 30, 2008	Genterra Inc. Six Months Ended March 31, 2008	Adjustments		U.S. GAAP GCI

REVENUE
Rent	$-	$1,589,028	$-		$1,589,028

EXPENSES
Administrative and general	296,300	423,834	-		720,134
Amortization	-	269,958	-		269,958
Gain on foreign exchange	(257,973)	(117,223)	-		(375,196)
Rental real estate operating expenses	-	899,702	-		899,702
	38,327	1,476,271	-		1,514,598

EARNINGS BEFORE THE FOLLOWING	(38,327)	112,757	-		74,430

Interest on long-term debt	-	107,488	-		107,488

EARNINGS FROM OPERATIONS	(38,327)	5,269	-		(33,058)

Equity earnings of significantly
Influenced company	3,792	-	(3,792	)(g)	-
	3,792	-	(3,792)		-

OTHER INCOME AND EXPENSE
Investment income	323,590	273,903	-		597,493

EARNINGS BEFORE INCOME TAXES	289,055	279,172	(3,792)		564,435

Income taxes	1,597	(14,191)	-		(12,594)

NET EARNINGS FROM CONTINUING OPERATIONS FOR THE PERIOD	$287,458	$293,363	$(3,792)		$577,029

GCI
PRO FORMA STATEMENT OF OPERATIONS
FOR TWELVE MONTH PERIOD
(Unaudited – Expressed in Canadian Dollars)
	Consolidated Mercantile Incorporated Twelve Months Ended December 31, 2008	Genterra Inc. Twelve Months Ended September 30, 2008	Adjustments		U.S. GAAP GCI
REVENUE
Rent	$-	$3,164,545	$-		$3,164,545

EXPENSES
Administrative and general	595,548	939,587	-		1,535,135
Amortization	-	535,631	-		535,631
Gain on foreign exchange	(1,657,741)	(264,872)	-		(1,922,613)
Rental real estate operating expenses	-	1,651,681	-		1,651,681
	(1,062,193)	2,862,027	-		1,799,834

EARNINGS BEFORE THE FOLLOWING	1,062,193	302,518	-		1,364,711

Interest on long-term debt	-	204,136	-		204,136

EARNINGS FROM OPERATIONS	1,062,193	98,382	-		1,160,575

Equity earnings of significantly
influenced company	4,821	-	(4,821)	(g)	-
Write-down of investment in significantly
influenced company	(31,000)	-	31,000	(g)	-
	(26,179)	-	26,179		-
OTHER INCOME AND EXPENSE
Investment income (loss)	(16,272)	404,799	-		388,527

EARNINGS BEFORE INCOME TAXES	1,019,742	503,181	26,179		1,549,102

Income taxes - current	3,985	79,319	-		83,304
Future income taxes	-	(180,527)	-		(180,527)
	3,985	(101,208)	-		(97,223)

NET EARNINGS FROM CONTINUING OPERATIONS FOR THE YEAR	$1,015,757	$604,389	$26,179		$1,646,325

GCI
PRO FORMA STATEMENT OF OPERATIONS
FOR TWELVE MONTH PERIOD
(Unaudited – Expressed in Canadian Dollars)
	Consolidated Mercantile Incorporated Twelve Months Ended December 31, 2007	Genterra Inc. Twelve Months Ended September 30, 2007	Adjustments		U.S. GAAP GCI
REVENUE
Rent	$-	$3,334,158	$-		$3,334,158
	-	3,334,158	-		3,334,158

EXPENSES
Administrative and general	1,083,445	689,943	-		1,773,388
Amortization	-	584,757	-		584,757
Gain on foreign exchange	342,732	625,215	-		967,947
Rental real estate operating expenses	-	1,573,996	-		1,573,996
	1,426,177	3,473,911	-		4,900,088

EARNINGS BEFORE THE FOLLOWING	(1,426,177)	(139,753)	-		(1,565,930)

Interest on long-term debt	-	230,698	-		230,698
	-	230,698	-		230,698

EARNINGS (LOSS) FROM OPERATIONS	(1,426,177)	(370,451)	-		(1,796,628)

Equity earnings (loss) of significantly influenced company	(697,939)	-	(12,592)	(g)	(710,531)
Gain on dilution of investment in former equity investee	70,567	-	-		70,567
Equity in earnings of former equity investee	639,964	-	-		639,964
Gain on sale of investment in former consolidated subsidiary	130,850	-	-		130,850
Gain on sale of former equity investee	5,271,857	-	-		5,271,857
Write-down of investment in significantly influenced company	(489,556)	-	489,556	(g)	-
	4,925,743	-	476,964		5,402,707
OTHER INCOME AND EXPENSE
Investment income	447,378	495,929	-		943,307
Gain on sale of investment	-	1,158,950	-		1,158,950

EARNINGS BEFORE INCOME TAXES	3,946,944	1,284,428	476,964		5,708,336

Income taxes	(20,325)	340,475	-		320,150
	(20,325)	340,475	-		320,150

NET EARNINGS FROM CONTINUING OPERATIONS FOR THE YEAR	$3,967,269	$943,953	$476,964		$5,388,186

GCI
PRO FORMA STATEMENT OF OPERATIONS
FOR TWELVE MONTH PERIOD
(Unaudited – Expressed in Canadian Dollars)
	Consolidated Mercantile Incorporated Twelve Months Ended December 31, 2006	Genterra Inc. Twelve Months Ended September 30, 2006	Adjustments		U.S. GAAP GCI
REVENUE
Rent	$-	$3,873,935	$-		$3,873,935
	-	3,873,935	-		3,873,935

EXPENSES
Administrative and general	540,036	662,795	-		1,202,831
Amortization	-	631,405	-		631,405
Bad debt (recovery)	-	(228,472)	-		(228,472)
Gain on foreign exchange	(34,277)	85,396	-		51,119
Rental real estate operating expenses	-	1,561,566	-		1,561,566
	505,759	2,712,690	-		3,218,449

EARNINGS (LOSS) BEFORE THE FOLLOWING	(505,759)	1,161,245	-		655,486

Interest on long-term debt	-	256,741	-		256,741
	-	256,741	-		256,741

EARNINGS (LOSS) FROM OPERATIONS	(505,759)	904,504	-		398,745

Equity earnings (loss) of significantly influenced company	(559,201)	-	(11,915)	(g)	(571,116)
Gain on dilution of investment in former equity investee	-	-	-		-
Equity (loss) in earnings of former equity investee	(4,811,819)	-	-		(4,811,819)
Gain (loss) on dilution of investment in former equity investee	(190)	-	190	(g)	-
Gain on sale of investment in former consolidated subsidiary	-	-	-		-
Gain on sale of former equity investee	-	-	-		-
Write-down of investment in significantly influenced company	(767,823)	-	-		(767,823)
	(6,139,033)	-	(11,725)		(6,150,758)
OTHER INCOME AND EXPENSE
Investment income	322,467	438,483	-		760,950

EARNINGS BEFORE INCOME TAXES	(6,322,325)	1,342,987	(11,725)		(4,991,063)

Income taxes - current	700,263	393,615	-		1,093,878
- future	-	-	-		-
	700,263	393,615	-		1,093,878

NET EARNINGS (LOSS) FROM OPERATIONS FOR THE YEAR	$(7,022,588)	$949,372	$(11,725)		$(6,084,941)

GCI

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Expressed in Canadian Dollars)

1.	Basis of Presentation

On March 9, 2009 Consolidated Mercantile Incorporated (“CMI”) and Genterra Inc. (“Genterra”) announced that their respective boards of Directors have approved a business combination by way of a proposed amalgamation of the two companies (“GCI”).

These unaudited pro forma consolidated financial statements have been prepared to give effect to the proposed amalgamation.  These unaudited pro forma consolidated financial statements have been prepared on the basis that the shareholders of CMI and Genterra will receive shares of common stock of GCI in exchange for their shares.

These unaudited pro forma consolidated financial statements have been compiled from and include:

(a)
Unaudited pro forma consolidated balance sheet combining the unaudited balance sheet of CMI as at June 30, 2009 with the unaudited balance sheet of Genterra as at March31,2009, giving effect to the transaction as if it had occurred on June 30, 2009.

(b)
Unaudited pro forma consolidated statements of operations combining the audited statements of operations of CMI for the three years ended December 31, 2008 with the audited statements of operations of Genterra for the three years ended September 30, 2008, giving effect to the transaction as if it had occurred on January 1, 2006.

(c)
Unaudited pro forma consolidated statements of operations combining the unaudited statements of operations of CMI for the six month period ended June 30, 2009 with the unaudited statements of operations of Genterra for the six month period ended March 31, 2009, giving effect to the transaction as if it had occurred on January 1, 2006.

The unaudited pro forma consolidated financial statements have been compiled using significant accounting policies as set out in the audited financial statements of CMI and Genterra for the years ended December 31, 2008 and September 30, 2008, respectively.  The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of CMI and Genterra described above.

It is management’s opinion that these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the transaction described in Note 2 in accordance with U.S. generally accepted accounting principles.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed amalgamation been effected on the dates indicated.  Furthermore, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The impact of integration activities, the timing of the completion of the amalgamation and other changes in the net tangible and intangible assets prior to the amalgamation, which have not been incorporated into these unaudited pro forma consolidated financial statements, could cause material differences in the information presented.

GCI

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Expressed in Canadian Dollars)

2.	Amalgamation

On March 9, 2009 CMI and Genterra announced that their respective boards of Directors have approved a business combination by way of a proposed amalgamation of the two companies (“GCI”).  The unaudited pro-forma consolidated balance sheet gives effect to the proposed amalgamation of CMI and Genterra as if the amalgamation had occurred on December 31, 2008 on the following basis:

-	The unaudited pro-forma consolidated balance sheet and statement of operations has been prepared using United States accounting principles.

-	The Class A Preference shares of CMI will be redeemed prior to the amalgamation.

-
As the amalgamating entities are considered to be entities under common control, the amalgamation will be accounted for as a reorganization of entities under common control. Therefore, the net assets of CMI and Genterra are recorded in the accounts of GCI at their historical carrying value.

3.	Pro forma assumptions and adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions:

(a)           24 Common shares of CMI held by Genterra are eliminated

(b)           292,117 Common shares of Genterra held by CMI are eliminated

(c)	The CMI Class A Preference shares are redeemed in accordance with the amalgamation agreement

(d)	Income taxes payable have been reclassified against income taxes recoverable

(e)	Total amalgamation costs have been estimated at $500,000 of which $59,868 had been paid as at the date of these pro forma financial statements

(f)	Reversal of valuation allowance on losses carried forward as they are more likely than not to be realized

(g)	Elimination of the equity pick-up of Genterra by CMI

GCI

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Expressed in Canadian Dollars)

4.           Pro forma share capital

                 Authorized

                 Unlimited               Common Shares

                 Unlimited               Class A preference shares, issuable in series:

                                                  Series 1 – non-voting, non-participating, redeemable and retractable at $15.00 per share, 8% cumulative, convertible into either Common shares at the rate of 5.56 common shares or 300 Class B Preference shares for each Class A Preference share

                 Unlimited               Class B preference shares non-voting, non-participating, redeemable at $0.05, $0.0024 non-cumulative

                 The common shares are formed from the common shares of Genterra inc. and Consolidated Mercantile Incorporated.  The carrying value of the common shares of  GCI is equal to the carrying value of the common shares of Consolidated Mercantile Incorporated plus the carrying value of the common shares of Genterra Inc. after the elimination of inter-corporate shareholdings

                 Class A shares are formed from the Class A shares of Genterra Inc.  The carrying value of the Class A shares in Genterra Inc. is the carrying value of the Class A shares of GCI.

                 Class B shares are formed from the Class B shares of Genterra Inc.  The carrying value of the Class B shares in Genterra Inc. is the carrying value in GCI.

The remaining outstanding shares of the amalgamating companies will be exchanged for shares of GCI as follows:

	Outstanding	Exchange	Shares of GCI	Capital
	Shares	Ratios	Common	Common

Common
CMI	5,076,383	1 for 1	5,076,383	$ 2,462,506

Common
Genterra	19,047,094	1 for 3.6	5,290,860	9,731,238
			10,367,243	$ 12,193,744

Preferred
	Outstanding	Exchange	Shares of GCI		Capital
	Shares	Ratios	Class A	Class B	Class A	Class B

Class A
Genterra	326,000	1 for 1	326,000		$ 4,991,819

Class B
Genterra	26,274 918	1 for 1		26,274,918		$ 2,150,684
			326,000	26,274,918	$ 4,991,819	$ 2,150,684

5.           Pro forma earnings per share

Pro forma basic earnings per share has been calculated based on number of common shares of GCI issued in these pro forma consolidated financial statements.

	Six Month period ended June 30, 2009	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006
Pro forma weighted average number of GCI common shares outstanding	10,367,243	10,367,243	10,372,042	10,372,042
Pro forma net earnings from operations	$34,175	$1,646,325	$5,388,186	$(6,084,941)
Less: Cumulative preferred dividends	(195,064)	(101,819)	-	-
Pro forma net earnings available to common shareholders	$(160,889)	$1,544,506	$5,388,186	$(6,084,941)
Pro forma adjusted basic earnings per share	$(0.02)	$0.15	$0.52	$(0.59)
Pro forma adjusted diluted earnings per share	$(0.02)	$0.14	$0.52	$(0.59)

INFORMATION CONCERNING CMI

Name and Incorporation

CMI was incorporated on August 12, 1940 under the Companies Act of the Province of Ontario under the name of “Erie Flooring and Wood Products Limited”.  It became a public company on December 2, 1948 changed its name to “Erie Diversified Industries Ltd.” on December 5, 1968, changed its name to “Lambda Mercantile Corporation Ltd.” on August 10, 1973, changed its name to “Consolidated Mercantile Corporation” on September 30, 1987.

By Certificate and Articles of Amalgamation filed pursuant to the Business Corporation Act (Ontario) and effective on December 30, 1994, Consolidated Mercantile Corporation amalgamated with Lam-Tar Inc. and continued as Consolidated Mercantile Corporation.  On October 22, 1998, Consolidated Mercantile Corporation changed its name to “Consolidated Mercantile Incorporated”.

The head office of CMI is located at 106 Avenue Road, Toronto, Ontario M5R 2H3.

Intercorporate Relationships
CMI owns 100% of the issued and outstanding shares of, 2041804 Ontario Inc., an Ontario corporation which holds investments in marketable securities.

CMI also holds a 1.51% equity interest in Genterra.

General Development of the Business

The business objective of CMI is to create and maximize shareholder value through internal growth of investments and acquisitions of companies having synergistic product lines and technologies, management strength and a presence in markets with the potential for sales of complementary products.  CMI’s investment strategy, , is to assist operating units in taking advantage of their strengths by investment in and by the provision of management and merchant banking services, with the objective of creating added value to CMI and its shareholders.

Description of the Business

Over the past number of years, CMI’s investment interests in both Polyair Inter Pack Inc. (“Polyair”) - a manufacturer of protective packaging products, and Distinctive Designs Furniture Inc. (“Distinctive”) - a manufacturer of furniture, incurred substantial operating losses.  During this period, Management of CMI spent considerable time and effort in assisting these business units in restructuring their operations and enhancing their ability to be more competitive in their respective industries.  These efforts provided CMI with the opportunity to maximize shareholder value, culminating in the December 2007 sale of both units. Since the time of sale of both Polyair and Distinctive, CMI with its strengthened financial and management resources has sought out new long-term strategic acquisitions, targeting companies with synergistic product lines and technologies, management strength and a presence in markets with the potential for future growth with the objective of adding value to CMI and its shareholders. While CMI’s Management have analyzed a number of potential acquisition targets during this period, to-date none have been consummated. CMI’s Management continues to seek out target acquisitions that they believe will offer future growth and added value to CMI and its shareholders. As part of this process, CMI’s Board of Directors have after review, decided that an amalgamation with Genterra will be in the best interests of CMI as it amongst other things, will enable CMI Shareholders to be part of a larger corporation with larger more varied assets, including Genterra’s substantial income producing real estate portfolio, a larger equity and income base, greater opportunities and reduced operating costs, all of which should assist in facilitating the financing of future growth and expansion. CMI’s Board believe that with the Amalgamation, GCI’s strengthened balance sheet will allow it to analyze larger potential  investments, to capitalize on favorable market conditions and to amongst other things, consider expanding GCI’s real estate income producing portfolio. In the interim period, CMI has invested a portion of its working capital in a combination of relatively short-term income producing assets as well as limited investment, as a Limited Partner, in a number of Canadian Limited Partnerships. These Limited Partnerships carry on the business of investing in securities. They generally seek to achieve capital appreciation through investments, primarily in equity based securities, and attempt to maximize returns while protecting capital. The Limited Partnerships are managed by their General Partners who receive management fees in return for their services. CMI’s Management meet with the various Managers on a regular basis to review CMI’s investments therein and to determine any required changes thereto.

Furniture Products Until December 2007 CMI’s furniture division (the "Furniture Division") consisted primarily of a 50.33% interest in Distinctive, a private Ontario corporation which manufactures and imports leather and fabric upholstered furniture for sale to major Canadian department stores, mass merchants and independent furniture stores, as well as to a number of customers in the United States. Furniture Product sales for 2007 and 2006 were approximately $19 million and $30 million respectively. Approximately $4 million of the 2007 and $12.5 million of the 2006 Furniture sales were to customers in the United States. The remaining sales were to customers in Canada. As CMI sold its investment interest in Distinctive in December 2007 there were no Furniture Product sales in 2008.

In August 2007 Distinctive filed a Proposal to restructure its unsecured liabilities.  The Proposal was accepted by Distinctive’s unsecured creditors and approved by the Ontario Superior Court of Justice.  In August 2007 CMI announced its intention to initiate a process to sell its investment interest in Distinctive and effective December 28, 2007, sold its shares and the debt owed by Distinctive to Distinctive’s other major shareholder.  Accordingly, the operating results of Distinctive have been reported by CMI as Discontinued Operations.

Protective Packaging Products Until December 2007, CMI had a 22.15% interest (44.5% until March 2004) in Polyair.  Polyair is an Ontario holding company which manufactures and distributes protective packaging products through its wholly-owned U.S. and Canadian subsidiaries. Protective Packaging Products sales for 2007 and 2006 were approximately $132 million and $142 million respectively. Approximately $116 million of the 2007 and $123 million of the 2006 Protective Packaging Products sales were to customers in the United States. The remaining sales were to customers in Canada. As CMI sold its investment interest in Polyair in December 2007 there were no Protective Packaging Products sales in 2008.

In March 2004, CMI completed the sale of approximately 48% of its holdings in Polyair.  On December 31, 2007, CMI completed a private sale of all of its remaining shareholdings in Polyair.

Property, Plants and Equipment

CMI’s head office, shared with a number of other corporations, is located at 106 Avenue Road, Toronto, Ontario, Canada, M5R 2H3. CMI's cost of its head office facilities is borne, on a pro-rata basis, as part of the management fees charged by CMI to its subsidiaries and investment interests for providing management services to such entities.

Legal Proceedings

In the opinion of management, CMI is not currently involved in any litigation or proceedings which are material either individually or in the aggregate and to CMI's knowledge, no legal proceedings of a material nature involving CMI are currently contemplated by any individuals, entities or governmental authorities.

In the normal course of its operations, subsidiaries and/or equity investees of CMI have been or, from time to time, may be named in legal actions seeking monetary damages.

Exchange Controls

The Investment Canada Act (the "ICA"), which became effective on June 30, 1985, prohibits the acquisition of control of a Canadian business enterprise in Canada by non-Canadians without prior consent of the Investment Canada Agency (with ultimate appeal to the Federal Cabinet), unless such acquisition is exempt under the provisions of the ICA. Both acquisition of natural resource properties and acquisition of producing properties may be considered to be the acquisition of control of a Canadian business enterprise for ICA purposes.  The ICA also covers acquisition of control of Canadian corporate enterprises, whether by purchase of assets or shares.  As at December 31, 2008, all of the directors of the Company are, and 78.41% of its voting shares were owned by Canadians.  CMI is satisfied that it complies with ICA at present and accordingly is not a non-Canadian person as defined in ICA.

The ICA will substantially reduce the regulatory requirements for acquisition of interests in Canadian businesses under prior legislation, most importantly, (i) by providing that foreign investments below specified threshold sizes  (generally, direct acquisitions of Canadian business with gross assets less than $5 million, or "indirect acquisitions" of businesses with gross assets less than $50 million) have only a notification, as opposed to a substantive review, requirement, and (ii) by liberalizing the review standards for approval.

Apart from the ICA, there are no other limitations on the right of non-resident or foreign owners to hold or vote securities imposed by Canadian law or the Articles of Incorporation of CMI.  There are no other decrees or regulations in Canada which restrict the export or import of Capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of  CMI's securities except as discussed at Paragraph E, "Taxation."

Taxation

The following is a general discussion of the income tax aspects under Canadian law relating to ownership of CMI’s Common Shares and Class A Preference Shares.  These income tax aspects will vary according to the circumstances of each shareholder, including his place of residence and the place in which he carries on business or has a permanent establishment, as the case may be, so that a shareholder must investigate the tax consequences of his personal situation by obtaining advice from his own tax advisor.  This summary does not consider U.S.  federal or state income tax  provisions  or  Canadian Provincial  income tax provisions,  which may be at variance with the provisions contained  in the Income Tax Act  (Canada) and is not intended to be, nor should it be construed as, legal or tax advice.

Dividends paid to a non-resident of Canada, including distributions or redemptions which are treated as dividends and certain stock dividends, are subject to Canadian income tax. The Canadian non-resident withholding tax would be withheld by the Company who would remit only the net amount to the shareholder.  By virtue of Article X of the Canada United States Tax Convention, which came into force on August 16, 1984 (and was amended by the Protocol signed on September 21, 2007), the rate of tax for dividends paid to a resident of the U.S.  is limited to 15%.  The withholding tax rate is reduced to 5% for a corporate shareholder owning at lease 10% of the voting stock of the Company, either directly or through an entity that is considered fiscally transparent under the laws of the United States and is not a resident of Canada.   In the absence of any treaty provisions, the rate of tax imposed would be 25% of the applicable amounts.

Stock dividends received by non-residents from CMI would be subject to Canadian non-resident withholding tax as noted above, to the extent that the paid-up capital of CMI has been increased as a result of the stock dividend.

Gain from the sale of Common Shares and Preference Shares of CMI by a non-resident of Canada will not be subject to Canadian tax provided the shareholder has not held a "substantial interest" (25% or more of the shares of any class of Company stock) in the Company, at any time in the five preceding years.  By virtue of Article XIII of the Canada-United States Tax Convention, shareholders who are resident in the United States and hold a substantial interest in CMI’s Common Shares or Preference Shares will not be subject to Canadian tax on gain from sale of the shares of  CMI provided that the value of the shares does not derive principally from real property situated in Canada.

Selected Financial Information

The following unaudited financial information was derived directly and indirectly from CMI’s financial statements which are included herein, beginning on Page 61.

(All Figures in Canadian Dollars)
(Prepared in Accordance with Canadian G.A.A.P.)

SUMMARY OF OPERATING DATA

	Six Months ended June 30,		Year Ended December 31
	2009	2008	2008	2007	2006	2005	2004

Revenue	$289,553	$114,002	$(684,417)	$553,933	$8,009	$616,294	$184,913
Expenses	(561,474)	(38,327)	(1,062,193)	1,426,177	505,759	850,142	1,751,083
Earnings (loss) from continuing operations	(236,418)	76,942	347,363	3,755,788	(2,973,671)	(1,071,295)	5,427,711
Earnings (loss) from discontinued operations	-	-	-	(547,033)	(6,155,465)	(5,032,158)	(188,238)
Net earnings (loss) for the year	(236,418)	$76,942	$347,363	$3,208,755	$(9,129,136)	$(6,103,453)	$5,239,473

Earnings (loss) per share from continuing operations
Basic	$(0.05)	$0.02	$0.07	$0.74	$(0.59)	$(0.21)	$1.08
Diluted	$(0.05)	$0.02	$0.07	$0.74	$(0.59)	$(0.21)	$1.02

Earnings (loss) per share from discontinued operations
Basic	$0.00	$0.00	$0.00	$(0.11)	$(1.21)	$(0.99)	$(0.04)
Diluted	$0.00	$0.00	$0.00	$(0.11)	$(1.21)	$(0.99)	$(0.04)

Earnings (loss) per share
Basic	$(0.05)	$0.02	$0.07	$0.63	$(1.80)	$(1.20)	$1.04
Diluted	$(0.05)	$0.02	$0.07	$0.63	$(1.80)	$(1.20)	$0.99

SUMMARY OF BALANCE SHEET DATA

	As at June 30,		As at December 31,
	2009	2008	2008	2007	2006	2005	2004
Total Assets:	$17,491,884	$17,647,053	$17,520,662	$18,141,508	$24,121,704	$33,240,221	$39,635,376
Working Capital:	15,987,849	15,909,102	16,267,489	15,762,702	12,283,371	14,846,470	17,585,857
Long term debt:	-	-	-	-	-	-	550,000
Dividends declared per equity share:	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Shareholders' Equity:	$16,281,448	$16,247,445	$16,517,866	$16,178,008	$11,975,030	$20,830,461	$27,047,237

The effect of the differences between accounting principles generally accepted in Canada and those accepted in the United States on working capital, total assets, long-term debt, shareholders’ equity, and cash dividend per share as described in Note 12 to the Audited Consolidated Financial Statements for the six months ended June 30, 2009, 2008 are summarized as follows:

	Canadian Accounting	Increase	U.S. Accounting
Six months ended June 30, 2009	Principles	(Decrease)	Principles
Working capital	$15,987,849	$1,503,410	$17,491,259

Total assets	17,491,884	416,365	17,908,249

Long-term debt	Nil	-	Nil

Shareholders' equity	16,281,448	406,208	16,687,656

Cash dividends per Common share	Nil		Nil

	Canadian Accounting	Increase	U.S. Accounting
Six months ended June 30, 2008	Principles	(Decrease)	Principles
Working capital	$15,909,102	$788,836	$16,697,938

Total assets	17,647,053	(60,236)	17,586,817

Long-term debt	Nil	-	Nil

Shareholders' equity	16,247,445	(60,236)	16,187,209

Cash dividends per Common share	Nil		Nil

The effect of the differences between accounting principles generally accepted in Canada and those accepted in the United States on working capital, total assets, long-term debt, shareholders’ equity, and cash dividend per share as described in Note 12 to the Audited Consolidated Financial Statements for the five years ended December 31, 2008, 2007, 2006, 2005 and 2004 are summarized as follows:

Year ended December 31, 2008	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles

Working capital	$16,267,489	$1,158,409	$17,425,898

Total assets	17,520,662	319,093	17,839,755

Long-term debt	Nil		Nil

Shareholders’ equity	16,517,866	350,708	16,868,574

Cash dividends per Common share	Nil		Nil

Year ended December 31, 2007	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles (Restated*)

Working capital	$15,762,702	$605,706	$16,368,408

Total assets	18,141,508	(664,716)	17,476,792

Long-term debt	Nil		Nil

Shareholders’ equity	16,178,008	(244,294)	15,933,714

Cash dividends per Common share	Nil		Nil

Year ended December 31, 2006	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles (Restated*)

Working capital	$12,283,371	$155,224	$12,128,147

Total assets	24,121,704	(105,483)	24,227,787

Long-term debt	Nil		Nil

Shareholders’ equity	11,975,030	855,686	12,830,716

Cash dividends per Common share	Nil		Nil

Year ended December 31, 2005	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles (Restated*)

Working capital	$14,846,470	$472,117	$15,318,587

Total assets	33,240,221	(377,883)	32,862,338

Long-term debt	Nil		Nil

Shareholders’ equity	20,830,461	(377,883)	20,452,578

Cash dividends per Common share	Nil		Nil

Year ended December 31, 2004	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles (Restated*)

Working capital	$17,585,857	$856,228	$18,442,085

Total assets	39,635,376	383,893	39,974,269

Long-term debt	550,000		550,000

Shareholders’ equity	27,047,237	337,498	27,384,735

Cash dividends per Common share	Nil		Nil

	Reconciled to U.S. GAAP
	Six Month Period ended June 30,		Fiscal Year Ended December 31,
	2009	2008	2008	(Restated*) 2007	(Restated*) 2006	(Restated*) 2005	(Restated*) 2004
Revenue	-	-	-	-	-	-	-
Earnings (loss) from operations	$(311,474)	$(38,327)	$1,062,193	$(1,426,177)	$(505,759)	$(705,063)	$(3,320,433)
Earnings (loss) from Continuing Operations	$(263,690)	$287,458	$1,015,757	$3,967,269	$(7,022,588)	$(5,297,981)	$5,386,118
Earnings (loss) per share from Continuing Operations
Basic	$(0.05)	$0.06	$0.20	$0.78	$(1.38)	$(1.05)	$1.07
Diluted	$(0.05)	$0.06	$0.20	$0.78	$(1.38)	$(1.05)	$1.01
Earnings (loss) from Discontinued Operations	42,050	-	-	$(1,186,997)	$(1,343,646)	$(1,003,492)	$163,321
Earnings (loss) per share from Discontinued operations
Basic	$0.01	$0.00	$0.00	$(0.23)	$(0.26)	$(0.20)	$0.03
Diluted	$0.01	$0.00	$0.00	$(0.23)	$(0.26)	$(0.20)	$0.03
Net earnings (loss)	$(221,640)	$287,458	$1,015,757	$2,780,272	$(8,366,234)	$(6,301,473)	$5,549,439
Earnings (loss) per share
Basic	$(0.04)	$0.06	$0.20	$0.55	$(1.64)	$(1.24)	$1.11
Diluted	$(0.04)	$0.06	$0.20	$0.55	$(1.64)	$(1.24)	$1.04

* Refer to Note 12 to the Audited Consolidated Financial Statements for the year ended December 31, 2008.

Nature Of Trading Markets

Common Shares - Toronto Stock Exchange (symbol: CMC)

Annual Information (in Cdn$)
	High	Low
2004	$7.50	$4.00
2005	$5.73	$2.45
2006	$2.75	$1.10
2007	$1.52	$1.06
2008	$2.50	$1.15

Quarterly Information
	High	Low
March 31, 2007	$1.52	$1.06
June 30, 2007	$1.38	$1.11
September 30, 2007	$1.50	$1.18
December 31, 2007	$1.50	$1.08
March 31, 2008	$1.90	$1.15
June 30, 2008	$2.25	$1.45
September 30, 2008	$2.50	$1.62
December 31, 2008	$1.88	$1.25
March 31, 2009	$2.25	$1.25
June 30, 2009	$2.75	$2.05
September 30, 2009	$2.65	$2.00

 Monthly Information
	High	Low
January 31, 2009	$1.50	$1.25
February 28, 2009	$1.50	$1.35
March 31, 2009	$2.25	$1.42
April 30, 2009	$2.75	$2.05
May 31, 2009	$2.75	$2.50
June 30, 2009	$2.60	$2.25
July 31, 2009	$2.65	$2.00
August 31, 2009	$2.25	$2.10
September 30, 2009	$2.60	$2.25

On November 12, 2003, the Company redesignated the non-voting, non-participating, $0.04 cumulative, redeemable, Preference shares, Series 1, as non-voting, non-participating, redeemable non-cumulative, Class A Preference shares, cancelled all arrears of cumulative dividends outstanding on the Preference shares, Series 1, and consolidated the Preference shares, Series 1, on the basis of one new Class A Preference share for two old Preference shares, Series 1. The prices of the Preference shares have been adjusted to reflect the effect of a 1 for 2  reverse split which became effective November 12, 2003.  As part of this redesignation, the Class A Preference shares were convertible, until March 31, 2004, into Common shares on the basis of one Common share for each 5.7 Class A Preference shares.  A total of 1,222,949 Class A Preference shares were converted into 214,577 Common shares as at March 31, 2004. Pursuant to the terms and conditions attaching to the CMI Class A Shares, the CMI Class A Shares may be redeemed by CMI at any time upon not less than thirty days’ notice in writing, at a price of $0.44 per share plus all declared but unpaid dividends thereon up to the date fixed for redemption.  CMI has given such notice of redemption on @, 2009, and the date specified for redemption is @, 2009, after which date the holders of the CMI Class A Shares shall not be entitled to exercise any of the rights of shareholders in respect thereof.

Preference Shares – Not Exchange Traded

Common Shares – US - Pink Sheets (symbol: CSLMF.PK)

On March 24, 2008, CMI announced that it had been advised by NASDAQ, pursuant to Marketplace Rule 4300 that, in view of CMI’s recent business dispositions, it no longer had an operating business and, consequently, NASDAQ suspended trading of CMI’s common stock at the opening of business on March 27, 2008. The Common Shares, beginning on March 27, 2008, is being quoted on pink sheets.

On April 8, 2008 the Common Shares were delisted from The Nasdaq Stock Market.

Annual Information  (in US$)
	High	Low
2004	$5.79	$3.06
2005	$4.45	$2.00
2006	$2.41	$0.97
2007	$1.50	$0.98
2008	$2.36	$1.02

Quarterly Information (in US$)
	High	Low
March 31, 2007	$1.35	$0.98
June 30, 2007	$1.28	$1.01
September 30, 2007	$1.50	$1.21
December 31, 2007	$1.40	$1.05
March 31, 2008	$1.95	$1.25
June 30, 2008	$1.95	$1.42
September 30, 2008	$2.36	$1.66
December 31, 2008	$1.78	$1.02
March 31, 2009	$1.76	$1.06
June 30, 2009	$2.30	$1.71
September 30, 2009	$2.35	$1.90

Monthly Information (in US$)
	High	Low
January 31, 2009	$1.20	$1.06
February 28, 2009	$1.18	$1.09
March 31, 2009	$1.76	$1.08
April 30, 2009	$2.05	$1.71
May 31, 2009	$2.30	$2.25
June 30, 2009	$2.24	$1.94
July 31, 2009	$2.12	$1.90
August 31, 2009	$2.10	$1.93
September 30, 2009	$2.35	$2.00

As at June 5, 2009, CMI's shareholder register indicates that there were 436 holders of record of Common Shares and 37 holders of record of Class A Preference Shares.  Of these, 267 record holders of Common Shares holding an aggregate of 1,093,154 shares, representing approximately 21.53% of the Company's issued and outstanding Common Shares, 31 record holders of Class A Preference Shares holding an aggregate of 175,273 shares, representing 55.55% of Company's issued and outstanding Class A Preference Shares, were resident in the United States..

Except where noted, the above quotations represent prices between dealers, do not include retail markups, markdowns or commissions and may not represent actual transactions.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

RESULTS OF OPERATIONS

Overview
The Company is a management holding company which effects its strategy through investment in, management of and merchant banking to its core strategic industries with the objective of creating added value to the Company and its shareholders. Up until December 2007 the Company retained a 50.3% equity interest in Distinctive Design Manufacturing Inc. (‘Distinctive”); and a 22.8% equity interest in Polyair Inter Pack Inc. (“Polyair”).

Distinctive, a manufacturer of upholstered furniture is a private Ontario corporation located in Toronto, Ontario. Distinctive focuses on the manufacture and import of leather and fabric upholstered furniture for sale to major Canadian department stores, mass merchants and independent furniture stores, as well as to a number of customers in the United States.  Products are sold under its own brand names – Distinctive and Kroehler. The Furniture Division’s design department continually updates and modifies product lines to meet changing trends, expand product placement and enhance brand awareness.  The Furniture Division produces and distributes its products from Canada.

Distinctive’s 2006 results were negatively impacted by the strengthening Canadian Dollar, higher costs, a difficult retail environment and by increased competition, primarily from offshore manufactures. Together with the assistance of CMI’s Management, Distinctive embarked on a profit improvement program designed to reduce material and labour costs and to increase sales.  This included a substantial increase in its component import programs as well as the initiation of the import of certain finished products, the expansion of its product line to include motion furniture, the closure of its North Carolina plant and the consolidation of its three Toronto facilities. Distinctive continued to work on new sales programs and channels of distribution with both existing and prospective new customers and to develop its niche as a manufacturer of quality fabric and leather furniture in the industry.  Distinctive’s largest competitors are offshore furniture manufacturers and local distributors of offshore manufactured goods.

Polyair was until 2009 a publicly traded holding company which owns 100% of Cantar/Polyair Corporation ("CPC"), a Delaware corporation which manufactures protective packaging and specialty pool products. In 2005, competitive factors, raw material cost increases and the continued strength of the Canadian dollar resulted in declining profit margins at Polyair’s Pool Products business segment. As a result, Polyair announced its formal plan to explore the disposal of this segment and reaffirmed Polyair’s business strategy in the protective packaging industry.  Polyair initiated a process to dispose of the assets and business of its Pool Products business segment.  The sale of this segment was concluded during 2006. Polyair’s packaging business operated as a stand-alone business through separate subsidiaries. Polyair’s Corporate office, which is located in Toronto, Ontario, oversees the operating activities of its subsidiaries. Polyair operated eight manufacturing and distribution facilities, seven of which were in the United States where it generates the majority of its sales.

Polyair’s products include Polyethylene bubble protective packaging, Polyethylene foam for surface protection and cushioning, plastic and paper mailers, packaging systems, insulation materials and foam-in-place packaging.  Polyair also produces solar covers and pool wall foam and marketed its products through retailers and distributors located across North America.  Polyair sells its products under its own brand names and it produces a variety of private label products for certain customers. Approximately 85% of Polyair’s sales were derived from customers in the United States. The most significant raw material used by Polyair in the production of its products is RESIN which is sourced from a number of suppliers. In addition to raw material costs, freight is major expense for Polyair due to the bulky nature of many of its products.  Polyair competes with numerous manufacturers of similar products as well as alternative packaging products such as paper, cardboard and styrene chips.

During the past number of years, both Distinctive and Polyair incurred substantial operating losses. In 2007 CMI’s Management spent considerable time and effort in assisting these business units in restructuring their operations and enhancing their ability to be more competitive in their respective industries.  These efforts provided the Company with the opportunity to maximize shareholder value, culminating in the December 2007 sale of both units.

Since the time of sale of both Polyair and Distinctive, CMI with its strengthened financial and management resources has sought out new long-term strategic acquisitions, targeting companies with synergistic product lines and technologies, management strength and a presence in markets with the potential for future growth with the objective of adding value to CMI and its shareholders. While CMI’s Management have analyzed a number of potential acquisition targets, to-date none have been consummated. CMI’s Management continue to seek out target acquisitions that they believe will offer future growth and added value to CMI and its shareholders. As part of this process, CMI’s Board of Directors have after review, decided that an amalgamation with Genterra will be in the best interests of CMI as it amongst other things, will enable CMI Shareholders to be part of a larger corporation with larger more varied assets, including Genterra’s substantial income producing real estate portfolio, a larger equity and income base, greater opportunities and reduced operating costs, all of which should assist in facilitating the financing of future growth and expansion. CMI’s Board believe that with the Amalgamation, GCI’s strengthened balance sheet will allow it to analyze larger potential investments, to capitalize on favorable market conditions and to, amongst other things,  expand GCI’s real estate income producing portfolio. The tightening in the credit markets arising from the current economic conditions has created an environment where buyers, who were previously active acquirers, may no longer be able to participate and where sellers may view the disposition of real estate as a means of raising capital. This environment should create more opportunities to acquire real estate on an opportunistic basis.  In the interim period, CMI has invested a portion of its working capital in a combination of relatively short-term income producing assets as well as limited investment, as a Limited Partner, in a number of Canadian Limited Partnerships. These Limited Partnerships carry on the business of investing in securities. They generally seek to achieve capital appreciation through investments, primarily in equity based securities, and attempt to maximize returns while protecting capital. The Limited Partnerships are managed by their General Partners who receive management fees in return for their services. CMI’s Management meet with the various Managers on a regular basis to review CMI’s investments therein and to determine any required changes thereto.

General

The following discussion sets forth items derived from the consolidated statements of operations for the years ended December 31, 2008, 2007 and 2006 prepared in accordance with Canadian GAAP.  A summary of the differences between Canadian and US accounting principles for the fiscal years ended December 31, 2008, 2007 and 2006 are detailed in Note 12 to the Consolidated Financial Statements included herein.

(In thousands of dollars)	Years Ended December 31
	2008	2007	2006
Investment revenue (loss)	$(684)	$554	$8
Expenses	1,062	(1,426)	(506)
Earnings (loss) on equity items	(27)	4,608	(1,775)
Earnings before income taxes	351	3,736	(2,273)
Income taxes	(4)	20	(700)
Earnings (loss) from continuing operations	347	3,756	(2,973)
Loss from discontinued operations	-	(1,187)	(1,344)
Share of earnings (loss) from discontinued operations of equity investee	-	640	(4,812)
Net earnings (loss)	$347	$3,209	$9,129

Review of Year-End Results December 31, 2008 and 2007

Revenue.  In August 2007 the Company announced its intention to initiate a process to sell its 50.33% investment interest in Distinctive and effective December 28, 2007 sold all of its shares to Distinctive’s other major shareholder. Accordingly the 2007 operating results of Distinctive have been classified as discontinued operations. Revenue Loss for the year ended December 31, 2008 was $684,417 compared to Revenue Income of $553,933 for the comparable 2007 period. Revenue Loss for 2008 includes interest income on cash and cash equivalents of $361,211 and share of loss from investments in Limited Partnerships of $1,045,628. Revenue for 2007 includes interest income on cash and cash equivalents of $194,304 and share of income from investments in Limited Partnerships of $359,629. The increase in interest income in 2008 is due to the substantial increase in the period in cash and cash equivalents resulting from the proceeds received by the Company from the December 2007 sale of Distinctive and Polyair. The 2008 Loss from investments was due to the poor performance of the global equity markets arising from the current economic conditions, particularly in the second half of the year, and the impact thereon on the Company’s investments in Limited Partnerships.

Administrative and General Expenses.  Administrative and general expenses include fees for management and administrative services, legal and audit fees, and public company shareholder costs.  Administrative and general expenses for the year ended December 31, 2008 were $536,873 compared to $1,083,445 in the comparable 2007 period.  The decrease in administrative and general expenses for the year ended December 31, 2008 from the comparable period was as a result of the 2007 management compensation incurred upon the completion of the Company’s disposition of its investment interest in Polyair.

Gain (loss) on Foreign Exchange.  The Company holds certain amounts of its cash in United States dollars.  The Company experienced a foreign exchange gain of $1,657,741 during the year ended December 31, 2008.   The gains were as a result of the strengthening of the United States Dollar.  This compares to a foreign exchange loss of $342,732 for the year ended December 31, 2007.

Other expenses. Effective December 28, 2007, the Company sold all of its investment interest in Distinctive to Distinctive’s other major shareholder.  The proceeds from the sale of the shares was satisfied by a promissory note issued by the purchaser.  The note which is non-interest bearing has been discounted and is repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due on January 15, 2009.  This note is only due and payable in any given year if Distinctive continues its business.  Over the past number of years Distinctive incurred substantial operating losses.  Distinctive continues to be impacted by a difficult retail environment as a result of competitive market conditions and the poor global economy and accordingly, management of the Company believes a reserve is appropriate.  As a result, the deferred gain on the sale of this investment has been adjusted and the reduction has been set off against the impairment loss on note receivable resulting in the net loss of $58,675.

Equity Earnings (loss).  Equity earnings for the year ended December 31, 2008 were $4,572 compared to an equity loss of $723,175 for the comparable 2007 period.  On December 31, 2007, the Company completed a private sale of all of its remaining shareholdings in Polyair.  The equity loss for the year ended December 31, 2007 includes the Company’s share of equity loss of Polyair  The Company recorded adjustments to the carrying value of an investment in a significantly influenced company of $31,000 and $140,000 in 2008 and 2007 respectively.

Gain on Sale of Investments (2007).  In December 2007 the Company sold its shares in Distinctive.  The shares were paid for by the delivery to the Company of a $1 million promissory note payable in ten equal consecutive annual instalments.  The promissory note was discounted to its present value resulting in a gain of approximately $550,000.  Under Emerging Issue Committee Abstract #79, the gain on sale is only recognized in the Statement of Operations to the extent that it is realized.  Accordingly, $420,953 of the gain was deferred and reflected in the liability section of the Balance Sheet.  In December 2007 the Company also sold its remaining shareholdings in Polyair for $6.0 million, resulting in a gain of approximately $5.3 million.

Income Tax Provision.  The effective tax rate for the year ended December 31, 2008 and 2007 was 1.1% and (0.5%) respectively. The difference between the Company’s statutory tax rate and its effective tax rate is primarily attributable to the permanent differences associated with the tax treatment of capital gain transactions and the valuation allowance provided against certain future tax benefits.

Discontinued Operations. In August 2007 the Company announced its intention to initiate a process to sell its 50.33% investment interest in Distinctive.  Effective December 28, 2007 the Company sold its shares and the debt owed by Distinctive to Distinctive’s other major shareholder.  Accordingly, the operating results of Distinctive for the year ended December 31, 2007, a loss of $1,186,997, has been classified by the Company as discontinued operations. The consolidated financial statements for the year ended December 31, 2007 also include the Company’s share of Polyair’s discontinued operations.  On December 31, 2007, the Company completed a private sale of all of its remaining shareholdings in Polyair.

Net Earnings (loss).  Net earnings for the year ended December 31, 2008 were $347,363 as compared to net earnings of $3,208,755 for the comparable 2007 period.  The results for the year ended December 31, 2008 were impacted by the poor performance of the equity markets and the gain on foreign exchange. The 2007 earnings resulted from the gain on the sale of the Company’s investments in Distinctive and Polyair offset by the discontinued operation loss from Distinctive of $1,186,997.

Inflation.  Inflation has not had a material impact on the results of the Company’s operations in its last quarter and is not anticipated to materially impact on the Company’s operations during its current fiscal year.

Review of Year-End Results December 31, 2007 and 2006

Revenue.  In August 2007 the Company announced its intention to initiate a process to sell its 50.33% investment interest in Distinctive and effective December 28, 2007 sold all of its shares to Distinctive’s other major shareholder. Accordingly the 2007 and 2006 operating results of Distinctive have been classified as discontinued operations. Revenue for the year ended December 31, 2007 increased to $553,933 compared to $8,009 for the comparable 2006 period. Revenue for 2007 includes interest income on cash and cash equivalents of $194,304 and share of income from investments in Limited Partnerships of $359,629. Revenue for 2006 includes interest income on cash and cash equivalents of $225,617 and share of loss from investments in Limited Partnerships of $217,608. The increase in revenue from investments in 2007 was due to the improved results achieved from the Company’s Limited Partnership investments during the period.

Administrative and General Expenses.  Administrative and general expenses include fees for management and administrative services, legal and audit fees, and public company shareholder costs.  Administrative and general expenses for the year ended December 31, 2007 increased to $1,083,445 from $540,036 in the comparable 2006 period.  The increase in administrative and general expenses for the year ended December 31, 2007 was as a result of the management compensation incurred upon the completion of the Company’s disposition of its investment interest in Polyair.

Loss on Foreign Exchange. The Company holds certain amounts of its cash in United States dollars.  The substantial strengthening of the Canadian Dollar during 2007 resulted in the Company incurring a foreign exchange loss of $342,732 for the year ended December 31, 2007.  This compares to a foreign exchange gain of $34,277 for the year ended December 31, 2006.

Equity Loss.  Equity loss for the year ended December 31, 2007 was $723,175 as compared to an equity loss of $783,926 for the comparable 2006 period.  Polyair’s performance for the year ended October 31, 2007 improved as a result of an improvement in gross margin. The improvement in gross margin was offset by the provision for fixed asset impairments and one-time professional fees related to the potential sale of the business.  The Company recorded an adjustment of $140,000 to the carrying value of its investment in a significantly influenced company in 2007.

Gain on Sale of Investments.  In December 2007 the Company sold its shares and the debt owed by Distinctive. The purchase price for the debt was paid for in cash. The shares were paid for by the delivery to the Company of a $1 million promissory note payable in ten equal consecutive annual instalments, with the first instalment due on January 15, 2009.  The promissory note has been discounted to its present value.  The promissory note is secured by a pledge of all of the shares of Distinctive owned by the Purchaser.  The disposition resulted in a gain of approximately $550,000.  Under Emerging Issue Committee Abstract #79, the gain on sale is only recognized in the Statement of Operations to the extent that it is realized.  Accordingly, $420,953 of the gain has been deferred and is reflected in the liability section of the Balance Sheet.  In December 2007 the Company sold its remaining shareholdings in Polyair for $6.0 million, resulting in a gain of approximately $5.3 million.

Income Tax Provision. The effective tax rate for the year ended December 31, 2007 and 2006 was (0.5%) and 30.8% respectively. The difference between the Company’s statutory tax rate and its effective tax rate is primarily attributable to certain non-deductible expenses, the permanent differences associated with the tax treatment of capital gain transactions, the re-valuation of future tax benefits previously not recognized and the reserve provided against certain future tax benefits.  In 2006, a reserve was provided against the realization of the Company’s capital and non-capital losses carried forward.

Discontinued Operations.  In August 2007 the Company announced its intention to initiate a process to sell its 50.33% investment interest in Distinctive.  Effective December 28, 2007 the Company sold its shares and the debt owed by Distinctive to Distinctive’s other major shareholder.  Accordingly, the operating results of Distinctive, a loss of $1,186,997, have been classified by the Company as discontinued operations.  Distinctive’s performance for the year ended December 31, 2007 continued to be impacted by a difficult retail environment due, in part, to the rise of the Canadian dollar and by competitive market conditions, primarily from offshore manufacturers.  In 2005 Polyair initiated a process to dispose of the assets and business of its Pool Products business segment.  The sale of this segment was concluded during 2006. In 2006 Polyair’s management determined that its interests in Cross-Linked Foam and Expanded Polystyrene were not core to its Packaging business and disposed of these two operations. Polyair now operates with its packaging business as its principal business and accordingly, the operating results of its Pool, Cross-Linked Foam and Expanded Polystyrene businesses have been classified by Polyair as discontinued operations. Under an approved Plan of Arrangement during the first quarter of 2007, Polyair’s Pool Division Canadian Subsidiary’s liabilities were settled at a substantial discount and the resultant compromise was reported under Results from Discontinued Operations. Similar to the Canadian Subsidiary, Polyair’s Pool Division US Subsidiary’s liabilities were settled at considerably less than face value.  In addition, Polyair realized a gain on the sale of its Cross-Linked Foam business which is included in the Company’s $639,964 share of earnings from discontinued operations of Polyair.  Costs associated with the sale and wind down of these businesses by Polyair were also included in Discontinued Operations. There were no significant activities by Polyair’s discontinued operations in the remainder of its 2007 fiscal year.

Net Earnings (loss).  Net earnings for the year ended December 31, 2007 were $3,208,755 as compared to a net loss of $9,129,136 for the comparable 2006 period.  The increase in the year-to-date earnings was a result of the gain on the sale of the Company’s investments in Distinctive and Polyair. This gain was offset by the discontinued operation loss of $1,186,997 from Distinctive.  The 2006 losses were due to the losses generated at both Distinctive and Polyair, the inclusion of the write-down of the Company’s investment in Polyair and the revaluation of the future income tax benefits on capital and non-capital losses carry forward.

Inflation. Inflation has not had a material impact on the results of the Company’s operations in its last quarter and is not anticipated to materially impact on the Company’s operations during its current fiscal year.

LIQUIDITY AND CAPITAL RESOURCES 2008 and 2007

The Company’s principal sources of liquidity are cash on hand, short-term investments and cash flow from operations.

The Company's working capital amounted to $16.3 million at December 31, 2008 compared to $15.8 million at December 31, 2007.  The ratio of current assets to current liabilities increased to 17.9:1 at December 31, 2008 from 11.2:1 at December 31, 2007.

During the twelve months ended December 31, 2008 the Company’s cash position increased by approximately $3.2 million to $14.2 million from $11.0 million at December 31, 2007.  The net increase was due to the following:

➢
Operating Activities increased cash by $62,315.  This was a result of $664,130 in cash generated from operations, including an unrealized gain of $8,136 on foreign exchange, offset by $601,815 of cash used for changes in non-cash components of work capital;

➢	Financing Activities utilized $7,505 of cash for the purchase of common shares for cancellation;

➢
Investing Activities increased cash by $3,162,177.  This was due to the repayment of notes receivable of $752,459, proceeds of $59,891 received on the redemption of shares in a significantly influenced company and a decrease in short-term investments of $2,349,827.

The Company’s ongoing expected costs include administrative expenses, fees for management and administrative services provided to the Company, legal and audit fees and public company shareholder costs.  The Company expects to generate the revenue required in order to service these expenditures from interest and investment income.

LIQUIDITY AND CAPITAL RESOURCES 2007 AND 2006

The Company’s principal sources of liquidity are cash on hand, short-term investments and cash flow from operations.

The Company's working capital amounted to $15.8 million at December 31, 2007 compared to $12.3 million at December 31, 2006.  The ratio of current assets to current liabilities increased to 11.2:1 at December 31, 2007 from 2.21:1 at December 31, 2006.  The increase in working capital and the ratio of current assets to current liabilities resulted from the Company’s sale of its investment interests in Distinctive and Polyair and the proceeds received therefrom.

During the twelve months ended December 31, 2007 the Company’s cash position increased by approximately $7.4 million to $11.0 million from $3.6 million at December 31, 2006.  The net increase was due to the following:

➢
Operating Activities decreased cash by $464,096.  This was a result of $1,051,146 in cash utilized in operations, including an unrealized loss of $356,272 on foreign exchange, offset by $579,038 of cash provided by changes in non-cash components of work capital and $8,012 of funds provided by discontinued operations.

➢
Investing Activities increased cash by approximately $7.8 million due to proceeds of $420,954 received from the sale of Distinctive and $6,003,795 received from the sale of Polyair, as well as a decrease in short-term investment of approximately of $1.6 million.  These increases were offset by a net increase in notes receivable of approximately of $0.2 million.

The Company’s ongoing expected costs include administrative expenses, fees for management and administrative services provided to the Company, legal and audit fees and public company shareholder costs.  The Company expects to generate the revenue required in order to service these expenditures from interest and investment income.

QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK.

Interest rate risk is the risk that the value of a financial instrument will fluctuate due to changes in market rates. The Company has reduced the exposure to interest rate risk over the cash flows through the use of fixed rate instruments on certain of its financial liabilities.  The Company has not used derivative financial instruments to alter the exposure to interest rate risk.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

FAS 124-2  and FSP FAS 115-2 In April 2009, FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. This FSP amends FAS 115 and FAS No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on
Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. This FSP will replace the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security before recovery of its cost basis. This FSP requires increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold, as well as increased disclosures regarding expected cash flows, credit losses and an aging of securities with unrealized losses. FSP 115-2 and FSP 124-2 are effective for interim and annual periods ending after June 15, 2009. We are currently evaluating the impact of this FSP on our consolidated financial statements.

FSP FAS 107-1 and APB 28-1 In April 2009, FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures About Fair Value of Financial Instruments (“FSP FAS 107-1 and APB 28-1”). FSP FAS 107-1 and APB 28-1 amend FAS No. 107, Disclosures About Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP 107-1 and APB 28-1, are effective for interim periods ending after June 15, 2009 (our Fiscal 2010). We do not anticipate a material impact on our consolidated financial statements of this FSP as our current disclosures meet these requirements.

FAS No. 157-4  In April 2009, the FASB issued FSP No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS No. 157-4”), which expand quarterly disclosure requirements in SFAS No. 157 about how an entity determines fair value when the volume and level of activity for an asset or liability have significantly decreased and transactions related to such assets and liabilities are not orderly.  This pronouncement is effective beginning with the June 30, 2009 interim financial statements.  We are currently assessing the impact of FSP FAS No. 157-4 on our consolidated financial position, cash flows and results of operations.

EITF 03-6-1  In June 2008 the FASB issued FASB Staff Position (FSP) EITF 03-6, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.  The FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The FSP is effective for years commencing after December 15, 2008.  The Company is currently assessing the affect of its adoption may have on its consolidated financial statements.

SFAS No 162   In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with U.S. GAAP.  The statement will be effective 60 days after the SEC approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We do not expect the adoption of SFAS 162 to have an effect on our consolidated financial statements.

SFAS No. 161    In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which expands the quarterly disclosures requirements in SFAS No. 133 for derivative instruments and hedging activities, effective for fiscal years beginning after November 15, 2008.  We do not expect the adoption of SFAS 161 to have an effect on our consolidated financial statements.

FAS No. 157-2  In February 2008, the FASB issued FSP No. 157-2 Effective Date of FASB Statement No. 157, which defers the effective date of FASB 157 for certain nonfinancial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis.  The deferred provisions of FASB 157 affect assets measured at fair value in goodwill impairment testing, nonfinancial long-lived assets measured at fair value for impairment assessment and asset retirement obligations initially measured at fair value.  The Company adopted these deferred provisions on October 1, 2008 which had no impact on our consolidated financial statements.

FAS No. 157-3  The FASB issued FASB Staff Position FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.   The FSP clarifies the application of FASB No. 157, Fair Value Measurement, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The Company adopted these provisions on October 1, 2008 which had no impact on our consolidated financial statements.

SFAS No. 141(R) In December 2007, the FASB issued SFAS No. 141(R) Business Combinations.  The statement provides revised guidance for recognition and measuring assets acquired and liabilities assumed in a business combination.  It also requires transaction costs for a business combination to be expensed as incurred.  SFAS 141(R) will impact our accounting for and business combinations we complete after 2008.

CONSOLIDATED MERCANTILE INCORPORATED

 CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

DECEMBER 31, 2008

CONSOLIDATED MERCANTILE INCORPORATED

DECEMBER 31, 2008

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS
Balance Sheets
Statements of Shareholders’ Equity
Statements of Operations and Other Comprehensive Income
Schedule to Consolidated Financial Statements
Statements of Cash Flows
Notes to Consolidated Financial Statements
SUPPLEMENTARY INFORMATION
Consolidated Valuation and Qualifying Accounts and Reserves

Report of Independent Registered Public Accounting Firm

To the Shareholders of
Consolidated Mercantile Incorporated

We have audited the accompanying consolidated balance sheet of Consolidated Mercantile Incorporated as of December 31, 2008 and the related consolidated statements of shareholders’ equity, operations and other comprehensive income and cash flows the year ended December 31, 2008. In connection with our audit of the financial statements, we have also audited the financial statement schedule II.  These consolidated financial statements and schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Mercantile Incorporated at December 31, 2008, and the results of its operations and its cash flows for the year ended December 31, 2008, in conformity with Canadian generally accepted accounting principles.

Also, in our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

On March 23, 2009, we reported separately to the shareholders of Consolidated Mercantile Incorporated on the consolidated financial statements for the year ended December 31, 2008 prepared in accordance with Canadian generally accepted accounting principles without a note disclosing the summary of differences between Canadian and United States of America generally accepted accounting principles.

The financial statements for the year ended December 31, 2007 and the statements of shareholders’ equity, operations and cash flows for the year ended December 31, 2006 were audited by another firm of Chartered Accountants, who expressed an unqualified opinion in their report dated February 29, 2008 except as to the prior period adjustment described in Note 12 which is as of June 29, 2009.

(Signed) BDO Dunwoody LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
March 23, 2009, except for Note 12 which is as at August 14, 2009

Comments by Auditors for U.S. Readers on Canada - U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when changes in accounting policies, such as those described in  Note 1, have a material effect on the consolidated financial statements. Our report to the shareholders dated March 23, 2009, except for Note 12 which is as at August 14, 2009 is expressed in accordance with Canadian reporting standards which do not require a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the consolidated financial statements.

(Signed) BDO Dunwoody LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
March 23, 2009, except for Note 12 which is as at August 14, 2009

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
CONSOLIDATED MERCANTILE INCORPORATED

We have audited the consolidated balance sheet of CONSOLIDATED MERCANTILE INCORPORATED as at December 31, 2007 and the consolidated statements of operations and other comprehensive income, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2007.  These consolidated financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada and standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2007 and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in accordance with Canadian generally accepted accounting principles.

The audit referred to in the above report also included the related financial statement schedule listed in response to Item 19(a) of the Company's annual report on Form 20-F for each of the years in the two-year period ended December 31, 2007.  In our opinion, the related financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly the information set forth therein.

On February 29, 2008, we reported separately to the shareholders of Consolidated Mercantile Incorporated on the consolidated financial statements for the years ended December 31, 2007 and 2006 prepared in accordance with Canadian generally accepted accounting principles without a note disclosing the summary of differences between Canadian and United States of America generally accepted accounting principles.

The consolidated statements for the years ended December 31, 2007 and 2006, prepared in accordance with the United States generally accepted accounting principles as disclosed in Note 12, have been restated to reflect the changes described in Note 12 to the December 31, 2008 consolidated financial statements.

As discussed in Note 12 to the consolidated financial statements, the 2007 and 2006 consolidated financial statements have been restated to correct a misstatement.

KRAFT BERGER LLP
Chartered Accountants
Licensed Public Accountants

Toronto, Ontario
February 29, 2008, except as to the prior period adjustment described in  Note 12 which is as of June 29, 2009

CONSOLIDATED MERCANTILE INCORPORATED
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31

(Expressed in Canadian Dollars)

ASSETS	2008	2007

Current
Cash and cash equivalents	$14,178,399	$10,961,412
Short-term investments	2,880,094	5,461,581
Accounts receivable	20,797	26,351
Prepaid expenses	49,010	23,446
Notes receivable (Note 3)	99,935	832,459
	17,228,235	17,305,249
Investments (Note 4)	292,427	378,746
Notes receivable (Note 3)	-	457,513
	$17,520,662	$18,141,508

LIABILITIES
Current
Accounts payable and accrued liabilities	$121,181	$693,078
Income taxes payable	839,565	849,469
	960,746	1,542,547
Deferred gain (Note 5)	42,050	420,953
	1,002,796	1,963,500

SHAREHOLDERS' EQUITY
Capital stock (Note 6)
Issued and outstanding
315,544Class A Preference shares	141,826	141,826
5,076,407 Common shares (2007 – 5,081,207)	2,688,939	2,691,481
	2,830,765	2,833,307
Contributed surplus	59,411	59,411
Retained earnings	13,627,690	13,285,290
	16,517,866	16,178,008
	$17,520,662	$18,141,508

See accompanying notes to consolidated financial statements.
APPROVED ON BEHALF OF THE BOARD:
Director	Director
Fred A. Litwin                                                                                                                         Stan Abramowitz

CONSOLIDATED MERCANTILE INCORPORATED
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31

(Expressed in Canadian Dollars)

	Total Shareholders’ Equity $	Common Shares (Note 6)		Class A Preference Shares (Note 6)		Contributed Surplus $	Accumulated Other Comprehensive Loss $	Retained Earnings $
		Number of Shares	Value $	Number of Shares	Value $

December 31, 2005	20,830,461	5,094,507	2,698,527	315,544	141,826	59,411	(1,048,467)	18,979,164
Repurchase for cancellation	(17,674)	(13,300)	(7,046)					(10,628)
Other comprehensive income	291,379						291,379
Net loss	(9,129,136)							(9,129,136)
December 31, 2006, as previously stated	11,975,030	5,081,207	2,691,481	315,544	141,826	59,411	(757,088)	9,839,400
Unrealized gain on short-term investments, net of taxes (Note 1)	237,135							237,135
December 31, 2006, as restated	12,212,165	5,081,207	2,691,481	315,544	141,826	59,411	(757,088)	10,076,535
Other comprehensive income (Note 1)	757,088						757,088
Net earnings	3,208,755							3,208,755
December 31, 2007	16,178,008	5,081,207	2,691,481	315,544	141,826	59,411	-	13,285,290
Repurchase for cancellation	(7,505)	(4,800)	(2,542)					(4,963)
Net earnings	347,363							347,363
December 31, 2008	16,517,866	5,076,407	2,688,939	315,544	141,826	59,411	-	13,627,690

See accompanying notes to consolidated financial statements.

CONSOLIDATED MERCANTILE INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31

(Expressed in Canadian Dollars)

	2008	2007	2006

REVENUE
Interest income	$361,211	$194,304	$225,617
Investment income (loss)	(1,045,628)	359,629	(217,608)
	(684,417)	553,933	8,009

EXPENSES (Schedule)	(1,062,193)	1,426,177	505,759
EARNINGS (LOSS) FROM OPERATIONS BEFORE THE FOLLOWING	377,776	(872,244)	(497,750)
Equity earnings (loss) of significantly influenced companies	4,572	(723,175)	(783,926)
Gain on dilution of investment in former equity investee	-	67,881	-
Gain on sale of investment in former consolidated subsidiary	-	130,850	-
Gain on sale of investment in former equity investee	-	5,272,151	-
Write-down of investment in significantly influenced company	(31,000)	(140,000)	-
Write-down of investment in former equity investee	-	-	(991,732)
	(24,428)	4,607,707	(1,775,658)
EARNINGS (LOSS) BEFORE INCOME TAXES	351,348	3,735,463	(2,273,408)
Income taxes (recovery) (Note 8)	3,985	(20,325)	700,263
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	347,363	3,755,788	(2,973,671)
Loss from discontinued operations, net of taxes (Note 11)	-	(1,186,997)	(1,343,646)
Share of earnings (loss) from discontinued operations of former equity investee	-	639,964	(4,811,819)
	-	(547,033)	(6,155,465)
NET EARNINGS (LOSS) FOR THE YEAR	347,363	3,208,755	(9,129,136)
Other comprehensive income (loss), net of taxes
Share of unrealized exchange gain (loss) of former equity investee	-	(321,100)	54,766
Reclassification of unrealized exchange gain of former equity investee to earnings	-	1,078,188	236,613
Other comprehensive income	-	757,088	291,379
COMPREHENSIVE INCOME (LOSS) FOR THE YEAR	$347,363	$3,965,843	$(8,837,757)

EARNINGS (LOSS) PER SHARE (Note 7)

Earnings (loss) per share from continuing operations Basic and diluted	$0.07	$0.74	$(0.59)
Loss per share from discontinued operations Basic and diluted	$0.00	$(0.11)	$(1.21)
Earnings (loss) per share Basic and diluted	$0.07	$0.63	$(1.80)

See accompanying notes to consolidated financial statements.

CONSOLIDATED MERCANTILE INCORPORATED
SCHEDULE TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31

(Expressed in Canadian Dollars)

	2008	2007	2006

EXPENSES
Administrative and general	$536,873	$1,083,445	$540,036
(Gain) loss on foreign exchange	(1,657,741)	342,732	(34,277)
Impairment loss on note receivable, net (Notes 3 & 5)	58,675	-	-
	$(1,062,193)	$1,426,177	$505,759

See accompanying notes to consolidated financial statements.

CONSOLIDATED MERCANTILE INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31

(Expressed in Canadian Dollars)

2008	2007	2006

CASH PROVIDED BY (USED IN):
OPERATING ACTIVITIES
Earnings (loss) from continuing operations	$347,363	$3,755,788	$(2,973,671)
Items not affecting cash (Note 8(a))	308,631	(4,450,662)	2,551,569
Change in non-cash components of working capital (Note 8(b))	(601,815)	579,038	19,722
	54,179	(115,836)	(402,380)
Funds provided by discontinued operations	-	8,012	-
	54,179	(107,824)	(402,380)

FINANCING ACTIVITIES
Purchase of common shares for cancellation	(7,505)	-	(17,674)

INVESTING ACTIVITIES

Decrease (increase) in note receivable to former consolidated subsidiary	-	1,082,459	(250,000)
Decrease (increase) in notes receivable	752,459	(1,289,972)	-
Decrease (increase) in short-term investments	2,349,827	1,634,870	(2,802,839)
Proceeds from disposal of investment in former consolidated subsidiary, net	-	420,954	-
Proceeds from disposal of investment in former equity investee, net	-	6,003,795	-
Proceeds from redemption of shares in significantly influenced company	59,891	-	-
	3,162,177	7,852,106	(3,052,839)

UNREALIZED FOREIGN EXCHANGE GAIN (LOSS) ON CASH BALANCES	8,136	(356,272)	11,306

CHANGE IN CASH AND CASH EQUIVALENTS	3,216,987	7,388,010	(3,461,587)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	10,961,412	3,573,402	7,034,989

CASH AND CASH EQUIVALENTS AT END OF YEAR (Note 8(c))	$14,178,399	$10,961,412	$3,573,402

SUPPLEMENTARY CASH FLOW INFORMATION
FROM CONTINUING OPERATIONS:

Income taxes paid	$75,983	$24,241	$41,516

NON-CASH TRANSACTIONS (Note 3)

Non-cash consideration received on sale of former consolidated subsidiary	$-	$457,513	$-

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

Consolidated Mercantile Incorporated (“the Company”) is a management holding company whose shares are traded on the Toronto Stock Exchange.   The Company recently announced that the directors have approved a business combination by way of a proposed amalgamation with Genterra Inc., a company whose shares are traded on the Toronto Venture Exchange.  The transaction is subject to the approval of shareholders of both companies and the approval of regulatory authorities.  In the interim, the Company’s working capital is held in a combination of cash and liquid marketable securities with risk-adjusted returns.

These consolidated financial statements include the accounts of the Company and 2041804 Ontario Inc., a wholly- owned subsidiary.  Inter-company balances and transactions have been eliminated on consolidation.

1.           CHANGES IN ACCOUNTING POLICIES

Fiscal 2008
The Canadian Institute of Chartered Accountants (“CICA”) has issued Handbook Sections 3862 “Financial Instruments – Disclosures” and 3863 “Financial Instruments – Presentation”.  These new standards replace Handbook Section 3861 “Financial Instruments – Disclosure and Presentation” and enhance the disclosure of the nature and extent of risks arising from financial instruments and how the entity manages these risks.  These new standards have been adopted by the Company effective January 1, 2008.

The CICA has issued Handbook Section 1535 “Capital Disclosures”.  This section establishes standards for disclosures of both qualitative and quantitative information that enable users to evaluate the company’s objectives, policies and processes for managing capital.  These new standards have been adopted by the Company effective January 1, 2008.

Fiscal 2007
The Canadian Institute of Chartered Accountants (“CICA”) issued the following accounting standards:  Handbook Section 1530: Comprehensive Income, Handbook Section 3251: Equity, Handbook Section 3855: Financial Instruments – Recognition and Measurement, Handbook Section 3861: Financial Instruments – Disclosure and Presentation, Handbook Section 3865: Hedges, and Handbook Section 1506: Accounting Changes.  These new standards were adopted by the Company on January 1, 2007.

The impact of adoption of CICA Handbook Sections 1530, 3251, 3855, and 3861 in 2007 was as follows:

The Company recorded a transition adjustment effective January 1, 2007, attributable to the following: (i) an increase of $237,135, net of taxes, to the opening balance of Retained Earnings for financial instruments classified as held-for-trading that were not previously recorded at fair value; and (ii) the recognition of $757,088 (2006 - $1,048,467) to the opening balance of Accumulated Other Comprehensive Loss related to the Company’s share of unrealized exchange loss of significantly influenced company.

The adoption of Sections 1506 and 3865 had no impact on the Company’s 2007 consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its subsidiary company.  Inter-company balances and transactions have been eliminated on consolidation.

(b)	Cash and cash equivalents

The Company’s cash equivalents consist primarily of investments in short-term deposits, with maturity of three months or less from dates of placements.

(c)           Short-term Investments

Short-term investments consist of managed funds which invest in marketable securities. These investments are classified as held-for-trading.  Fair value of short-term investments is based on the net asset value of the underlying funds.

(d)           Investments

Long-term investments in which the Company has significant influence are accounted for using the equity method.  Whenever events or changes in circumstances indicate that the carrying value of the investment may not be recoverable, the investment will be written down to its fair value.  Any impairment in value is recorded in the consolidated statement of operations.

(e)           Translation of Foreign Currency

                                (i) Assets, liabilities, revenue and expenses denominated in foreign currency are translated at the rate of exchange in effect on the date of the transaction.
                                Monetary assets and liabilities are translated at the rates of exchange in effect at the end of the fiscal year. The resulting gains and losses are included in the consolidated statement of operations.

(ii) The Company’s former investment in its foreign operations (former equity investee) was of a self-sustaining nature.  Accordingly, assets and liabilities of foreign operations were translated to Canadian dollars at the exchange rates in effect at the balance sheet date and revenues and expenses were translated at average rates for the year.  Related foreign currency translation adjustments were recorded as a separate component of shareholders’ equity in accumulated other comprehensive income (loss).

(f)           Income Taxes

The Company follows the asset and liability method of accounting for income taxes.  Under this method, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the year that the rate changes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

                 (g)            Accounting Estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period.  Estimates made by management include impairment assessment of notes receivable and the basis for current and future income taxes.  Actual results could differ from management's best estimates as additional information becomes available in the future.

                 (h)            Revenue Recognition

Interest income is recognized on an accrual basis.  Investment transactions are recorded on the transaction date and any realized gains and losses are recognized using the average cost of the investment.

                 (i)            Earnings (Loss) Per Share

Basic earnings (loss) per share is computed using the weighted average number of common shares that are outstanding during the year.  Diluted earnings (loss) per share is computed using the weighted average of common and potential common shares outstanding during the year.  Potential common shares consist of the incremental number of common shares issuable upon the exercise of stock options and share purchase warrants using the treasury method.

                 (j)            Stock based Compensation Plans

The Company has a stock-based compensation plan, which is described in Note 6 (c).  The Plan is designed to secure for the Company and its shareholders the benefits of the incentive inherent in share ownership by those directors, officers and key employees responsible for the management and growth of the Company’s business.  The Plan does not include any provision whereby the vesting of options granted thereunder is in any way limited or restricted.  Options granted under the Plan may be exercised for such period as may be determined by the Board of Directors at the time such option is granted.  The Company accounts for stock-based compensation and other stock-based payments using the fair value-based method.  Under the fair value-based method, compensation costs attributable to awards to Company employees are measured at fair value at the date of the grant, amortized over the vesting period on a straight-line basis, and charged to earnings with a related credit to contributed surplus.  Consideration paid by employees on exercise of stock options is recorded as share capital. The Company has not granted any new options since the adoption of these recommendations.  As at December 31, 2008, the Company has no outstanding stock options.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(k) Financial Instruments

The following methods and assumptions are used by the Company in determining the recognition, measurement and  disclosures for financial instruments.

Cash and cash equivalents: The Company’s cash equivalents consist primarily of investments in short-term deposits with maturities of three months or less from dates of placement.  Cash and cash equivalents are classed as held-for-trading financial assets and are initially recognized at the fair value that is directly attributable to the acquisition or issue.  They are carried in the consolidated balance sheet at fair value with changes in fair value recognized in the consolidated statement of operations in the same period as incurred.

Short-term investments: The Company’s short-term investments consist of portfolio investments and are classified as trading securities. Short-term investments are recorded at fair value with both realized and unrealized gains and losses recognized on the consolidated statement of operations in the same period as incurred.

Other financial assets: The Company’s other financial assets consist primarily of long-term investments and note receivable.

Note receivable is classified as loans and receivables.  This is a non-derivative financial asset with fixed or determinable payments and is not quoted in an active market.  This note is initially recognized at the fair value which is determined by discounting the cash flows using the current fair market value rate and subsequently carried at amortized cost using the effective interest rate method, less provision for impairment.  Interest income and impairment write-downs are recognized on the consolidated statement of operations in the same period as incurred.  All other gains or losses are recognized when the instrument is removed from the consolidated balance sheet.

Other financial liabilities: The Company’s other financial liabilities include accounts payable and accrued liabilities.  Accounts payable and accrued liabilities consist primarily of trade payables. They are initially recognized at the fair value that is directly attributable to their acquisition or issue and subsequently carried at amortized cost using the effective interest rate method.  The effect of discounting on these financial instruments is not considered to be material.

(l) Management of Financial Risks

The Company’s financial instruments that are subject to financial risks disclosures consist primarily of cash and cash equivalents, short-term investments, note receivable, and accounts payable and accrued liabilities. The Company is exposed to various risks as it relates to these financial instruments. There have not been any changes in the nature of risks or the process of managing these risks from previous periods.  The risks and processes for managing the risks are set out below:

Liquidity Risk

Liquidity risk arises from the Company’s management of working capital.  It is the risk that the Company will encounter difficulty in meeting it financial obligations as they fall due.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(l) Management of Financial Risks (continued)

Liquidity Risk (continued)

The Company’s objective is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due.  To achieve this aim, the Company seeks to maintain cash balances to meet expected requirements for a period of twelve months.  At the balance sheet date, the Company expected to have sufficient liquid resources to meet its obligations under all reasonable expected circumstances.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument will fluctuate due to changes in market interest rates. The Company has not used derivative financial instruments to alter its exposure to interest rate risk.

The Company invests surplus cash in treasury bills, publicly traded corporate bonds and loans receivable.  In doing so, the Company exposes itself to fluctuations in interest rates that are inherent in such a market.  The net annualized effect for the year of a 0.5% decrease in the interest rate at the balance sheet date on these financial instruments would have resulted in a decrease in post-tax earnings of approximately $47,000 (2007 - $37,000).  A 0.5% increase in the interest rate would, on the same basis, have increased post-tax earnings by the same amount.

Currency Risk

Currency risk is the risk that a variation in exchange rates between the Canadian dollar and foreign currencies will affect the Company’s operating and financial results.  Cash and cash equivalents as at December 31, 2008 includes US$35,892 (December 31, 2007 – US$8,773,972).  Currency gains (losses) are reflected as a separate component of expenses.  The effect for the year of a $0.01 strengthening of the US Dollar against the Canadian Dollar on the Company’s US Dollar denominated amounts carried at the balance sheet date (all other variables held constant) would have resulted in an increase in post-tax earnings of approximately $240 (2007 - $58,000).  A $0.01 weakening in the exchange rate would, on the same basis, have decreased post-tax earnings by the same amount. At December 31, 2008, the Company had no outstanding foreign exchange commitments.

Other Price Risk

Other price risk is the risk that the market value or future cash flows of financial instruments will fluctuate because of changes in market prices (other than those arising from interest rate risk or currency risk).  The Company moderates this risk through a careful selection and diversification of securities and other financial instruments within the limits of the Company’s objectives and strategy.  Price fluctuations of the global equity markets could impact the performance of the Company’s short-term investments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

(l) Management of Financial Risks (continued)

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and short-term investments.

(i) Cash and cash equivalents are maintained with several financial institutions.  Deposits held with banks may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed upon demand and are maintained with financial institutions of reputable credit and therefore bear minimal credit risk.

(ii) Short-term investments held by reputable professional hedge fund managers can be withdrawn in any given month and therefore credit risk is considered minimal.

(m)           Capital Management

The Company’s primary objective when managing capital is to create and maximize shareholder value through internal growth of investments and acquisitions of companies having synergistic product lines and technologies, management strength and a presence in markets with the potential for sales of complementary products.  The Company’s investment strategy, which has been applied successfully in the past, is to assist operating units in taking advantage of their strengths by investment in and by the provision of management and merchant banking services, with the objective of creating added value to the Company and its shareholders.

The Company considers its total capitalization to consist of shareholders’ equity. There have been no changes in what the Company considers to be capital since the previous year. The Company does not have a formal policy in measuring any net debt to equity and net debt to total capitalization ratios as the Company does not currently have any debt obligations.

As at December 31, 2008, the Company has no externally imposed capital requirements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

(n)           Recent Accounting Pronouncements

Recent accounting pronouncements affecting the Company’s financial reporting under Canadian GAAP are summarized below:

In February 2008, the CICA issued amendments to Handbook Section 1000, “Financial Statement Concepts” to clarify the criteria for recognition of an asset and the timing of expense recognition.  The new requirements are effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008.  The Company will apply the amendments to Handbook Section 1000 commencing January 1, 2009.  The implementation of the amendments to Handbook Section 1000 are not expected to have a significant impact on the Company’s results of operations, financial position and disclosures.

In February 2008, the CICA issued a new accounting standard, Handbook Section 3064, concerning goodwill and intangible assets. The new section replaces the existing guidance on goodwill and other intangible assets and research and development costs.  The new section provides additional guidance on measuring the cost of goodwill and intangible assets. The new standard is effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008.  The Company is currently assessing the impact of the new standard but does not believe it will have a significant impact on the Company’s results of operations, financial position and disclosures.

The Canadian Accounting Standards Board (“AcSB”) confirmed that the adoption of IFRS would be effective for the interim and annual periods beginning on or after January 1, 2011 for Canadian publicly accountable profit-oriented enterprises.  IFRS will replace Canada’s current GAAP for these enterprises.  Comparative IFRS information for the previous fiscal year will also have to be reported.  These new standards will be effective for the Company in the first quarter of 2011.  The Company is currently in the process of evaluating the potential impact of IFRS to our consolidated financial statements. This will be an ongoing process as new standards and recommendations are issued by the International Accounting Standards Board and the AcSB.  While the Company has begun assessing the adoption of IFRS, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

3.           NOTES RECEIVABLE
	2008	2007

Note receivable, bearing interest at prime plus 2% per annum, due on demand, secured by a general security agreement.	$-	$216,409
Note receivable, bearing interest at 10% per annum, due on demand, secured by a general security agreement.	-	616,050
Note receivable, non-interest bearing, discounted at 17.5%, repayable in ten equal consecutive annual installments of $100,000, with the first installment due on January 15, 2009 and each anniversary thereafter. The note is secured by the shares of a former consolidated subsidiary, Distinctive Designs Furniture Inc. (“Distinctive”).	537,513	457,513
	537,513	1,289,972
Allowance for doubtful accounts	(437,578)	-
	99,935	1,289,972
Less: Current portion	99,935	832,459
	$-	$457,513

Effective December 28, 2007, the Company sold all of its investment interest in Distinctive to Distinctive’s other major shareholder.  The proceeds from the sale of the shares was satisfied by a promissory note issued by the purchaser.  The note which is non-interest bearing has been discounted and is repayable in ten equal consecutive annual installments of $100,000, with the first installment due on January 15, 2009.  This note is only due and payable in any given year if Distinctive continues its business.  Over the past number of years, Distinctive incurred substantial operating losses.  Distinctive continues to be impacted by a difficult retail environment as a result of competitive market conditions and the poor global economy and accordingly, management of the Company believes the above reserve is appropriate.  As a result, the deferred gain on the sale of this investment has also been adjusted (Note 5).

4.           INVESTMENTS
	2008	2007

Genterra Inc., a significantly influenced company Common shares – at equity (1.5%) This is a public company with significant interest in real estate properties located in Ontario, Canada which shares are not actively traded. As a result, the market value does not reflect the underlying value of this investment. (market value 2008 - $62,805; 2007- $135,917)	$292,427	$378,746

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

5.           DEFERRED GAIN

Effective December 28, 2007, the Company sold all of its investment interest in Distinctive to Distinctive’s other major shareholder.  The proceeds from the sale of the shares was satisfied by a promissory note issued by the purchaser.  The note which is non-interest bearing has been discounted and is repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due on January 15, 2009.  The note is secured by shares of Distinctive. This note is only due and payable in any given year if Distinctive continues its business. Under Emerging Issues Committee Abstract 79, the gain on sale is only recognized in the statement of operations to the extent it is realized.  Accordingly, $420,953 of the gain on the sale has been deferred at December 31, 2007.

Distinctive continues to be impacted by a difficult retail environment as a result of competitive market conditions and the poor global economy and accordingly, management of the Company believes a reserve on the promissory note is appropriate. As a result, the deferred gain has been adjusted and the reduction of $378,903 has been set off against the impairment loss on note receivable and included in expenses on the consolidated statement of operations (Note 3).

6.           CAPITAL STOCK

(a)   Authorized

Unlimited Class A Preference shares, $0.04 non-cumulative, non-voting, non-participating, $0.44 redeemable by the Company

                           UnlimitedPreference shares, issuable in series

                           UnlimitedCommon shares

(b)	Issued
	Common Shares		Class A Preference Shares
	# of Shares	$ Value	# of Shares	$ Value
Balance at December 31, 2005	5,094,507	2,698,527	315,544	141,826
Repurchase for cancellation	(13,300)	(7,046)	-	-
Balance at December 31, 2006 and 2007	5,081,207	2,691,481	315,544	141,826
Repurchase for cancellation	(4,800)	(2,542)	-	-
Balance at December 31, 2008	5,076,407	2,688,939	315,544	141,826

During the year, the Company repurchased 4,800 (2007 – Nil; 2006 - 13,300) Common shares for cancellation pursuant to a Normal Course Issuer Bid for a total consideration of $7,505 (2007 -$Nil; 2006 - $17,674).  The excess cost of the purchase price over the book value of the shares was charged to retained earnings.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

6.           CAPITAL STOCK (continued)

(c)	Stock Options

The Company has a single Stock Option Plan.  The Plan is designed to secure for the Company and its shareholders the benefits of the incentive inherent in share ownership by those directors, officers and key employees responsible for the management and growth of the Company’s business.  The Plan does not include any provision whereby the vesting of options granted thereunder is in any way limited or restricted.  Options granted under the Plan may be exercised for such period as may be determined by the Board of Directors at the time such option is granted.  The maximum number of common shares which may be reserved for issuance to any one person under the Plan is 5% of the common shares outstanding at the time of the grant.

The number of shares reserved for issuance under the Stock Option Plan is currently limited to 500,000 common shares at an option price not to be less than the market price at the date of issuance.

As at December 31, 2008, the Company has no outstanding stock options.

	Number of Options			Average Exercise Price
	2008	2007	2006	2008	2007	2006

Beginning of year	-	-	190,000	$-	$-	$2.29

Expired	-	-	(190,000)	$-	$-	$2.29
End of year	-	-	-	$-	$-	$-

(d)     Share Purchase Warrants

Pursuant to long-term debt repayment options, the Company issued share purchase warrants entitling the holders to purchase Common shares at an exercise price of $3.00 per Common share.   These share purchase warrants expired on September 7, 2006.

	Number of Warrants
	2008	2007	2006

Beginning of year	-	-	226,665

Expired	-	-	(226,665)
End of year	-	-	-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

7.           EARNINGS (LOSS) PER SHARE

The following table sets forth the calculation of basic and diluted earnings per share:

	2008	2007	2006

Numerator:
Earnings (loss) from continuing operations	$347,363	$3,755,788	$(2,973,671)
Loss from discontinued operations, net of taxes	-	(1,186,997)	(1,343,646)
Share of earnings (loss) from discontinued operations of significantly influenced company	-	639,964	(4,811,819)
Loss from discontinued operations	-	(547,033)	(6,155,465)
Numerator for basic and diluted earnings per share available to Common shareholders	$347,363	$3,208,755	$(9,129,136)
Denominator:
Weighted average number of participating shares outstanding and denominator for basic and diluted earnings (loss) per share	5,077,717	5,081,207	5,089,964
Earnings (loss) per share

Earnings (loss) per share from continuing operations
Basic and diluted	$0.07	$0.74	$(0.59)

Loss per share from discontinued operations
Basic and diluted	$0.00	$(0.11)	$(1.21)

Earnings (loss) per share
Basic and diluted	$0.07	$0.63	$(1.80)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

8.           CONSOLIDATED STATEMENTS OF CASH FLOWS
	2008	2007	2006

(a) Items not affecting cash:

Unrealized (gain) loss on short-term investments	$231,664	$(179,984)	$-
Unrealized (gain) loss on foreign exchange	(8,136)	356,272	(11,306)
Reserve on contingent gain on sale of investment in former consolidated subsidiary	58,675	-	-
Write-down of short-term investments	-	-	91,799
Equity (earnings) loss of significantly influenced companies	(4,572)	723,175	783,926
Gain (loss) on dilution of investment in former equity investee	-	(67,881)	-
Gain (loss) on sale of investment in former consolidated subsidiary	-	(130,850)	-
Gain (loss) on sale of investment in former equity investee	-	(5,272,151)	-
Write-down of investment in significantly influenced company	31,000	140,000	-
Write-down of investment in former equity investee	-	-	991,732
Future income taxes (recovery)	-	(19,243)	695,418
	$308,631	$(4,450,662)	$2,551,569
(b) Change in non-cash components of working capital:

Decrease (increase) in accounts receivable	$5,554	$(4,706)	$26,526
(Increase) decrease in prepaid expenses	(25,564)	395	46,789
(Decrease) increase in accounts payable and accrued liabilities	(571,901)	587,587	(39,297)
Decrease in income taxes payable	(9,904)	(4,238)	(14,296)
	$(601,815)	$579,038	$19,722

(c) Cash and cash equivalents:
Cash and cash equivalents consist of cash balances with banks and investments in money market instruments. Cash and cash equivalents included in the statement of cash flows are comprised of the following balance sheet amounts:

Cash balances with banks	$48,606	$38,209	$63,807
Money market instruments	14,129,793	10,923,203	3,509,595
Total cash and cash equivalents	$14,178,399	$10,961,412	$3,573,402

Money market instruments consist primarily of investments in short term deposits with reputable Canadian financial institutions bearing interest at approximately 1% per annum with maturities of three months or less.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

9.           INCOME TAXES

The Company’s income tax expense differs from the amount that would have resulted by applying Canadian statutory tax rate of approximately 33.5% (2007 – 36.1%; 2006 – 36.1%) to income as described below:

	2008	2007	2006

Income tax computed at statutory combined basic income tax rates	$117,701	$1,348,503	$(820,700)
Increase (decrease) in income tax resulting from:
Non-deductible items	19,683	(1,708)	78
Non-taxable equity items	8,853	287,101	641,012
Non-taxable portion of capital (gain) loss	(167,643)	(1,347,181)	67,209
Re-valuation of future tax benefits previously recognized (not recognized)	-	(289,000)	602,000
Future tax benefits not recognized	26,500	-	220,000
Other	(1,109)	(18,040)	(9,336)
Effective income tax provision (recovery)	$3,985	$(20,325)	$700,263

The components of income taxes are as follows:

	2008	2007	2006

Current (recovery)	$3,985	$(1,082)	$4,845
Future (recovery)	-	(19,243)	695,418
	$3,985	$(20,325)	$700,263

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

9.           INCOME TAXES  (continued)

A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles as at December 31 is noted below:

	2008	2007

Non-current future income tax assets
Non-capital loss carry-forwards	$511,000	$526,500
Marketable securities	26,500	-
Valuation allowance	(537,500)	(526,500)
Total future income tax assets	$-	$-

The Company has non-capital loss carry-forwards of approximately $1,548,000 of which $468,000 expires in 2014, $493,000 expires in 2015, $585,000 expires in 2026 and $2,000 expires in 2027.  No future income tax assets have been recognized in respect of these non-capital losses carry-forward.

10.           RELATED PARTY TRANSACTIONS

The Company entered into transactions and had outstanding balances with various companies related by virtue of common ownership and management.  The transactions with related parties are in the normal course of business and are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

Significant related party transactions and outstanding balances not disclosed elsewhere in these consolidated financial statements are summarized as follows:

Administration and management fees of $240,000 (2007 - $240,000; 2006 - $240,000) were paid to a company of which directors, officers and/or shareholder are also directors and officers of the Company.

On December 31, 2007, upon the completion of the Company’s disposition of its investment interest in Polyair Inter Pack Inc., a bonus payment of $500,000 (2006 - $Nil) became payable to officers of the Company.  The amount was included in accounts payable and accrued liabilities as at December 31, 2007 and was paid during 2008.

The Company’s former consolidated subsidiary (Note 11) made furniture sales of $Nil (2007 - $Nil; 2006 - $131,903) to its former fifty percent owned equity investee company.

The Company’s former consolidated subsidiary (Note 11) paid rent of $Nil (2007 - $211,598; 2006 - $355,206) to a company of which directors and officers are also directors and/or officers of the Company.

The Company’s former consolidated subsidiary (Note 11) paid management fees of $Nil (2007 - $26,000; 2006 - $72,000) to a company of which directors, officers and/or shareholder are also directors and/or officers of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

11.           DISCONTINUED OPERATIONS (2007)

Effective December 28, 2007, the Company sold all of its shares and all of the debt owed by Distinctive, a consolidated subsidiary, to Distinctive’s other major shareholder.  Accordingly, the operating results of Distinctive have been classified by the Company as discontinued operations and comparative figures have been restated.

The following table provides information with respect to the amounts included in the results of discontinued operations for Distinctive:

	2007	2006

Sales	$18,990,737	$30,262,368

Loss before income taxes	$(2,473,725)	$(2,431,725)
Income tax (recovery)	(55,000)	267,218
Loss before non-controlling interest	(2,418,725)	(2,698,943)
Non-controlling interest	1,231,728	1,355,297
Loss from discontinued operations	$(1,186,997)	$(1,343,646)

Supplementary cash flow information from discontinued operations:
Interest paid	$674,673	$406,030

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

The Company follows accounting principles generally accepted in Canada.  Differences between generally accepted accounting principles in Canada and those generally accepted in the United States of America (United States) are summarized below:

(a)

The Company's acquisitions of Distinctive Designs Furniture Inc., previously a significantly influenced company, and Kroehler Furniture Group Inc., a formerly consolidated subsidiary, were accounted for by the purchase method under Canadian generally accepted accounting principles.  Under United States generally accepted accounting principles, these acquisitions were accounted for as a reorganizations of  entities under common control using historical carrying values.

(b)	Comprehensive income:

For U.S. GAAP the Company has recorded the short term investments in quoted securities as available for sale securities which are recorded at fair market value with all unrealized holding gain and losses reflected in the statement of comprehensive income. Additionally, for U.S. GAAP, the Company has certain instruments for which readily determinable fair values are not available which are carried at cost, unless the investments are determined to be impaired in which case they are written down to estimated fair value, if less than cost.  Unquoted investments were incorrectly recorded  in 2006 and 2007 at fair market value. This has been corrected by a restatement of the 2006 and 2007 financial statements.  Under Canadian GAAP for 2006, short term investments were carried at historical cost with losses in value being recognized in income only when the loss in value is other than temporary and increases in value being recognized only when realized. During 2007 and 2008 under Canadian GAAP the short term investments are carried at fair market value with all gains and losses reflected in the statement of operations.

(c)	Stock-based compensation plans:

Commencing in 2002, the Company’s accounting policy to record compensation costs for stock options at fair value is comparable to the U.S. pronouncement under FASB No. 123.  No stock options were granted in 2008, 2007 and 2006.

(d)	Investments

Certain investees of the company have differences between U.S. GAAP and Cdn GAAP accounting and disclosures.  These differences affect the company’s equity share of their earnings.

(e)	Financial statement presentation

Certain financial statement presentation is required by US GAAP that is not required for Cdn. GAAP as follows:
•	The deferred gain has been reclassified to reduce the corresponding note receivable
•	Disclosure of trade accounts payable separate from accrued liabilities
•	The statement of cash flows is prepared starting from net income rather than net income from continuing operations
•	Interest and investment income should be disclosed as other non-operating
Income
•	Equity in discontinued operations of an equity investee should be included with equity in continuing operations of the equity investee.
•	Provisions under Fin 48 should be shown as long-term liability

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

The effect on the consolidated balance sheet of the difference between accounting principles generally accepted in Canada and those generally accepted in the United States is summarized as follows:

	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
December 31, 2008
Short term investments (b)	2,880,094	350,459	3,230,553
Notes receivable (e)	99,935	(42,050)	57,885
Income taxes recoverable (e)	-	10,435	10,435
Current assets	17,228,235	318,844	17,547,079

Investments (d)	292,427	249	292,676
Total assets	17,520,662	319,093	17,839,755

Accounts payable and accrued liabilities (e)	121,181	(25,164)	96,017
Trade accounts payable (e)	-	25,164	25,164
Income taxes payable (e)	839,565	(839,565)	-
Current liabilities	960,746	(839,565)	121,181

Deferred gain (e)	42,050	(42,050)	-
Income taxes payable (e)	-	850,000	850,000

Total liabilities	1,002,796	(31,615)	971,181

Common stock (a)	2,688,939	(226,420)	2,462,519
Retained earnings (a)	13,627,690	788,259	14,415,949
Accumulated comprehensive income	-	(211,131)	(211,131)
Total shareholders’ equity	16,517,866	350,708	16,868,574
Total liabilities and shareholders’ equity	17,520,662	319,093	17,839,755

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
December 31, 2007
Short term investments (b)	5,461,581	(244,294)	5,217,287
Income taxes recoverable (e)	-	531	531
Current assets	17,305,249	(243,763)	17,061,486
Notes receivable (e)	457,513	(420,953)	36,560
Total assets	18,141,508	(664,716)	17,476,792

Accounts payable and accrued liabilities (e)	693,078	(11,404)	681,674
Trade accounts payable (e)	-	11,404	11,404
Income taxes payable (e)	849,469	(849,469)	-
Current liabilities	1,542,547	(849,469)	693,078

Deferred gain (e)	420,953	(420,953)	-
Income taxes payable (e)	-	850,000	850,000

Total liabilities	1,963,500	(420,422)	1,543,078

Common stock (a)	2,691,481	(226,420)	2,465,061
Retained earnings (a)	13,285,290	119,865	13,405,155
Accumulated comprehensive income	-	(137,739)	(137,739)
Total shareholders’ equity	16,178,008	(244,294)	15,933,714
Total liabilities and shareholders’ equity	18,141,508	(664,716)	17,476,792

Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income.  Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The following table presents comprehensive income and its components.

The CICA has adopted changes to Handbook Section 1530 Comprehensive Income which harmonizes Canadian GAAP with U.S. GAAP. The CICA requires mandatory implementation of these standards for interim and annual financial statements relating to years commencing on or after January 1, 2007.

The effect on earnings for the above differences between accounting principles generally accepted in Canada and those generally accepted in the United States are summarized as follows:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
December 31, 2008
Interest income (e)	361,211	(361,211)	-
Investment income (loss) (e)	(1,045,628)	1,045,628	-
	(684,417)	684,417	-

Expenses	(1,062,193)	-	(1,062,193)
Earnings from operations before the following	377,776	-	1,062,193

Equity earnings of significantly influenced companies (d)	4,572	249	4,821
Write-down of investment in significantly influenced Company	(31,000)	-	(31,000)
	(24,428)	249	(26,179)
Earnings from operations	351,348	684,666	1,036,014
Other income
Interest income (e)	-	361,211	361,211
Investment income (loss) (e)	-	(1,045,628)
(b)		668,145	377,483
	-	(16,272)	(16,272)
Earnings before income taxes	351,348	668,394	1,019,742
Income taxes	3,985	-	3,985
Earnings for the year	347,363	668,394	1,015,757
Other comprehensive income (loss), net of taxes
Unrealized gain (loss) on available for sale securities (b)	-	(73,392)	(73,392)
Comprehensive income for the year	347,363	595,002	942,365

Prior period adjustment

The previously issued financial statements have been restated to correct an error in the accounting for short term investments.  Previously, the Company improperly accounted for its investments in investment funds as available for sale securities in accordance with FAS 115.  Under U.S. GAAP, as those investments do not have readily determinable fair values, they should be reported at cost, unless the investments are determined to be impaired in which case they are written down to estimated fair value, if less than cost.  The following schedules disclose the impact of correcting this error on the previously reported 2007 and 2006 U.S. GAAP amounts.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)
	Originally Stated U.S. Accounting Principles	Change	As Restated U.S. Accounting Principles
December 31, 2006

Balance Sheet
Short term investments	6,916,467	(444,590)	6,471,877
Current assets	22,258,857	(444,490)	21,814,267
Total assets	24,672,377	(444,590)	24,227,787
Future income taxes (current liability)	(52,231)	52,231	-
Current liabilities	9,738,351	(52,231)	9,686,120
Total liabilities	11,763,759	(52,231)	11,711,528
Retained earnings	10,624,883	314,457	10,939,340
Accumulated other comprehensive income (loss)	(382,563)	392,359	774,922
Total shareholders’ equity	12,908,618	(77,902)	12,830,716
Total liability and shareholders’ equity	24,672,377	(444,590)	24,227,787

Consolidated Statement of Operations and Other Comprehensive Income
Earnings (loss) from operations	(497,750)	(8,009)	(505,759)
Equity loss of former equity investee	-	(4,811,819)	(4,811,819)
Share of loss from discontinued operations of former equity investee	(4,811,819)	4,811,819	-
Investment income	(217,608)	314,458	96,850
Earnings (loss) from continuing operations	(2,973,671)	(4,048,917)	(7,022,588)
Net earnings (loss) for the year	(8,680,692)	314,458	(8,366,234)
Unrealized gain (loss) on available for sale securities	275,876	(367,675)	(91,799)
Related tax impact	69,593	(52,231)	17,362
Comprehensive income (loss) for the year	(8,431,014)	(986)	(8,432,000)
Earnings (loss) per share from continuing operations	(0.50)	(0.88)	(1.38)
Earnings (loss) per share from discontinued operations	(1.21)	0.95	(0.26)
Earnings (loss) per share	(1.71)	0.07	(1.64)
Diluted earnings (loss) per share from continuing operations	(0.50)	(0.88)	(1.38)
Diluted earnings (loss) per share from discontinued operations	(1.21)	0.95	(0.26)
Diluted earnings (loss) per share	(1.71)	0.07	(1.64)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	Originally Stated U.S. Accounting Principles	Change	As Restated U.S. Accounting Principles
December 31, 2007

Balance Sheet
Short term investments	5,461,581	(244,294)	5,217,287
Current assets	17,305,249	(244,294)	17,060,955
Total assets	18,141,508	(244,294)	17,897,214
Retained earnings	13,511,710	(106,555)	13,405,155
Accumulated other comprehensive income	-	(137,739)	(137,739)
Total shareholders’ equity	16,178,008	(244,294)	15,933,714
Total liabilities and shareholders’ equity	18,141,508	(244,294)	17,897,214

Consolidated Statement of Operations and Other Comprehensive Income
Earnings (loss) from operations	(872,244)	(553,933)	(1,426,177)
Investment income (loss)	359,629	(106,555)	253,074
Equity earnings of former equity investee	-	639,964	639,964
Share of loss from discontinued operations of former equity investee	639,964	(639,964)	-
Unrealized gain (loss) on available for sale securities	(289,366)	306,851	17,485
Earnings from continuing operations	3,755,788	211,481	3,967,269
Net earnings for the year	2,886,827	(106,555)	2,780,272
Comprehensive income for the year	3,269,390	(148,065)	3,417,455
Earnings (loss) per share from continuing operations	0.68	0.10	0.78
Earnings (loss) per share from discontinued operations	(0.11)	(0.12)	(0.23)
Earnings (loss) per share	0.57	(0.02)	0.55
Diluted earnings (loss) per share from continuing operations	0.68	0.10	0.78
Diluted earnings (loss) per share from discontinued operations	(0.11)	(0.12)	(0.23)
Diluted earnings (loss) per share	0.57	(0.02)	0.55

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12. SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
December 31, 2007
Interest income (e)	194,304	(194,304)	-
Investment income (loss) (e)	359,629	(359,629)	-
	553,933	(553,933)	-

Expenses	1,426,177	-	1,426,177
Loss from operations before the following	(872,244)	(553,933)	(1,426,177)

Equity earnings of significantly influenced companies (d)	(723,175)	25,236	(697,939)
Gain on dilution of investment in former equity investee (d)	67,881	2,686	70,567
Equity in earnings of former equity investee (e)	-	639,964	639,964
Gain on sale of investment in former consolidated subsidiary	130,850	-	130,850
Gain on sale of former equity investee (d)	5,272,151	(294)	5,271,857
Write-down of investment in significantly influenced company (d)	(140,000)	(349,556)	(489,556)
	4,607,707	318,036	4,925,743
Earnings from continuing operations	3,735,463	(235,897)	3,499,566
Other income
Interest income (e)	-	194,304	194,304
Investment income (loss) (e)	-	359,629	253,074
(b)		(106,555)	253,074
	-	447,378	447,378
Earnings from operation before income taxes	3,735,463	211,481	3,946,944
Income taxes	(20,325)		(20,325)
Earnings from operations for the year	3,755,788	211,481	3,967,269
Loss from discontinued operations, net of taxes	(1,186,997)	-	(1,186,997)
Share of earnings from discontinued operation of former equity investee (e)	639,964	(639,964)	-
	(547,033)	(639,964)	(1,186,997)
Net earnings for the year	3,208,755	(428,483)	2,780,272
Other comprehensive income (loss), net of taxes
Share of unrealized exchange loss of former equity investee	(321,100)	(90,303)	(411,403)
Reclassification of unrealized exchange gain of former equity investee to earnings	1,078,188	303,220	1,381,408
Equity in comprehensive loss of significantly influenced company (d)	-	(135)	(135)
Unrealized gain(loss) on available for sale securities (b)	-	17,485	17,485
Related tax impact	-	(350,172)	(350,172)
	757,088	(119,905)	637,183
Comprehensive income for the year	3,965,843	(548,388)	3,417,455

On December 31, 2007 the Company completed the sale of its 22.15% shareholding in Polyair Inter Pack Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.     SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
December 31, 2006
Interest income (e)	225,617	(225,617)	-
Investment income (loss) (e)	(217,608)	217,608	-
	8,009	(8,009)	-

Expenses	505,759	-	505,759
Loss from operations before the following	(497,750)	(8,009)	(505,759)

Equity earnings of significantly influenced companies (d)	(783,926)	224,725	(559,201)
Equity loss of former equity investee (e)	-	(4,811,819)	(4,811,819)
Gain on dilution of investment in former equity investee (e)	-	(190)	(190)
Write-down of investment in former equity investee	(991,732)	223,909	(767,823)
	(1,775,658)	(4,363,375)	(6,139,033)
Earnings from continuing operations	(2,273,408)	(4,371,384)	(6,644,792)
Other income
Interest income (e)	-	225,617	225,617
Investment income (loss) (e)	-	(217,608)
(b)		314,458	96,850
	-	322,467	322,467
Earnings from operation before income taxes	(2,273,408)	(4,048,917)	(6,322,325)
Income taxes	700,263	-	700,263
Earnings from operations for the year	(2,973,671)	(4,048,917)	(7,022,588)
Loss from discontinued operations, net of taxes	(1,343,646)	-	(1,343,646)
Share of earnings from discontinued operation of Former equity investee (e)	(4,811,819)	4,811,819	-
	(6,155,465)	4,811,819	(1,343,646)
Net earnings for the year	(9,129,136)	762,902	(8,366,234)
Other comprehensive income (loss), net of taxes
Share of unrealized exchange loss of former equity investee	54,766	(44,459)	10,307
Reclassification of unrealized exchange gain of former equity investee to earnings	236,613	(192,080)	44,533
Equity in comprehensive loss of significantly influenced company (d)	-	(11,445)	(11,445)
Unrealized gain(loss) on available for sale securities (b)	-	(91,799)	(91,799)
Related tax impact	-	(17,362)	(17,362)
	291,613	(357,145)	(65,766)
Comprehensive income for the year	(8,837,757)	405,757	(8,432,000)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.         SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	2008	2007	2006

Earnings (loss) from continuing operations - U.S. GAAP	1,015,757	3,967,269	(7,022,588)
Earnings (loss) per share from continuing operations – U.S. GAAP
Basic	0.20	0.78	(1.38)
Diluted	0.20	0.78	(1.38)

Loss from discontinued operations - U.S. GAAP	-	(1,186,997)	(1,343,646)
Loss per share from discontinued operations - U.S. GAAP
Basic	0.00	(0.23)	(0.26)
Diluted	0.00	(0.23)	(0.26)

Net earnings (loss) - U.S. GAAP	1,015,757	2,780,272	(8,366,234)
Earnings (loss) per share - U.S. GAAP
Basic	0.20	0.55	(1.64)
Diluted	0.20	0.55	(1.64)

Reconciliation of U.S. GAAP Effective Income Tax Provision (Recovery):

	2008	2007	2006
	$	$	$

Income tax computed at statutory combined income tax rates	341,614	1,424,847	(2,282,359)
Increase (decrease) in tax resulting from
Non-deductible expenses	19,683	(1,708)	78
Non-taxable equity items	8,769	172,290	2,216,191
Non-taxable portion of capital (gain) loss	(279,558)	(1,327,947)	10,449
Re-valuation of future tax benefits previously recognized (not recognized)	-	(289,000)	602,000
Future tax benefits not recognized	14,207	-	220,000
Other	(100,730)	(1,193)	(163,240)

Effective income tax provision (recovery)	3,985	(20,325)	700,263

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Reconciliation of U.S. GAAP Effective Income Tax Provision (Recovery) on discontinued operations:
	2008	2007	2006
	$	$	$

Income tax computed at statutory combined income tax rates	-	(893,015)	(888,523)
Increase (decrease) in tax resulting from
Non-deductible expenses	-	4,422	151,030
Non-taxable equity items	-	-	(30,170)
Re-valuation of future tax benefits previously recognized (not recognized)	-	833,593	926,521
Future tax benefits not recognized	-	-
Other	-	-	108,360

Effective income tax provision (recovery)	-	(55,000)	267,218

Reconciliation of Shareholders’ Equity:
	2008	2007	2006
	$	$	$

Shareholders’ equity based on Canadian GAAP	16,517,866	16,178,008	11,975,030
Correction of accounting error on valuation of short term investments	-	(244,294)	(444,357)
Purchase of non-arm’s length companies (Note 12(a))	-	-	(226,420)
Effect of GAAP differences in former subsidiary on accounting gain on sale of shares	-	-	221,580
Effect of GAAP difference on impairment of goodwill	-	-	118,720
Adjustment of short term investments to cost basis	350,459	-	314,458
Effect of GAAP differences in subsidiaries and effectively controlled companies on equity investment transactions	249	-	468,879
Comprehensive income adjustments: Effect of GAAP difference in accounting for accumulated translation loss	-	-	(236,613)
Future tax effect on accumulated translation loss	-	-	350,172
Unrealized gain on available for sale securities, net of income taxes	-	-	(25,325)
Equity in comprehensive income of significantly influenced company	-	-	135
Shareholders’ equity based on U.S. GAAP	16,868,574	15,933,714	12,516,259

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Accounting policy

Accounts and notes receivable

Notes and accounts receivable are recorded under the terms of the agreement or at the invoiced amount, are periodically assessed for recoverability and an allowance for doubtful accounts established. A note or account receivable is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest. Interest income is not recognized when a note or account receivable becomes uncollectible.

Notes receivable

For Canadian GAAP purposes the Company discloses the non-interest bearing note receivable as part of Notes Receivable and the deferred gain related thereto as a long-term liability.  In these financial statement the net amount has been disclosed as an asset or liability as appropriate.
	2008	2007
Note receivable, bearing interest at prim plus 2% per annum, due on demand, secured by a general security agreement	$-	$216,409

Note receivable, bearing interest at 10% per annum, due on demand, secured by a general security agreement	-	616,050

Note receivable, non-interest bearing discounted at 17.5%, repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due on January 15, 2009 and each anniversary thereafter. The note is secured by the shares of a former consolidated subsidiary, Distinctive Designs Furniture Inc. (“Distinctive”)	537,513	457,513

Deferred gain on discounted note receivable (Note 5)	(420,953)	(420,953)

	116,560	869,019

Allowance for doubtful accounts	(58,675)	-

	57,885	869,019

Less: current portion	57,885	832,459
	$-	$36,560

Effective December 28, 2007, the Company sold all of its investment interest in Distinctive to Distinctive’s other major shareholder.  The proceeds from the sale of the shares was satisfied by a promissory note issued by the purchaser.  The note which is non-interest bearing has been discounted and is repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due on January 15, 2009.  This note is only due and payable in any given year if Distinctive continues its business.  Over the past number of years, Distinctive incurred substantial operating losses.  Distinctive continues to be impacted by a difficult retail environment as a result of competitive market conditions and the poor global economy and accordingly, management of the Company believes the above reserve is appropriate.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Investment income

	2008	2007	2006

Distributions from limited partnerships	$28,528	$28,528	$29,909
Management fees	13,734	35,987	41,443
Gain (loss) on investments	(419,745)	188,559	25,498

Investment income	$(377,483)	$253,074	$96,850

Related Party Transactions

The Company has outstanding balances and transactions with its consolidated subsidiary and former subsidiary, which have been eliminated on consolidation.

	2008	2007	2006
	$	$	$
2041804 Ontario Inc. (consolidated subsidiary)

Non-interest bearing loan payable denominated in U.S. Dollars	16,658,086	13,542,681	15,920,703
Foreign exchange gains (losses)	3,100,746	(2,377,648)	(60,485)

Distinctive Designs Furniture Inc. (former consolidated subsidiary) (Note 11)

Loans receivable	-	-	998,068
Interest receivable	-	-	15,855
Interest revenue	-	76,473	29,557

Income Taxes

In accordance with FIN 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), the Company classified interest and penalties associated with income tax positions in income tax expenses.  The Company did not incur any interest and penalties with income tax positions for the years 2008, 2007 and 2006.

In accordance with FIN 48, the Company has unrecognized tax benefits of approximately $850,000 that, if recognized, would affect the effective tax rate.  Tax position for fiscal years 2004 and on still remain opened for examination by major tax authorities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Fair Value Measurements

The Company’s consolidated balance sheets include the following financial instruments: cash, short-term investments, accounts receivable, notes receivable and accounts payable.  The carrying amounts of current assets and liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company adopted FAS 157 for its financial assets and liabilities as of January 1, 2008.  This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value instruments.  The fair value hierarchy is as follows:

Level 1 – Quoted (unadjusted) prices for identical assets and liabilities in active markets

Level 2 – inputs other than quoted prices, included with Level 1 that are observable for the asset or liability, either directly or indirectly, including:

•	Quoted prices for similar assets/liabilities in active markets;
•	Quoted prices for identical or similar assets in non-active markets (few transactions, limited information, non-current prices, high variable over time);
•	Inputs other than quoted prices that are observable for the asset/liability (e.g. interest rates, yield curves, volatilities, default rates, etc); and;
•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3 – Unobservable inputs that cannot be corroborated by other observable market data.

The Company’s assets are measured as follows:

Cash – the carrying value of cash approximates fair value as maturities are less than three months.  Cash has been valued using the market value technique.

Short-term investments – The estimated fair values of the short term investments are based on quoted market prices and/or other market data for the same or comparable instruments and transactions in establishing the price. Short-term investments are valued using the market value technique.

Notes receivable – The estimated fair value of the note receivable is based on unobservable inputs that cannot be corroborated by observed market data.  Notes receivable are valued using the income approach technique.
.

		Fair Value Measurements at Reporting Date Using:

Assets:	December 31, 2008	Quoted Prices in Active Markets for Identical Level Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash	14,178,399	$14,178,399	-	-
Short-term investments	2,880,094	302,540	-	2,577,554
Notes receivable	57,885	-	-	57,885
Investments	292,427	-	292,427	-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Short Term Investments

Balance at beginning of period	$5,085,648

Additional investments	2,250,000

Redemption of investments	(3,743,600)

Unrealized loss on investments not included in earnings	(158,269)

Loss on investments included in earnings	(856,225)

Balance at end of period	$2,577,554

Investments

Long-term investments in which the Company has significant influence are accounted for using the equity method.  Whenever events or changes in circumstances indicate that the carrying value of the investment may not be recoverable, the investment will be written down to its fair value.  Any impairment in value is recorded in the consolidated statement of operations.

	2007	2006
Polyair Inter Pack Inc. Common shares – at equity (Nil; 2006 - 22.8%)
Proportionate share of net book value	$-	$1
Unamortized goodwill	-	-
(market value – 2006 - $3,332,167)	$-	$1

The potential conversion of outstanding options and the conversion of a convertible note receivable could reduce the Company’s ownership to 20.6%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

12.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Recent United States Accounting Pronouncements:

SFAS No 162   In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with U.S. GAAP.  The statement will be effective 60 days after the SEC approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We do not expect the adoption of SFAS 162 to have an effect on our consolidated financial statements.

SFAS No. 161    In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which expands the quarterly disclosures requirements in SFAS No. 133 for derivative instruments and hedging activities, effective for fiscal years beginning after November 15, 2008.  We do not expect the adoption of SFAS 161 to have an effect on our consolidated financial statements.

FAS No. 157-2   In February 2008, the FASB issued FSP No. 157-2 Effective Date of FASB Statement No. 157, which defers the effective date of FASB 157 for certain non-financial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis.  The deferred provisions of FASB 157 affect assets measured at fair value in goodwill impairment testing, non-financial long-lived assets measured at fair value for impairment assessment and asset retirement obligations initially measured at fair value.  The Company will adopt these deferred provisions on January 1, 2009 and does not expect them to have a material impact on our consolidated financial statements.

FAS No. 157-3    The FASB issued FASB Staff Position FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.   The FSP clarifies the application of FASB No. 157, Fair Value Measurement, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The Company will adopt these provisions on January 1, 2009 and does not expect them to have a material impact on our consolidated financial statements.

EITF 03-6-1   In June 2008 the FASB issued FASB Staff Position (FSP) EITF 03-6, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.  The FSP provides that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The FSP is effective for years commencing after December 15, 2008.  The Company is currently assessing the affect of its adoption may have on its consolidated financial statements.

SFAS No. 141(R) In December 2007, the FASB issued SFAS No. 141(R) Business Combinations.  The statement provides revised guidance for recognition and measuring assets acquired and liabilities assumed in a business combination.  It also requires transaction costs for a business combination to be expensed as incurred.  SFAS 141(R) will impact our accounting for and business combinations we complete after 2008.

CONSOLIDATED MERCANTILE INCORPORATED - SCHEDULE 2
DECEMBER 31, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

Column A	Column B	Column C			Column D	Column E	Column F
Description	Balance Beginning of Period	Charged to Costs and Expenses		Additions Charged to Other Accounts – Describe	Other (2)	Deductions- Describe (3)	Balance End of Period
	$	$		$	$	$	$
Allowance for doubtful accounts
December 31, 2008	-	58,675	(1)	-	-	-	58,675
December 31, 2007	92,080	-		-	(92,080)	-	-
December 31, 2006	386,745	(53,428)		-	-	(241,237)	92,080

(1)  Reserve on note receivable, net of deferred gain (see Notes 3 & 5 to 2008 Annual Consolidated Financial Statements)

(2)  Disposal of former consolidated subsidiary.

(3)  Deductions represent bad debts written off against accounts receivable and reversals of over accruals.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

RESULTS OF OPERATIONS

General

The following table sets forth items derived from the consolidated statements of operations for the six-month periods ended June 30, 2009 and 2008 prepared in accordance with Canadian GAAP. A summary of the differences between Canadian and US accounting principles for the fiscal years ended December 31, 2008 and 2007, are detailed in Note 12 to the Consolidated Financial Statements included herein.

RESULTS OF OPERATIONS

The following table sets forth items derived from the unaudited interim consolidated statements of operations for each of the eight most recently completed quarters:

(In thousands of dollars, except per share amounts)

	2009			2008			2007
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Revenue	$168	$121	$(491)	$(307)	$180	$(66)	$135	$(228)

Earnings (loss) from continuing operations	(207)	(29)	338	(68)	(40)	117	4,313	(418)

Loss from discontinued operations	-	-	-	-	-	-	(402)	(353)

Net earnings (loss)	(207)	(29)	338	(68)	(40)	117	3,911	(771)
Earnings (loss) per share from continuing operations
Basic and diluted	$(0.04)	$(0.01)	$0.07	$(0.01)	$(0.01)	$0.02	$0.85	$(0.08)
Loss per share From discontinued operations
Basic and diluted	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$(0.08)	$(0.07)
Earnings (loss) per share
Basic and diluted	$(0.04)	$(0.01)	$0.07	$(0.01)	$(0.01)	$0.02	$0.77	$(0.15)

General

The following table sets forth items derived from the unaudited interim consolidated statements of operations for the six-month periods ended June 30, 2009 and 2008:

(In thousands of dollars)	Six Months Ended June 30
	2009	2008
Investment revenue (loss)	$289	$114
Expenses	(561)	(38)
Earnings on equity items	43	3
Earnings (loss) before income taxes	(229)	79
Income taxes	7	(2)
Net earnings (loss)	$(236)	$77

Review of the Second Quarter Results ended June 30, 2009 and 2008

Revenue. Revenue for the six months ended June 30, 2009 increased to $289,553 compared to $114,002 for the comparable 2008 period. Revenue for 2009 includes interest income on cash and cash equivalents of $63,400 and share of income from investments in Limited Partnerships of $226,553. Revenue for 2008 includes interest income on cash and cash equivalents of $183,478 and share of loss from investments in Limited Partnerships of $69,476. The decrease in interest income in 2009 is due to the substantial decrease in interest rates following the current economic conditions and the resulting tightening in the credit markets. Investment income increased in 2009 due to the improved results achieved from the Company’s Limited Partnership investments during the period.

Administrative and General Expenses  Administrative and general expenses for the six months ended June 30, 2009 and 2008 were $522,485 and $296,300 respectively.  Administrative and general expenses normally include fees for management and administrative services, legal and audit fees, and public company shareholder costs.  The expense for the six month period ended June 30, 2009 includes a provision for non-deductible interest expenses of approximately $250,000 which may arise from the potential reassessment of prior year taxes.

Gain (loss) on Foreign Exchange.  Loss on foreign exchange for the six months ended June 30, 2009 was $989 compared to gain on foreign exchange of $257,973 for the comparable 2008 period.  During the period under review, the Company held minimal funds denominated in United States dollars.  The gain for the 2008 period resulted from the effect of the strengthening of the United States Dollar on the Company’s U.S. dollar holdings on hand at that time.

Other expenses. Effective December 28, 2007, the Company sold all of its investment interest in Distinctive to Distinctive’s other major shareholder.  The proceeds from the sale of the shares was satisfied by a promissory note issued by the purchaser.  The note which is non-interest bearing has been discounted and is repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due on January 15, 2009.  The first instalment was received in April 2009.  This note is only due and payable in any given year if Distinctive continues its business.  Over the past number of years Distinctive incurred substantial operating losses. Distinctive continues to be impacted by a difficult retail environment as a result of competitive market conditions and the poor global economy and accordingly, management of the Company believes a reserve is appropriate. As a result, the Company has reserved $38,000 against the accretion interest on this discounted note for the six months ended June 30, 2009.

Equity items.  Equity earnings for the six months ended June 30, 2009 were $1,172 compared to equity earnings of $2,864 for the comparable 2008 period.  During the period under review the Company recognized a deferred gain of $42,050 from the 2007 sale of its investment interest in Distinctive.

Income Tax Provision. The effective tax rate for the six months ended June 30, 2009 and 2008 was (3.4%) and (2.0%) respectively.  The difference between the Company’s statutory tax rate and its effective tax rate is primarily attributable to the permanent differences associated with non-deductible items, the tax treatment of capital gain transactions and the valuation allowance provided against certain future tax benefits.

Net Earnings (loss).  Net loss for the six months ended June 30, 2009 was $236,418 as compared to net earnings of $76,942 in the comparable 2008 period. Net loss for the six months ended June 30, 2009 was impacted by the provision for interest on a potential reassessment of prior year taxes.  Net earnings for the six months ended June 30, 2008 were impacted by the poor performance of the equity markets.  This was offset by the foreign exchange gain resulting from the strengthening of the United States Dollar during the period.

Inflation. Inflation has not had a material impact on the results of the Company’s operations in its last quarter and is not anticipated to materially impact on the Company’s operations during its current fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s principal sources of liquidity are cash on hand, short-term investments and cash flow from operations.

The Company's working capital amounted to $16.0 million at June 30, 2009 compared to $16.3 million at December 31, 2008.  The ratio of current assets to current liabilities was 14.2:1 at June 30, 2009 and 17.9: 1 at December 31, 2008.

During the six months ended June 30, 2009 the Company’s cash position increased by approximately $534,000 to $14.7 million from $14.2 million at December 31, 2008.  The net increase was due to the following:

➢	Operating Activities decreased cash by $173,207. This was a result of $253,198 in cash utilized for operations and $79,991 of cash generated from changes in non-cash components of work capital;

➢	Investing Activities increased cash by $708,041 as a result of the decrease in the Company’s short-term investments of $608,106 and the collection of $99,935 from the note receivable.

The Company’s ongoing expected costs include administrative expenses, fees for management and administrative services provided to the Company, legal and audit fees and public company shareholder costs.  The Company expects to generate the revenue required in order to service these expenditures from interest and investment income.

QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk.

Interest rate risk is the risk that the value of a financial instrument will fluctuate due to changes in market rates. The Company has reduced the exposure to interest rate risk over the cash flows through the use of fixed rate instruments on certain of its financial liabilities.  The Company has not used derivative financial instruments to alter the exposure to interest rate risk.

CONSOLIDATED MERCANTILE INCORPORATED

 CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

JUNE 30, 2009

(UNAUDITED)

CONSOLIDATED MERCANTILE INCORPORATED

CONSOLIDATED BALANCE SHEET

			(Unaudited)
			June 30	December 31
			2009	2008
		A S S E T S
CURRENT
Cash and cash equivalents			$14,712,880	$14,178,399
Short-term investments			2,245,899	2,880,094
Accounts receivable			10,527	20,797
Prepaid expenses			228,979	49,010
Note receivable			-	99,935

			17,198,285	17,228,235

INVESTMENTS	(see Note)		293,599	292,427

			$17,491,884	$17,520,662

		L I A B I L I T I E S
CURRENT
Accounts payable and accrued liabilities			$120,593	$121,181
Income taxes payable			1,089,843	839,565

			1,210,436	960,746

DEFERRED GAIN			-	42,050

			1,210,436	1,002,796

		S H A R E H O L D E R S' E Q U I T Y

CAPITAL STOCK			2,830,765	2,830,765

CONTRIBUTED SURPLUS			59,411	59,411

RETAINED EARNINGS			13,391,272	13,627,690

			16,281,448	16,517,866

			$17,491,884	$17,520,662

CONSOLIDATED MERCANTILE INCORPORATED

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

SIX MONTHS ENDED JUNE 30

	(Unaudited)

	2009	2008

Balance, beginning of period	$13,627,690	$13,285,290

Excess of cost of shares purchased for cancellation over stated value	-	(4,963)

	13,627,690	13,280,327

Net earnings (loss) for the period	(236,418)	76,942

Balance, end of period	$13,391,272	$13,357,269

CONSOLIDATED MERCANTILE INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

SIX MONTHS ENDED JUNE 30

	(Unaudited)

	2009	2008
REVENUE
Interest income	$63,400	$183,478
Investment income (loss)	226,153	(69,476)
	289,553	114,002

EXPENSES
Administrative and general	522,485	296,300
Loss (gain) on foreign exchange	989	(257,973)
Impairment loss on note receivable	38,000	-
	561,474	38,327

EARNINGS (LOSS) FROM OPERATIONS
BEFORE THE FOLLOWING	(271,921)	75,675

Equity earnings (loss) of significantly influenced company	1,172	2,864
Deferred gain recognized on sale of former consolidated subsidiary	42,050	-
	43,222	2,864

EARNINGS (LOSS) BEFORE INCOME TAXES	(228,699)	78,539

Income taxes - current	7,719	1,597

NET EARNINGS (LOSS) FOR THE PERIOD,
ALSO BEING COMPREHENSIVE INCOME (LOSS)
FOR THE PERIOD	$(236,418)	$76,942

EARNINGS (LOSS) PER SHARE

Earnings (loss) per share
Basic and diluted	$(0.05)	$0.02

Weighted average number of common shares
Basic and diluted	5,076,407	5,079,041

CONSOLIDATED MERCANTILE INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30

		(Unaudited)
	2009	2008
CASH PROVIDED BY (USED FOR):
OPERATING ACTIVITIES
Net earnings (loss) for the period	$(236,418)	$76,942
Unrealized (gain) loss on marketable securities	26,089	(38,762)
Unrealized (gain) loss on foreign exchange	353	(246,315)
Equity (earnings) loss of significantly influenced company	(1,172)	(2,864)
Deferred gain recognized on sale of former consolidated subsidiary	(42,050)	-
Accretion interest on discounted note receivable	(38,000)	(40,000)
Impairment loss on note receivable	38,000	-
	(253,198)	(250,999)
Change in non-cash components of working capital
Decrease (increase) in accounts receivable	10,270	(8,198)
(Increase) decrease in prepaid expenses	(179,969)	(32,822)
Decrease in accounts payable and accrued liabilities	(588)	(568,344)
Increase in income taxes payable	250,278	4,448
	(173,207)	(855,915)

FINANCING ACTIVITIES
Purchase of common shares for cancellation	-	(7,505)

INVESTING ACTIVITIES
Decrease (increase) in short-term investments	608,106	(1,117,383)
Decrease in notes receivable	99,935	832,459
Proceeds on redemption of shares in significantly influenced company	-	59,891
	708,041	(225,033)

UNREALIZED FOREIGN EXCHANGE GAIN (LOSS) IN CASH BALANCES	(353)	246,315

CHANGE IN CASH POSITION	534,481	(842,138)

Cash and cash equivalents, beginning of period	14,178,399	10,961,412
CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,712,880	$10,119,274

Cash and cash equivalents consist of cash balances with banks, and investments in money market instruments.
Cash and cash equivalents included in the cash flow statement are comprised of the following balance sheet amounts:

Cash balances with banks	$49,071	$104,426
Money market instruments	14,663,809	10,014,848
Total cash and cash equivalents	$14,712,880	$10,119,274

Money market instruments consist primarily of investments in short term deposits with maturities of three months or less.

Supplementary cash flow information:

Income taxes paid	$24,824	$35,500

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009
(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)

The accompanying unaudited interim consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on a basis consistent with those followed in the most recent audited consolidated financial statements except as noted below.  These unaudited interim consolidated financial statements do not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report for the year ended December 31, 2008 included in this prospectus.  In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.

In February 2008, the CICA issued amendments to Handbook Section 1000, “Financial Statement Concepts” to clarify the criteria for recognition of an asset and the timing of expense recognition.  The new requirements are effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008.  The Company applied the amendments to Handbook Section 1000 commencing January 1, 2009.  The implementation of the amendments to Handbook Section 1000 does not have any impact on the Company’s results of operations, financial position and disclosures as these amendments are clarifications on the application of Handbook Section 1000.

In February 2008, the CICA issued a new accounting standard, Handbook Section 3064, concerning goodwill and intangible assets. The new section replaces the existing guidance on goodwill and other intangible assets and research and development costs.  The new section provides additional guidance on measuring the cost of goodwill and intangible assets. The new standard is effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008. The implementation of this new standard does not have any impact on the Company’s results of operations, financial position and disclosures.
The Emerging Issues Committee (“EIC”) issued a new abstract on January 20, 2009, concerning the measurement of financial assets and financial liabilities (“EIC-173 – Credit Risk and the Fair Value of Financial Assets and Financial Liabilities”) (the “Abstract”).  The Abstract was issued to consider the diversity in practice as to whether an entity’s own credit risk and the credit risk of the counterparty are taken into account in determining the fair value of financial instruments.  The Committee reached a consensus that these risks should be taken into account in the measurement of financial assets and financial liabilities.  The Abstract is effective for all financial assets and financial liabilities measured at fair value in interim and annual financial statements issued for periods ending on or after the date of issuance of the Abstract with retrospective application without restatement of prior periods.  The Company applied the new Abstract at the beginning of its current fiscal year.  The implementation does not have a significant impact on the Company’s results of operations, financial position and disclosures.
Recent Accounting Pronouncements
In January 2009, the CICA issued new accounting standards, Handbook Section 1582 “Business Combinations”, Handbook Section 1602 “Non-Controlling Interests”, and Handbook Section 1601 “Consolidated Financial Statements”, which are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations”.  The new standards replace the existing guidance on business combinations and consolidated financial statements.  The objective of the new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards.  The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted.  Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards shall not be adjusted upon application of these new standards.  Section 1602 should be applied retrospectively except for certain items. The Company is currently assessing the impact these new standards may have on its results of operations, financial position and disclosures.

On April 29, 2009, the CICA amended Section 3855, “Financial Instruments – Recognition and Measurement”, adding/amending paragraphs regarding the application of effective interest method to previously impaired financial assets and embedded prepayment options.  The amendments are effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011 with early adoption permitted. These amendments are not expected to have a significant impact on the Company’s accounting for its financial instruments.

In June 2009, the CICA amended Section 3862, “Financial Instruments – Disclosures”, to adopt the amendments recently issued by the IASB to International Financial Reporting Standard 7, “Financial Instruments” Disclosures” (“IFRS 7”), in March 2009.  These amendments are applicable to publicly accountable enterprises and those private enterprises, co-operative business enterprises, rate-regulated enterprises and not-for-profit organizations that choose to apply Section 3862.  The amendments were made to enhance disclosures about fair value measurements, including the relative reliability of the inputs used in those measurements, and about the liquidity risk of financial instruments.  The amendments are effective for annual financial statements for fiscal years ended after September 30, 2009, with early adoption permitted.  To provide relief for preparers, and consistent with IFRS 7, the CICA decided that an entity need not provide comparative information for the disclosures required by the amendments in the first year of application.  The Company will apply these amendments for its 2009 annual consolidated financial statements.  The impact of the amendments to the fair value measurement and liquidity risk disclosure requirements of the Company are not expected to be significant.

Transition to International Financial Reporting Standards

The Canadian Accounting Standards Board (“AcSB”) confirmed that the adoption of IFRS would be effective for the interim and annual periods beginning on or after January 1, 2011 for Canadian publicly accountable profit-oriented enterprises.  IFRS will replace Canada’s current GAAP for these enterprises.  Comparative IFRS information for the previous fiscal year will also have to be reported.  These new standards will be effective for the Company in the first quarter of 2011.  The Company continues the process of evaluating the potential impact of IFRS to our consolidated financial statements. This will be an ongoing process as new standards and recommendations are issued by the ISAB and the AcSB. While the Company continues its work on the initial planning and assessment stage, including involvement in various training programs, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

Investments

Long-term investments in which the Company has significant influence are accounted for using the equity method.  Whenever events or changes in circumstances indicate that the carrying value of an investment may not be recoverable, the investment will be written down to its fair value.  Any impairment in value is recorded in the consolidated statement of operations.

Investments as at June 30, 2009 and December 31, 2008 consist of the following:

	June 30, 2009	December 31, 2008

Investment in significantly influenced company – at equity (1.5%)	$293,599	$292,427

Comparative Figures

Certain 2008 figures have been reclassifed from statements previously presented to conform to the presentation of the 2009 unaudited interim financial statements.

Proposed Amalgamation

The Company recently announced that its directors have approved a business combination by way of a proposed amalgamation with Genterra Inc., a company whose shares are traded on the TSX Venture Exchange.  The transaction is subject to the approval of the shareholders of both companies and the approval of the regulatory authorities.

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING
PRINCIPLES

The Company follows accounting principles generally accepted in Canada.  Differences between generally accepted accounting principles in Canada and those generally accepted in the United States of America (United States) are summarized below:

(a)
The Company's acquisitions of Distinctive Designs Furniture Inc., previously a significantly influenced company, and Kroehler Furniture Group Inc., a formerly consolidated subsidiary, were accounted for by the purchase method under Canadian generally accepted accounting principles.  Under United States generally accepted accounting principles, these non-arm’s length acquisitions must be accounted for by the reorganization of entities under common control method.  The accounting has been adjusted accordingly.

(b)	Comprehensive income:

For U.S. GAAP the Company has recorded the short term investments in quoted securities as available for sale securities which are recorded at fair market value with all unrealized holding gain and losses reflected in the statement of comprehensive income. Additionally, for U.S. GAAP, the Company has certain instruments for which readily determinable fair values are not available which are carried at cost, unless the investments are determined to be impaired in which case they are written down to estimated fair value, if less than cost.  During 2008 and 2009 under Canadian GAAP the short term investments are carried at fair market value with all gains and losses reflected in the statement of operations.

(c)	Stock-based compensation plans:

Commencing in 2002, the Company’s accounting policy to record compensation costs for stock options at fair value is comparable to the U.S. pronouncement under FASB No. 123.  No stock options were granted in 2008, 2007 and 2006.

(d)	Investments

Certain investees of the company have differences between U.S. GAAP and Cdn GAAP accounting and disclosures.  These differences affect the company’s equity share of their earnings.

(e)	Financial statement presentation

Certain financial statement presentation is required by US GAAP that is not required for Cdn. GAAP as follows:
•	The deferred gain has been reclassified to reduce the corresponding note receivable
•	Disclosure of trade accounts payable separate from accrued liabilities
•	The statement of cash flows is prepared starting from net income rather than net income from continuing operations

(f)	There are no new material items to reconcile Canadian GAAP to U.S. GAAP that need to be quantified.

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009
(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)
SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)
The effect on the consolidated balance sheet of the difference between accounting principles generally accepted in Canada and those generally accepted in the United States is summarized as follows:
	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
June 30, 2009

Short term investments (b)	2,245,899	403,410	2,649,309
Income taxes recoverable (e)	-	10,157	10,157
Current assets	17,198,285	413,567	17,611,852

Investments (d)	293,599	2,798	296,397
Total assets	17,491,884	416,365	17,908,249

Accounts payable and accrued liabilities (e)	120,593	(61,500)	59,093
Trade accounts payable (e)	-	61,500	61,500
Income taxes payable (e)	1,089,843	(1,089,843)	-
Current liabilities	1,210,436	(1,089,843)	120,593

Income taxes payable (e)	-	1,100,000	1,100,000

Total liabilities	1,210,436	10,157	1,220,593

Common stock (a)	2,688,939	(226,420)	2,462,519
Retained earnings (a)	13,391,272	226,420
(b)		573,818
(d)		2,798	14,194,308
Accumulated comprehensive income (b)	-	(170,408)	(170,408)
Total shareholders’ equity	16,281,448	406,208	16,687,656
Total liabilities and shareholders’ equity	17,491,884	416,365	17,908,249

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
December 31, 2008
Short term investments (b)	2,880,094	350,459	3,230,553
Notes receivable (e)	99,935	(42,050)	57,885
Income taxes recoverable (e)	-	10,435	10,435
Current assets	17,228,235	318,844	17,547,079

Investments (d)	292,427	249	292,676
Total assets	17,520,662	319,093	17,839,755

Accounts payable and accrued liabilities (e)	121,181	(25,164)	96,017
Trade accounts payable (e)	-	25,164	25,164
Income taxes payable (e)	839,565	(839,565)	-
Current liabilities	960,746	(839,565)	121,181

Deferred gain (e)	42,050	(42,050)	-
Income taxes payable (e)	-	850,000	850,000

Total liabilities	1,002,796	(31,615)	971,181

Common stock (a)	2,688,939	(226,420)	2,462,519
Retained earnings (a)	13,627,690	226,420
(b)		561,590
(d)		249	14,415,949
Accumulated comprehensive income	-	(211,131)	(211,131)
Total shareholders’ equity	16,517,866	350,708	16,868,574
Total liabilities and shareholders’ equity	17,520,662	319,093	17,839,755

Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income.  Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The following table presents comprehensive income and its components.

The CICA has adopted changes to Handbook Section 1530 Comprehensive Income which harmonizes Canadian GAAP with U.S. GAAP. The CICA requires mandatory implementation of these standards for interim and annual financial statements relating to years commencing on or after January 1, 2007.

The effect on earnings for the above differences between accounting principles generally accepted in Canada and those generally accepted in the United States are summarized as follows:

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009
(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)
SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
Six month period ended June 30, 2009
Interest income (e)	63,400	(63,400)	-
Investment income (loss) (e)	226,153	(226,153)	-
	289,553	(289,553)	-

Expenses	(561,474)	250,000	(311,474)
Earnings (loss) from operations before the following	(271,921)	(39,553)	(311,474)

Equity earnings of significantly influenced companies (d)	1,172	2,549	3,721
Deferred gain recognized on sale of former consolidated subsidiary	42,050	(42,050)	-
	43,222	(39,501)	3,721
Earnings (loss) from operations	(228,699)	(79,054)	(307,753)
Other income
Interest income (e)	-	63,400	63,400
Investment income (loss) (e)	-	238,382	238,382
	-	301,782	301,782
Earnings (loss) before income taxes	(228,699)	222,728	(5,971)
Income taxes	(7,719)	(250,000)	(257,719)
Earnings (loss) for the period from continuing operations	(236,418)	(27,272)	(263,690)

Discontinued operations
Deferred gain recognized on sale of former consolidated subsidiary	-	42,050	42,050
Net earnings (loss) for the period	(236,418)	14,778	(221,640)

Other comprehensive income (loss), net of taxes
Unrealized gain(loss) on available for sale securities (b)	-	40,723	40,723
Comprehensive income (loss) for the period	(236,418)	55,501	(180,917)

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	Canadian Accounting Principles $	Increase (Decrease) $	U.S. Accounting Principles $
Six month period ended June 30, 2008
Interest income (e)	183,478	(183,478)	-
Investment income (loss) (e)	(69,476)	69,476	-
	114,002	(114,002)	-

Expenses	(38,327)	-	(38,327)
Earnings (loss) from operations before the following	75,675	(114,002)	(38,327)

Equity earnings of significantly influenced companies (d)	2,864	928	3,792
	2,864	928	3,792
Earnings (loss) from operations	78,539	(113,074)	(34,535)
Other income
Interest income (e)	-	183,478	183,478
Investment income (loss) (b)	-	(69,476)
(e)		209,588	140,112
	-	323,590	323,590
Earnings (loss) before income taxes	78,539	210,516	289,055
Income taxes	(1,597)	-	(1,597)
Earnings (loss) for the period	76,942	210,516	287,458
Other comprehensive income (loss), net of taxes
Unrealized gain(loss) on available for sale securities (b)	-	(26,458)	(26,458)
Comprehensive income (loss) for the period	76,942	184,058	261,000

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009
(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)
SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

	June 30, 2009	June 30, 2008

Net earnings (loss) - U.S. GAAP	$(221,641)	$287,458
Earnings (loss) per share - U.S. GAAP
Basic	$(0.044)	$0.057
Diluted	$(0.044)	$0.057

Reconciliation of U.S. GAAP Effective Income Tax Provision (Recovery):
	June 30, 2009		June 30, 2008
	$		$

Income tax computed at statutory combined income tax rates		(69,500)		26,310
Increase (decrease) in tax resulting from
Non-taxable equity items		(3,410)		(1,270)
Non-taxable portion of capital (gain) loss		(7,043)		(23,469)
Future tax benefits not recognized		82,953		(1,571)
Provision for additional tax liability on fiscal periods open for examination by major tax authorities		250,000		-
Other		4,719		1,597
Effective income tax provision (recovery)		257,719		1,597

Reconciliation of Shareholders’ Equity:
	June 30, 2009
	$

Shareholders’ equity based on Canadian GAAP		16,281,448
Adjustment of short-term investments to cost basis		403,410
Effect of GAAP differences in subsidiaries and effectively controlled companies on equity investment transactions		2,798
Shareholders’ equity based on U.S. GAAP		16,687,656

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009
(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)
SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Accounting policy

Accounts and notes receivable

Notes and accounts receivable are recorded under the terms of the agreement or at the invoiced amount, are periodically assessed for recoverability and an allowance for doubtful accounts established. A note or account receivable is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest. Interest income is not recognized when a note or account receivable becomes uncollectible.

Notes receivable

For Canadian GAAP purposes the Company discloses the non-interest bearing note receivable as part of Notes Receivable and the deferred gain related thereto as a long-term liability.  Under SAB 5 US GAAAP requires that the net amount be disclosed as an asset or liability as appropriate.
June 30, 2009

Note receivable, non-interest bearing discounted at 17.5%, repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due on January 15, 2009 and each anniversary thereafter. The note is secured by the shares of a former consolidated subsidiary, Distinctive Designs Furniture Inc. (“Distinctive”)	475,578

Deferred gain on discounted note receivable (Note 5)	(378,903)

96,675

Allowance for doubtful accounts	(96,675)

-

Effective December 28, 2007, the Company sold all of its investment interest in Distinctive to Distinctive’s other major shareholder.  The proceeds from the sale of the shares was satisfied by a promissory note issued by the purchaser.  The note which is non-interest bearing has been discounted and is repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due on January 15, 2009.  This note is only due and payable in any given year if Distinctive continues its business.  Over the past number of years, Distinctive incurred substantial operating losses.  Distinctive continues to be impacted by a difficult retail environment as a result of competitive market conditions and the poor global economy and accordingly, management of the Company believes the above reserve is appropriate.

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009
(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)
SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Investment income
	June 30, 2009	June 30, 2008

Distributions from limited partnerships	$14,264	$14,264
Gain on investments	224,117	125,848

Investment income	$238,381	$140,112

Related Party Transactions

The Company has outstanding balances and transactions with its consolidated subsidiary and former subsidiary, which have been eliminated on consolidation.
	June 30, 2009
	$
2041804 Ontario Inc. (consolidated subsidiary)

Non-interest bearing loan payable - denominated in U.S. Dollars		15,909,270
Foreign exchange gains (losses)		(753,081)

Income Taxes

In accordance with FIN 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”), the Company classified interest and penalties associated with income tax positions in income tax expenses.  The Company did not incur any interest and penalties with income tax positions for the years 2008, 2007 and 2006.

During the period ended June 30, 2009, the Company has had further communications with tax  authorities regarding taxation years under review. Based on new information available, the Company believes that, more likely than not, its liability will increase by $250,000 and has provided for it in the statement of operations for the six month period ended June 30, 2009.

Tax positions taken during prior periods	$850,000

Changes during the period:
Increases in tax positions taken during the period	250,000
Decreases in tax positions relating to settlements with tax authorities	-
Reductions of tax positions as a result of a lapse of the statute of limitations	-
Tax positions outstanding at the end of the period	$1,100,000

In accordance with FIN 48, the Company has unrecognized tax benefits of approximately $1,100,000, including interest of $250,000 recognized in the consolidated statement of operations for the period ended June 30, 2009, that, if recognized, would affect the effective tax rate.  Tax position for fiscal years 2004 and on still remain opened for examination by major tax authorities.

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Fair Value Measurements

The Company’s consolidated balance sheets include the following financial instruments: cash, short-term investments, accounts receivable, notes receivable and accounts payable.  The carrying amounts of current assets and liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company adopted FAS 157 for its financial assets and liabilities as of January 1, 2008.  This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value instruments.  The fair value hierarchy is as follows:

Level 1 – Quoted (unadjusted) prices for identical assets and liabilities in active markets

Level 2 – inputs other than quoted prices, included with Level 1 that are observable for the asset or liability, either directly or indirectly, including:

•	Quoted prices for similar assets/liabilities in active markets;
•	Quoted prices for identical or similar assets in non-active markets (few transactions, limited information, non-current prices, high variable over time);
•	Inputs other than quoted prices that are observable for the asset/liability (e.g. interest rates, yield curves, volatilities, default rates, etc); and;
•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3 – Unobservable inputs that cannot be corroborated by other observable market data.

The Company’s assets are measured as follows:

Cash – the carrying value of cash approximates fair value as maturities are less than three months.  Cash has been valued using the market value technique.

Short-term investments – The estimated fair values of the short term investments are based on quoted market prices and/or other market data for the same or comparable instruments and transactions in establishing the price. Short-term investments are valued using the market value technique.

Notes receivable – The estimated fair value of the note receivable is based on unobservable inputs that cannot be corroborated by observed market data.  Notes receivable are valued using the income approach technique.

		Fair Value Measurements at Reporting Date Using:

Assets:	June 30, 2009	Quoted Prices in Active Markets for Identical Level Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash	14,712,880	$14,712,880	-	-
Short-term investments	2,245,899	343,264	-	1,902,635
Investments	293,599	-	293,599	-

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Short Term Investments

Balance at beginning of period	$2,577,554

Additional investments	-

Redemption of investments	(846,086)

Unrealized earnings from investments not included in earnings	118,215

Earnings from investments included in earnings	52,952

Balance at end of period	$1,902,635

Subsequent Events

Management has reviewed events subsequent to the balance sheet date through to August 14, 2009 and have concluded that there are no material reportable events.

Recent United States Accounting Pronouncements:

SFAS 168                      The FASB has issued FASB Statement No. 168, The “FASB Accounting Standards CodificationTM” and the Hierarchy of Generally Accepted Accounting Principles. Statement 168 establishes the FASB Accounting Standards CodificationTM(Codification) as the single source of authoritative U.S. generally accepted accounting principles (U.S. GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. Statement 168 and the Codification are effective for financial statements issued for interim and annual periods ending after September 15, 2009. We are currently evaluating the impact of this FSP on our consolidated financial statements.

SFAS No. 167                The FASB has issued the following two standards which change the way entities account for securitizations and special-purpose entities:
FASB Statement No. 166, Accounting for Transfers of Financial Assets; FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R).
Statement 166 is a revision to FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.  Statement 167 is a revision to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance.  Statements 166 and 167 will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009, or January 1, 2010, for a calendar year-end entity. Early application is not permitted. We are currently evaluating the impact of this FSP on our consolidated financial statements.

SFAS No. 165                 The FASB has issued FASB Statement No. 165, Subsequent Events. Statement 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, Statement 165 provides:
    The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements;

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2009

(Expressed in Canadian Dollars)                                                                                                                     (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (continued)

The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date.
Statement 165 is effective for interim or annual financial periods ending after June 15, 2009, and shall be applied prospectively and has no material effect on our financial statements.

FSP FAS 107-1 and APB 28-1 In April 2009, FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures About Fair Value of Financial Instruments (“FSP FAS 107-1 and APB 28-1”). FSP FAS 107-1 and APB 28-1 amend FAS No. 107, Disclosures About Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP 107-1 and APB 28-1, are effective for interim periods ending after June 15, 2009 (our Fiscal 2010). We have had no material impact on our consolidated financial statements of this FSP as our current disclosures meet these requirements.

FAS No. 157-4                           In April 2009, the FASB issued FSP No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS No. 157-4”), which expand quarterly disclosure requirements in SFAS No. 157 about how an entity determines fair value when the volume and level of activity for an asset or liability have significantly decreased and transactions related to such assets and liabilities are not orderly.  This pronouncement is effective beginning with the June 30, 2009 interim financial statements.  The impact of FSP FAS No. 157-4 on our consolidated financial position, cash flows and results of operations will not be material

EITF 03-6-1                                  In June 2008 the FASB issued FASB Staff Position (FSP) EITF 03-6, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.  The FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The FSP is effective for years commencing after December 15, 2008. The adoption of EITF 03-6-1 has had no material effect on our consolidated financial statements.

SFAS No 162                                In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with U.S. GAAP.  The statement will be effective 60 days after the SEC approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We do not expect the adoption of SFAS 162 to have an effect on our consolidated financial statements.

FAS No. 157-2                                In February 2008, the FASB issued FSP No. 157-2 Effective Date of FASB Statement No. 157, which defers the effective date of FASB 157 for certain nonfinancial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis.  The deferred provisions of FASB 157 affect assets measured at fair value in goodwill impairment testing, nonfinancial long-lived assets measured at fair value for impairment assessment and asset retirement obligations initially measured at fair value.  The Company adopted these deferred provisions on January 1, 2009 which had no impact on our consolidated financial statements.

FAS No. 157-3                                The FASB issued FASB Staff Position FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.   The FSP clarifies the application of FASB No. 157, Fair Value Measurement, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The Company adopted these provisions on January 1, 2009 which had no impact on our consolidated financial statements.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion of “Results of Operations” and “Liquidity and Capital Resources” sets forth items derived from the consolidated statements of operations for the nine month periods ended September 30, 2009 and 2008, prepared in accordance with Canadian GAAP.  A summary of the differences between Canadian and US accounting principles are detailed in Note 12 to the December 31, 2008 Audited Consolidated Financial Statements included herein.

RESULTS OF OPERATIONS

The following table sets forth items derived from the unaudited interim consolidated statements of operations for each of the eight most recently completed quarters:

(In thousands of dollars, except per share amounts)

		2009			2008			2007
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Revenue	$142	$168	$121	$(491)	$(307)	$180	$(66)	$135

Earnings (loss) from continuing operations	(19)	(249)	(29)	338	(68)	(40)	117	4,313

Earnings (loss) from discontinued operations	-	42	-	-	-	-	-	(402)

Net earnings (loss)	(19)	(207)	(29)	338	(68)	(40)	117	3,911
Earnings (loss) per share from continuing operations
Basic and diluted	$(0.00)	$(0.05)	$(0.01)	$0.07	$(0.01)	$(0.01)	$0.02	$0.85
Earnings (loss) per share from discontinued operations
Basic and diluted	$0.00	$0.01	$0.00	$0.00	$0.00	$0.00	$0.00	$(0.08)
Earnings (loss) per share
Basic and diluted	$(0.00)	$(0.04)	$(0.01)	$0.07	$(0.01)	$(0.01)	$0.02	$0.77

General

The following table sets forth items derived from the unaudited interim consolidated statements of operations for the nine-month periods ended September 30, 2009 and 2008:

(In thousands of dollars)	Nine Months Ended September 30
	2009	2008
Investment revenue (loss)	$431	$(193)
Expenses	(722)	228
Earnings on equity items	3	3
Earnings (loss) before income taxes	(288)	38
Income taxes	(9)	(29)
Earnings (loss) from continuing operations	(297)	9
Deferred gain recognized on sale of former consolidated subsidiary	42	-
Net earnings (loss)	$(255)	$9

Review of Nine-Month Period Results ended September 30, 2009 and 2008

Revenue. Revenue for the nine months ended September 30, 2009 increased to $431,261 compared to a loss of $192,532 for the comparable 2008 period. Revenue for the nine months ended September 30, 2009 includes interest income on cash and cash equivalents of $87,214 and share of income from investments in Limited Partnerships of $344,047. Revenue for the nine months ended September 30, 2008 includes interest income on cash and cash equivalents of $271,731 and share of loss from investments in Limited Partnerships of $464,263. The decrease in interest income in 2009 is due to the substantial decrease in interest rates following the current economic conditions and the resulting tightening in the credit markets. Investment income increased in 2009 due to the improved results achieved from the Company’s Limited Partnership investments during the period.

Administrative and General Expenses.  Administrative and general expenses for the nine months ended September 30, 2009 and 2008 were $663,706 and $410,614 respectively. Administrative and general expenses normally include fees for management and administrative services, legal and audit fees, and public company shareholder costs.  The expenses for the nine month period ended September 30, 2009 include a provision for non-deductible interest expenses of approximately $250,000 which may arise from the potential reassessment of prior year taxes.

Gain (loss) on Foreign Exchange. Loss on foreign exchange for the nine months ended September 30, 2009 was $1,766 compared to gain on foreign exchange of $638,680 for the comparable 2008 period.  During the period under review the Company held minimal funds denominated in United States dollars.  The gain for the 2008 period resulted from the effect of the strengthening of the United States Dollar on the Company’s U.S. dollar holdings on hand at that time.

Other Expenses. Effective December 28, 2007, the Company sold all of its investment interest in Distinctive to Distinctive’s other major shareholder.  The proceeds from the sale of the shares was satisfied by a promissory note issued by the purchaser.  The note which is non-interest bearing has been discounted and is repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due on January 15, 2009.  The first instalment was received in April 2009.  This note is only due and payable in any given year if Distinctive continues its business.  Over the past number of years Distinctive incurred substantial operating losses. Distinctive continues to be impacted by a difficult retail environment as a result of competitive market conditions and the poor global economy and accordingly, management of the Company believes a reserve is appropriate. As a result, the Company has reserved $57,000 against the accretion interest on this discounted note for the nine months ended September 30, 2009.
Equity Items.  Equity earnings for the nine months ended September 30, 2009 were $3,199 compared to equity earnings of $2,436 for the comparable 2008 period.

Income Tax Provision.  The effective tax rate for the nine months ended September 30, 2009 and 2008 was (3.2%) and 75.9% respectively.  The difference between the Company’s statutory tax rate and its effective tax rate is primarily attributable to the permanent differences associated with non-deductible items, the tax treatment of capital gain transactions and the valuation allowance provided against certain future tax benefits.

Discontinued Operations. During the period under review the Company recognized a deferred gain of $42,050 from the 2007 sale of its investment interest in Distinctive.

Net Earnings (Loss).  Net loss for the nine months ended September 30, 2009 was $255,181 compared to net earnings of $9,131 in the comparable 2008 period. Net loss for the nine months ended September 30, 2009 was impacted by the provision for interest on a potential reassessment of prior year taxes.  Net earnings for the nine months ended September 30, 2008 were impacted by the poor performance of the equity markets and  the foreign exchange gain resulting from the strengthening of the United States Dollar during the period.

Inflation. Inflation has not had a material impact on the results of the Company’s operations in its last quarter and is not anticipated to materially impact on the Company’s operations during its current fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s principal sources of liquidity are cash on hand, short-term investments and cash flow from operations.

The Company's working capital amounted to $16.0 million at September 30, 2009 compared to $16.3 million at December 31, 2008. The ratio of current assets to current liabilities was 12.2:1 at September 30, 2009 and 17.9:1 at December 31, 2008.

During the nine months ended September 30, 2009 the Company’s cash position increased by approximately $422,000 to $14.6 million from $14.2 million at December 31, 2008.  The net increase was due to the following:

-	Operating Activities decreased cash by $237,940. This was a result of $336,757 in cash utilized for operations and $98,817 of cash generated from changes in non-cash components of work capital;

-	Investing Activities increased cash by $660,535 as a result of the decrease in the Company’s short-term investments of $560,600 and the collection of $99,935 from the note receivable.

The Company’s ongoing expected costs include administrative expenses, fees for management and administrative services provided to the Company, legal and audit fees and public company shareholder costs.  The Company expects to generate the revenue required in order to service these expenditures from interest and investment income.

CONSOLIDATED MERCANTILE INCORPORATED
 CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

SEPTEMBER 30, 2009
(UNAUDITED)

CONSOLIDATED MERCANTILE INCORPORATED

CONSOLIDATED BALANCE SHEET

	(Unaudited)
	September 30	December 31
	2009	2008
A S S E T S
CURRENT
Cash and cash equivalents	$14,600,154	$14,178,399
Short-term investments	2,356,661	2,880,094
Accounts receivable	1,220	20,797
Prepaid expenses	429,358	49,010
Note receivable (see Note)	-	99,935

	17,387,393	17,228,235

INVESTMENTS (see Note)	295,626	292,427

	$17,683,019	$17,520,662

L I A B I L I T I E S
CURRENT
Accounts payable and accrued liabilities	$301,749	$121,181
Income taxes payable	1,118,585	839,565

	1,420,334	960,746

DEFERRED GAIN	-	42,050

	1,420,334	1,002,796
S H A R E H O L D E R S' E Q U I T Y
CAPITAL STOCK	2,830,765	2,830,765

CONTRIBUTED SURPLUS	59,411	59,411

RETAINED EARNINGS	13,372,509	13,627,690

	16,262,685	16,517,866

	$17,683,019	$17,520,662

CONSOLIDATED MERCANTILE INCORPORATED

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

	(Unaudited)
	Nine Months ended September 30
	2009	2008

Balance, beginning of period	$13,627,690	$13,285,290

Excess of cost of shares purchased for cancellation over stated value	-	(4,963)

	13,627,690	13,280,327

Net earnings (loss) for the period	(255,181)	9,131

Balance, end of period	$13,372,509	$13,289,458

CONSOLIDATED MERCANTILE INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE LOSS

	(Unaudited)
	Nine Months ended September 30
	2009	2008

REVENUE
Interest income	$87,214	$271,731
Investment income (loss)	344,047	(464,263)
	431,261	(192,532)

EXPENSES
Administrative and general	663,706	410,614
Loss (gain) on foreign exchange	1,766	(638,680)
Impairment loss on note receivable	57,000	-
	722,472	(228,066)

EARNINGS (LOSS) FROM OPERATIONS
BEFORE THE FOLLOWING	(291,211)	35,534

Equity earnings of significantly influenced company	3,199	2,436

EARNINGS (LOSS) BEFORE INCOME TAXES	(288,012)	37,970

Income taxes - current	9,219	1,600
- future	-	27,239
	9,219	28,839

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(297,231)	9,131

Deferred gain recognized on sale of former consolidated subsidiary	42,050	-

NET EARNINGS (LOSS) FOR THE PERIOD,
ALSO BEING COMPREHENSIVE INCOME (LOSS)
FOR THE PERIOD	$(255,181)	$9,131

EARNINGS (LOSS) PER SHARE

Earnings (loss) per share from continuing operations
Basic and diluted	$(0.06)	$0.00

Earnings per share from discontinued operations
Basic and diluted	$0.01	$0.00

Earnings (loss) per share
Basic and diluted	$(0.05)	$0.00

Weighted average number of common shares
Basic and diluted	5,076,407	5,078,156

CONSOLIDATED MERCANTILE INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS
	(Unaudited)
	Nine Months ended September 30
	2009	2008
CASH PROVIDED BY (USED FOR):
OPERATING ACTIVITIES
Earnings (loss) from continuing operations	$(297,231)	$9,131
Unrealized (gain) loss on marketable securities	(37,167)	100,707
Unrealized (gain) loss on foreign exchange	840	(636,292)
Equity earnings of significantly influenced company	(3,199)	(2,436)
Accretion interest on discounted note receivable	(57,000)	(60,000)
Impairment loss on note receivable	57,000	-
Future income taxes	-	27,239
	(336,757)	(561,651)
Change in non-cash components of working capital
Decrease in accounts receivable	19,577	9,927
Increase in prepaid expenses	(380,348)	(22,527)
Increase (decrease) in accounts payable and accrued liabilities	180,568	(549,599)
Increase (decrease) in income taxes payable	279,020	(7,339)
	(237,940)	(1,131,189)
FINANCING ACTIVITIES
Purchase of common shares for cancellation	-	(7,505)

INVESTING ACTIVITIES
Decrease in short-term investments	560,600	1,892,284
Decrease in notes receivable	99,935	832,459
Proceeds on redemption of shares in significantly influenced company	-	59,891
	660,535	2,784,634
UNREALIZED FOREIGN EXCHANGE GAIN (LOSS)
ON CASH BALANCES	(840)	636,292

CHANGE IN CASH POSITION	421,755	2,282,232

Cash and cash equivalents, beginning of period	14,178,399	10,961,412

CASH AND CASH EQUIVALENTS, END OF PERIOD	$14,600,154	$13,243,644

Cash and cash equivalents consist of cash balances with banks, and investments in money market instruments.
Cash and cash equivalents included in the cash flow statement are comprised of the following balance sheet amounts:

Cash balances with banks	$30,831	$32,236
Money market instruments	14,569,323	13,211,408

Total cash and cash equivalents	$14,600,154	$13,243,644

Money market instruments consist primarily of investments in short term deposits with maturities of three months or less.

Supplementary cash flow information:

Income taxes paid	$24,824	$62,500

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on a basis consistent with those followed in the most recent audited consolidated financial statements except as noted below.  These unaudited interim consolidated financial statements do not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report for the year ended December 31, 2008.

In February 2008, the CICA issued amendments to Handbook Section 1000, “Financial Statement Concepts” to clarify the criteria for recognition of an asset and the timing of expense recognition.  The new requirements are effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008.  The Company applied the amendments to Handbook Section 1000 commencing January 1, 2009.  The implementation of the amendments to Handbook Section 1000 does not have any impact on the Company’s results of operations, financial position and disclosures as these amendments are clarifications on the application of Handbook Section 1000.

In February 2008, the CICA issued a new accounting standard, Handbook Section 3064, concerning goodwill and intangible assets. The new section replaces the existing guidance on goodwill and other intangible assets and research and development costs.  The new section provides additional guidance on measuring the cost of goodwill and intangible assets. The new standard is effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008. The implementation of this new standard does not have any impact on the Company’s results of operations, financial position and disclosures.

The Emerging Issues Committee (“EIC”) issued a new abstract on January 20, 2009, concerning the measurement of financial assets and financial liabilities (“EIC-173 – Credit Risk and the Fair Value of Financial Assets and Financial Liabilities”) (the “Abstract”).  The Abstract was issued to consider the diversity in practice as to whether an entity’s own credit risk and the credit risk of the counterparty are taken into account in determining the fair value of financial instruments.  The Committee reached a consensus that these risks should be taken into account in the measurement of financial assets and financial liabilities.  The Abstract is effective for all financial assets and financial liabilities measured at fair value in interim and annual financial statements issued for periods ending on or after the date of issuance of the Abstract with retrospective application without restatement of prior periods.  The Company applied the new Abstract at the beginning of its current fiscal year.  The implementation does not have a significant impact on the Company’s results of operations, financial position and disclosures.

Recent Accounting Pronouncements

In January 2009, the CICA issued new accounting standards, Handbook Section 1582 “Business Combinations”, Handbook Section 1602 “Non-Controlling Interests”, and Handbook Section 1601 “Consolidated Financial Statements”, which are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations”.  The new standards replace the existing guidance on business combinations and consolidated financial statements.  The objective of the new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards.  The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted.  Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards shall not be adjusted upon application of these new standards.  Section 1602 should be applied retrospectively except for certain items. The Company is currently assessing the impact these new standards may have on its results of operations, financial position and disclosures.

On April 29, 2009, the CICA amended Section 3855, “Financial Instruments – Recognition and Measurement”, adding/amending paragraphs regarding the application of effective interest method to previously impaired financial assets and embedded prepayment options.  The amendments are effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011 with early adoption permitted. These amendments are not expected to have a significant impact on the Company’s accounting for its financial instruments.

.

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

On August 20, 2009, the CICA issued various amendments to Section 3855. “Financial Instruments”, and Section 3025, “Impaired Loans”.  The amendments include changing the categories into which debt instruments are required and permitted to be classified and eliminating the distinction between debt securities and other debt instruments.  As a result, debt instruments not quoted in an active market may be classified as loans and receivables, and impairment will be assessed using the same model for impaired loans.  Loans and receivables that the company intend to sell immediately or in the near term must be classified as held-for-trading and loans and receivables for which the holder may not recover substantially all of its initial investment, other than because of credit deterioration, must be classified as available-for-sale.  The amendments also permit reclassifying assets from the held-for-trading and available-for-sale categories into the loans and receivables category under specified circumstances.  They also require reversing an impairment loss relating to an available-for-sale debt instrument when, in a subsequent period, the fair value of the instrument increases and the increase can be objectively related to an event occurring after the loss was recognized.  These amendments are not expected to have a significant impact on the Company’s accounting for its financial instruments.

In June 2009, the CICA amended Section 3862, “Financial Instruments – Disclosures”, to adopt the amendments recently issued by the IASB to International Financial Reporting Standard 7, “Financial Instruments” Disclosures” (“IFRS 7”).  These amendments are applicable to publicly accountable enterprises and those private enterprises, co-operative business enterprises, rate-regulated enterprises and not-for-profit organizations that choose to apply Section 3862.  The amendments were made to enhance disclosures about fair value measurements, including the relative reliability of the inputs used in those measurements, and about the liquidity risk of financial instruments.  The amendments are effective for annual financial statements for fiscal years ended after September 30, 2009, with early adoption permitted.  To provide relief for preparers, and consistent with IFRS 7, the CICA decided that an entity need not provide comparative information for the disclosures required by the amendments in the first year of application.  The Company will apply these amendments for its 2009 annual consolidated financial statements.  The impact of the amendments to the fair value measurement and liquidity risk disclosure requirements of the Company are not expected to be significant.

Transition to International Financial Reporting Standards (“IFRS”)

The Canadian Accounting Standards Board (“AcSB”) confirmed that the adoption of IFRS would be effective for the interim and annual periods beginning on or after January 1, 2011 for Canadian publicly accountable profit-oriented enterprises.  IFRS will replace Canada’s current GAAP for these enterprises.  Comparative IFRS information for the previous fiscal year will also have to be reported.  These new standards will be effective for the Company in its first fiscal quarter of 2011.  The Company continues the process of evaluating the potential impact of IFRS to our consolidated financial statements. This will be an ongoing process as new standards and recommendations are issued by the ISAB and the AcSB.

Note receivable

Effective December 28, 2007, the Company sold all of its investment interest in Distinctive Designs Furniture Inc. (“Distinctive”) to Distinctive’s other major shareholder.  The proceeds from the sale of the shares was satisfied by a promissory note issued by the purchaser.  The note which is non-interest bearing has been discounted and is repayable in ten equal consecutive annual instalments of $100,000, with the first instalment due and paid in 2009.  The note is secured by the shares of Distinctive.  This note is only due and payable in any given year if Distinctive continues its business.  Over the past number of years, Distinctive incurred substantial operating losses.  Distinctive continues to be impacted by a difficult retail environment as a result of competitive market conditions and the poor global economy and accordingly, management of the Company believe the reserve is appropriate.

	September 30, 2009	December 31, 2008

Note receivable, non-interest bearing, discounted at 17.5%	$494,578	$537,513
Allowance for doubtful accounts	(494,578)	(437,578)
	-	99,935
Less: current portion	-	99,935
	$-	$-

CONSOLIDATED MERCANTILE INCORPORATED

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Investments

Long-term investments in which the Company has significant influence are accounted for using the equity method.  Whenever events or changes in circumstances indicate that the carrying value of an investment may not be recoverable, the investment will be written down to its fair value.  Any impairment in value is recorded in the consolidated statement of operations.

Investments as at September 30, 2009 and December 31, 2008 consist of the following:
	September 30, 2009	December 31, 2008

Investment in significantly influenced company – at equity (1.5%)	$295,626	$292,427

Comparative Figures

Certain 2008 figures have been reclassified from statements previously presented to conform to the presentation of the 2009 unaudited interim financial statements.

Proposed Amalgamation

The Company previously announced that its directors have approved a business combination by way of a proposed amalgamation with Genterra Inc., a company whose shares are traded on the TSX Venture Exchange.  The transaction is subject to the approval of the shareholders of both companies and the approval of the regulatory authorities.

INFORMATION CONCERNING GENTERRA

Name and Incorporation

Genterra was amalgamated on December 31, 2003 pursuant to the OBCA under the name “Genterra Inc. ” The head office and registered office of Genterra is located at 106 Avenue Road, Toronto, Ontario, M5R 2H3.

Intercorporate Relationships

Genterra has four wholly-owned subsidiaries through which it hold its portfolio of real estate investments: Rallets Realty Inc., 127627 Ontario Limited, 767705 Ontario Limited and Ninety Ontario Street Inc., each of which was incorporated pursuant to the laws of the Province of Ontario, Canada.  Genterra also has one wholly-owned subsidiary which is completely inactive, First Ontario Properties Inc., which was incorporated pursuant to the laws of the Province of Ontario, Canada.

General Development of the Business

History

Genterra is a real estate holding and management company which was created by the amalgamation of Mirtronics Inc. (“Mirtronics”) and Genterra Investment Corporation (“Genterra Investment”) by Articles of Amalgamation filed December 31, 2003. Mirtronics was incorporated under the Business Corporations Act (Ontario) by Articles of Incorporation dated March 20, 1985. By Articles of Amendment dated April 30, 1985, the name was changed to Mirtone International Inc. By Articles of Amendment dated February 2, 1988, the name was changed to International Mirtone Inc., and the company was recapitalized whereby each two issued shares, whether Common Shares or Class A Shares, was exchanged for one new Common Share and one Non-Voting, Non-Participating, Cumulative, Redeemable Preference Shares, Series 1 ("New Preference Shares").

By Articles of Amendment dated February 21, 1990, the name was changed to Mirtronics Inc.

By Articles of Amendment dated May 15, 1997, Mirtronics recapitalized whereby each New Preference Share was exchanged for one Non-Voting, Non-Participating, Non- Cumulative, Redeemable Convertible (until December 31, 1997) Class B Preference Share. Mirtronics was a holding company whose principal holding at the time of the aforementioned amalgamation was a 20.5% (31.1% fully diluted) equity interest in Synergx Systems Inc. (“Synergx”), a public company whose shares trade on NASDAQ. Synergx produces and services control systems for fire, life safety, commercial security and other purposes in the Metropolitan areas of New York City and Dallas, Texas.

Until September 30, 2002, Mirtronics effectively controlled Synergx through ownership of 31.3% of its issued shares (41% on a fully diluted basis). On September 30 2002, Synergx completed a private placement of shares and warrants to third parties, and on October 17, 2002, Mirtronics sold 140,000 Synergx shares to third parties. In May 2003 Mirtronics sold a further 30,000 shares of Synergx to a third party. As a result, Mirtronics holdings in Synergx were reduced to 20.5% (31.1% fully diluted), and Mirtronics no longer effectively controlled Synergx.

In December 2003, Mirtronics exercised a previously granted warrant to purchase an additional 620,000 common shares of Synergx. Genterra Investment held 161,668 common shares of Synergx at the date of the amalgamation which became the property of Genterra. In September 2004, Genterra sold 25,000 common shares of Synergx to third parties. During the fourth quarter ended September 30, 2005 Genterra sold 684,750 common shares of Synergx. As a result, at September 30, 2005, Genterra's percentage holding in Synergx was reduced to 17.13%, fully diluted. Accordingly, Genterra no longer exercised significant influence over the operations of Synergx and effective June 30, 2005 ceased recording its share of earnings of Synergx and accounted for this investment on the cost basis.

In January 2007, Genterra sold its entire remaining position in Synergx to an unrelated third party.

Genterra Investment was formed under the laws of the Province of Ontario by Articles of Amalgamation dated April 30, 1999, amalgamating Genterra Capital Incorporated and Unavest Capital Corp. under the name Genterra Investment Corporation. Genterra Capital Incorporated was formed by Articles of Amalgamation dated February 28, 1997, amalgamating Genterra Capital Corporation, First Corporate Capital Inc. and Mutec Equities Ltd. Genterra Capital Corporation was formed by Articles of Amalgamation dated September 1, 1995, amalgamating Equican Capital Corporation, Wendellco Realty Inc. and Glendale Realty Holdings Inc. Equican Capital Corporation was incorporated in Ontario by Articles of Amalgamation dated December 4, 1987.

In June 2008, Genterra completed the reorganization of its share capital and its acquisition of all of the outstanding shares of Ninety Ontario Street Inc. (“Ontario Street”).  Both the reorganization and the acquisition were approved by shareholders at Genterra’s annual and special meeting held on March 4, 2008.  As a result of the reorganization, Genterra’s Class A Subordinate Voting shares, Class B Multiple voting shares and the six classes of non-voting preferred shares were reclassified into one class of voting common shares and two classes of non-voting convertible Preference shares – the Class A Series 1 Preference shares and the Class B Preference shares.  The new common shares were listed and began trading on the TSXV under the symbol “GIC” on June 10, 2008.

Description of the Business

Reference to Genterra includes the operations of its subsidiaries except where the context otherwise requires.

a)           Real Estate:

Genterra's real estate investments are in Canada within the Southern Ontario region. Investments are primarily in industrial commercial real estate and financed through equity and commercial/institutional first mortgages. The properties are managed by Genterra in conjunction with third party property managers. Properties are acquired for both income and capital gain appreciation. Genterra primarily acquires property that provides cash flow coverage for financing purposes that may or may not provide a return on equity in the short term and with possible long term capital gain.

Genterra manages all of its properties and hires outside contractors to perform physical maintenence of the properties .

There is no specific policy as to the amount or percentage of assets which are invested in any specific property. The real estate properties consist of the following:

Property	Character	Ownership	Occupancy	Number of tenants occupying more than 10% of the building	Business carried on from the building	Average effective annual rental per square foot
140 Wendell Avenue Toronto, Ontario	Commercial	100% owned - Mortgage of $2,736,570 @ Sept 30, 2009	2006 - 95% 2007 - 85% 2008 - 89%	One	Warehousing and Insurance Agency	$7.16
200 Glendale Avenue N., Hamilton, Ontario	Commercial	100% owned - Mortgage of $182,587 @ Sept 30, 2009	2006 - 100% 2007 - 100% 2008 - 100%	One	Warehousing	$0.70
450 Dobbie Drive, Cambridge, Ontario	Commercial	100 % owned - Clear Title	2006 - 100% 2007 - 100% 2008 - 100%	One	Manufacturer of Towels	$2.25
1095 Stellar Drive, Newmarket, Ontario	Commercial	100% owned Mortgage of $743,782 @ Sept 30, 2009	2006 - 100% 2007 - 100% 2008 - 100%	One	Health Club and Chiropracter	$12.92
90 Ontario Street, Toronto, Ontario	Commercial	100% owned -Clear Title	2006 - 98% 2007 - 98% 2008 - 96%	None	Artistic Studios and Small Businesses	$14.02
Leases expire before	Number of Tenants **	Square Footage	Annual Basic Rental	Percentage of Annual Rental

September 30, 2009	3	31,426	159,153	7.25%
September 30, 2010	57	56,605	729,536	33.21%
September 30, 2011	2	422,300	640,175	29.14%
September 30, 2012	-	-	-	-
September 30, 2013	-	-	-	-
September 30, 2014	-	-	-	-
September 30, 2015	-	-	-	-
September 30, 2016	1	113432	667,847	30.40%
September 30, 2017	-	-	-	-
September 30, 2018	-	-	-	-

**           2009 represents 1 tenant at 90 Ontario Street, 1 tenant at 1095 Stellar Drive and 1 tenant at 140 Wendell Avenue
2010 represents 55 Tenants at 90 Ontario Street, 1 tenant at 1095 Stellar Drive and 1 tenant at 140 Wendell Avenue.
2011 represent 1 tenant at 200 Glendale Avenue and 1 tenant at 450 Debbie Drive
2016 represents 1 tenant at 140 Wendell Avenue

b)    Investment in Real Estate Mortgages:

Subject to the investment restrictions detailed below, Genterra may invest in first or second mortgages and there is no requirement for such mortgages to be insured. As well there is no restriction on the proportion or amount of assets invested in any type of mortgage or any single mortgage. Mortgaging activities, if any, are committed to on a property by property one off basis. There is no program for actively creating, servicing and warehousing of mortgages or any requirement of portfolio turnover. Investments in mortgages are geared toward industrial and commercial properties.

Genterra is a participant (together with other non-related parties) in a first mortgage construction loan with interest bearing at a floating rate of the greater of 9% or The Toronto Dominion Bank Posted Bank Rate of Prime plus 3%. The loan has a one year term. Genterra’s original participation in the mortgage was $477,250, $263,000 of which was outstanding as at September 30, 2009.

c)           Securities of or Interests in Persons Primarily Engaged in Real Estate Activities:

Subject to the investment restrictions detailed below, there is no restriction or requirement on the types of securities or interests in persons engaged in real estate activities in which Genterra may invest or in the amount or proportion of its assets which may be invested in each such type of security or interest.

Primary investment activities do not include the investment in mortgage sales or in persons engaged in real estate activities and therefore there are no specific criteria for this category of investment.

d)           Investment in Other Securities:

Subject to the investment restrictions detailed below, Genterra may purchase bonds, common stock, or preferred stock. There is no restriction on industry groups.

The purchases in securities may include but are not limited to those listed on national securities exchanges. There are no specific criteria or limitations on the investment in other securities.
Genterra holds 97,500 Firm Capital Mortgage Trust Units, a Unit Trust listed on the Toronto Stock Exchange (TSX symbol: FC.UN).

 Investment Restrictions

Following the completion of the amalgamation, it is intended that none of the investments made in accordance with subsections  b), c) and d) immediately above, shall exceed, in the aggregate, the current level of 27% of GCI's pro-forma consolidated   total assets excluding cash items and government securities.  GCI's intention of investing a majority of its assets in operational, wholly owned or majority-owned subsidiaries should ensure  that this percentage is further reduced. Further, GCI shall take all steps reasonably necessary so that GCI will not at any time be deemed or otherwise considered an investment company  under the United States Investment Company Act of 1940, as amended.

Legal Proceedings

In the opinion of management, Genterra is not currently involved in any litigation or proceedings which are material either individually or in the aggregate and to Genterra’s knowledge, no legal proceedings of a material nature involving Genterra are currently contemplated by any individuals, entities or governmental authorities.

In the normal course of its operations, subsidiaries and/or equity investees of Genterra have been or, from time to time, may be named in legal actions seeking monetary damages.

Exchange Controls

The Investment Canada Act (the "ICA"), which became effective on June 30, 1985, prohibits the acquisition of control of a Canadian business enterprise in Canada by non-Canadians without prior consent of the Investment Canada Agency (with ultimate appeal to the Federal Cabinet), unless such acquisition is exempt under the provisions of the ICA. Both acquisition of natural resource properties and acquisition of producing properties may be considered to be the acquisition of control of a Canadian business enterprise for ICA purposes.  The ICA also covers acquisition of control of Canadian corporate enterprises, whether by purchase of assets or shares.  As at December 31, 2008, all of the directors of the Company are, and 96.1% of its voting shares were owned by Canadians.  Genterra is satisfied that it complies with ICA at present and accordingly is not a non-Canadian person as defined in ICA.

The ICA will substantially reduce the regulatory requirements for acquisition of interests in Canadian businesses under prior legislation, most importantly, (i) by providing that foreign investments below specified threshold sizes  (generally, direct acquisitions of Canadian business with gross assets less than $5 million, or "indirect acquisitions" of businesses with gross assets less than $50 million) have only a notification, as opposed to a substantive review, requirement, and (ii) by liberalizing the review standards for approval.

Apart from the ICA, there are no other limitations on the right of non-resident or foreign owners to hold or vote securities imposed by Canadian law or the Articles of Incorporation of Genterra.  There are no other decrees or regulations in Canada which restrict the export or import of Capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of  Genterra’s securities except as discussed at Paragraph E, "Taxation."

Taxation

The following is a general discussion of the income tax aspects under Canadian law relating to ownership of Genterra’s Common Shares, Genterra Class A Shares and Genterra Class B Shares.  These income tax aspects will vary according to the circumstances of each shareholder, including his place of residence and the place in which he carries on business or has a permanent establishment, as the case may be, so that a shareholder must investigate the tax consequences of his personal situation by obtaining advice from his own tax advisor.  This summary does not consider U.S.  federal or state income tax  provisions  or  Canadian Provincial  income tax provisions,  which may be at variance with the provisions contained  in the Income Tax Act  (Canada) and is not intended to be, nor should it be construed as, legal or tax advice.

Dividends paid to a non-resident of Canada, including distributions or redemptions which are treated as dividends and certain stock dividends, are subject to Canadian income tax. The Canadian non-resident withholding tax would be withheld by the Company who would remit only the net amount to the shareholder.  By virtue of Article X of the Canada United States Tax Convention, which came into force on August 16, 1984  (and was amended by the Protocol signed on September 21, 2007), the rate of tax for dividends paid to a resident of the U.S.  is limited to 15%.  The withholding tax rate is reduced to 5% for a corporate shareholder owning at lease 10% of the voting stock of the Company, either directly or through an entity that is considered fiscally transparent under the laws of the United States and is not a resident of Canada.   In the absence of any treaty provisions, the rate of tax imposed would be 25% of the applicable amounts.

Stock dividends received by non-residents from Genterra would be subject to Canadian non-resident withholding tax as noted above, to the extent that the paid-up capital of Genterra has been increased as a result of the stock dividend.

Gain from the sale of Common Shares and Preference Shares of Genterra by a non-resident of Canada will not be subject to Canadian tax provided the shareholder has not held a "substantial interest" (25% or more of the shares of any class of Company stock) in the Company, at any time in the five preceding years.  By virtue of Article XIII of the Canada-United States Tax Convention, shareholders who are resident in the United States and hold a substantial interest in Genterra’s Common Shares or Preference Shares will not be subject to Canadian tax on gain from sale of the shares of  Genterra provided that the value of the shares does not derive principally from real property situated in Canada.

Nature Of Trading Markets

Effective March 5, 2004, Genterra's Class A shares were listed for trading on the TSX Venture Exchange until June 9, 2008 when, pursuant to a reorganization they were converted into Common shares which began trading on June 10, 2008.

The following details (i) for the five most recent full financial years: the high and low market prices;  (ii) for the two most recent full financial years: the high and low market prices for each full financial quarter; and (iii) for the most recent six months.

TSX Venture Exchange (symbol: GIC.V)

Annual Information
	Class A/Common Shares
	HIGH	LOW
2004	$0.30	$0.05
2005	$0.35	$0.09
2006	$0.43	$0.23
2007	$0.55	$0.25
2008	$0.50	$0.26

Quarterly Information
	HIGH	LOW
December 31, 2007	$0.375	$0.26
March 31, 2008	$0.50	$0.30
June 30, 2008	$0.36	$0.34
September 30, 2008	$0.365	$0.30
December 31, 2008	$0.30	$0.20
March 31, 2009	$0.75	$0.23
June 30, 2009	$0.74	$0.50
September 30, 2009	$0.70	$0.60

Monthly Information
	HIGH	LOW
January 2009	$0.25	$0.23
February 2009	$0.23	$0.23
March 2009	$0.75	$0.235
April 2009	$0.74	$0.60
May 2009	$0.65	$0.55
June 2009	$0.74	$0.50
July 31, 2009	$0.65	$0.60
August 31, 2009	$0.70	$0.60
September 30, 2009	$0.65	$0.60

Non-NASDAQ - Pink Sheets (symbol: GICJF.PK)

Genterra's Class A shares were quoted in the United States on the OTC Bulletin Board until June 9, 2008 when, pursuant to a reorganization they were converted into Common shares which began trading on the Pink Sheets on June 10, 2008.

Genterra Inc. currently has 19,339,211 common shares outstanding of which 754,913 (3.9%) are held by U.S. residents.

The following details (i) for the five most recent full financial years: the high and low market prices;  (ii) for the two most recent full financial years: the high and low market prices for each full financial quarter; and (iii) for the most recent six months.

Annual Information
	Class A Shares
	HIGH	LOW
2004	$0.12	$0.0823
2005	$0.29	$0.088
2006	$0.31	$0.191
2007	$0.43	$0.2685
2008	$0.361	$0.16

Quarterly Information
	HIGH	LOW
December 31, 2007	$0.371	$0.2825
March 31, 2008	$0.361	$0.3245
June 30, 2008	$0.3395	$0.3265
September 30, 2008	$0.331	$0.2742
December 31, 2008	$0.1865	$0.16
March 31, 2009	$0.44	$0.16
June 30, 2009	$0.53	$0.44
September 30, 2009	$0.55	$0.51

Monthly Information
	HIGH	LOW
January 2009	$0.19	$0.18
February 2009	$0.18	$0.16
March 2009	$0.44	$0.16
April 2009	$0.47	$0.44
May 2009	$0.53	$0.47
June 2009	$0.52	$0.51
July 31, 2009	$0.55	$0.51
August 31, 2009	$0.55	$0.54
Deptember 30, 2009	$0.55	$0.55

Selected Financial Information

The following unaudited financial information was derived directly and indirectly from Genterra’s financial statements which are included herein, beginning on page 150 .

(All figures in Canadian Dollars)
(Prepared in accordance with Canadian G.A.A.P.)

Selected Financial Data
	6 Months ended March 31,		Year ended December 31,
	2009	2008	2008	2007	2006	2005	2004

Sales	$-	$-	$-	$-	$-	$-	$-

Cost of Sales	-	-	-	-	-	-	-

Gross Profit*	-	-	-	-	-	-	-

Rental and investment revenue	1,324,491	1,396,340	2,783,158	3,067,405	3,564,344	3,155,003	2,276,247

Expenses	(1,268,914)	(1,185,441)	(2,634,487)	(3,069,357)	(2,332,423)	(2,613,495)	(1,806,566)

Earnings (loss) before the undernoted	55,577	210,899	148,671	(1,952)	1,231,921	541,508	469,681

Equity in earnings (loss) of former investee	-	-	-	-	-	(22,437)	214,691

Loss on issuance of shares by former equity investee	-	-	-	-	-	(21,681)	(87,646)

Gain on sale of shares of former equity investee	-	-	-	1,158,950	-	1,044,942	44,320

Income tax recovery (expense)	(77,975)	23,868	153,988	(277,414)	(346,808)	(467,477)	148,489

Net Earnings (loss) for the year	$(22,398)	$234,767	$302,659	$879,584	$885,113	$1,074,855	$789,535

Earnings (loss) per share for the year	$(0.001)	$0.012	$0.02	$0.04	$0.04	$0.05	$0.04

Fully diluted earnings (loss) per share for the year	$(0.001)	$0.012	$0.02	$0.04	$0.04	$0.05	$0.04

Weighted average number of shares outstanding during the year	19,339,211	18,798,557	18,922,155	18,793,385	18,793,385	18,793,385	17,320,029

* Gross profit is not a recognized  measure under  Canadian  Generally  Accepted Accounting  Principles and readers are cautioned that Gross Profit should not be considered  as an  alternative  to net  earnings  (loss) or cash from  operating activities  as an  indicator of the  Company's  performance  or cash flows.  The Company's  method for  calculating  Gross Profit may differ from other companies and may not be comparable to measures used by other  companies.  Gross Profit is net earnings (loss) before other rental and investment income, expenses,  equity in earnings (loss) of former investee,  loss on issue of shares by former equity investee, gain on sale of shares of former equity investee and income taxes (recovery).

Five year historical data
Years ended September 30
Balance Sheet Data
	As at March 31,		As at September 30,
	2009	2008	2008	2007	2006	2005	2004
Working capital	$9,820,149	$10,369,120	$9,545,491	$10,102,541	$7,346,719	$6,546,348	$1,255,633
Total assets	27,333,806	22,310,502	27,313,656	22,283,263	22,558,071	21,608,140	20,437,124
Long-term debt	3,516,799	3,807,085	3,662,939	4,004,987	4,480,556	4,932,970	5,128,698
Retractable preference shares	5,186,883	Nil	4,991,819	Nil	Nil	Nil	Nil
Shareholders' equity	15,915,976	17,026,301	15,938,374	16,791,534	15,904,900	15,019,787	13,625,916
Cash dividends per Common share	Nil	Nil	Nil	Nil	Nil	Nil	Nil

The effect of the differences between accounting  principles  generally accepted in Canada and those  accepted  in the United  States on working capital, total assets, long-term debt, shareholders’ equity, and cash dividend per share as  described  in Note 15 to the  Audited Consolidated  Financial  Statements for six months ended March 31, 2009 and 2008 and the five years ended September 30, 2008, 2007, 2006, 2005 and 2004 are summarized as follows:

	Canadian Accounting	Increase	U.S. Accounting
Six months ended March 31, 2009	Principles	(Decrease)	Principles

Working capital	$9,820,149	$166,299	$9,986,448

Total assets	27,333,806	(5,243,886)	22,089,920

Long-term debt	3,516,799	-	3,516,799

Retractable preference shares	5,186,883	-	5,186,883

Shareholders' equity	15,915,976	(4,232,277)	11,683,699

Cash dividends per Common share	Nil		Nil

	Canadian Accounting	Increase	U.S. Accounting
Six months ended March 31, 2008	Principles	(Decrease)	Principles
Working capital	$10,369,120	$281,565	$10,650,685

Total assets	22,310,502	730,525	23,041,027

Long-term debt	3,807,085	-	3,807,085

Shareholders' equity	17,026,301	513,084	17,539,385

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended September 30, 2008	Principles	(Decrease)	Principles

Working capital	$9,545,491	$50,714	$9,596,205

Total assets	27,313,656	(5,406,020)	21,907,636

Long-term debt	3,662,939	-	3,662,939

Retractable preference shares	4,991,819	-	4,991,819

Shareholders' equity	15,938,374	(4,361,198)	11,577,176

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended September 30, 2007	Principles	(Decrease)	Principles

Working capital	$10,102,541	$221,771	$10,324,312

Total assets	22,283,263	911,748	23,195,011

Long-term debt	4,004,987	-	4,004,987

Shareholders' equity	16,791,534	454,488	17,246,022

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended September 30, 2006	Principles	(Decrease)	Principles

Working capital	$7,346,719	$177,608	$7,524,327

Total assets	22,558,071	1,238,514	23,796,585

Long-term debt	4,480,556	-	4,480,556

Shareholders' equity	15,904,900	365,827	16,270,727

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended September 30, 2005	Principles	(Decrease)	Principles

Working capital	$6,546,348	$109,156	$6,655,504

Total assets	21,608,140	1,629,479	23,237,619

Long-term debt	4,932,970	-	4,932,970

Shareholders' equity	15,019,787	1,099,604	16,119,391

Cash dividends per Common share	Nil		Nil

	Canadian		U.S.
	Accounting	Increase	Accounting
Year ended September 30, 2004	Principles	(Decrease)	Principles

Working capital	$1,255,633	$59,257	$1,314,890

Total assets	20,437,124	578,512	21,015,636

Long-term debt	5,128,698	-	5,128,698

Shareholders' equity	13,625,916	294,950	13,920,866

Cash dividends per Common share	Nil		Nil

	Six Months ended March 31,		Fiscal Year Ended September 30
	(Reconciled to U.S. GAAP)
	2009	2008	2008	2007	2006 (Restated*)	2005 (Restated*)	2004 (Restated*)
Revenue	$1,539,205	$1,589,028	$3,164,545	$3,334,158	$3,873,935	$3,723,741	$2,865,578
Earnings (loss) from operations	$597,265	$112,757	$302,518	$(139,753)	$1,161,245	$1,486,401	$761,598
Earnings (loss) from continuing Operations	$301,587	$293,363	$604,389	$943,953	$949,372	$1,197,781	$850,624
Earnings (loss) per share from continuing operations
Basic	$0.006	$0.016	$0.03	$0.05	$0.05	$0.06	$0.04
Diluted	$0.006	$0.016	$0.03	$0.05	$0.05	$0.06	$0.04

*Refer to Note 15 to the Audited Consolidated Financial Statements for the year ended September 30, 2008.

Property, Plants And Equipment

Rental Real Estate  (All figures disclosed using Canadian GAAP)

		Land	Building	Accumulated	Net
Address	City	Cost	Cost	Depreciation	Book Value
450 Dobbie Dr	Cambridge	585,000	4,649,000	(979,091)	4,254,909
200 Glendale Ave	Hamilton	305,000	1,468,000	(291,210)	1,481,790
140 Wendell Ave	Toronto	560,000	4,756,589	(1,075,320)	4,241,269
1095 Stellar Dr	Newmarket	209,462	1,730,857	(1,036,979)	903,340
90 Ontario St	Toronto	3,703,000	2,016,744	(37,128)	5,682,616
		5,362,462	14,621,190	(3,419,728)	16,563,924

Fair Market Values of Real Estate  (All figures disclosed using Canadian GAAP)

			Appraisal	Fair Market	Increase
Address	City	Appraiser	Date	Value	Over NBV
450 Dobbie	Cambridge	Integris	15 July 08	5,800,000	1,545,091
200 Glendale	Hamilton	Real	1 Aug 08	1,650,000	168,210
140 Wendell	Toronto	Estate	1 Aug 08	9,700,000	5,458,731
1095 Stellar	Newmarket	Counsellors	1 Aug 08	2,350,000	1,446,660
90 Ontario	Toronto	MacKenzie	21 Nov 07	5,600,000	(82,616)
				25,100,000	8,536,076

First Mortgages Payable

			Current	Term
Address	City	Lender	Portion	Portion	Total
200 Glendale	Hamilton	Laurentian	62,602	119,985	182,587
140 Wendell	Toronto	CIBC	178,292	2,558,278	2,736,570
1095 Stellar	Newmarket	BDC	53,436	690,346	743,782
			294,330	3,368,609	3,662,939

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

Overview
Genterra is a real estate holding firm that owns and manages a portfolio of five buildings in Ontario, consisting of a total of 743,000 Square Feet ("SF"), 430,000 SF of which is industrial and the remaining 313,000 SF is commercial. The purpose is to deliver a reliable and growing cash flow with the potential for future capital appreciation over the longer term. The Company accomplishes this by following a strategy of focusing on owning, developing and operating commercial and industrial real estate. Genterra has grown its business by using prudent strategies, core competencies, conservative financial leverage and by adapting to changing trends in commercial and industrial real estate. Genterra’s investment strategy is to focus on stable, lower risk real estate properties in order to create stable cash flows and over time capital appreciation.

The tightening in the credit markets arising from the current economic conditions has created an environment where buyers, who were previously active acquirers, may no longer be able to participate and where sellers may view the disposition of real estate as a means of raising capital. This environment should create more opportunities to acquire real estate on an opportunistic basis.  As part of this process, Genterra’s Board of Directors have after review, decided that an amalgamation with CMI will be in the best interests of Genterra as it amongst other things, will enable Genterra Shareholders to be part of a larger corporation with larger more varied assets, a larger equity and income base, greater opportunities and reduced operating costs, all of which should assist in facilitating the financing of future growth and expansion. Genterra’s Board believe that with the amalgamation, GCI’s strengthened balance sheet will allow it to analyze larger potential real estate investments and to capitalize on favourable market conditions and to expand GCI’s real estate income producing portfolio.

The following discussion sets forth items derived from the consolidated statements of operations for the years ended September 30, 2008, 2007 and 2006 prepared in accordance with Canadian GAAP.  A summary of the differences between Canadian and US accounting principles for the fiscal year ended September 30, 2008 is detailed in Note 15 to the Consolidated Financial Statements included herein.

	Year Ended September 30
	2008	2007	2006
Revenue	$2,783,158	$3,067,405	$3,564,344
Administrative and general expenses	(782,709)	(533,952)	(504,343)
Bad debt recovery	-	-	228,472
Gain (loss) on foreign exchange	264,872	(625,215)	(85,396)
Rental real estate expenses	(1,266,062)	(1,107,517)	(1,095,808)
Other expenses	(850,588)	(802,673)	(875,348)
Gain on sale of investment	-	1,158,950	-
Earnings (loss) before income taxes	148,671	1,156,998	1,231,921
Income taxes	153,988	(277,414)	(346,808)
Net earnings (loss)	$302,659	$879,584	$885,113

Review of Year-End Results September 30, 2008 and 2007

Revenue.  Rental revenue for the year ended September 30, 2008 was $2,613,587, an increase of $38,384 as compared to $2,575,203 for the comparable 2007 period.  The increase in rental revenue was attributable to the acquisition of Ontario Street and the increase in rent resulting from the finalization of lease negotiations with a tenant at Genterra’s Wendell Avenue property.  This increase was offset by the 2007 renegotiation of leases with Genterra’s large single purpose tenant on its properties located in Cambridge and Hamilton at rates lower than the pre-existing lease and the short term vacancies at the Wendell Avenue property.  Investment income for the year ended September 30, 2008 was $169,571 compared to $492,202 for the comparable 2007 period. The decrease in investment income was due to the poor performance of the equity markets during the period.

Administrative Expenses.  Administrative expenses include fees for management and administrative services, legal and audit fees, financing expenses and public company shareholder costs.  Administrative expenses for the year ended September 30, 2008 were $782,709 compared to $533,952 in the comparable 2007 period. The increase for the year ended September 30, 2008 is due to the inclusion of a bonus paid to an officer of Genterra, additional expenses associated with the purchase of Ontario Street and increased costs associated with public company regulatory compliance requirements.

Gain on Foreign Exchange.  Genterra holds certain amounts of its cash in United States dollars. Genterra experienced a foreign exchange gain of $264,872 during the year ended September 30, 2008.  This compares to a foreign exchange loss of $625,215 for the comparable 2007 period.  The gain for the year ended September 30, 2008 resulted from the strengthening of the United States Dollar.

Rental Real Estate Operating Expenses.  Rental real estate operating expenses for the year ended September 30, 2008 were $1,266,062 compared to $1,107,517 for the comparable 2007 period. The increase in rental real estate operating expenses was primarily due to the acquisition of Ontario Street during the year.

Other Expenses.  Interest expense for the year ended September 30, 2008 was $204,136 compared to $230,698 for the comparable 2007 period.  Amortization for the year ended September 30, 2008 was $544,633 compared to $571,975 for the comparable 2007 period.  On June 27, 2008 Genterra issued retractable preference shares for the purchase of Ontario Street.  These shares are classified as debt and the cumulative dividends are recorded as an expense of operations.  During the year ended September 30, 2008 Genterra recorded cumulative dividends of $101,819 on these preference shares.

Income Tax Provision.  During the twelve month period ended September 30, 2008 Genterra recorded an income tax recovery of $153,988. This compares to an income tax expense of $277,414 for the comparable 2007 period.  The year ended September 30, 2008 includes a future income tax recovery of approximately $194,000 to reflect the January 1, 2008 reduction of statutory income tax rates from 36.1% to the substantively enacted tax rate of 29%.  The effective tax rates were (103.6)% and 24.0% for the years ended September 30, 2008 and 2007 respectively.  The difference between Genterra’s statutory tax rate and its effective tax rate is due to permanent differences primarily associated with the tax treatment of dividends on retractable preference shares and capital gain transactions and the above noted tax recovery.

Net Earnings.  Net earnings for the year ended September 30, 2008 was $302,659 compared to net earnings of $879,584 for the comparable 2007 period. The 2008 results were impacted by the poor performance of equity markets during the period, increased administrative expenses, the dividends on the cumulative retractable preference shares, a gain on foreign exchange and a future tax recovery due to tax rate adjustments.  The 2007 net earnings included approximately $950,000 (net of taxes) from a gain on the sale of Genterra’s investment in Synergx Systems Inc (“Synergx”).

Inflation.  Inflation has not had a material impact on the results of Genterra’s operations during the periods under review and it is not anticipated to materially impact Genterra’s operations during the current fiscal year.

Review of Year-End Results September 30, 2007 and 2006

Revenue.  Rental revenue for the year ended September 30, 2007 was $2,575,203, a decrease of $579,618 as compared to $3,154,821 for the comparable 2006 period.  The decrease in rental revenue compared to the 2006 period was attributable to the renegotiation of leases with the Company’s large single purpose tenant on its properties located in Cambridge and Hamilton at rates lower than the pre-existing lease and the short term vacancies at its Wendell Avenue property.  Investment income for the year ended September 30, 2007 was $492,202 as compared to $409,523 for the comparable 2006 period.  The increase in annual investment income is due to the increase in the cash and marketable securities and the results achieved from the investment portfolio.

Administrative Expenses.  Administrative expenses include fees for management and administrative services, legal and audit fees, financing expenses and public company shareholder costs.  Administrative expenses for the year ended September 30, 2007 increased to $533,952 from $504,343 in the comparable 2006 period.  Administrative expenses for the 2007 period were impacted by increased costs associated with environmental and public company regulatory compliance requirements.

Bad Debt Recovery.  The Company was the holder of a second mortgage on a parcel of vacant land. Due to the inability of the mortgagee to service the mortgage, the Company recorded a reserve in prior years against the collectability of the accrued interest on the mortgage.  During the period the Company agreed to release the mortgagee from any further obligation in exchange for full payment of the principal amount of this mortgage along with the accrued interest.  Accordingly, in 2006 the Company reversed its reserve of $228,472 against the collectability of the interest on this mortgage.

Loss on Foreign Exchange.  The Company holds certain amounts of its cash in United States dollars.  Due to the substantial strengthening of the Canadian Dollar during the current period, the Company incurred a foreign exchange loss of $625,215 for the year ended September 30, 2007.  This compares to a foreign exchange loss of $85,396 for the year ended September 30, 2006.

Rental Real Estate Operating Expenses.  Rental real estate operating expenses for the year ended September 30, 2007 were $1,107,517 as compared to $1,095,808 for the comparable 2006 period. The increase in rental real estate operating expenses was primarily due to the increased cost of utilities during the year.

Other Expenses.  Interest expense for the year ended September 30, 2007 was $230,698 and $256,741 for the comparable 2006 period.  Amortization for the year ended September 30, 2007 was $571,975 and $618,607 for the comparable 2006 period.

Income Tax Provision.  During the twelve month period ended September 30, 2007 the Company recorded income taxes of $277,414. This compares to an expense of $346,808 for the comparative 2006 period.  The effective tax rates were 24.0% and 28.2% for the year ended September 30, 2007 and 2006 respectively.  The difference between the Company’s statutory tax rate and its effective tax rate is due to permanent differences primarily associated with the tax treatment of capital gain transactions.

Net Earnings.  Net earnings for the year ended September 30, 2007 was $879,584 as compared to net earnings of $885,113 for the comparable 2006 period. The 2007 results were impacted by approximately $950,000 (net of taxes) from a gain on the sale of the Company’s investment in Synergx and the increased performance of the Company’s investment portfolio.  This was offset by the foreign exchange loss and increased costs resulting from regulatory compliance requirements. The 2006 net earnings were positively impacted by the bad debt recovery.

Inflation.  Inflation has not had a material impact on the results of the Company’s operations during the periods under review and it is not anticipated to materially impact the Company’s operations during the current fiscal year.

LIQUIDITY AND CAPITAL RESOURCES 2008 and 2007

Genterra's principal sources of liquidity are cash on hand, marketable securities and cash flow from rental, finance and investment operations.

Genterra's working capital amounted to $9,545,491 at September 30, 2008, compared to $10,102,541 at September 30, 2007.  The ratio of current assets to current liabilities was 13.1:1 at September 30, 2008 and 16.1:1 at September 30, 2007. The decrease in working capital and the current ratio is primarily due to the cash utilized to redeem the shares of shareholders dissenting to Genterra’s recent reorganization, the costs associated with the reorganization and the acquisition of Ontario Street.

During the year ended September 30, 2008, Genterra’s cash position decreased by $1,111,339 to $6,824,707.  The change was due to the net result of the following increases and utilizations:

➢
Operating Activities increased cash by $391,151.  This was as a result of $678,402 in cash generated from operations and $287,251 of cash utilized for the changes in non-cash components of working capital.

➢
Financing Activities utilized $1,470,268 of cash. Genterra utilized $342,048 to make scheduled repayments of mortgage obligations, $295,240 for reorganization costs and $934,799 for the purchase of shares from shareholders dissenting to the reorganization.  Genterra incurred dividends on its newly issued retractable preferred shares of $101,819.

➢
Investing Activities decreased cash by $32,222.  Genterra utilized $365,125 in cash for investment in a mortgage receivable and $13,375 in cash for additions to rental real estate properties. Genterra realized $274,343 from a decrease in marketable securities and acquired cash of $71,935 on the acquisition of Ontario Street.

➢	Cash and cash equivalents were positively impacted by a $264,845 unrealized foreign exchange gain.

The following table provides a summary of certain information with respect to Genterra’s capital structure and financial position:

	September 30, 2008	September 30, 2007
Net debt : Shareholders’ equity	0.54 : 1	0.24 : 1
Net debt : Total capitalization	0.35 : 1	0.19 : 1

Genterra anticipates that it will require approximately $3,000,000 in order to meet its ongoing expected costs for the next twelve months. These costs include real estate operating expenses, fees for management and administrative services provided to Genterra, legal and audit fees, financing expenses, public company shareholder costs and income taxes.  Genterra expects to generate the revenue required in order to service these expenditures from rental revenue from existing leased real estate, finance and investment income.  Genterra also has scheduled long-term debt repayments of approximately $295,000 in the next twelve months. Cash flow from operations will be used to finance these regularly scheduled debt repayments.

LIQUIDITY AND CAPITAL RESOURCES 2007 AND 2006

The Company's principal sources of liquidity are cash on hand, marketable securities and cash flow from rental, finance and investment operations.

The Company's working capital amounted to $10,102,541 at September 30, 2007, compared to $7,346,719 at September 30, 2006.  The ratio of current assets to current liabilities was 16.0:1 at September 30, 2007 and 5.9:1 at September 30, 2006. The increase in working capital is primarily due to the cash generated from rental operations, investment income and the proceeds from the sale of the Company’s investment in Synergx Systems Inc. (“Synergx”).  The working capital ratio was positively impacted by the reduction in income taxes payable and trade accounts payable during the period and the cash proceeds realized on the sale of Synergx.

During the year ended September 30, 2007, the Company’s cash position increased by $2,433,491 to $7,936,046. The change was due to the net result of the following increases and utilizations:

➢
Operating Activities increased cash by $57,434.  This was as a result of $642,534 in cash generated from operations and $585,100 of cash utilized for the changes in non-cash components of working capital.

➢	Financing Activities utilized $475,569 in cash to make scheduled repayments on mortgage obligations.

➢
Investing Activities increased cash by $3,445,238.  During the year, the Company realized $1,620,707 in cash as a result of the repayment of outstanding notes and mortgages receivable and $2,805,428 from the sale of its investment in Synergx.  The Company utilized $47,000 in cash for additions to rental real estate properties and $933,897 to increase its holdings of marketable securities.

➢	Cash and cash equivalents were negatively impacted by a $593,612 unrealized foreign exchange loss.

QUANTITATIVE and QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK.

The primary objective of our investment activities is to preserve principal while at the same time  maximizing  the income we receive  from our  investments without significantly  increasing risk. Some of the securities that we invest in may have market risk. This means that a change in prevailing  interest rates may cause the principal  amount of the investment to fluctuate.  For example,  if we hold  a  security   that  was  issued  with  a  fixed   interest   rate  at  the then-prevailing rate and the prevailing interest rate later rises, the principal amount of our  investment  will  probably  decline.  We  currently  maintain  an investment   portfolio   primarily  of  Canadian  Bond  obligations  and  Equity Investments.  The average  duration of all of our  investments  in 2008 was less than one year. Due to the short-term nature of these investments,  we believe we have no material  exposure to interest  rate risk arising from our  investments. Therefore, no quantitative tabular disclosure is required.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

FAS 124-2  and FSP FAS 115-2 In April 2009, FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. This FSP amends FAS 115 and FAS No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on
Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. This FSP will replace the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security before recovery of its cost basis. This FSP requires increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold, as well as increased disclosures regarding expected cash flows, credit losses and an aging of securities with unrealized losses. FSP 115-2 and FSP 124-2 are effective for interim and annual periods ending after June 15, 2009. We are currently evaluating the impact of this FSP on our consolidated financial statements.

FSP FAS 107-1 and APB 28-1 In April 2009, FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures About Fair Value of Financial Instruments (“FSP FAS 107-1 and APB 28-1”). FSP FAS 107-1 and APB 28-1 amend FAS No. 107, Disclosures About Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP 107-1 and APB 28-1, are effective for interim periods ending after June 15, 2009 (our Fiscal 2010). We do not anticipate a material impact on our consolidated financial statements of this FSP as our current disclosures meet these requirements.

FAS No. 157-4  In April 2009, the FASB issued FSP No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS No. 157-4”), which expand quarterly disclosure requirements in SFAS No. 157 about how an entity determines fair value when the volume and level of activity for an asset or liability have significantly decreased and transactions related to such assets and liabilities are not orderly.  This pronouncement is effective beginning with the June 30, 2009 interim financial statements.  We are currently assessing the impact of FSP FAS No. 157-4 on our consolidated financial position, cash flows and results of operations.

EITF 03-6-1   In June 2008 the FASB issued FASB Staff Position (FSP) EITF 03-6, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.  The FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The FSP is effective for years commencing after December 15, 2008.  The Company is currently assessing the affect of its adoption may have on its consolidated financial statements.

SFAS No 162   In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with U.S. GAAP.  The statement will be effective 60 days after the SEC approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We do not expect the adoption of SFAS 162 to have an effect on our consolidated financial statements.

SFAS No. 161   In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which expands the quarterly disclosures requirements in SFAS No. 133 for derivative instruments and hedging activities, effective for fiscal years beginning after November 15, 2008.  We do not expect the adoption of SFAS 161 to have an effect on our consolidated financial statements.

FAS No. 157-2   In February 2008, the FASB issued FSP No. 157-2 Effective Date of FASB Statement No. 157, which defers the effective date of FASB 157 for certain nonfinancial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis.  The deferred provisions of FASB 157 affect assets measured at fair value in goodwill impairment testing, nonfinancial long-lived assets measured at fair value for impairment assessment and asset retirement obligations initially measured at fair value.  The Company adopted these deferred provisions on October 1, 2008 which had no impact on our consolidated financial statements.

FAS No. 157-3    The FASB issued FASB Staff Position FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.   The FSP clarifies the application of FASB No. 157, Fair Value Measurement, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The Company adopted these provisions on October 1, 2008 which had no impact on our consolidated financial statements.

SFAS No. 141(R)   In December 2007, the FASB issued SFAS No. 141(R) Business Combinations.  The statement provides revised guidance for recognition and measuring assets acquired and liabilities assumed in a business combination.  It also requires transaction costs for a business combination to be expensed as incurred.  SFAS 141(R) will impact our accounting for and business combinations we complete after 2008.

GENTERRA INC.

 CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

SEPTEMBER 30, 2008

BDO Dunwoody LLP
Chartered Accountants
And Advisors
Royal Bank Plaza
P.O. Box 32
Toronto  Ontario  Canada  M5J 2J8
Telephone: (416) 865-0200
Telefax: (416) 865-0887
[Missing Graphic Reference]

Auditors’ Report

To the Shareholders of Genterra Inc.

We have audited the accompanying consolidated balance sheet of Genterra Inc. as of September 30, 2008 and the related consolidated statements of shareholders’ equity, operations and cash flows the year ended September 30, 2008. In connection with our audit of the financial statements, we have also audited the financial statement schedule XXVIII.  These consolidated financial statements and schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genterra Inc. at September 30, 2008, and the results of its operations and its cash flows for the year ended September 30, 2008, in conformity with Canadian generally accepted accounting principles.

Also, in our opinion, the financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

On January 23, 2009, we reported separately to the shareholders of Genterra Inc. on the consolidated financial statements for the year ended September 30, 2008 prepared in accordance with Canadian generally accepted accounting principles without a note disclosing the summary of differences between Canadian and United States of America generally accepted accounting principles.

The financial statements for the year ended September 30, 2007 and the statements of shareholders’ equity, operations and cash flows for the year ended September 30, 2006 were audited by another firm of Chartered Accountants, who expressed an unqualified opinion in their report dated December 14, 2007 except as to the prior period adjustment described in Note 15 which is as of July 22, 2009.

(Signed) BDO Dunwoody LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
January 23, 2009, except for Note 15 which is as at August 14, 2009

Comments by Auditors for U.S. Readers on Canada - U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when changes in accounting policies, such as those described in  Note 1,  that have a material effect on the consolidated financial statements. Our report to the shareholders dated January 23, 2009, except for Note 15 which is as at August 14, 2009 is expressed in accordance with Canadian reporting standards which do not require a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the consolidated financial statements.

(Signed) BDO Dunwoody LLP

Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
January 23, 2009, except for Note 15 which is as at August 14, 2009

BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of
GENTERRA INC.

We have audited the consolidated balance sheets of GENTERRA INC. as at September 30, 2007 and 2006 and the consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2007.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board  (United States) and with generally accepted auditing standards in Canada.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2007 and 2006 and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 2007 in conformity with accounting principles generally accepted in Canada.
The examination referred to in the above report also included the related financial statement schedules listed in response to Item 19(a) of the Company's annual report on Form 20-F for each of the years in the three-year period ended September 30, 2007.  In our opinion, the related financial statement schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly the information set forth therein.

On December 14, 2007, we reported separately to the shareholders of GENTERRA INC. on the consolidated balance sheets as at September 30, 2007 and 2006 and the consolidated statements of retained earnings, operations and cash flows for each of the years in the three-year period ended September 30, 2007 prepared in accordance with Canadian generally accepted accounting principles without a note disclosing the summary of differences between Canadian and United States accounting principles.

The consolidated financial statements for the years ended September 30, 2006 and 2005, prepared in accordance with the United States generally accepted accounting principles as disclosed in Note 15, have been restated to reflect the changes described in Note 15 to the September 30, 2007 consolidated financial statements.

KRAFT BERGER LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Ontario
December 14, 2007, except as to the prior period adjustment described in Note 15 which is as of July 22, 2009

GENTERRA INC.

CONSOLIDATED BALANCE SHEETS

AS AT SEPTEMBER 30

(Expressed in Canadian Dollars)

	2008	2007
ASSETS

CURRENT
Cash and cash equivalents	$6,824,707	$7,936,046
Marketable securities	1,917,693	2,162,025
Accounts receivable (Note 4)	932,036	407,846
Prepaid expenses and deposits	191,529	154,204
Current portion of note and mortgages receivable (Note 5)	365,125	-
Future income taxes (Note 10)	104,940	113,358
	10,336,030	10,773,479

NOTE AND MORTGAGE RECEIVABLE (Note 5)	249,000	249,000

RENTAL REAL ESTATE PROPERTIES (Note 6)	16,563,924	11,119,393

FUTURE INCOME TAXES (Note 10)	164,702	141,391
	$27,313,656	$22,283,263
LIABILITIES
CURRENT
Accounts payable and accrued liabilities (Note 7)	$475,224	$279,998
Income taxes payable	20,985	22,950
Current portion of long-term debt (Note 8)	294,330	326,565
Future income taxes (Note 10)	-	41,425
	790,539	670,938

LONG-TERM DEBT (Note 8)	3,368,609	3,678,422
FUTURE INCOME TAXES (Note 10)	2,224,315	1,142,369
RETRACTABLE PREFERENCE SHARES (Note 9(b)(i))	4,991,819	-
	11,375,282	5,491,729

SHAREHOLDERS' EQUITY

CAPITAL STOCK (Note 9(b)(ii))	12,134,546	13,133,945

RETAINED EARNINGS	3,803,828	3,657,589
	15,938,374	16,791,534

	$27,313,656	$22,283,263

See accompanying notes to consolidated financial statements.
APPROVED ON BEHALF OF THE BOARD:
__________[signed]_________________ Mark I. Litwin, Director	____________[signed]_________________ Stan Abramowitz, Director

GENTERRA INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31
(Expressed in Canadian Dollars)

												Accumulated
									Preference Shares		Retained	Other	Total
	Common		Class B Preference		Class A Shares		Class B Shares		(All Classes)		Earnings	Comprehensive	Shareholders'
	(Note 9)		(Note 9)		(Note 9)		(Note 9)		(Note 9)		(Deficit)	Income	Equity
	Number of	Value	Number of	Value	Number of	Value	Number of	Value	Number of	Value
	Shares	$	Shares	$	Shares	$	Shares	$	Shares	$	$	$	$
September 30, 2005	-	-	-	-	18,309,373	7,844,347	484,102	1,846,910	7,672,190	3,442,688	1,885,842	-	15,019,787
Net earnings for the year	-	-	-	-	-	-	-	-	-	-	885,113	-	885,113
September 30, 2006 as previously stated	-	-	-	-	18,309,373	7,844,347	484,102	1,846,910	7,672,190	3,442,688	2,770,955	-	15,904,900
Unrealized loss on investments, net of taxes	-	-	-	-	-	-	-	-	-	-	-	(61,749)	(61,749)
Unrealized gain on marketable securities, net of taxes	-	-	-	-	-	-	-	-	-	-	7,050	-	7,050
September 30, 2006 as restated	-	-	-	-	18,309,373	7,844,347	484,102	1,846,910	7,672,190	3,442,688	2,778,005	(61,749)	15,850,201
Change in other comprehensive income, net of taxes	-	-	-	-	-	-	-	-	-	-	-	61,749	61,749
Net earnings for the year	-	-	-	-	-	-	-	-	-	-	879,584	-	879,584
September 30, 2007	-	-	-	-	18,309,373	7,844,347	484,102	1,846,910	7,672,190	3,442,688	3,657,589	-	16,791,534
Adjustment per transfer agent	-	-	-	-	8	-	5,074	-	(8,946)	-	-	-	-
Shares repurchased for cancellation from shareholders dissenting to reorganization	-	-	-	-	-	-	-	-	(1,193,752)	(778,379)	(156,420)	-	(934,799)
Shares Exchanged on reorganization	18,920,879	9,691,258	32,549,880	2,664,309	(18,309,381)	(7,844,347)	(489,176)	(1,846,910)	(6,469,492)	(2,664,309)	-	-	1
Reorganization costs	-	(221,021)	-	-	-	-	-	-	-	-	-	-	(221,021)
Shares issued on conversion of Class B Preference Shares	418,332	513,625	(6,274,962)	(513,625)	-	-	-	-	-	-	-	-	-
Net earnings for the year	-	-	-	-	-	-	-	-	-	-	302,659	-	302,659
September 30, 2008	19,339,211	9,983,862	26,274,918	2,150,684	-	-	-	-	-	-	3,803,828	-	15,938,374

See accompanying notes to consolidated financial statements.

GENTERRA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30

(Expressed in Canadian Dollars)

	2008	2007	2006

REVENUE
Rent (Note 13)	$2,613,587	$2,575,203	$3,154,821
Investment income (Note 13)	169,571	492,202	409,523
	2,783,158	3,067,405	3,564,344
EXPENSES
Administrative and general (Note 13)	782,709	533,952	504,343
Bad debt recovery	-	-	(228,472)
(Gain) loss on foreign exchange	(264,872)	625,215	85,396
Rental real estate operating expenses (Note 13)	1,266,062	1,107,517	1,095,808
	1,783,899	2,266,684	1,457,075
EARNINGS BEFORE THE FOLLOWING	999,259	800,721	2,107,269
Amortization	544,633	571,975	618,607
Dividends on retractable preference shares	101,819	-	-
Interest on long-term debt	204,136	230,698	256,741
	850,588	802,673	875,348
EARNINGS (LOSS) BEFORE THE FOLLOWING	148,671	(1,952)	1,231,921
Gain on sale of investment	-	1,158,950	-
EARNINGS BEFORE INCOME TAXES	148,671	1,156,998	1,231,921
Income taxes (recovery) (Note 10)	(153,988)	277,414	346,808
NET EARNINGS FOR THE YEAR	302,659	879,584	885,113
Other comprehensive income (loss) net of taxes
Unrealized gains and losses on available-for-sale financial assets arising during the year	-	247,225	-
Reclassification adjustment for gains and losses included in net earnings	-	(185,476)	-
Other comprehensive income	-	61,749	-
COMPREHENSIVE INCOME FOR THE YEAR	$302,659	$941,333	$885,113

EARNINGS PER SHARE (Note 11)
Basic	$0.02	$0.04	$0.04
Fully diluted	$0.02	$0.04	$0.04

See accompanying notes to consolidated financial statements.

GENTERRA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30

(Expressed in Canadian Dollars)

	2008	2007	2006
OPERATING ACTIVITIES
Net earnings for the year	$302,659	$879,584	$885,113
Unrealized (gain) loss on marketable securities	64,417	(165,025)	-
Unrealized (gain) loss on foreign exchange	(264,845)	593,612	64,486
Amortization	544,633	571,975	618,607
Gain on sale of investment	-	(1,158,950)	-
Future income taxes (Note 10)	(233,307)	(78,662)	(118,555)
	413,557	642,534	1,449,651
Change in non-cash components of working capital
Accounts receivable	(186,653)	88,929	(259,834)
Income taxes recoverable	12,282	-	-
Prepaid expenses and deposits	(18)	22,370	(26,077)
Accounts payable and accrued liabilities	(104,521)	(242,777)	160,443
Income taxes payable	(8,341)	(453,622)	468,292
	126,306	57,434	1,792,475

FINANCING ACTIVITIES
Dividends on retractable preference shares	101,819	-	-
Purchase of shares from dissenting shareholders	(934,799)	-	-
Reorganization costs incurred	(295,240)	-	-
Repayment of long-term debt	(342,048)	(475,569)	(452,414)
	(1,470,268)	(475,569)	(452,414)

INVESTING ACTIVITIES
Cash acquired on acquisition of subsidiary (Note 3)	71,935	-	-
Change in marketable securities	274,343	(933,897)	(308,236)
(Increase) decrease in investment in note and mortgage receivable	(365,125)	1,620,707	241,000
Expenditures on rental real estate properties	(13,375)	(47,000)	(79,425)
Proceeds from sale investment	- .	2,805,428	- .
	(32,222)	3,445,238	(146,661)

UNREALIZED FOREIGN EXCHANGE GAIN (LOSS) ON CASH BALANCES	264,845	(593,612)	(64,486)

CHANGE IN CASH AND CASH EQUIVALENTS	(1,111,339)	2,433,491	1,128,914
CASH AND CASH EQUIVALENTS, beginning of year	7,936,046	5,502,555	4,373,641
CASH AND CASH EQUIVALENTS, end of year (Note 12)	$6,824,707	$7,936,046	$5,502,555

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	$138,358	$843,708	$70,710
Interest paid	$206,599	$233,251	$258,544

NON-CASH TRANSACTIONS (Note 3)
Non-cash consideration paid on acquisition of subsidiary
Issuance of retractable preference shares	$4,890,000	$-	$-

See accompanying notes to consolidated financial statements.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

1.	CHANGES IN ACCOUNTING POLICIES

The Canadian Institute of Chartered Accountants (“CICA”) has issued Handbook Sections 3862 “Financial Instruments – Disclosures” and 3863 “Financial Instruments – Presentation”.  These new standards replace Handbook Section 3861 “Financial Instruments – Disclosure and Presentation” and enhance the disclosure of the nature and extent of risks arising from financial instruments and how the entity manages these risks.  These new standards have been adopted by the Company effective October 1, 2007.

The CICA has issued Handbook Section 1535 “Capital Disclosures”.  This section establishes standards for disclosures of both qualitative and quantitative information that enable users to evaluate the company’s objectives, policies and processes for managing capital.  These new standards have been adopted by the Company effective October 1, 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)           General

The Company is incorporated under the Ontario Business Corporations Act, 1982. The Company is a Canadian management holding company operating in Canada with significant interests in real estate properties located in Ontario, Canada.  The Company also invests in marketable securities with a portion of its surplus cash on hand.

(b)	Principles of Consolidation

These consolidated financial statements include the accounts of the Company and its subsidiary companies.  Inter-company balances and transactions have been eliminated on consolidation.

(c)	Cash and Cash Equivalents

The Company’s cash equivalents consist primarily of investments in short-term deposits, with maturity of three months or less from dates of placements.  The carrying amount approximates fair value because of the short maturity of those instruments.

(d)           Marketable Securities

Marketable securities are carried at fair value with both realized and unrealized gains and losses recognized during the year.  At September 30, 2008, the Company had marketable securities of $1,917,693 with a cost of $1,982,110 At September 30, 2007, the Company had marketable securities of $2,162,025 with a cost of $1,996,999.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)           Rental Real Estate Properties

Rental real estate properties are stated at the lower of cost, net of accumulated amortization, and fair value. Long Lived Assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  The fair value is determined using the current market values of the properties.  Current market values are determined based on the traditional present value method, in which a single set of estimated cash flows and a single interest rate are used.  If it is determined that the net recoverable amount of a rental real estate property is less than its carrying value, the rental real estate property is written down to its fair value.  Any impairment in value is recorded in the consolidated statement of operations.

Amortization of the rental real estate buildings is being provided for over the estimated useful life on a declining balance basis at 5% per annum.

(f)           Translation of Foreign Currency

Monetary assets and liabilities are translated at the rates of exchange in effect at the end of the fiscal year.  Revenue and expenses are translated at the rate of exchange in effect on the date of the transaction.  The resulting gains and losses are included in the consolidated statement of operations.

(g)	Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

Cash and cash equivalents: The Company’s cash equivalents consist primarily of investments in short-term deposits with maturities of three months or less from dates of placement.  Cash and cash equivalents are classed as held-for-trading financial assets and are initially recognized at the fair value that is directly attributable to the acquisition or issue.  They are carried in the consolidated balance sheet at fair value with changes in fair value recognized in the consolidated statement of operations in the same period as incurred.

Marketable securities: The Company’s marketable securities consist of portfolio investments and are classified as trading securities. Marketable securities are recorded at fair value with both realized and unrealized gains and losses recognized on the consolidated statements of operations in the same period as incurred.

Other financial assets:  The Company’s accounts receivable consists primarily of rental receivables. Accounts, note and mortgage receivables are classified as loans and receivables.  These are non-derivative financial assets with fixed or determinable payments and are not quoted in an active market.  They are initially recognized at the fair value that is directly attributable to their acquisition or issue and subsequently carried at amortized cost using the effective interest rate method.  The effect of discounting on these financial instruments is not considered to be material.  All other gains or losses are recognized when the instrument is removed from the consolidated balance sheet.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)           Financial Instruments (Continued)

Other financial liabilities: The Company’s other financial liabilities include accounts payable and accrued liabilities, long-term debt and retractable preference shares.

(i)  Accounts payable and accrued liabilities:  Accounts payable and accrued liabilities consist primarily of trade payables. They are initially recognized at the fair value that is directly attributable to their acquisition or issue and subsequently carried at amortized cost using the effective interest rate method.  The effect of discounting on these financial instruments is not considered to be material.

(ii)  Long-term debts consist of mortgages payable and are initially recognized at the fair value directly attributable to the issue of the instrument.  They are carried at amortized cost using the effective interest rate method.  Interest expense is recognized in the consolidated statement of operation in the same period as incurred.  All other gains or losses are recognized when the instrument is removed from the consolidated balance sheet.

(iii)  Financial instruments issued by the Company are treated as equity only to the extent that they do not meet the definition of a financial liability.  The Company’s retractable and redeemable Class A preference shares are redeemable for cash at the option of the holder, but also contain a conversion feature into Common shares of the Company.  Accordingly, the Company accounts for these shares as financial instruments with both elements of debt and equity on initial recognition.  The Company determined that the value attributable to the equity component was nominal.

The holder of the Class A preference shares has indicated that they will not exercise the retraction option within the next twelve months. The Company’s Common shares and Class B preference shares are classified as equity instruments.

(h) Management of Financial Risks

The Company’s financial instruments consist primarily of cash and cash equivalents, marketable securities, note and mortgage receivable, accounts payable and accrued liabilities, long-term debt and retractable preference shares.  The Company is exposed to various risks as it relates to these financial instruments. There have not been any changes in the nature of risks or the process of managing these risks from previous periods.  The risks and processes for managing the risks are set out below:

Liquidity Risk

Liquidity risk arises from the Company’s management of working capital and principal repayments on its debt obligations. It is the risk that the Company will encounter difficulty in meeting it financial obligations as they fall due.

The Company’s objective is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due.  To achieve this aim, the Company seeks to maintain cash balances to meet expected requirements for a period of twelve months.  The Company also seeks to reduce liquidity risk by fixing interest rates on its long-term borrowings.  At the balance sheet date, the Company expected to have sufficient liquid resources to meet its obligations under all reasonable expected circumstances.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h) Management of Financial Risks (Continued)

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument will fluctuate due to changes in market interest rates.  The Company has reduced its exposure to interest rate risk over the cash flows through the use of fixed rate instruments on certain of its financial liabilities.  The Company has not used derivative financial instruments to alter its exposure to interest rate risk.

The Company invests surplus cash in treasury bills and publicly traded corporate bonds, loans and mortgages receivable.  Certain long-term borrowings of the Company bear interest on a prime plus basis. In doing so, the Company exposes itself to fluctuations in interest rates that are inherent in such a market.  The net annualized effect for the year of a 0.5% decrease in the interest rate at the balance sheet date on these financial instruments would have resulted in a decrease in post-tax earnings of approximately $21,600 (2007 - $23,700).  A 0.5% increase in the interest rate would, on the same basis, have increased post-tax earnings by the same amount.

Currency Risk

Currency risk is the risk that a variation in exchange rates between the Canadian dollar and foreign currencies will affect the Company’s operating and financial results.  Cash and cash equivalents as at September 30, 2008 includes US$3,831,601 (September 30, 2007 – US$3,713,565).  Currency gains (losses) are reflected as a separate component of expenses.  The effect for the year of a $0.01 strengthening of the US Dollar against the Canadian Dollar on the Company’s US Dollar denominated money market instruments carried at the balance sheet date (all other variables held constant) would have resulted in an increase in post-tax earnings of approximately $25,500 (2007 - $24,700).  A $0.01 weakening in the exchange rate would, on the same basis, have decreased post-tax earnings by the same amount. At September 30, 2008, the Company had no outstanding foreign exchange commitments.

Other Price Risk

Other price risk is the risk that the market value or future cash flows of financial instruments will fluctuate because of changes in market prices (other than those arising from interest rate risk or currency risk).  The Company moderates this risk through a careful selection and diversification of securities and other financial instruments within the limits of the Company’s objectives and strategy.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, marketable securities, rental receivables and investments.

(i) Cash and cash equivalents are maintained with several financial institutions.  Deposits held with banks may exceed the amount of insurance provided on such deposits.  Generally, these deposits may be redeemed upon demand and are maintained with financial institutions of reputable credit and therefore bear minimal credit risk.

(ii) Marketable securities held by reputable professional hedge fund managers can be withdrawn in any given month and therefore credit risk is considered minimal.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h) Management of Financial Risks (Continued)

Concentration of Credit Risk (continued)

(iii) Credit risk on rental, note and mortgage receivables is minimized as a result of the collateral security held pursuant to legal agreements and leases.

(iv) The Company leases two of its properties to a single tenant accounting for approximately 24.5% of its current rental revenue which constitutes a significant credit concentration.  Both leases expire in 2011.

In 2008, the Company had two major leases that accounted for 43.7% and 19.1% respectively of total rent.  These leases expire between 2011 and 2016.

(i)           Capital Management

The Company’s primary objective when managing capital is to create and maximize shareholder value through the expansion of its portfolio of income producing real estate and the growth of its investments.  The Company’s investment strategy is to capitalize on favourable real estate market conditions by acquiring properties that provide the Company with substantial rental income and the potential for future development and capital gain appreciation, with the objective of creating added value to the Company and its shareholders.

The Company considers its total capitalization to consist of long-term debt, Common and Class B preference share capital and accumulated retained earnings as well as its retractable and redeemable Class A preference shares which are classified as a financial liability.  There have been no changes in what the Company considers to be capital since the previous year.  The Company does not currently have a formal policy in governing any net debt to equity and net debt to total capitalization ratios.

As at September 30, the Company has complied with all externally imposed capital requirements.

(j)           Accounting Estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported period.  Actual results could differ from management's best estimates as additional information becomes available in the future.

(k)           Revenue Recognition

The Company adopted the straight-line method of recognizing rental revenue whereby the total amount of rental revenue to be received from such leases is accounted for on a straight-line basis over the term of lease.  Accordingly, an accrued rent receivable or payable is recorded from the tenants for the current difference between the straight line rent recorded as rental revenue and the rent that is contractually due from the tenants.

Revenue from a real estate sale is recognized once all material conditions have been satisfied.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(l)           Income Taxes

The Company follows the asset and liability method of accounting for income taxes.  Under this method, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying value and tax basis of assets and liabilities.

Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on future assets and liabilities of a change in tax rates is recognized in income in the year that the rate changes.

(m)           Stock-based Compensation and Other Stock-based Payments

The Company has a single Stock Option Plan (“The Plan”).  The Plan is designed to secure for the Company and its shareholders the benefits of the incentive inherent in share ownership by those directors, officers and key employees responsible for the management and growth of the Company’s business.  The Plan does not include any provision whereby the vesting of options granted thereunder is in any way limited or restricted.  Options granted under the Plan may be exercised for such period as may be determined by the Board of Directors at the time such option is granted.  The Company accounts for stock-based compensation and other stock-based payments using the fair value-based method.  Under the fair value-based method, compensation costs attributable to awards to Company employees are measured at fair value at the date of the grant, amortized over the vesting period on a straight-line basis, and charged to earnings with a related credit to Contributed Surplus.  Consideration paid by employees on exercise of stock options is recorded as share capital. The Company has not granted any new options since the adoption of these recommendations.  As at September 30, 2008, the Company has no outstanding stock options.

(n)           Recent Accounting Pronouncements

Recent accounting pronouncements affecting the Company’s financial reporting under Canadian GAAP are summarized below:

In February 2008, the CICA issued amendments to Handbook Section 1000, “Financial Statement Concepts” to clarify the criteria for recognition of an asset and the timing of expense recognition.  The new requirements are effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008.  The Company will apply the amendments to Handbook Section 1000 commencing October 1, 2008.  The implementation of the amendments to Handbook Section 1000 will not have any impact on the Company’s results of operations, financial position and disclosures as these amendments are clarifications on the application of Handbook Section 1000.

In February 2008, the CICA issued a new accounting standard, Handbook Section 3064, concerning goodwill and intangible assets. The new section replaces the existing guidance on goodwill and other intangible assets and research and development costs.  The new section provides additional guidance on measuring the cost of goodwill and intangible assets. The new standard is effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008.  The Company is currently assessing the impact of the new standard but does not believe it will have any impact on the Company’s results of operations, financial position and disclosures.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        (n)           Recent Accounting Pronouncements (Continued)

The Canadian Accounting Standards Board (“AcSB”) confirmed that the adoption of IFRS would be effective for the interim and annual periods beginning on or after January 1, 2011 for Canadian publicly accountable profit-oriented enterprises.  IFRS will replace Canada’s current GAAP for these enterprises.  Comparative IFRS information for the previous fiscal year will also have to be reported.  These new standards will be effective for the Company in the first quarter of 2011.  The Company is currently in the process of evaluating the potential impact of IFRS to our consolidated financial statements. This will be an ongoing process as new standards and recommendations are issued by the International Accounting Standards Board and the AcSB.  While the Company has begun assessing the adoption of IFRS, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

3.           ACQUISITON OF WHOLLY-OWNED SUBSIDIARY

On June 27, 2008 the Company acquired 100% of Ninety Ontario Street Inc., a Toronto based real estate company, from First Ontario Investments Inc. (“First”), a related company, for a total consideration of $4,890,000 paid by the issuance of Class A retractable, redeemable preference shares.  Two of the directors of the Company are also officers/and or directors of First.  The acquisition has been accounted for using the purchase method.  Accordingly, the assets, liabilities, revenues and expenses of Ninety Ontario Street Inc. are consolidated with those of the Company from June 27, 2008.

The purchase was measured based on an independent valuation of the shares acquired, supported by an independent valuation of the underlying property owned by Ninety Ontario Street Inc.

Pursuant to Section 3863 of the CICA Handbook, a preferred share that gives the holder the right to require the issuer to redeem the share at or after a particular date for a fixed amount meets the definition of a financial liability and is classified as such.

The effect of the above transaction on these consolidated financial statements is as follows:

Current assets	$479,076
Rental real estate properties	5,708,788
6,187,864

Current liabilities	309,893
Future income taxes	1,059,906
1,369,799

Assets acquired, net of cash of $71,935	$4,818,065

4.           ACCOUNTS RECEIVABLE
	2008	2007

Accounts receivable, trade	$736,281	$337,381
Due from companies related by common management, trade	195,755	70,465
	$932,036	$407,846

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

5.	NOTE AND MORTGAGE RECEIVABLE
	2008	2007

Note receivable from a company under common control, bearing interest at prime plus 1% per annum, due on demand, secured by a general security agreement. Management currently has no intention of demanding payment within the next twelve months.	$249,000	$249,000
First mortgage receivable, with interest at floating rate at the greater of 9% or Toronto Dominion Bank Posted Bank Prime plus 3% per annum, due September 1, 2009.	365,125	-
	614,125	249,000
Less: Current portion	365,125	-
	$249,000	$249,000

6.           RENTAL REAL ESTATE PROPERTIES

		2008			2007
	Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Land	$5,316,027	$-	$5,316,027	$1,568,027	$-	$1,568,027
Building	13,872,141	2,624,244	11,247,897	11,730,886	2,179,520	9,551,366
	$19,188,168	$2,624,244	$16,563,924	$13,298,913	$2,179,520	$11,119,393

7.           ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
	2008	2007

Accounts payable, trade	$466,809	$279,998
Due to a company under common control, trade	8,415	-
	$475,224	$279,998

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

8.           LONG-TERM DEBT
	2008	2007

First mortgage bearing interest at prime plus 1.75% per annum, repayable in monthly payments of $5,217 plus interest with the balance due August 1, 2011.	$182,587	$245,187
First mortgage bearing interest at 6.52% per annum, repayable in blended monthly payments of $19,535 with the balance due December 1, 2007.	-	57,982
First mortgage bearing interest at 4.63% per annum, repayable in blended monthly payments of $25,005 with the balance due July 1, 2010.	2,736,570	2,906,671
First mortgage bearing interest at lender’s based rate plus 0.2% per annum, repayable in monthly payments of $4,453 plus interest with the balance due September 1, 2022.	743,782	795,147
	3,662,939	4,004,987
Less: Current portion	294,330	326,565
	$3,368,609	$3,678,422

The mortgages are collateralized by the specific security on the related land and buildings. The carrying value of the mortgages approximate their fair values.

The aggregate amount of payments on long-term debt required in the subsequent twelve-month periods to meet retirement provisions are as follows:

2009	$294,330
2010	2,674,326
2011	110,819
2012	53,436
2013	53,436
Thereafter	476,592
$3,662,939

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

9.           CAPITAL STOCK

On April 24, 2008 the Company filed Articles of Amendment to give effect to a reorganization of its share capital which was approved by shareholders at its annual and special meeting held on March 4, 2008.  The share capital reorganization resulted in the reclassification of the Company’s Subordinate Voting Shares, Class B Multiple Voting Shares and six classes of non-voting preferred shares into one class of voting Common Shares and non-voting convertible Class B Preference shares.  The transaction was accounted for at the carrying amount of the shares exchanged.

In addition, as part of the articles of Amendment filed on April 24, 2008, the Company authorized the issuance of Class A preference shares, issuable in series.

(a)	Authorized

Unlimited               Common Shares

Unlimited               Class A preference shares, issuable in series:

Series 1 – non-voting, non-participating, redeemable and retractable at $15.00 per share, 8% cumulative, convertible into either Common shares at the rate of 20 Common shares or 300 Class B Preference shares for each Class A Preference share

Unlimited               Class B preference shares
non-voting, non-participating, redeemable at $0.05, $0.0024 non-cumulative, convertible until July 15, 2008 into Common shares at the rate of 1 Common share for each 15 Class B Preference shares

(b)	Issued

i)   Retractable Preference Shares
	2008	2007

326,000 Class A preference shares, Series 1	$4,890,000	$-

Cumulative dividends in arrears	101,819	-
	$4,991,819	$-

ii)  Capital Stock
	2008	2007

Post Reorganization
19,339,211 Common shares	$9,983,862	$-
26,274,918 Class B preference shares	2,150,684	-

Pre Reorganization
18,309,381 Class A shares	-	7,844,347
489,176 Class B shares	-	1,846,910
1,688,221 Class C preferred shares, Series 1	-	1,304,248
2,475,009 Class D preferred shares, Series 1	-	247,400
810,059Class D preferred shares, Series 2	-	217,501
119,252Class E preferred shares	-	487,900
632,493Class F preferred shares, Series 1	-	632,493
1,938,210 Series 1 preference shares	-	553,146
	$12,134,546	$13,133,945

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007AND 2006

(Expressed in Canadian Dollars)

9.           CAPITAL STOCK (Continued)

(c)	Transactions

	Common		Class A preference, Series 1
	Number	Amount	Number	Amount

Balance at September 30, 2005, 2006 and 2007	-	$-	-	$-

Shares issued on reorganization	18,920,879	9,691,258	-	-

Reorganization costs, net of future taxes	-	(221,021)	-	-

Shares issued on acquisition of Subsidiary (Note 3)	-	-	326,000	4,890,000
Shares issued on conversion of Class B preference shares	418,332	513,625	-	-

Balance at September 30, 2008	19,339,211	$9,983,862	326,000	$4,890,000

	Class B preference		Class A
	Number	Amount	Number	Amount

Balance at September 30, 2005, 2006 and 2007	-	$-	18,309,373	$7,844,347
Adjustment per transfer agent*	-	-	8	-

Shares issued on reorganization	32,549,880	2,664,309	-	-

Shares exchanged on reorganization	-	-	(18,309,381)	(7,844 347)
Shares surrendered on conversion into Common shares	(6,274,962)	(513,625)	-	-

Balance at September 30, 2008	26,274,918	$2,150,684	-	$-

	Class B		Class C, Series 1
	Number	Amount	Number	Amount

Balance at September 30, 2005, 2006 and 2007	484,102	$1,846,910	1,704,115	$1,304,248
Adjustment per transfer agent*	5,074	-	(15,894)	-

Shares exchanged on reorganization	(489,176)	(1,846,910)	(1,688,221)	(1,304,248)

Balance at September 30, 2008	-	$-	-	$-

	Class D, Series 1		Class D, Series 2
	Number	Amount	Number	Amount

Balance at September 30, 2005, 2006 and 2007	2,475,009	$247,400	810,059	$217 501

Shares exchanged on reorganization	(2,475,009)	(247,400)	(810,059)	(217,501)

Balance at September 30, 2008	-	$-	-	$-

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

9.           CAPITAL STOCK (Continued)

(c)           Transactions (Continued)

	Class E		Class F
	Number	Amount	Number	Amount

Balance at September 30, 2005, 2006 and 2007	115,258	$487,900	632,493	$632,493
Adjustment per transfer agent*	3,994	-	-	-

Shares purchased for cancellation from shareholders dissenting to reorganization	-	-	(612,493)	(612,493)

Shares exchanged on reorganization	(119,252)	(487,900)	(20,000)	(20,000)

Balance at September 30, 2008	-	$-	-	$-

	Series 1 preference
	Number	Amount

Balance at September 30, 2005, 2006 and 2007	1,935,256	$553,146
Adjustment per transfer agent*	2,954	-

Shares purchased for cancellation from shareholders dissenting to reorganization	(581,259)	(165,886)

Shares exchanged on reorganization	(1,356,951)	(387,260)

Balance at September 30, 2008	-	$-

*This adjustment represents the difference in the Pre-Reorganization Share Capital as set forth in the opening balance from that recorded by the Transfer Agent.  The difference is due to a change in the method used by the Transfer Agent in calculating the number of shares to be issued with respect to shares not yet exchanged from prior merger transactions.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

10. INCOME TAXES
	2008	2007	2006

Current	$79,319	$356,076	$465,363
Future (recovery)	(233,307)	(78,662)	(118,555)
	$(153,988)	$277,414	$346,808

The difference between the effective tax rate for continuing operations and the combined basic federal and provincial tax rate is explained as follows:
	2008	2007	2006

	%	%	%
Income taxes computed at statutory combined basic income tax rates	34.1	36.1	36.1
Non-deductible items	26.3	0.2	3.8
Non-taxable portion of capital gains	(25.7)	(17.4)	(0.2)
Revaluation of benefits of future taxes	(130.4)	(4.1)	(11.5)
Other	(7.9)	9.2	-
Effective income tax provision	(103.6)	24.0	28.2
A summary of the principal components of future tax assets and liabilities calculated in accordance with Canadian accounting principles is noted as follows:
		2008	2007

Future tax assets:
Capital and non-capital loss carry-forwards		$-	$8,076
Cumulative eligible capital		142,308	84,200
Unrealized loss on foreign exchange		74,000	112,000
Marketable securities		29,129	-
Other		24,205	50,473
		269,642	254,749
Less: Current portion		104,940	113,358
		$164,702	$141,391
Future tax liabilities:
Rental real estate properties		$2,148,598	$1,062,111
Unrealized gain on marketable securities		-	41,425
Other		75,717	80,258
		2,224,315	1,183,794
Less: Current portion		- .	41,425
		$2,224,315	$1,142,369

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

11.	EARNINGS PER SHARE CALCULATION

Earnings per share have been calculated based on the following:

	2008	2007	2006

Numerator:
Net earnings for the year	$302,659	$879,584	$885,113
Dividends to preferred shareholders	- .	(70,342)	(70,342)
Numerator for basic earnings per share (available to common shareholders)	$302,659	$809,242	$814,771
Denominator:
Weighted average number shares outstanding	18,922,155	18,793,385	18,793,385
Effect of dilutive securities
Potential conversion of Class B preference shares	231,862	- .	- .
Weighted average number shares outstanding	19,154,017	18,793,385	18,793,385
Earnings per share
Basic	$0.02	$0.04	$0.04
Fully diluted	$0.02	$0.04	$0.04

The effect on the 2008 earnings per share of the conversion of Class A preference shares is anti-dilutive and therefore not disclosed.

The effect on the 2007 and 2006 earnings per share of the conversion of Class F preferred shares is anti-dilutive and therefore not disclosed.

12.	CONSOLIDATED STATEMENTS OF CASH FLOWS
Cash and cash equivalents
Cash and cash equivalents consist of cash balances with banks and investments in money market instruments. Cash and cash equivalents included in the statement of cash flows are comprised of the following balance sheet amounts:

	2008	2007	2006

Cash balances with banks	$246,864	$171,434	$166,515
Money market instruments	6,577,843	7,764,612	5,336,040
Total cash and cash equivalents	$6,824,707	$7,936,046	$5,502,555

Money market instruments consist primarily of investments in short term deposits with maturities of three months or less.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

13.	RELATED PARTY TRANSACTIONS

The Company entered into transactions and had outstanding balances with various companies related by virtue of common ownership and management.

The transactions with related parties are in the normal course of business and are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

Significant related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

The Company received rents of $1,027,954 (2007 - $ 1,385,414; 2006 - $1,874,865) from companies of which directors and officers are also directors and/or officers of the Company.

The Company received interest of $19,584 (2007 - $24,273; 2006 - $24,434) from a company of which the President is also a director, officer and majority shareholder.

Administration and management fees of $200,000 (2007 - $200,000; 2006 - $172,333) were paid to a company a director and officer of which is also a director and officer of the Company.

Property management fees of $136,800 (2007 - $110,000; 2006 - $110,000) were paid to a company of which a director and officer is also directors and/or officers of the Company.

Consulting fees of $36,000 (2007 - $36,000; 2006 - $36,000) were paid to the President of the Company for services rendered.

A bonus of $150,000 (2007 - $Nil; 2006 - $Nil) was paid to an officer of the Company for services rendered.

14.	SEGMENTED INFORMATION

The Company currently operates in one reportable industry segment, real estate rentals, with all properties located in Ontario, Canada.

Segmented information for the fiscal years ended September 30, 2008, 2007 and 2006 respectively, is as follows:

(In thousands of dollars)	Canada	United States	Eliminations	Consolidated
2008

Revenue	$2,783	$-	$-	$$2,783
Net earnings	$303	$-	$-	$$303
Total assets	$27,314	$-	$-	$$27,314

2007

Revenue	$3,067	$-	$-	$3,067
Net earnings	$880	$-	$-	$880
Total assets	$22,283	$-	$-	$22,283

2006

Revenue	$3,564	$-	$-	$3,564
Net earnings	$885	$-	$-	$885
Total assets	$20,912	$1,646	$-	$22,558

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

The Company follows accounting principles generally accepted in Canada.  Differences between generally accepted accounting principles in Canada and those generally accepted in the United States of America (United States) are summarized below:

a)	Acquisition of Subsidiary

During 2008 the Company acquired a subsidiary containing a rental real estate property from a non-arms length party.  The Company and the vendor in this transaction are under common control.  Under Canadian GAAP the purchase was recorded using the appraised value of the property and company with the total purchase price satisfied by the issuance of retractable preference shares by the Company.  As common control exists in this transaction, under U.S. GAAP the purchase must be recorded as a reorganization of entities under common control using the historical carrying values.

b)	Comprehensive income

U.S. GAAP requires investments in available for sale securities and trading securities to be recorded at fair market value and all unrealized holding gain and losses reflected in other comprehensive income.  Investments in trading securities are to be recorded at fair value and all unrealized holding gains and losses reflected in income.  Under Canadian GAAP, investments were carried at historical cost with losses in value being recognized in income only when the loss in value is other than temporary and increase in value being recognized only when realized.  The CICA has adopted changes to Handbook Section 1530 Comprehensive Income which harmonizes Canadian GAAP with U.S. GAAP. The Company has adopted the Canadian standard for interim and annual financial statements effective October 1, 2006.  In the Canadian financial statements the investments are designated as held for trading which records these investments at fair value with changes in fair value being recorded in income.

c)	Mezzanine Equity

The redeemable preference shares are considered mezzanine equity for the purposes of U.S. GAAP.  Under this standard, the retractable preferred shares should be disclosed outside of total liabilities and before shareholders equity on the balance sheet.  Annual dividends are shown as a reduction to retrained earnings and not as an expense to the statement of operations.

d)	Financial statement presentation

Certain financial statement presentation is required by US GAAP that is not required for Cdn. GAAP as follows:
•	Disclosure of unearned rental revenue receivable separate from accounts receivable
•	Disclosure of trade accounts payable separate from accrued liabilities
•	Disclosure of investment income as other revenue and expense rather than part of revenue
•	Inclusion of amortization expense as part of expenses

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

The effect on the consolidated balance sheet of the difference between accounting principles generally accepted in Canada and those generally accepted in the United States is summarized as follows:

	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles
	$	$	$

September 30, 2008

Marketable securities (b)	1,917,693	50,714	1,968,407
Accounts receivable (c)	932,036	(235,081)	696,955
Unearned revenue (c)	-	235,081	235,081
Current assets	10,336,030	50,714	10,386,744
Rental Real Estate Properties (a)	16,563,924	(5,456,734)	11,107,190
Total assets	27,313,656	(5,406,020)	21,907,636

Accounts payable and accrued liabilities (c)	475,224	(137,784)	337,440
Accrued liabilities (c)	-	137,784	137,784
Current liabilities	790,539	-	790,539
Future income taxes (a)	2,224,315	(1,044,822)	1,179,493
Retractable preferred shares (a, c)	4,991,819	(4,991,819)	-
Total liabilities	11,375,282	(6,036,641)	5,338,641
Retractable preferred shares (a, c)	-	4,991,819	4,991,819
Capital stock	12,134,546	(101,819)	12,032,727
Retained earnings (deficit)	3,803,828	(4,235,241)	(431,413)
Accumulated comprehensive income	-	(24,138)	(24,138)
Total shareholders’ equity	15,938,374	(4,361,198)	11,577,176
Total liabilities and shareholders’ equity	27,313,656	(5,406,020)	21,907,636

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles
	$	$	$
September 30, 2007
Cash and cash equivalents (a)	7,936,046	563	7,936,609
Marketable securities (a) (b)	2,162,025	58,133	2,220,158
Accounts and notes receivable (a) (d)	407,846	357,170	765,016
Unearned rental revenue receivable (d)	-	219,284	219,284
Income taxes recoverable (a) (d)	-	25,162	25,162
Prepaid expenses (a)	154,204	8,113	162,317
Current assets	10,773,479	668,425	11,441,904
Rental real estate properties (a)	11,119,393	238,092	11,357,485
Investment (a)	-	304	304
Future income taxes (b)	141,391	4,927	146,318
Total assets	22,283,263	911,748	23,195,011

Accounts payable and accrued liabilities (d)	279,998	335,022	615,020
Accrued liabilities (a) (d)	-	138,562	138,562
Income taxes payable (d)	22,950	(22,950)	-
Future income taxes (a)	41,425	(3,980)	37,445
Current liabilities	670,938	446,654	1,117,592
Future income taxes (a)	1,142,369	10,606	1,152,975
Total Liabilities	5,491,729	457,260	5,948,989
Capital stock (a)	13,133,945	2	13,133,947
Accumulated comprehensive income (b)	-	(24,138)	(24,138)
Retained earnings (a)	3,657,589	478,624	4,136,213
Total shareholders equity	16,791,534	454,488	17,246,022
Total liabilities and shareholders equity	22,283,263	911,748	23,195,011

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)
Comprehensive income

Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income.  Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

The CICA has adopted changes to Handbook Section 1530 Comprehensive Income which harmonizes Canadian GAAP with U.S. GAAP. The CICA requires mandatory implementation of these standards for interim and annual financial statements relating to years commencing on or after October 1, 2006.

Prior period adjustment

The previously issued financial statements have been restated to correct an error in the accounting for short term investments.  Previously, the Company improperly accounted for its investments in investment funds as available for sale securities in accordance with FAS 115.  Under U.S. GAAP, as these investments do not have readily determinable fair values, they should be reported at cost, unless the investments are determined to be impaired in which case they are written down to estimated fair value, if less than cost.  The change in accounting resulted in a decrease to retained earnings at September 30, 2006 of $9,040, net of future income taxes of $1,991.

	Originally Stated U.S. Accounting Principles	Change	As Restated U.S. Accounting Principles
September 30, 2006
Balance Sheet
Short term investments	1,062,942	(11,031)	1,051,911
Future income taxes (current liability)	28,878	(1,991)	26,887
Retained earnings	2,779,995	(9,040)	2,770,955
Consolidated Statement of Operations and Other Comprehensive Income
Investment income	342,766	66,767	409,533
Income taxes	334,758	12,050	346,808
Net income	885,113	54,717	939,830

Basic earnings per share	$0.04	$0.01	$0.05
Diluted earnings per share	$0.04	$0.01	$0.05

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

The effect on earnings for the above differences between accounting principles generally accepted in Canada and those accepted in the United States are summarized below:

	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles
	$	$	$
Year Ended September 30, 2008
REVENUE
Rent (a)	2,613,587	550,958	3,164,545
Investment income (d)	169,571	(169,571)	-
	2,783,158	381,387	3,164,545
EXPENSES
Administrative and general (a)	782,709	156,878	939,587
Amortization (d)	-	544,633
Amortization (a)		(9,002)	535,631
(Gain) loss on foreign exchange	(264,872)	-	(264,872)
Rental real estate operating expenses (a)	1,266,062	385,619	1,651,681
	1,783,899	1,078,128	2,862,027
EARNINGS BEFORE THE FOLLOWING	999,259	(696,741)	302,518

Amortization (d)	(544,633)	544,633	-
Dividends on retractable preference shares (c)	(101.819)	101,819	-
Interest on long-term debt	(204,136)	-	(204,136)
Investment income (d)	-	169,571
Investment income (a)		(657)
Investment income (b)		235,885	404,799
	(850,588)	1,051,251	200,663
EARNINGS BEFORE INCOME TAXES	148,671	354,510	503,181
Income taxes (recovery) (a)	(153,988)	52,780	(101,208)
NET EARNINGS FOR THE YEAR	302,659	301,730	604,389

Earnings per share
Earnings available to common shreholders	$302,659		$502,570

Basic	$0.02		$0.03
Diluted	$0.02		$0.03

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)
	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles
	$	$	$
Year Ended September 30, 2007
REVENUE
Rent	2,575,203	758,955	3,334,158
Investment income (b)	492,202	(492,202)	-
	3,067,405	266,753	3,334,158
EXPENSES
Administrative and general (a)	533,952	155,991	689,943
Amortization (a)	-	12,782
Amortization (d)		571,975	584,757
(Gain) loss on foreign exchange	625,215	-	625,215
Rental real estate operating expenses (a)	1,107,517	466,479	1,573,996
	2,266,684	1,207,227	3,473,911
EARNINGS BEFORE THE FOLLOWING	800,721	(940,474)	(139,753)

Amortization (b)	(571,975)	571,975	-
Interest on long-term debt	(230,698)	-	(230,698)
	(802,673)	571,975	(230,698)
EARNINGS (LOSS) BEFORE THE FOLLOWING	(1,952)	(368,499)	(370,451)
OTHER INCOME AND EXPENSE
Investment income (d)	-	492,202
Investment income (a)		3,727	495,929
Gain on sale of investment	1,158,950	-	1,158,950
	1,158,950	495,929	1,654,879
EARNINGS BEFORE INCOME TAXES	1,156,998	127,430	1,284,428
Income taxes (recovery) (a)	277,414	63,061	340,475

NET EARNINGS FOR THE YEAR	879,584	64,369	943,953

Other comprehensive income (loss), net of taxes
Unrealized gain (loss) on available for sale Financial assets during the year (b)	247,225	(24,138)	223,087
Reclassification adjustment for gains and losses Included in net earnings	(185,476)	-	(185,476)
	61,749	(24,138)	37,611
COMPREHENSIVE INCOME FOR THE YEAR	941,333	40,231	981,564

Earnings per share
Earnings available to common shareholders	$879,584		$943,953

Basic	$0.04		$0.05
Diluted	$0.04		$0.05

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)
	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles
	$	$	$
Year Ended September 30, 2006 (Restated)
REVENUE
Rent (a)	3,154,821	719,114	3,873,935
Investment income (b)	409,523	(409,523)	-
	3,564,344	309,591	3,873,935
EXPENSES
Administrative and general (a)	504,343	158,452	662,795
Amortization (d)	-	618,607
Amortization (a)		12,798	631,405
Bad debt (recovery)	(228,472)	-	(228,472)
(Gain) loss on foreign exchange	85,396	-	85,396
Rental real estate operating expenses (a)	1,095,808	465,758	1,561,566
	1,457,075	1,255,615	2,712,690
EARNINGS BEFORE THE FOLLOWING	2,107,269	(946,024)	1,161,245

Amortization (b)	(618,607)	618,607	-
Interest on long-term debt	(256,741)	-	(256,741)
	(875,348)	618,607	(256,741)
EARNINGS (LOSS) BEFORE THE FOLLOWING	1,231,921	(327,417)	904,504
OTHER INCOME AND EXPENSE
Investment income (d)	-	409,523
Investment income (a)		13,844
Investment income (b)		15,116	438,483
	-	438,483	438,483
EARNINGS BEFORE INCOME TAXES	1,231,921	111,066	1,342,987
Income taxes (recovery) (a)	346,808	46,807	393,615
NET EARNINGS FOR THE YEAR	885,113	64,259	949,372

Other comprehensive income (loss), net of taxes
Unrealized gain (loss) on available for sale financial assets during the year (b)	-	(797,708)	(797,708)
	-	(797,708)	(797,708)
COMPREHENSIVE INCOME FOR THE YEAR	885,113	(733,449)	151,664

Earnings per share
Earnings available to common shareholders	$885,113		$949,372

Basic	$0.04		$0.05
Diluted	$0.04		$0.05

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

RECONCILIATION OF U.S. GAAP EFFECTIVE INCOME TAX PROVISION (RECOVERY)

	2008	2007	2006
			(Restated)
	%	%	%
Income taxes computed at statutory combined basic income tax rates	34.1	36.1	36.1
Non-deductible items	1.0	0.2	3.8
Non-taxable portion of capital gains	(15.7)	(17.4)	(0.2)
Revaluation of benefits of future taxes	(38.5)	(4.1)	(11.5)
Other	(1.0)	11.7	1.1
Effective income tax provision	(20.1)	26.5	29.3

RECONCILIATION OF SHAREHOLDERS’ EQUITY:

	2008	2007	2006
			(Restated)
Shareholders’ equity based on Canadian GAAP	15,938,374	16,791,534	15,904,900
Increase stated value of retractable shares to fair value	(4,553,036)	-	-
Unrealized gain (loss) on available for sale financial assets	(24,138)	(24,138)	(55,674)
Unrealized gain on trading security financial assets	74,852	-	-
Effect on future taxes of unrealized gain on available for sale financial assets	(8,405)	-	-
Shareholders’ equity of Ninety Ontario Street Inc. accounted for as a reorganization of entities under common control	132,958	485,676	421,501
Prior period adjustment on accounting for short-term investments	-	(11,030)	-
Effect on future taxes of short-term investment prior period adjustment	-	3,980	-
Effect of depreciation recorded on appraised value of fixed assets instead of cost	23,340	-	-
Effect on future taxes of depreciation differences	(6,769)	-	-
Shareholder’s equity based on U.S. GAAP	11,577,176	17,246,022	16,270,727

ACCOUNTING POLICY

Accounts and Notes receivable

Notes and accounts receivable are recorded under the terms of the agreement or at the invoiced amount, are periodically assessed for recoverability and an allowance for doubtful accounts established. A note or account receivable is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest. Interest income is not recognized when a note or account receivable becomes uncollectible.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

LONG-TERM DEBT
	2008	2007
First mortgage bearing interest at prime (4.75%; 2007 – 6.25%) plus 1.75% per annum, repayable in monthly payments of $5,217plus interest with the balance due August 1, 2011	$182,587	$245,187

First mortgage bearing interest at 6.52% per annum, blended monthly payments of $19,535 with the balance due December 1, 2007	-	57,982

First mortgage bearing interest at 4.63% per annum, repayable in blended monthly payments of $25,005 with the balance due July 1, 2010	2,736,570	2,906,671

First mortgage bearing interest at lender’s base rate (6.75% ) plus 0.2% (2007 – 7.7%) per annum, repayable in monthly payments of $4,453 plus interest with the balance due September 1, 2022	743,782	795,147
	3,662,939	4,004,987
Current portion	294,330	326,565
	$3,368,609	$3,678,422

RETRACTABLE PREFERRED SHARES

The Class A, series 1 shares have the following attributes:
non-voting, non-participating, redeemable and retractable at $15.00 per share, 8% cumulative, convertible into either Common shares at the rate of 20 Common shares or 300 Class B Preference shares for each Class A Preference share

The Class A, series 1 shares carry liquidation rights ahead of the Class B preferred shares an the common shares

The aggregate redemption value at September 30, 2008 is $4,991,819.

The shares are accounted for as mezzanine equity because they are redeemable at a fixed price at the option of the holder.

INVESTMENT INCOME
	2008	2007	2006
			(Restated)
Interest income	$290,985	$388,297	$296,585
Management fees	4,650	4,983	-
Realized gain on investments	109,164	102,649	141,898

Investment income	$404,799	$495,929	$438,483

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)
Related Party Transactions
The Company has outstanding balances and transactions with its consolidated subsidiary and former subsidiary, which have been eliminated on consolidation.
	2008	2007	2006
			(Restated)
	$	$	$
Rallets Realty Inc. (consolidated subsidiary)
Non-interest bearing loan payable	860,000	900,000	920,000

127627 Ontario Limited (consolidated subsidiary)
Non-interest bearing loan receivable	2,222,000	2,222,000	2,222,000

767705 Ontario Limited (consolidated subsidiary)
Interest bearing loan receivable	3,000,000	3,000,000	3,000,000
Accrued interest receivable	630,691	641,820	803,171
Loan payable	(63,000)	(218,000)	(245,000)
Interest revenue	(222,173)	(241,676)	(223,521)
Interest expense	(222,173)	(241,676)	(223,521)

Significant related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

	2008	2007	2006
			(Restated)
	$	$	$
Rental Revenue
The Company received rents from companies of which directors and officers are also directors and/or officers of the Company	1,027,954	1,385,414	1,874,865
Investment Income
The Company received interest from a company of which the President is also a director, officer and majority shareholder	19,584	24,273	24,434
Administrative and General Expenses
Administration and management fees were paid to a company a director and officer of which is also a director and officer of the Company	200,000	200,000	172,333
Property management fees were paid to a company of which a director and officer is also directors and/or officers of the Company.	206,000	206,000	206,000
Consulting fees were paid to the President of the Company for services rendered	36,000	36,000	36,000
A bonus was paid to an officer of the Company for services rendered.	150,000	-	-

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

Fair Value Measurements

The Company’s consolidated balance sheets include the following financial instruments: cash, marketable securities, accounts receivable, note and mortgages receivable and accounts payable.  The carrying amounts of current assets and liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company adopted FAS 157 for its financial assets and liabilities as of October 1, 2007.  This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value instruments.  The fair value hierarchy is as follows:

Level 1 – Quoted (unadjusted) prices for identical assets and liabilities in active markets

Level 2 – inputs other than quoted prices, included with Level 1 that are observable for the asset or liability, either directly or indirectly, including:

•	Quoted prices for similar assets/liabilities in active markets;
•	Quoted prices for identical or similar assets in non-active markets (few transactions, limited information, non-current prices, high variable over time);
•	Inputs other than quoted prices that are observable for the asset/liability (e.g. interest rates, yield curves, volatilities, default rates, etc); and;
•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3 – Unobservable inputs that cannot be corroborated by other observable market data.

The Company’s assets are measured as follows:

Cash – the carrying value of cash approximates fair value as maturities are less than three months

Marketable Securities – The estimated fair values of the marketable securities are based on quoted market prices and/or other market data for the same or comparable instruments and transactions in establishing the price.

Note receivable – The estimated fair value of the note receivable is based on unobservable inputs that cannot be corroborated by observed market data.

Mortgage receivable – The estimated fair value of the mortgage receivable is based on inputs that are derived principally from or corroborated by other observable market data.

Long-term debt – The estimated fair value of the mortgages is based on inputs that are derived principally from or corroborated by other observable market data.

		Fair Value Measurements at Reporting Date Using:

Assets:	September 30, 2008	Quoted Prices in Active Markets for Identical Level Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash	6,824,707	$6,824,707	$-	$-
Marketable securities	1,917,693	990,759	926 934	-
Note receivable	249,000	-	-	249,000
Mortgage receivable	365,125	-	365,125	-
Mortgages payable	3,662,939	-	3,662,939	-

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2008, 2007 AND 2006

(Expressed in Canadian Dollars)

15.	SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Note Receivable

Balance at beginning of period	$249,000

Interest earned	19,584

Included in earnings	(19,584)

Balance at end of period	$249,000

Impact of recent United States accounting pronouncements

SFAS No 162    In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with U.S. GAAP.  The statement will be effective 60 days after the SEC approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We do not expect the adoption of SFAS 162 to have an effect on our consolidated financial statements.

SFAS No. 161    In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which expands the quarterly disclosures requirements in SFAS No. 133 for derivative instruments and hedging activities, effective for fiscal years beginning after November 15, 2008.  We do not expect the adoption of SFAS 161 to have an effect on our consolidated financial statements.

FAS No. 157-2    In February 2008, the FASB issued FSP No. 157-2 Effective Date of FASB Statement No. 157, which defers the effective date of FASB 157 for certain nonfinancial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis.  The deferred provisions of FASB 157 affect assets measured at fair value in goodwill impairment testing, nonfinancial long-lived assets measured at fair value for impairment assessment and asset retirement obligations initially measured at fair value.  The Company will adopt these deferred provisions on October 1, 2008 and does not expect them to have a material impact on our consolidated financial statements.

FAS No. 157-3     The FASB issued FASB Staff Position FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.   The FSP clarifies the application of FASB No. 157, Fair Value Measurement, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The Company will adopt these provisions on October 1, 2008 and does not expect them to have a material impact on our consolidated financial statements.

EITF 03-6-1                                In June 2008 the FASB issued FASB Staff Position (FSP) EITF 03-6, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.  The FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The FSP is effective for years commencing after December 15, 2008.  The Company is currently assessing the affect of its adoption may have on its consolidated financial statements.

SFAS No. 141(R) in December 2007, the FASB issued SFAS No. 141(R) Business Combinations.  The statement provides revised guidance for recognition and measuring assets acquired and liabilities assumed in a business combination.  It also requires transaction costs for a business combination to be expensed as incurred.  SFAS 141(R) will impact our accounting for and business combinations we complete after 2008.*

GENTERRA INC.
SCHEDULE XXVIII
REAL ESTATE AND ACCUMULATED DEPRECIATION
(Expressed in Canadian Dollars)
													LIFE ON WHICH
													DEPRECIATION
													IN LATEST
				COSTS CAPITALIZED			GROSS AMOUNT						INCOME
		INITIAL COST		SUBSEQUENT TO			AT WHICH CARRIED			ACCUMULATED	DATE OF	DATE	STATEMENT
DESCRIPTION	ENCUMBERANCES	TO THE COMPANY		ACQUISITION			AT CLOSE OF PERIOD			DEPRECIATION	CONSTRUCTION	ACQUIRED	IS COMPUTED
		LAND	BUILDING & IMPROVEMENTS	IMPROVEMENTS	CARRYING COSTS	TOTAL	LAND	BUILDING & IMPROVEMENTS	TOTAL

Industrial Building
Toronto, Ontario
Canada	$2,736,570	$560,000	$4,702,714	$53,875	$-	$53,875	$560,000	$4,756,589	$5,316,589	$1,075,319	1953	January 1, 2004	40 Years

Industrial Building
Toronto, Ontario
Canada	-	50,000	586,614	-	-	-	50,000	586,614	636,614	410,732	1909 & 1911	June 27, 2008	40 Years

Industrial Building
Hamilton, Ontario
Canada	182,587	305,000	1,418,000	50,000	-	50,000	305,000	1,468,000	1,773,000	291,210	1918	January 1, 2004	40 Years

Industrial Building
Cambridge, Ontario
Canada	-	750,000	4,649,000	-	-	-	585,000	4,649,000	5,234,000	979,091	1966	January 1, 2004	40 Years

Commercial Building
Newmarket, Ontario
Canada	743,782	163,027	786,973	205,790	-	205,790	163,027	992,763	1,155,790	252,451	1986	January 1, 2004	40 Years

	$3,662,939	$1,828,027	$12,143,301	$309,665	$-	$309,665	$1,663,027	$12,452,966	$14,115,993	$3,008,803

RECONCILIATION
		Cost				Accumulated Depreciation				Notes

		2008	2007	2006		2008	2007	2006
Balance at beginning of year		$13,930,566	$13,922,751	$13,246,438		$2,573,081	$2,032,798	$1,062,888

Additions during the period										Other additions represent an adjustment of the carrying value to account for the future income tax liabilities on certain properties.
Acquisitions through forclosure		-	-	-		-	-	-
Other acquisitions		-	-	626,364		-	-	367,981		Aggregate cost for Federal income tax purposes is $1,689,377 for land and $14,380,840) for buildings and improvements
Improvements, etc.		18,336	52,289	79,425		-	-	-
Depreciation for the period		-	-	-		535,631	584,757	631,405
The acquisition of property during the year was from an non-arms length party under common control with the company. The acquisition has been accounted for as a reorganization of entities under common control with the property recorded at historical cost.

Other		267,000	-	-		-	-	-
		285,336	52,289	705,789		535,631	584,757	999,386
Deductions during the period
Cost of real estate sold		-	-	-		-	-	-
Other (fully depreciated)		99,909	44,474	29,476		99,909	44,474	29,476
		99,909	44,474	29,476		99,909	44,474	29,476

Balance at end of period		$14,115,993	$13,930,566	$13,922,751		$3,008,803	$2,573,081	$2,032,798

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion of "Liquidity and Capital Resources" and "Results of Operations" sets forth items derived from the consolidated statements of operations for the six month periods ended March 31, 2009 and 2008, prepared in accordance with Canadian GAAP.  A summary of the differences between Canadian and US accounting principles are detailed in the note to the Consolidated Financial Statements included herein.

LIQUIDITY AND CAPITAL RESOURCES

The Company's principal sources of liquidity are cash on hand, marketable securities and cash flow from rental, finance and investment operations.

The Company's working capital amounted to $9,820,149 at March 31, 2009, compared to $9,545,491 at September 30, 2008.  The ratio of current assets to current liabilities was 12.9:1 at March 31, 2009 and 13.1:1 at September 30, 2008. The increase in working capital is primarily due to the cash generated from operations during the period.

During the six month period ended March 31, 2009, the Company’s cash position increased by $728,022 to $7,552,729. The change was due to the net result of the following increases and utilizations:

- - Operating Activities increased cash by $910,746.  This was as a result of $752,333 in cash generated from operations, net of an unrealized gain of $16,969 on foreign exchange, and $158,413 of cash realized due to the changes in non-cash components of working capital.

- - Financing Activities decreased cash by $146,141.  The Company utilized $146,141 to make scheduled repayments of mortgage obligations.

- - Investing Activities decreased cash by $36,583. The Company utilized $51,750 in cash for investment in a note and mortgage receivable, $27,850 for expenditures on rental real estate properties and realized $43,017 from a change in the Company’s holdings in marketable securities.

The following table provides a summary of certain information with respect to the Company’s capital structure and financial position:

	March 31, 2009	September 30, 2008
Net debt : Shareholders’ equity	0.55 : 1	0.54 : 1
Net debt : Total capitalization	0.35 : 1	0.35 : 1

The Company anticipates that it will require approximately $2,700,000 in order to meet its ongoing expected costs for the next twelve months. These costs include real estate operating expenses, fees for management and administrative services provided to the Company, legal and audit fees, financing expenses, public company shareholder costs and income taxes.  The Company expects to generate the revenue required in order to service these expenditures from rental revenue from existing leased real estate, finance and investment income.  The Company also has scheduled long-term debt repayments of approximately $298,000 in the next twelve months. Cash flow from operations will be used to finance these regularly scheduled debt repayments.

RESULTS OF OPERATIONS

The following table sets forth items derived from the consolidated statements of operations (expressed in thousands of dollars except for earnings per share) for each of the eight most recently completed quarters.

	2009		2008				2007
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

Revenue	$733	$592	$810	$576	$627	$770	$676	$655
Net earnings (loss)	(218)	196	87	(19)	156	79	(159)	(224)
Earnings (loss) per share
Basic	$(0.011)	$0.010	$0.005	$(0.001)	$0.007	$0.003	$(0.012)	$(0.013)
Fully Diluted	$(0.011)	$0.010	$0.005	$(0.001)	$0.007	$0.003	$(0.012)	$(0.013)

Periods ended March 31, 2009 and 2008

The following table sets forth items derived from the consolidated statements of operations for the three and six month periods ended March 31, 2009 and 2008.

	Three Months Ended March 31 (Unaudited)		Six Months Ended March 31 (Unaudited)
	2009	2008	2009	2008
Revenue	$732,985	$626,702	$1,324,491	$1,396,340
Administrative expenses	(160,026)	(166,730)	(269,584)	(296,715)
Gain on foreign exchange	3,803	129,963	468,248	117,223
Rental real estate operating expenses	(464,646)	(348,789)	(887,580)	(634,617)
Other expenses	(286,356)	(179,238)	(579,998)	(371,332)
Earnings (loss) before the undernoted	(174,240)	61,908	55,577	210,899
Income taxes	(43,817)	93,675	(77,975)	23,868
Net earnings (loss)	$(218,057)	$155,583	$(22,398)	$234,767

Revenue. Rental revenue for the second quarter ended March 31, 2009 was $782,367, an increase of $174,859 as compared to $607,508 for the comparable 2008 period. Rental revenue for the six months ended March 31, 2009 was $1,539,205, an increase of $315,099, as compared to $1,224,106 for the comparable 2008 period. The increase in rental revenue compared to the 2008 period was attributable to the inclusion of rental revenue from the June 2008 acquisition of the Ontario Street property (“Ontario Street”).  Investment loss for the three months ended March 31, 2009 was $49,382 as compared to investment income of $19,194 for the comparable 2008 period.  Investment loss for the six months ended March 31, 2009 was $214,714 as compared to investment income of $172,234 for the comparable 2008 period. The decrease in investment income was due to the poor performance of the global equity markets during the period.

Administrative Expenses. Administrative expenses include fees for management and administrative services, legal and audit fees, financing expenses and public company shareholder costs.  Administrative expenses for the three months ended March 31, 2009 were $160,026 as compared to $166,730 for the comparable 2008 period. Administrative expenses for the six months ended March 31, 2009 were $269,584 as compared to $296,715 for the comparable 2008 period.

Gain on Foreign Exchange.  The Company holds certain amounts of its cash in United States dollars. The Company incurred foreign exchange gains of $3,803 and $468,248 during the three and six month periods ended March 31, 2009.  This compares to foreign exchange gains of $129,963 and $117,223 for the comparable 2008 periods. The gains for three and six month periods ended March 31, 2009 resulted from the strengthening of the United States Dollar.  The Company disposed of the majority of its United States Dollars during the first quarter of fiscal 2009.

Rental Real Estate Operating Expenses. Rental real estate operating expenses for the three months ended March 31, 2009 were $464,646 as compared to $348,789 for the comparable 2008 period. Rental real estate operating expenses for the six months ended March 31, 2009 were $887,580 as compared to $634,617 for the comparable 2008 period.  The increase in rental real estate operating expenses is primarily due to the inclusion of expenses relating to the Ontario Street property.

Other Expenses. The Company incurred interest expense of $40,947 and $ 52,137 for the three months ended March 31, 2009 and 2008 respectively.  Interest expense for the six month periods ended March 31, 2009 and 2008 were $85,943 and $107,488 respectively.  Amortization for the three months ended March 31, 2009 and 2008 were $148,949 and $127,101 respectively.  Amortization for the six month periods ended March 31, 2009 and 2008 was $298,991 and $263,844 respectively. During the three and six month periods ended March 31, 2009 the Company recorded cumulative dividends of $96,460 and $195,064 respectively on its retractable preference shares respectively.  These shares are classified as debt and the cumulative dividends are recorded as an expense of operations.

Income Tax Provision. During the three and six month periods ended March 31, 2009 the Company recorded income taxes of $43,817 and $77,975 respectively. This compares to income tax recoveries of $93,675 and $23,868 respectively for the comparative 2008 periods.  The effective tax rates were 25.1% and (151.3)% for the three month periods ended March 31, 2009 and 2008 respectively. The effective tax rates were 140.3% and (11.3%) for the six month periods ended March 31, 2009 and 2008. The difference between the Company’s statutory tax rate and its effective tax rate is due to permanent differences primarily associated with the tax treatment of dividends on retractable preference shares and the tax treatment of capital transactions.

Net Earnings (loss). The Company reported net loss of $218,057 for the three months ended March 31, 2009 compared with net earnings of $155,583 for the comparable 2008 period.  Net loss for the six months ended March 31, 2009 was $22,398 as compared to net earnings of $234,676 for the comparable 2008 period.  The 2009 results were impacted by the poor performance of global equity markets, the dividends on the cumulative retractable preference shares and the foreign exchange gain resulting from the strengthening of the U.S. Dollar.

Inflation.  Inflation has not had a material impact on the results of the Company’s operations during the periods under review and it is not anticipated to materially impact the Company’s operations during the current fiscal year.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

The primary objective of our investment activities is to preserve capital while at the same time maximizing the income we receive from our investments without significantly increasing risk.  Some of the securities that we invest in may have market risk. This means that a change in prevailing interest rates may cause the principal amount of the investment to fluctuate.  For example, if we hold a security that was issued with a fixed interest rate at the then-prevailing rate and the prevailing interest rate later rises, the principal amount of our investment could decline.  We currently maintain an investment portfolio consisting of short-term deposits, Canadian bond obligations and equity investments.  Due to the relative short-term nature of these investments, we believe that we have no material exposure to interest rate risk arising from our investments.

GENTERRA INC.

CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

MARCH 31, 2009

(UNAUDITED)

GENTERRA INC.

CONSOLIDATED BALANCE SHEET

	(Unaudited)
	March 31	September 30
	2009	2008
A S S E T S

CURRENT
Cash and short-term investments	$$7,552,729	$$6,824,707
Marketable securities	1,568,965	1,917,693
Accounts receivable	694,025	932,036
Prepaid expenses and deposits	301,137	191,529
Current portion of note and mortgage receivable	416,875	365,125
Future income taxes	111,084	104,940

	10,644,815	10,336,030

NOTE AND MORTGAGE RECEIVABLE	249,000	249,000

RENTAL REAL ESTATE PROPERTIES	16,292,784	16,563,924

FUTURE INCOME TAXES	147,207	164,702

	$27,333,806	$27,313,656

L I A B I L I T I E S

CURRENT
Accounts payable and accrued liabilities	$489,950	$475,224
Income taxes payable	36,269	20,985
Current portion of long-term debt	298,447	294,330

	824,666	790,539

LONG-TERM DEBT	3,218,352	3,368,609

FUTURE INCOME TAXES	2,187,929	2,224,315

RETRACTABLE PREFERENCE SHARES	5,186,883	4,991,819

	11,417,830	11,375,282

S H A R E H O L D E R S' E Q U I T Y

CAPITAL STOCK	12,134,546	12,134,546

RETAINED EARNINGS	3,781,430	3,803,828

	15,915,976	15,938,374

	$27,333,806	$27,313,656

GENTERRA INC.

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

(Unaudited)

	Six Months ended March 31
	2009	2008

Balance, beginning of period	$3,803,828	$3,657,589

Net earnings (loss) for the period	(22,398)	234,767

Balance, end of period	$3,781,430	$3,892,356

GENTERRA INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS

(Unaudited)

	Six Months ended March 31
	2009	2008

REVENUE
Rent	$1,539,205	$1,224,106
Investment income (loss)	(214,714)	172,234
	1,324,491	1,396,340

EXPENSES
Administrative and general	269,584	296,715
Gain on foreign exchange	(468,248)	(117,223)
Rental real estate operating expenses	887,580	634,617
	688,916	814,109

Earnings before the following	635,575	582,231

Amortization	298,991	263,844
Dividends on retractable preference shares	195,064	-
Interest on long-term debt	85,943	107,488
	579,998	371,332

Earnings (loss) before income taxes	55,577	210,899

Income taxes (recovered) Current	103,010	58,372
Future	(25,035)	(82,240)
	77,975	(23,868)

NET EARNINGS (LOSS) FOR THE PERIOD
ALSO BEING COMPREHENSIVE INCOME
(LOSS) FOR THE PERIOD	$(22,398)	$234,767

EARNINGS (LOSS) PER SHARE

Basic and fully diluted	$(0.001)	$0.011

Weighted average number of shares

Basic and fully diluted	19,339,211	18,798,557

The effect on the 2009 Fiscal year-to-date and second quarter loss per share of the conversion of the
Class A preference shares is anti-dilutive and therefore not disclosed.

The effect on the 2008 Fiscal year-to-date and second quarter earnings per share of the conversion of the Class F preference shares is anti-dilutive and therefore not disclosed.

GENTERRA INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

		Six Months ended March 31
	2009	2008

OPERATING ACTIVITIES
Net earnings (loss) for the period	$(22,398)	$234,767
Unrealized loss (gain) on marketable securities	305,711	(11,753)
Unrealized gain on foreign exchange	(16,969)	(117,223)
Amortization	298,991	263,844
Dividends on retractable preference shares	195,064	-
Future income taxes recovered	(25,035)	(82,240)
	735,364	287,395
Change in non-cash components of working capital
Accounts receivable	238,011	(101,922)
Income taxes recoverable	-	-
Prepaid expenses and deposits	(109,608)	(48,170)
Accounts payable and accrued liabilities	14,726	133,356
Income taxes payable	15,284	(9,544)
	893,777	261,115

FINANCING ACTIVITIES
Repayment of long-term debt	(146,141)	(197,903)

INVESTING ACTIVITIES
Change in marketable securities	43,017	25,805
Expenditures on rental real estate properties	(27,850)	-
Increase in investment in note and mortgage receivable	(51,750)	-
	(36,583)	25,805

UNREALIZED FOREIGN EXCHANGE GAIN
ON CASH BALANCES	16,969	117,223

CHANGE IN CASH AND CASH EQUIVALENTS	728,022	206,240

Cash and cash equivalents at beginning of period	6,824,707	7,936,046

CASH AND CASH EQUIVALENTS AT END
OF PERIOD	$7,552,729	$8,142,286

Cash and cash equivalents consist of cash balances with banks, and investments in money market instruments.
Cash and cash equivalents included in the cash flow statement are comprised of the following balance sheet amounts:

Cash balances with banks	$298,943	$436,830
Money market instruments	7,253,786	7,705,456

Total cash and cash equivalents	$7,552,729	$8,142,286

Money market instruments consist primarily of investments in short term deposits with maturities of three months or less.

Supplementary cash flow information:

Income taxes paid	$103,760	$78,927
Interest paid	$88,202	$104,213

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

The accompanying unaudited interim consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on a basis consistent with those followed in the most recent audited consolidated financial statements except as noted below.  These unaudited interim consolidated financial statements do not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes for the year ended September 30, 2008 included in this prospectus. In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

In February 2008, the CICA issued amendments to Handbook Section 1000, “Financial Statement Concepts” to clarify the criteria for recognition of an asset and the timing of expense recognition.  The new requirements are effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008.  The Company applied the amendments to Handbook Section 1000 commencing October 1, 2008.  The implementation of the amendments to Handbook Section 1000 does not have any impact on the Company’s results of operations, financial position and disclosures as these amendments are clarifications on the application of Handbook Section 1000.

In February 2008, the CICA issued a new accounting standard, Handbook Section 3064, concerning goodwill and intangible assets. The new section replaces the existing guidance on goodwill and other intangible assets and research and development costs.  The new section provides additional guidance on measuring the cost of goodwill and intangible assets. The new standard is effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008. The implementation of this new standard does not have any impact on the Company’s results of operations, financial position and disclosures.

The Emerging Issues Committee (“EIC”) issued a new abstract on January 20, 2009, concerning the measurement of financial assets and financial liabilities (“EIC-173 – Credit Risk and the Fair Value of Financial Assets and Financial Liabilities”) (the “Abstract”).  The Abstract was issued to consider the diversity in practice as to whether an entity’s own credit risk and the credit risk of the counterparty are taken into account in determining the fair value of financial instruments.  The Committee reached a consensus that these risks should be taken into account in the measurement of financial assets and financial liabilities.  The Abstract is effective for all financial assets and financial liabilities measured at fair value in interim and annual financial statements issued for periods ending on or after the date of issuance of the Abstract with retrospective application without restatement of prior periods.  The Company applied the new Abstract at the beginning of its current fiscal year.  The implementation does not have a significant impact on the Company’s results of operations, financial position and disclosures.

Recent Accounting Pronouncements

In January 2009, the CICA issued new accounting standards, Handbook Section 1582 “Business Combinations”, Handbook Section 1602 “Non-Controlling Interests”, and Handbook Section 1601 “Consolidated Financial Statements”, which are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations”.  The new standards replace the existing guidance on business combinations and consolidated financial statements.  The objective of the new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards.  The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted.  Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards shall not be adjusted upon application of these new standards.  Section 1602 should be applied retrospectively except for certain items. The Company is currently assessing the impact these new standards may have on its results of operations, financial position and disclosures.

Transition to International Financial Reporting Standards

The Canadian Accounting Standards Board (“AcSB”) confirmed that the adoption of IFRS would be effective for the interim and annual periods beginning on or after January 1, 2011 for Canadian publicly accountable profit-oriented enterprises.  IFRS will replace Canada’s current GAAP for these enterprises.  Comparative IFRS information for the previous fiscal year will also have to be reported.  These new standards will be effective for the Company in the first quarter of 2011.  The Company continues the process of evaluating the potential impact of IFRS to our consolidated financial statements. This will be an ongoing process as new standards and recommendations are issued by the ISAB and the AcSB. While the Company continues its work on the initial planning and assessment stage, including involvement in various training programs, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

Financial Instruments – Risks and Risk Management

The Company’s financial instruments consist primarily of cash and cash equivalents, marketable securities, note and mortgage receivable, accounts payable and accrued liabilities, long-term debt and retractable preference shares.  The Company is exposed to various risks as it relates to these financial instruments. There have not been any changes in the nature of risks or the process of managing these risks from previous periods.  The risks and processes for managing the risks are set out below:

Liquidity Risk

Liquidity risk arises from the Company’s management of working capital and principal repayments on its debt obligations. It is the risk that the Company will encounter difficulty in meeting its financial obligations as they fall due.

The Company’s objective is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due.  To achieve this aim, the Company seeks to maintain cash balances to meet expected requirements for a period of twelve months.  The Company also seeks to reduce liquidity risk by fixing interest rates on its long-term borrowings.  At the balance sheet date, the Company expected to have sufficient liquid resources to meet its obligations under all reasonable expected circumstances.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument will fluctuate due to changes in market interest rates.  The Company has reduced its exposure to interest rate risk over the cash flows through the use of fixed rate instruments on certain of its financial liabilities.  The Company has not used derivative financial instruments to alter its exposure to interest rate risk.

The Company invests surplus cash in treasury bills and publicly traded corporate bonds, loans and mortgages receivable.  Certain long-term borrowings of the Company bear interest on a prime plus basis. In doing so, the Company exposes itself to fluctuations in interest rates that are inherent in such a market.  The net annualized effect for the year of a 0.5% decrease in the interest rate at the balance sheet date on these financial instruments would have resulted in a decrease in post-tax earnings of approximately $24,500 (September 30, 2008 - $21,600).  A 0.5% increase in the interest rate would, on the same basis, have increased post-tax earnings by the same amount.

Currency Risk

Currency risk is the risk that a variation in exchange rates between the Canadian dollar and foreign currencies will affect the Company’s operating and financial results.  Cash and cash equivalents as at March 31, 2009 includes US$86,094 (September 30, 2008 – US$3,831,601).  Currency gains (losses) are reflected as a separate component of expenses.  The net annualized effect for the year of a $0.01 strengthening of the US Dollar against the Canadian Dollar on the Company’s US Dollar denominated money market instruments carried at the balance sheet date (all other variables held constant) would have resulted in an increase in post-tax earnings of approximately $1,000 (September 30, 2008 - $25,500).  A $0.01 weakening in the exchange rate would, on the same basis, have decreased post-tax earnings by the same amount. At March 31, 2009, the Company had no outstanding foreign exchange commitments.

Other Price Risk

Other price risk is the risk that the market value or future cash flows of financial instruments will fluctuate because of changes in market prices (other than those arising from interest rate risk or currency risk).  The Company moderates this risk through a careful selection and diversification of securities and other financial instruments within the limits of the Company’s objectives and strategy.

Capital Management

The Company’s primary objective when managing capital is to create and maximize shareholder value through the expansion of its portfolio of income producing real estate and the growth of its investments.  The Company’s investment strategy is to capitalize on favourable real estate market conditions by acquiring properties that provide the Company with substantial rental income and the potential for future development and capital gain appreciation, with the objective of creating added value to the Company and its shareholders.

The Company considers its total capitalization to consist of long-term debt, Common and Class B preference share capital and accumulated retained earnings as well as its retractable and redeemable Class A preference shares which are classified as a financial liability.  There have been no changes in what the Company considers to be capital since the end of the previous fiscal year.  The Company does not currently have a formal policy in governing any net debt to equity and net debt to total capitalization ratios.

As at March 31, 2009, the Company has complied with all externally imposed capital requirements.

Proposed Amalgamation

The Company recently announced that its directors have approved a business combination by way of a proposed amalgamation with Consolidated Mercantile Incorporated, a company whose shares are traded on the Toronto Stock Exchange.  The transaction is subject to the approval of the shareholders of both companies and the approval of the regulatory authorities.

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES

The Company follows accounting principles generally accepted in Canada.  Differences between generally accepted accounting principles in Canada and those generally accepted in the United States of America (United States) are summarized below:

a)	Acquisition of Subsidiary

During 2008 the Company acquired a subsidiary containing a rental real estate property from a non-arms length party.  The Company and the vendor in this transaction are under common control.  Under Canadian GAAP the purchase was recorded using the appraised value of the property and company with the total purchase price satisfied by the issuance of retractable preference shares by the Company.  As common control exists in this transaction, under U.S. GAAP the purchase must be recorded as a reorganization of entities under common control using historical carrying values.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

b)	Comprehensive income

For U.S. GAAP the Company has recorded the short term investments in quoted securities as available for sale securities which are recorded at fair market value with all unrealized holding gain and losses reflected in shareholders’ equity. Unquoted investments were incorrectly recorded  in 2006 and 2007 at fair market value. This has been corrected by a restatement of the 2006 and 2007 financial statements.  Under Canadian GAAP for 2006, short term investments were carried at historical cost with losses in value being recognized in income only when the loss in value is other than temporary and increases in value being recognized only when realized. During 2007 and 2008 under Canadian GAAP the short term investments are carried at fair market value with all gains and losses reflected in the statement of operations.

c)	Mezzanine Equity

The redeemable preference shares are considered mezzanine equity for the purposes of U.S. GAAP.  Under this standard, the retractable preferred shares should be disclosed outside of total liabilities and before shareholders equity on the balance sheet.  Annual dividends are shown as a reduction to retained earnings and not as an expense to the statement of operations.

d)	Financial statement presentation

Certain financial statement presentation is required by US GAAP that is not required for Cdn. GAAP as follows:

•	Disclosure of unearned rental revenue receivable separate from accounts receivable
•	Disclosure of trade accounts payable separate from accrued liabilities
•	Disclosure of investment income as other revenue and expense rather than part of revenue
•	Inclusion of amortization expense as part of expenses

e)	There are no new material items to reconcile Canadian GAAP to U.S. GAAP that need to be quantified.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

The effect on the consolidated balance sheet of the difference between accounting principles generally accepted in Canada and those generally accepted in the United States is summarized as follows:

	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles
	$	$	$
March 31, 2009

Marketable securities (b)	1,568,965	166,299	1,735,264
Accounts receivable (c)	694,025	(266,943)	427,082
Unearned revenue (c)	-	266,943	266,943
Current assets	10,644,815	166,299	10,811,114
Rental Real Estate Properties (a)	16,292,784	(5,410,185)	10,882,599
Total assets	27,333,806	(5,243,886)	22,089,920

Accounts payable and accrued liabilities (c)	489,950	(164,209)	325,741
Trade accounts payable (c)	-	164,209	164,209
Current liabilities	824,666	-	824,666
Future income taxes (a)	2,187,929	(1,011,609)	1,176,320
Retractable preferred shares (a, c)	5,186,883	(5,186,883)	-
Total liabilities	11,417,830	(6,198,492)	5,219,338
Retractable preferred shares (a, c)	-	5,186,883	5,186,883
Capital stock	12,134,546	(296,883)	11,837,663
Retained earnings (deficit)	3,781,430	(3,911,256)	(129,826)
Accumulated comprehensive income	-	(24,138)	(24,138)
Total shareholders’ equity	15,915,976	(4,232,277)	11,683,699
Total liabilities and shareholders’ equity	27,333,806	(5,243,886)	22,089,920

Comprehensive income

Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) requires disclosure of comprehensive income, which includes reported net earnings adjusted for other comprehensive income.  Other comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

The CICA has adopted changes to Handbook Section 1530 Comprehensive Income which harmonizes Canadian GAAP with U.S. GAAP. The CICA requires mandatory implementation of these standards for interim and annual financial statements relating to years commencing on or after October 1, 2006.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

The effect on earnings for the above differences between accounting principles generally accepted in Canada and those accepted in the United States are summarized below:

	Canadian Accounting Principles	Increase (Decrease)	U.S. Accounting Principles
	$	$	$
Six Month Period Ended March 31, 2009
REVENUE
Rent (a)	1,539,205	-	1,539,205
Investment income (d)	(214,714)	214,714	-
	1,324,491	214,714	1,539,205
EXPENSES
Administrative and general (a)	269,584	-	269,584
Amortization (d)	-	298,991	-
Amortization (a)		(45,967)	253,024
(Gain) loss on foreign exchange	(468,248)	-	(468,248)
Rental real estate operating expenses (a)	887,580	-	887,580
	688,916	253,024	941,940
EARNINGS BEFORE THE FOLLOWING	635,575	(38,310)	597,265

Amortization (d)	(298,991)	298,991	-
Dividends on retractable preference shares (c)	(195,064)	195,064	-
Interest on long-term debt	(85,943)	-	(85,943)
Investment income (d)	-	(214,714)
Investment income (b)		115,585	(99,129)
	(579,998)	394,926	(185,072)
EARNINGS BEFORE INCOME TAXES	55,577	356,616	412,193
Income taxes (recovery) (a)	77,975	32,631	110,606
NET EARNINGS FOR THE YEAR	(22,398)	323,985	301,587

Earnings per share
Earnings available to common shareholders	$(22,398)		$106,522

Basic	$(0.001)		$0.006
Diluted	$(0.001)		$0.006

GENTERRA INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009
(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

	Canadian Accounting Principles		Increase (Decrease)		U.S. Accounting Principles
	$		$		$
Six Month Period Ended March 31, 2008
REVENUE
Rent (a)		1,224,106		364,922		1,589,028
Investment income (d)		172,234		(172.234)		-
		1,396,340		192,688		1,589,028
EXPENSES
Administrative and general (a)		296,715		127,119		423,834
Amortization (d)		-		298,991
Amortization (a)				(29,033)		269,958
(Gain) loss on foreign exchange		(117,223)		-		(117,223)
Rental real estate operating expenses (a)		634,617		265,085		899,702
		814,109		662,162		1,476,271
EARNINGS BEFORE THE FOLLOWING		582,231		(469,474)		112,757

Amortization (d)		(263,844)		263,844		-
Interest on long-term debt		(107,488)		-		(107,488)
Investment income (d)		-		172,234
Investment income (b)				101,669		273,903
		(371,332)		537,747		166,415
EARNINGS BEFORE INCOME TAXES		210,899		68,273		279,172
Income taxes (recovery) (a)		(23,868)		9,677		(14,191)
NET EARNINGS FOR THE YEAR		234,767		58,596		293,363

Earnings per share
Earnings available to common shareholders		$234,767				$293,363

Basic		$0.012				$0.016
Diluted		$0.012				$0.016

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

RECONCILIATION OF SHAREHOLDERS’ EQUITY:
2009
$
Shareholders’ equity based on Canadian GAAP	15,915,976
Increase stated value of retractable preference shares to fair value	(4,553,036)
Retained earning of Ninety Ontario Street Inc. at June 27, 2008	132,958
Effect of accounting for short term investments at lower of cost of fair market value	166,299
Effect on future income taxes of short term investment GAAP differences	(25,165)
Effect of depreciation recorded on appraised value of fixed assets instead of cost	69,307
Effect on future income taxes of fixed asset GAAP differences	(22,640)
Shareholders’ equity based on U.S. GAAP	11,683,699

ACCOUNTING POLICY

Accounts and Notes receivable

Notes and accounts receivable are recorded under the terms of the agreement or at the invoiced amount, are periodically assessed for recoverability and an allowance for doubtful accounts established. A note or account receivable is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest. Interest income is not recognized when a note or account receivable becomes uncollectible.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

LONG-TERM DEBT
2009
First mortgage bearing interest at prime (4.75%; 2007 – 6.25%) plus 1.75% per annum, repayable in monthly payments of $5,217 plus interest with the balance due August 1, 2011	$151,286

First mortgage bearing interest at 4.63% per annum, repayable in blended monthly payments of $25,005 with the balance due July 1, 2010	2,648,449

First mortgage bearing interest at lender’s base rate (6.75% ) plus 0.2% (2007 – 7.7%) per annum, repayable in monthly payments of $4,453 plus interest with the balance due September 1, 2022	717,064
3,516,799
Current portion	298,447
$3,218,352

RETRACTABLE PREFERRED SHARES

The Class A, series 1 shares have the following attributes:
non-voting, non-participating, redeemable and retractable at $15.00 per share, 8% cumulative, convertible into either Common shares at the rate of 20 Common shares or 300 Class B Preference shares for each Class A Preference share

The Class A, series 1 shares carry liquidation rights ahead of the Class B preferred shares an the common shares

The aggregate redemption value at March 31, 2009 is $5,186,883.

The shares are accounted for as mezzanine equity because they are redeemable at a fixed price at the option of the holder.

INVESTMENT INCOME
2009

Interest income	$64,203
Realized gain (loss) on investments	(163,332)

Investment income	$(99,129)

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

Related Party Transactions
The Company has outstanding balances and transactions with its consolidated subsidiary and former subsidiary, which have been eliminated on consolidation.
2009
$
Rallets Realty Inc. (consolidated subsidiary)
Non-interest bearing loan payable	860,000

127627 Ontario Limited (consolidated subsidiary)
Non-interest bearing loan receivable	2,216,000

767705 Ontario Limited (consolidated subsidiary)
Interest bearing loan receivable	3,000,000
Accrued interest receivable	615,657
Interest revenue	(81,904)
Interest expense	(81,904)

Significant related party transactions not disclosed elsewhere in these consolidated financial statements are as follows:

       Rental Revenue

The Company received rents of $449,111 from companies of which directors and officers are also directors and/or officers of the Company.

Investment Income

The Company received interest of $6,416 from a company of which the President is also a director, officer and majority shareholder.

Administrative and general expenses

Administration and management fees of $100,000 were paid to a company a director and officer of which is also a director and officer of the Company.

Property management fees of $106,800 were paid to a company of which a director and officer is also directors and/or officers of the Company.

Consulting fees of $18,000 were paid to the President of the Company for services rendered.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

Fair Value Measurements

The Company’s consolidated balance sheets include the following financial instruments: cash, marketable securities, accounts receivable, note and mortgages receivable and accounts payable.  The carrying amounts of current assets and liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company adopted FAS 157 for its financial assets and liabilities as of October 1, 2007.  This standard defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value instruments.  The fair value hierarchy is as follows:

Level 1 – Quoted (unadjusted) prices for identical assets and liabilities in active markets

Level 2 – inputs other than quoted prices, included with Level 1 that are observable for the asset or liability, either directly or indirectly, including:

•	Quoted prices for similar assets/liabilities in active markets;
•	Quoted prices for identical or similar assets in non-active markets (few transactions, limited information, non-current prices, high variable over time);
•	Inputs other than quoted prices that are observable for the asset/liability (e.g. interest rates, yield curves, volatilities, default rates, etc); and;
•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3 – Unobservable inputs that cannot be corroborated by other observable market data.

The Company’s assets are measured as follows:

Cash – the carrying value of cash approximates fair value as maturities are less than three months.  Cash has been valued using the market value technique.

Marketable Securities – The estimated fair values of the marketable securities are based on quoted market prices and/or other market data for the same or comparable instruments and transactions in establishing the price.  Marketable securities have been valued using the market value technique

Note receivable – The estimated fair value of the note receivable is based on unobservable inputs that cannot be corroborated by observed market data.  The note receivable has been valued using the cost approach.

Mortgage receivable – The estimated fair value of the mortgage receivable is based on inputs that are derived principally from or corroborated by other observable market data.  The mortgage receivable has been valued using the income approach.

Long-term debt – The estimated fair value of the mortgages is based on inputs that are derived principally from or corroborated by other observable market data.  The long-term debt has been valued using the cost approach.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

		Fair Value Measurements at Reporting Date Using:

Assets:	March 31, 2009	Quoted Prices in Active Markets for Identical Level Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash	7,552,729	$7,552,729	$-	$-
Marketable securities	1,568,965	800,634	768 331	-
Note receivable	249,000	-	-	249,000
Mortgage receivable	416,875	-	416,875	-
Mortgages payable	3,516,799	-	3,516,799	-

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Note Receivable

Balance at beginning of period	$249,000

Interest earned	6,416

Included in earnings	(6,416)

Balance at end of period	$249,000

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

Impact of recent United States accounting pronouncements

Adoption of New Pronouncements  During the period, the Company adopted the recommendations of new U.S. GAAP standards EITF 07-1 and SFAS 160.  The adoption of these new standards had no material effect on the Company’s consolidated financial statements.

FAS 124-2  and FSP FAS 115-2 In April 2009, FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. This FSP amends FAS 115 and FAS No. 124, Accounting for Certain Investments Held by Not-for-Profit Organizations and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets, to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. This FSP will replace the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security before recovery of its cost basis. This FSP requires increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold, as well as increased disclosures regarding expected cash flows, credit losses and an aging of securities with unrealized losses. FSP 115-2 and FSP 124-2 are effective for interim and annual periods ending after June 15, 2009. We are currently evaluating the impact of this FSP on our consolidated financial statements.

FSP FAS 107-1 and APB 28-1 In April 2009, FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures About Fair Value of Financial Instruments (“FSP FAS 107-1 and APB 28-1”). FSP FAS 107-1 and APB 28-1 amend FAS No. 107, Disclosures About Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. FSP 107-1 and APB 28-1, are effective for interim periods ending after June 15, 2009 (our Fiscal 2010). We do not anticipate a material impact on our consolidated financial statements of this FSP as our current disclosures meet these requirements.

FAS No. 157-4 In April 2009, the FASB issued FSP No. 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly (“FSP FAS No. 157-4”), which expand quarterly disclosure requirements in SFAS No. 157 about how an entity determines fair value when the volume and level of activity for an asset or liability have significantly decreased and transactions related to such assets and liabilities are not orderly.  This pronouncement is effective beginning with the June 30, 2009 interim financial statements.  We are currently assessing the impact of FSP FAS No. 157-4 on our consolidated financial position, cash flows and results of operations.

EITF 03-6-1                                In June 2008 the FASB issued FASB Staff Position (FSP) EITF 03-6, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.  The FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The FSP is effective for years commencing after December 15, 2008.  The Company is currently assessing the affect of its adoption may have on its consolidated financial statements.

GENTERRA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

(Expressed in Canadian Dollars)                                                                                                                                (UNAUDITED)

SUMMARY OF DIFFERENCES BETWEEN CANADIAN AND UNITED STATES ACCOUNTING PRINCIPLES (Continued)

Impact of recent United States accounting pronouncements (continued)

SFAS No 162    In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation and presentation of financial statements in accordance with U.S. GAAP.  The statement will be effective 60 days after the SEC approves the Public Company Accounting Oversight Board’s amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  We do not expect the adoption of SFAS 162 to have an effect on our consolidated financial statements.

SFAS No. 161    In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which expands the quarterly disclosures requirements in SFAS No. 133 for derivative instruments and hedging activities, effective for fiscal years beginning after November 15, 2008.  We do not expect the adoption of SFAS 161 to have an effect on our consolidated financial statements.

FAS No. 157-2   In February 2008, the FASB issued FSP No. 157-2 Effective Date of FASB Statement No. 157, which defers the effective date of FASB 157 for certain nonfinancial liabilities, except those recognized or disclosed at fair value in the financial statements on a recurring basis.  The deferred provisions of FASB 157 affect assets measured at fair value in goodwill impairment testing, nonfinancial long-lived assets measured at fair value for impairment assessment and asset retirement obligations initially measured at fair value.  The Company adopted these deferred provisions on October 1, 2008 which had no impact on our consolidated financial statements.

FAS No. 157-3   The FASB issued FASB Staff Position FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.   The FSP clarifies the application of FASB No. 157, Fair Value Measurement, in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.  The Company adopted these provisions on October 1, 2008 which had no impact on our consolidated financial statements.

SFAS No. 141(R)  In December 2007, the FASB issued SFAS No. 141(R) Business Combinations.  The statement provides revised guidance for recognition and measuring assets acquired and liabilities assumed in a business combination.  It also requires transaction costs for a business combination to be expensed as incurred.  SFAS 141(R) will impact our accounting for and business combinations we complete after 2008.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The following discussion of “Results of Operations” and “Liquidity and Capital Resources” sets forth items derived from the consolidated statements of operations for the nine month periods ended June 30, 2009 and 2008, prepared in accordance with Canadian GAAP.  A summary of the differences between Canadian and US accounting principles are detailed in Note 15 to the September 30, 2008 Audited Consolidated Financial Statements included herein.

RESULTS OF OPERATIONS

The following table sets forth items derived from the consolidated statements of operations (expressed in thousands of dollars except for earnings per share) for each of the eight most recently completed quarters

	2009			2008				2007
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Revenue	$1,028	$733	$592	$810	$576	$627	$770	$676
Net earnings (loss)	154	(218)	196	87	(19)	156	79	(59)
Earnings (loss) per share
Basic	$0.008	$(0.011)	$0.010	$0.005	$(0.001)	$0.007	$0.003	$(0.008)
Fully Diluted	$0.008	$(0.011)	$0.010	$0.005	$(0.001)	$0.007	$0.003	$(0.008)

Periods ended June 30, 2009 and 2008

The following table sets forth items derived from the consolidated statements of operations for the nine month periods ended June 30, 2009 and 2008.

	Nine Months Ended June 30 (Unaudited)
	2009	2008
Revenue	$2,352,784	$1,973,097
Administrative expenses	(359,061)	(424,344)
Gain on foreign exchange	459,823	91,698
Rental real estate operating expenses	(1,279,701)	(890,212)
Other expenses	(873,674)	(545,640)
Earnings (loss) before the undernoted	300,171	204,599
Income taxes	(167,887)	10,704
Net earnings	$132,284	$215,303

Revenue.  Rental revenue for the nine months ended June 30, 2009 was $2,323,872, an increase of $611,079, as compared to $1,712,793 for the comparable 2008 period. The increase in rental revenue compared to the 2008 period was attributable to the inclusion of rental revenue from the June 2008 acquisition of the Ontario Street property (“Ontario Street”).  Investment income for the nine months ended June 30, 2009 was $28,912 as compared to investment income of $260,304 for the comparable 2008 period. The decrease in investment income for the nine months ended June 30, 2009 was due to the poor performance of the global equity markets during the period.

Administrative Expenses. Administrative expenses include fees for management and administrative services, legal and audit fees, financing expenses and public company shareholder costs. Administrative expenses for the nine months ended June 30, 2009 were $359,061 as compared to $424,344 for the comparable 2008 period.

Gain on Foreign Exchange.  The Company holds certain amounts of its cash in United States dollars. Gain on foreign exchange for the nine month period ended June 30, 2009 was $459,823 compared to $91,698 for the comparable 2008 period.  The gain for the nine month period ended June 30, 2009 resulted from the strengthening of the United States Dollar.  The Company disposed of the majority of its United States Dollars during the first quarter of fiscal 2009.

Rental Real Estate Operating Expenses.  Rental real estate operating expenses for the nine months ended June 30, 2009 were $1,279,701 as compared to $890,212 for the comparable 2008 period.  The increase in rental real estate operating expenses is primarily due to the inclusion of expenses relating to the Ontario Street property.

Other Expenses.  Interest expense for the nine month period ended June 30, 2009 and 2008 were $125,303 and $156,485 respectively. Amortization for the nine month period ended June 30, 2009 and 2008 was $455,775 and $389,155 respectively. During the nine month period ended June 30, 2009 the Company recorded cumulative dividends of $292,596 on its retractable preference shares.  These shares are classified as debt and the cumulative dividends are recorded as an expense of operations.

Income Tax Provision. During the nine month period ended June 30, 2009 the Company recorded income taxes of $167,887.  This compares to an income taxes recovery of $10,704 for the comparative 2008 period. The effective tax rates were 55.9% and (5.2%) for the nine month periods ended June 30, 2009 and 2008. The difference between the Company’s statutory tax rate and its effective tax rate is due to permanent differences primarily associated with the tax treatment of dividends on retractable preference shares and the tax treatment of capital transactions.

Net Earnings.  Net earnings for the nine months ended June 30, 2009 was $132,284 as compared to net earnings of $215,303 for the comparable 2008 period.  The 2009 results were impacted by the poor performance of global equity markets, the dividends on the cumulative retractable preference shares and the foreign exchange gain resulting from the strengthening of the U.S. Dollar.

Inflation.  Inflation has not had a material impact on the results of the Company’s operations during the periods under review and it is not anticipated to materially impact the Company’s operations during the current fiscal year.

LIQUIDITY AND CAPITAL RESOURCES

The Company's principal sources of liquidity are cash on hand, marketable securities and cash flow from rental, finance and investment operations.

The Company's working capital amounted to $9,972,920 at June 30, 2009, compared to $9,545,491 at September 30, 2008.  The ratio of current assets to current liabilities was 11.7:1 at June 30, 2009 and 13.1:1 at September 30, 2008. The increase in working capital is primarily due to the cash generated from operations during the period.

During the nine month period ended June 30, 2009, the Company’s cash position increased by $901,636 to $7,726,343. The change was due to the net result of the following increases and utilizations:

- - Operating Activities increased cash by $1,275,218.  This was as a result of $996,564 in cash generated from operations, net of an unrealized gain of $8,332 on foreign exchange, and $278,654 of cash realized due to the changes in non-cash components of working capital.

- - Financing Activities decreased cash by $219,973.  The Company utilized $219,973 to make scheduled repayments of mortgage obligations.

- - Investing Activities decreased cash by $153,609. The Company utilized $193,790 for expenditures on rental real estate properties, generated $1,150 in cash from investment in a mortgage receivable and realized $39,031 from a change in the Company’s holdings in marketable securities.

The following table provides a summary of certain information with respect to the Company’s capital structure and financial position:

June 30, 2009
Net debt : Shareholders’ equity	0.54 : 1
Net debt : Total capitalization	0.35 : 1

The Company anticipates that it will require approximately $2,900,000 in order to meet its ongoing expected costs for the next twelve months. These costs include real estate operating expenses, fees for management and administrative services provided to the Company, legal and audit fees, financing expenses, public company shareholder costs and income taxes.  The Company expects to generate the revenue required in order to service these expenditures from rental revenue from existing leased real estate, finance and investment income.  The Company also has scheduled long-term debt repayments of approximately $300,000 in the next twelve months. Cash flow from operations will be used to finance these regularly scheduled debt repayments.

GENTERRA INC.
CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian Dollars)

JUNE 30, 2009
(UNAUDITED)

GENTERRA INC.

CONSOLIDATED BALANCE SHEET

	(Unaudited)
	June 30	September 30
	2009	2008
A S S E T S

CURRENT
Cash and short-term investments	$7,726,343	$6,824,707
Marketable securities	1,774,493	1,917,693
Accounts receivable	598,927	932,036
Prepaid expenses and deposits	377,727	191,529
Current portion of note and mortgage receivable	363,975	365,125
Future income taxes	59,953	104,940

	10,901,418	10,336,030

NOTE AND MORTGAGE RECEIVABLE	249,000	249,000

RENTAL REAL ESTATE PROPERTIES	16,301,939	16,563,924

FUTURE INCOME TAXES	138,735	164,702

	$27,591,092	$27,313,656

L I A B I L I T I E S

CURRENT
Accounts payable and accrued liabilities	$507,210	$475,224
Income taxes payable	120,742	20,985
Current portion of long-term debt	300,546	294,330

	928,498	790,539

LONG-TERM DEBT	3,142,420	3,368,609

FUTURE INCOME TAXES	2,165,101	2,224,315

RETRACTABLE PREFERENCE SHARES	5,284,415	4,991,819

	11,520,434	11,375,282

S H A R E H O L D E R S' E Q U I T Y

CAPITAL STOCK	12,134,546	12,134,546

RETAINED EARNINGS	3,936,112	3,803,828

	16,070,658	15,938,374

	$27,591,092	$27,313,656

GENTERRA INC.

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

	(Unaudited)

	Nine Months ended June 30
	2009	2008

Balance, beginning of period	$3,803,828	$3,657,589

Excess of cost of shares purchased
from dissenting shareholders for cancellation	-	(156,420)

	3,803,828	3,501,169

Net earnings for the period	132,284	215,303

Balance, end of period	$3,936,112	$3,716,472

GENTERRA INC.

CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME
	(Unaudited)

	Nine Months ended June 30
	2009	2008

REVENUE
Rent	$2,323,872	$1,712,793
Investment income	28,912	260,304
	2,352,784	1,973,097

EXPENSES
Administrative and general	359,061	424,344
(Gain) on foreign exchange	(459,823)	(91,698)
Rental real estate operating expenses	1,279,701	890,212
	1,178,939	1,222,858

Earnings before the following	1,173,845	750,239

Amortization	455,775	389,155
Dividends on retractable preference shares	292,596	-
Interest on long-term debt	125,303	156,485
	873,674	545,640

Earnings before income taxes	300,171	204,599

Income taxes (recovered) Current	156,147	28,388
Future	11,740	(39,092)
	167,887	(10,704)

NET EARNINGS FOR THE PERIOD, ALSO BEING
COMPREHENSIVE INCOME FOR THE PERIOD	$132,284	$215,303

EARNINGS (LOSS) PER SHARE

Basic	$0.007	$0.011

Fully diluted	$0.007	$0.011

Weighted average number of shares

Basic	19,339,211	18,801,768

Fully diluted	19,339,211	18,944,543

The effect on the 2009 Fiscal year-to-date and third quarter earnings per share of the conversion of the Class A preference shares is antidilutive and therefore not disclosed.

The effect on the 2008 Fiscal year-to-date and third quarter earnings per share of the conversion of the Class A preference shares is antidilutive and therefore not disclosed.

The effect on the 2008 third quarter earnings per share of the potential conversion of the Class B preference shares is antidilutive and therefore not disclosed.

GENTERRA INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	(Unaudited)

	Nine Months ended June 30
	2009	2008
OPERATING ACTIVITIES
Net earnings for the period	$132,284	$215,303
Unrealized (gain) loss on marketable securities	104,169	(59,706)
Unrealized gain on foreign exchange	(8,332)	(93,889)
Amortization	455,775	389,155
Dividends on retractable preference shares	292,596	-
Future income taxes (recovered)	11,740	(39,092)
	988,232	411,771
Change in non-cash components of working capital
Accounts receivable	333,109	(118,508)
Income taxes recoverable	-	(55,332)
Prepaid expenses and deposits	(186,198)	66,847
Accounts payable and accrued liabilities	31,986	95,463
Income taxes payable	99,757	(22,950)
	1,266,886	377,291

FINANCING ACTIVITIES
Purchase of shares from dissenting shareholders for cancellation	-	(934,799)
Reorganization costs incurred	-	(295,240)
Repayment of long-term debt	(219,973)	(269,728)
	(219,973)	(1,499,767)
INVESTING ACTIVITIES
Cash acquired from acquisition of subsidiary	-	71,935
Change in marketable securities	39,031	45,525
Expenditures on rental real estate properties	(193,790)	-
Decrease in investment in note and mortgages receivable	1,150	-
	(153,609)	117,460
UNREALIZED FOREIGN EXCHANGE GAIN
ON CASH BALANCES	8,332	93,889

CHANGE IN CASH AND CASH EQUIVALENTS	901,636	(911,127)

Cash and cash equivalents at beginning of period	6,824,707	7,936,046

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,726,343	$7,024,919

Cash and cash equivalents consist of cash balances with banks, and investments in money market instruments
Cash and cash equivalents included in the cash flow statement are comprised of the following balance sheet amounts

Cash balances with banks	$316,349	$228,573
Money market instruments	7,409,994	6,796,346
Total cash and cash equivalents	$7,726,343	$7,024,919

Money market instruments consist primarily of investments in short term deposits with maturities of three months or less

Supplementary cash flow information
Income taxes paid	$115,113	$122,507
Interest paid	$127,950	$158,647

Non-cash transactions
Non-cash consideration paid on acquisition of subsidiary:
Issuance of retractable preference shares	$-	$4,890,000

GENTERRA INC.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in Canada on a basis consistent with those followed in the most recent audited consolidated financial statements except as noted below.  These unaudited interim consolidated financial statements do not include all the information and footnotes required by the generally accepted accounting principles for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes included in the Company’s Annual Report for the year ended September 30, 2008.

In February 2008, the CICA issued amendments to Handbook Section 1000, “Financial Statement Concepts” to clarify the criteria for recognition of an asset and the timing of expense recognition.  The new requirements are effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008.  The Company applied the amendments to Handbook Section 1000 commencing October 1, 2008.  The implementation of the amendments to Handbook Section 1000 does not have any impact on the Company’s results of operations, financial position and disclosures as these amendments are clarifications on the application of Handbook Section 1000.

In February 2008, the CICA issued a new accounting standard, Handbook Section 3064, concerning goodwill and intangible assets. The new section replaces the existing guidance on goodwill and other intangible assets and research and development costs.  The new section provides additional guidance on measuring the cost of goodwill and intangible assets. The new standard is effective for interim and annual financial statements relating to fiscal years beginning on or after October 1, 2008. The implementation of this new standard does not have any impact on the Company’s results of operations, financial position and disclosures.

The Emerging Issues Committee (“EIC”) issued a new abstract on January 20, 2009, concerning the measurement of financial assets and financial liabilities (“EIC-173 – Credit Risk and the Fair Value of Financial Assets and Financial Liabilities”) (the “Abstract”).  The Abstract was issued to consider the diversity in practice as to whether an entity’s own credit risk and the credit risk of the counterparty are taken into account in determining the fair value of financial instruments.  The Committee reached a consensus that these risks should be taken into account in the measurement of financial assets and financial liabilities.  The Abstract is effective for all financial assets and financial liabilities measured at fair value in interim and annual financial statements issued for periods ending on or after the date of issuance of the Abstract with retrospective application without restatement of prior periods.  The Company applied the new Abstract at the beginning of its current fiscal year.  The implementation does not have a significant impact on the Company’s results of operations, financial position and disclosures.

Recent Accounting Pronouncements

In January 2009, the CICA issued new accounting standards, Handbook Section 1582 “Business Combinations”, Handbook Section 1602 “Non-Controlling Interests”, and Handbook Section 1601 “Consolidated Financial Statements”, which are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations”.  The new standards replace the existing guidance on business combinations and consolidated financial statements.  The objective of the new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards.  The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted.  Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards shall not be adjusted upon application of these new standards.  Section 1602 should be applied retrospectively except for certain items. The Company is currently assessing the impact these new standards may have on its results of operations, financial position and disclosures.

On April 29, 2009, the CICA amended Section 3855, “Financial Instruments – Recognition and Measurement”, adding/amending paragraphs regarding the application of effective interest method to previously impaired financial assets and embedded prepayment options.  The amendments are effective for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011 with early adoption permitted. These amendments are not expected to have a significant impact on the Company’s accounting for its financial instruments.

GENTERRA INC.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In June 2009, the CICA amended Section 3862, “Financial Instruments – Disclosures”, to adopt the amendments recently issued by the IASB to International Financial Reporting Standard 7, “Financial Instruments” Disclosures” (“IFRS 7”), in March 2009.  These amendments are applicable to publicly accountable enterprises and those private enterprises, co-operative business enterprises, rate-regulated enterprises and not-for-profit organizations that choose to apply Section 3862.  The amendments were made to enhance disclosures about fair value measurements, including the relative reliability of the inputs used in those measurements, and about the liquidity risk of financial instruments.  The amendments are effective for annual financial statements for fiscal years ending after September 30, 2009, with early adoption permitted.  To provide relief for preparers, and consistent with IFRS 7, the CICA decided that an entity need not provide comparative information for the disclosures required by the amendments in the first year of application.  The Company will apply these amendments for its 2010 annual consolidated financial statements.  The impact of the amendments to the fair value measurement and liquidity risk disclosure requirements of the Company are not expected to be significant.

Transition to International Financial Reporting Standards

The Canadian Accounting Standards Board (“AcSB”) confirmed that the adoption of IFRS would be effective for the interim and annual periods beginning on or after January 1, 2011 for Canadian publicly accountable profit-oriented enterprises.  IFRS will replace Canada’s current GAAP for these enterprises.  Comparative IFRS information for the previous fiscal year will also have to be reported.  These new standards will be effective for the Company in its first fiscal quarter of 2011.  The Company continues the process of evaluating the potential impact of IFRS to our consolidated financial statements. This will be an ongoing process as new standards and recommendations are issued by the ISAB and the AcSB.

Financial Instruments – Risks and Risk Management

The Company’s financial instruments consist primarily of cash and cash equivalents, marketable securities, note and mortgage receivable, accounts payable and accrued liabilities, long-term debt and retractable preference shares.  The Company is exposed to various risks as it relates to these financial instruments. There have not been any changes in the nature of risks or the process of managing these risks from previous periods.  The risks and processes for managing the risks are set out below:

Liquidity Risk

Liquidity risk arises from the Company’s management of working capital and principal repayments on its debt obligations. It is the risk that the Company will encounter difficulty in meeting its financial obligations as they fall due.

The Company’s objective is to ensure that it will always have sufficient cash to allow it to meet its liabilities when they become due.  To achieve this aim, the Company seeks to maintain cash balances to meet expected requirements for a period of twelve months.  The Company also seeks to reduce liquidity risk by fixing interest rates on its long-term borrowings.  At the balance sheet date, the Company expected to have sufficient liquid resources to meet its obligations under all reasonable expected circumstances.

Interest Rate Risk

Interest rate risk is the risk that the value of a financial instrument will fluctuate due to changes in market interest rates.  The Company has reduced its exposure to interest rate risk over the cash flows through the use of fixed rate instruments on certain of its financial liabilities.  The Company has not used derivative financial instruments to alter its exposure to interest rate risk.

The Company invests surplus cash in treasury bills and publicly traded corporate bonds, loans and mortgages receivable.  Certain long-term borrowings of the Company bear interest on a prime plus basis. In doing so, the Company exposes itself to fluctuations in interest rates that are inherent in such a market.  The net annualized effect for the year of a 0.5% decrease in the interest rate at the balance sheet date on these financial instruments would have resulted in a decrease in post-tax earnings of approximately $25,000 (September 30, 2008 - $21,600).  A 0.5% increase in the interest rate would, on the same basis, have increased post-tax earnings by the same amount.

GENTERRA INC.
NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Currency Risk

Currency risk is the risk that a variation in exchange rates between the Canadian dollar and foreign currencies will affect the Company’s operating and financial results.  Cash and cash equivalents as at June 30, 2009 includes US$84,330 (September 30, 2008 – US$3,831,601).  Currency gains (losses) are reflected as a separate component of expenses.  The net annualized effect for the year of a $0.01 strengthening of the US Dollar against the Canadian Dollar on the Company’s US Dollar denominated money market instruments carried at the balance sheet date (all other variables held constant) would have resulted in an increase in post-tax earnings of approximately $1,000 (September 30, 2008 - $25,500).  A $0.01 weakening in the exchange rate would, on the same basis, have decreased post-tax earnings by the same amount. At June 30, 2009, the Company had no outstanding foreign exchange commitments.

Other Price Risk

Other price risk is the risk that the market value or future cash flows of financial instruments will fluctuate because of changes in market prices (other than those arising from interest rate risk or currency risk).  The Company moderates this risk through a careful selection and diversification of securities and other financial instruments within the limits of the Company’s objectives and strategy.

Capital Management

The Company’s primary objective when managing capital is to create and maximize shareholder value through the expansion of its portfolio of income producing real estate and the growth of its investments.  The Company’s investment strategy is to capitalize on favourable real estate market conditions by acquiring properties that provide the Company with substantial rental income and the potential for future development and capital gain appreciation, with the objective of creating added value to the Company and its shareholders.

The Company considers its total capitalization to consist of long-term debt, Common and Class B preference share capital and accumulated retained earnings as well as its retractable and redeemable Class A preference shares which are classified as a financial liability.  There have been no changes in what the Company considers to be capital since the end of the previous fiscal year.  The Company does not currently have a formal policy in governing any net debt to equity and net debt to total capitalization ratios.

As at June 30, 2009, the Company has complied with all externally imposed capital requirements.

Proposed Amalgamation

The Company previously announced that its directors have approved a business combination by way of a proposed amalgamation with Consolidated Mercantile Incorporated, a company whose shares are traded on the Toronto Stock Exchange.  The transaction is subject to the approval of the shareholders of both companies and the approval of the regulatory authorities.

VOTING AND MANAGEMENT INFORMATION

The Genterra Meeting

The Genterra Meeting will be held on @, 2009, at @ at 10:00 a.m. (Toronto time). At the Genterra Meeting, the Genterra Shareholders will be asked to approve the Amalgamation of Genterra and CMI and related matters. The Genterra Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by: (i) two thirds of all votes cast with respect to the Genterra Amalgamation Resolution by each class of Genterra Shareholders, voting separately as a class, who are present in person or by proxy at the Genterra Meeting; and (ii) Majority of the Minority Approval in accordance with MI 61-101. In calculating the votes to determine the required level of Genterra Shareholder approval for the Majority of the Minority Approval, all votes attaching to Genterra Shares owned or over which control or direction is exercised, directly or indirectly, by Excluded Shareholders will be excluded from voting. To the knowledge of Genterra’s management, a total of 9,949,247 Genterra Common Shares, 326,000 Genterra Class A Shares, and 77,592 Genterra Class B Shares are anticipated to be excluded from voting on the approval of the Amalgamation pursuant to MI 61-101. See “Part II - THE AMALGAMATION - Shareholder Approval - Majority of the Minority Approval”. Pursuant to the provisions of the OBCA, those Genterra Shareholders who dissent with respect to the Amalgamation have the right to be paid the fair value of their Genterra Shares.

Genterra Meeting Record Date

Genterra has fixed @, 2009 as the record date for the Genterra Meeting for determining the Genterra Shareholders entitled to receive notice of and to vote at the Genterra Meeting.

Approval of the Amalgamation

The Genterra Shareholders will be asked to pass a Special Resolution, the text of which is set forth below, in respect of approval of the Amalgamation (the “Genterra Amalgamation Resolution”). In order to be effective, a Special Resolution requires the approval by not less than two-thirds of the votes cast by each class of Genterra Shareholders, voting separately as a class, who vote in respect of the resolution. The Genterra Amalgamation Resolution must also be approved by Majority of the Minority Approval of the Genterra Shareholders in accordance with MI 61-101. To the knowledge of Genterra’s management, a total of 9,949,247 Genterra Common Shares, 326,000 Genterra Class A Shares and 77,592 Genterra Class B Shares is anticipated to be excluded from voting on the approval of the Genterra Amalgamation Resolution in respect of Majority of the Minority Approval. See “PART II - THE AMALGAMATION Shareholder Approval - Majority of the Minority Approval”. In the absence of contrary directions, the Genterra Management Designees intend to vote proxies in the accompanying form in favour of the Genterra Amalgamation Resolution. The text of the Genterra Amalgamation Resolution will be presented as follows, with or without modification:

“BE IT RESOLVED that:

1.
the amalgamation (the “Amalgamation”) of Genterra Inc. (“Genterra”) and Consolidated Mercantile Incorporated (“CMI”) as provided for in and subject to the terms and conditions set forth in the amalgamation agreement (the “Amalgamation Agreement”) dated as of @, 2009 between Genterra and CMI, is hereby approved and authorized, with such restrictions or conditions as may be imposed by the Toronto Stock Exchange (the “Exchange”) and with discretion to modify the terms of the transaction provided that such terms are not material at any time prior to the completion thereof, subject to the approval of the Exchange, all as more particularly described in the joint management information circular of Genterra dated @, 2009 (the “Circular”);

2.	the Amalgamation Agreement, substantially in the form attached to the Circular as Schedule 1, be and is hereby approved and ratified;

3.
notwithstanding that this resolution has been passed (and the Amalgamation Agreement and the Amalgamation adopted) by the Genterra Shareholders, the directors of Genterra are hereby authorized and empowered without further notice to or approval of the Genterra Shareholders (i) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (ii) subject to the terms and conditions of the Amalgamation Agreement, not to proceed with the Amalgamation; and

4.
any director or officer of Genterra be, and such director or officer of Genterra hereby is, authorized, instructed and empowered, acting for, in the name of and on behalf of Genterra, to do or to cause to be done all such other acts and things in the opinion of such director or officer of Genterra as may be necessary or desirable in order to fulfill the intent of this resolution and the matters authorized hereby.”

Approval of the GCI Option Plan

The Genterra Shareholders will be asked to pass an Ordinary Resolution, the text of which is set forth below, in respect of approval of the Amalco Option Plan (the “Genterra Option Resolution”).  In order to be effective, an Ordinary Resolution requires the approval by not less than a majority of the votes cast by the Genterra Shareholders who vote in respect of the resolution. In the absence of contrary directions, the Genterra Management Designees intend to vote proxies in the accompanying form in favour of the Genterra Option Resolution. The text of the Genterra Option Resolution will be presented as follows, with or without modification:

“BE IT RESOLVED that:

1.	the stock option plan, a copy of which is attached as Schedule 1A to the joint management information circular of Genterra dated @, 2009, is hereby authorized and approved; and

2.
any director or officer of Amalco is hereby authorized and directed to execute and deliver such agreements, documents and instruments and take all such other actions as such director or officer may determine to be necessary or advisable to implement this resolution and the matters authorized hereby, and the approval by such director or officer of the text and form of such documents or instruments and the taking of such actions shall be conclusive proof of the approval thereof by the Genterra Shareholders.

Other Business

Genterra’s management is not aware of any other matters to come before the Genterra Meeting other than those set out in the Notice of Genterra Meeting. If other matters come before the Genterra Meeting, it is the intention of the Genterra Management Designees to vote the same in accordance with their best judgment in such matters

The CMI Meeting

The CMI Meeting will be held on @, 2009, at @ at 10:00 a.m. (Toronto time).  At the CMI Meeting, the CMI Shareholders will be asked to approve the Amalgamation of CMI and Genterra. The CMI Amalgamation Resolution approving the Amalgamation and the Amalgamation Agreement must be passed, with or without variation, by: (i) two-thirds of all votes cast with respect to the CMI Amalgamation Resolution by CMI Shareholders present in person or by proxy at the CMI Meeting; and (ii) Majority of the Minority Approval in accordance with MI 61-101.  In calculating the votes to determine the required level of CMI Shareholder approval for the Majority of the Minority approval, all votes attaching to CMI Shares owned or over which control or direction is exercised, directly or indirectly, by Excluded Shareholders will be excluded from voting.  To the knowledge of CMI’s management, a total of 2,946,832 CMI Shares are anticipated to be excluded from voting on the approval of the Amalgamation pursuant to MI 61-101.  See “Part II - THE AMALGAMATION – Shareholder Approval – Majority of the Minority Approval”.  Pursuant to the provisions of the OBCA, those CMI Shareholders who dissent with respect to the Amalgamation have the right to be paid the fair value of their CMI Shares.

CMI Meeting Record Date

CMI has fixed @, 2009 as the record date for the CMI Meeting for determining the CMI Shareholders entitled to receive notice of and to vote at the CMI Meeting.

Approval of the Amalgamation

The CMI Shareholders will be asked to pass a Special Resolution, the text of which is set forth below, in respect of approval of the Amalgamation (the “CMI Amalgamation Resolution”). In order to be effective, a Special Resolution requires the approval by not less than two-thirds of the votes cast by shareholders who vote in respect of the resolution. The CMI Amalgamation Resolution must also be approved by Majority of the Minority Approval of the CMI Shareholders in accordance with MI 61-101. To the knowledge of CMI’s management, a total of 2,946,860 CMI Shares is anticipated to be excluded from voting on the approval of the CMI Amalgamation Resolution in respect of Majority of the Minority Approval.  See “PART II - THE AMALGAMATION Shareholder Approval - Majority of the Minority Approval”. In the absence of contrary directions, the CMI Management Designees intend to vote proxies in the accompanying form in favour of the CMI Amalgamation Resolution. The text of the CMI Amalgamation Resolution will be presented as follows, with or without modification:

“BE IT RESOLVED that:

1.
the amalgamation (the “Amalgamation”) of Consolidated Mercantile Incorporated (“CMI”) and Genterra Inc. (“Genterra”) as provided for in and subject to the terms and conditions set forth in the amalgamation agreement (the “Amalgamation Agreement”) dated as of @, 2009 between CMI and Genterra, is hereby approved and authorized, with such restrictions or conditions as may be imposed by the Toronto Stock Exchange (the “Exchange”) and with discretion to modify the terms of the transaction provided that such terms are not material at any time prior to the completion thereof, subject to the approval of the Exchange, all as more particularly described in the joint management information circular of Genterra and CMI dated @, 2009 (the “Circular”);

2.	the Amalgamation Agreement, substantially in the form attached to the Circular as Schedule 1, be and is hereby approved and ratified;

3.
notwithstanding that this resolution has been passed (and the Amalgamation Agreement and the Amalgamation adopted) by the CMI Shareholders, the directors of CMI are hereby authorized and empowered without further notice to or approval of the CMI Shareholders (i) to amend the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement, and (ii) subject to the terms and conditions of the Amalgamation Agreement, not to proceed with the Amalgamation; and

4.
any director or officer of CMI be, and such director or officer of CMI hereby is, authorized, instructed and empowered, acting for, in the name of and on behalf of CMI, to do or to cause to be done all such other acts and things in the opinion of such director or officer of CMI as may be necessary or desirable in order to fulfill the intent of this resolution and the matters authorized hereby.”

Approval of the GCI Option Plan

The CMI Shareholders will be asked to pass an Ordinary Resolution, the text of which is set forth below, in respect of approval of the GCI Option Plan (the “CMI Option Resolution”).  In order to be effective, an Ordinary Resolution requires the approval by not less than a majority of the votes cast by the CMI Shareholders who vote in respect of the resolution. In the absence of contrary directions, the CMI Management Designees intend to vote proxies in the accompanying form in favour of the CMI Option Resolution. The text of the CMI Option Resolution will be presented as follows, with or without modification:

“BE IT RESOLVED that:

1.	the stock option plan, a copy of which is attached as Schedule 1A to the joint management information circular of CMI dated @, 2009, is hereby authorized and approved; and

2.
any director or officer of Amalco is hereby authorized and directed to execute and deliver such agreements, documents and instruments and take all such other actions as such director or officer may determine to be necessary or advisable to implement this resolution and the matters authorized hereby, and the approval by such director or officer of the text and form of such documents or instruments and the taking of such actions shall be conclusive proof of the approval thereof by the CMI Shareholders.

Other Business

CMI’s management is not aware of any other matters to come before the CMI Meeting other than those set out in the Notice of CMI Meeting. If other matters come before the CMI Meeting, it is the intention of the CMI Management Designees to vote the same in accordance with their best judgment in such matters.

Revocation of Proxies

A shareholder has the right to revoke a proxy at any time before it is exercised. A proxy may be revoked by a written revocation signed by the shareholder or the shareholder’s authorized attorney or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation. This revocation must be delivered, in the case of Genterra or CMI, to Computershare, Genterra and CMI’s Transfer Agent, at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 (fax: 416-981-9800), at any time up to and including the last Business Day preceding the Genterra Meeting or the CMI Meeting, as the case may be, or to the chairman at the Genterra Meeting or the CMI Meeting, as the case may be, or any adjournment of any such meeting. A proxy may also be revoked in any other manner provided by law.

 Dissent Rights

The following description of the rights of Dissenting Shareholders to dissent in respect of the Amalgamation is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of such holder’s shares and is qualified in its entirety by the reference to the full text of section 185 of the OBCA, in respect of the Amalgamation, which is attached to this Prospectus as Schedule 5. A registered shareholder who intends to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of that section. Failure to strictly comply with the provisions of that section and to adhere to the procedures established therein may result in the loss of all rights thereunder.

Genterra Dissent Rights

A Genterra Shareholder is entitled, in addition to any other right such holder may have, to dissent and, if the Amalgamation becomes effective, to be paid by Genterra the fair value of the Genterra Shares held by such holder in respect of which such holder dissents, determined as of the close of business on the last Business Day before the day on which the resolution from which such holder dissents was adopted. A Genterra Shareholder may dissent only with respect to all of the Genterra Shares held by such holder or on behalf of any one beneficial owner and registered in the Dissenting Shareholder’s name. Only registered holders of Genterra Shares may dissent. Persons who are beneficial owners of Genterra Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that they may only do so through the registered owner of such Genterra Shares. A registered holder, such as a broker, who holds Genterra Shares as nominee for beneficial holders, some of whom wish to dissent, must exercise dissent rights on behalf of such beneficial owners with respect to the Genterra Shares held for such beneficial owners. In such case, the demand for dissent should set forth the number of Genterra Shares covered by it.

A Dissenting Shareholder must send to Genterra a written objection to the Special Resolution, which written objection must be received at the head office of Genterra before the Genterra Meeting, or by the chairman of the Genterra Meeting at or before the Genterra Meeting. A Genterra Shareholder wishing to exercise the right to dissent with respect to such holder’s Genterra Shares shall not vote the holder’s Genterra Shares at the Genterra Meeting, either by the submission of a proxy or by personally voting in favour of the Special Resolution. An application may be made to the Court by Genterra or by a Dissenting Shareholder to fix the fair value of the Dissenting Shareholder’s Genterra Shares. If such an application to the Court is made by Genterra or a Dissenting Shareholder, Genterra must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay the Dissenting Shareholder an amount considered by the board of directors to be the fair value of the Genterra Shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least ten days before the date on which the application is returnable, if Genterra is the applicant, or within ten days after Genterra is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder and will be accompanied by a statement showing how the fair value was determined. A Dissenting Shareholder may make an agreement with Genterra for the purchase of such holder’s Genterra Shares in the amount of the offer made by Genterra (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Genterra Shares.

A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application and appraisal. On the application, the Court will make an order fixing the fair value of the Genterra Shares of all Dissenting Shareholders who are parties to the application, giving judgement in that amount against Genterra and in favour of each of those Dissenting Shareholders, and fixing the time within which Genterra must pay that amount payable to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the Genterra Shareholder ceases to have any rights as a Genterra Shareholder, until the date of payment.

Upon the Amalgamation becoming effective, or upon the making of an agreement between Genterra and the Dissenting Shareholder as to the payment to be made by Genterra to the Dissenting Shareholder, or upon the pronouncement of a Court order, whichever first occurs, the Genterra Shareholder will cease to have any rights as a Genterra Shareholder other than the right to be paid the fair value of such holder’s Genterra Shares, in the amount agreed to between Genterra and the Genterra Shareholder or in the amount of the judgement, as the case may be. Until one of these events occurs, the Genterra Shareholder may withdraw its dissent, or Genterra may rescind the Special Resolution, and in either event the dissent and appraisal proceedings in respect of that Genterra Shareholder will be discontinued.

Genterra shall not make a payment to a Dissenting Shareholder under section 185 of the OBCA: (a) if there are reasonable grounds for believing (i) that Genterra is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of the assets of Genterra would thereby be less than the aggregate of its liabilities; or (b) if on the Effective Date the Dissenting Shareholder is not the owner of the subject Genterra Shares. In such event, Genterra shall notify each Dissenting Shareholder that is unable lawfully to pay Dissenting Shareholders for their Genterra Shares, in which case the Dissenting Shareholder may, by written notice to Genterra within 30 days after receipt of such notice, withdraw such holder’s written objection, in which case Genterra shall be deemed to consent to the withdrawal and such Genterra Shareholder shall be reinstated with full rights as a Genterra Shareholder, failing which such Dissenting Shareholder retains a status as a claimant against Genterra to be paid as soon as Genterra is lawfully entitled to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of Genterra but prior to its shareholders.

CMI Dissent Rights

A CMI Shareholder is entitled, in addition to any other right such holder may have, to dissent and, if the Amalgamation becomes effective, to be paid by CMI the fair value of the CMI Shares held by such holder in respect of which such holder dissents, determined as of the close of business on the last Business Day before the day on which the resolution from which such holder dissents was adopted. A CMI Shareholder may dissent only with respect to all of the CMI Shares held by such holder or on behalf of any one beneficial owner and registered in the Dissenting Shareholder’s name. Only registered holders of CMI Shares may dissent. Persons who are beneficial owners of CMI Shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that they may only do so through the registered owner of such CMI Shares. A registered holder, such as a broker, who holds CMI Shares as nominee for beneficial holders, some of whom wish to dissent, must exercise dissent rights on behalf of such beneficial owners with respect to the CMI Shares held for such beneficial owners. In such case, the demand for dissent should set forth the number of CMI Shares covered by it.

A Dissenting Shareholder must send to CMI a written objection to the Special Resolution, which written objection must be received at the head office of CMI before the CMI Meeting, or by the chairman of the CMI Meeting at or before the CMI Meeting. A CMI Shareholder wishing to exercise the right to dissent with respect to such holder’s CMI Shares shall not vote the holder’s shares at the CMI Meeting, either by the submission of a proxy or by personally voting in favour of the Special Resolution. An application may be made to the court by CMI or by a Dissenting Shareholder to fix the fair value of the Dissenting Shareholder’s CMI Shares. If such an application to the Court is made by CMI or a Dissenting Shareholder, CMI must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay the Dissenting Shareholder an amount considered by the board of directors to be the fair value of the CMI Shares. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least ten days before the date on which the application is returnable, if CMI is the applicant, or within ten days after CMI is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder and will be accompanied by a statement showing how the fair value was determined. A Dissenting Shareholder may make an agreement with CMI for the purchase of such holder’s CMI Shares in the amount of the offer made by CMI (or otherwise) at any time before the Court pronounces an order fixing the fair value of the CMI Shares.

A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application and appraisal. On the application, the Court will make an order fixing the fair value of the CMI Shares of all Dissenting Shareholders who are parties to the application, giving judgement in that amount against CMI and in favour of each of those Dissenting Shareholders, and fixing the time within which CMI must pay that amount payable to the Dissenting Shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date on which the shareholder ceases to have any rights as a shareholder, until the date of payment.

Upon the Amalgamation becoming effective, or upon the making of an agreement between CMI and the Dissenting Shareholder as to the payment to be made by CMI to the Dissenting Shareholder, or upon the pronouncement of a court order, whichever first occurs, the CMI Shareholder will cease to have any rights as a CMI Shareholder other than the right to be paid the fair value of such holder’s shares, in the amount agreed to between CMI and the CMI Shareholder or in the amount of the judgement, as the case may be. Until one of these events occurs, the CMI Shareholder may withdraw its dissent, or CMI may rescind the Special Resolution, and in either event the dissent and appraisal proceedings in respect of that CMI Shareholder will be discontinued.

CMI shall not make a payment to a Dissenting Shareholder under section 185 of the OBCA: (a) if there are reasonable grounds for believing (i) that CMI is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) that the realizable value of the assets of CMI would thereby be less than the aggregate of its liabilities; or (b) if on the Effective Date the Dissenting Shareholder is not the owner of the subject shares. In such event, CMI shall notify each Dissenting Shareholder that is unable lawfully to pay Dissenting Shareholders for their shares, in which case the Dissenting Shareholder may, by written notice to CMI within 30 days after receipt of such notice, withdraw such holder’s written objection, in which case CMI shall be deemed to consent to the withdrawal and such CMI Shareholder shall be reinstated with full rights as a CMI Shareholder, failing which such Dissenting Shareholder retains a status as a claimant against CMI to be paid as soon as CMI is lawfully entitled to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of CMI but prior to its shareholders.

Solicitation of Proxies

This Prospectus is furnished in connection with the solicitation of proxies by the management of each of Genterra Inc. and Consolidated Mercantile Incorporated for use at the Genterra Meeting and the CMI Meeting, each of which is to be held on @, 2009, at the times and places and for the purposes set forth in the Notices of Meetings. The cost of the solicitation of proxies by each of Genterra and CMI in connection with the Genterra Meeting and the CMI Meeting has been and will be borne by Genterra and CMI, respectively. Either Genterra or CMI may retain other persons, entities or companies to solicit proxies on its behalf. Solicitation may be by mail, phone, email or fax.

Securities Entitled To Vote

Holders of Genterra’s common shares, Class A Preference Shares and Class B Preference Shares are entitled to vote at the Genterra meeting, each voting separately as a class with one vote per share, on the special resolution to approve the Amalgamation Agreement (the “Amalgamation Resolution”). As at @, 2009, there are 19,339,211 Genterra Common Shares , 326,000 Genterra Class A Preference Series 1 Shares and there are 26,274,918 Genterra Class B Preference Shares issued and outstanding as fully paid and non-assessable shares. To the knowledge of Genterra’s management, a total of 9,949,247 Genterra Common Shares, 326,000 Genterra Class A Shares and 77,592 Genterra Class B Shares is anticipated to be excluded from voting on the approval of the Genterra Amalgamation Resolution in respect of Majority of the Minority Approval

The CMI Shares are the only class of shares entitled to vote.  As at November 12, 2008, 5,076,407 CMI Shares are issued and outstanding, each having the right to one vote per share.  To the knowledge of CMI’s management, a total of 2,946,860 CMI Shares is anticipated to be excluded from voting on the approval of the CMI Amalgamation Resolution in respect of Majority of the Minority Approval.

Principal Security Holders of GCI

After giving effect to the Amalgamation, to the knowledge of the management of Genterra and CMI no person will beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding GCI Shares other than as set forth in the following table:

Name and Municipality of Residence	Type of Ownership	Number of GCI Shares	Percentage of GCI Shares
Fred A. Litwin Toronto, Ontario	Indirect	3,611,920 Common 326,000 Class A 77,592 Class B	34.8% of Common 100% of Class A 0.3% of Class B
Sutton Management Limited Toronto, Ontario	Direct	2,017,450 Common	19.5% of Common

Principal Security Holders of Genterra

To the knowledge of Genterra's directors and officers, no person or company beneficially owns, directly or indirectly, or exercises control or direction over securities carrying more than 5% of the voting rights attached to any class of outstanding voting securities of Genterra entitled to be voted at the Genterra Meeting other than Fred A. Litwin who indirectly controls 3,289,929 Genterra Common Shares (17.01%) and 77,592 Genterra Class B Shares (0.30%), Sutton Management Limited (“Sutton”) which controls 6,659,312 Genterra Common Shares (34.43%) and 4,060,541 Genterra Common Shares (21%) held by CDS & Co.  The shares controlled by Fred A. Litwin and by Sutton, none of which will be counted in determining approval or disapproval of the Amalgamation Resolution, are comprised of the following:

(a)
2,254,298 Genterra Common Shares (11.66%) and 75,915 Genterra Class B Shares (0.29%) beneficially owned by Forum Financial Corporation (“Forum”), which corporation is directly controlled by Fred A. Litwin.

(b)
292,117 Genterra Common Shares (1.51%) beneficially owned by CMI; Fred A. Litwin, beneficially owns or exercises control and direction over approximately 54.74% of the issued and outstanding shares of CMI.

(c)	55,602 Genterra Common Shares (0.29%) beneficially owned by Ianjoy Investments Corp. (“Ianjoy”), which corporation is indirectly controlled by Fred A. Litwin.

(d)	412 Genterra Common Shares (0.002%) and 1,677 Genterra Class B Shares (0.006%) beneficially owned by First Ontario Investments Inc. which corporation is indirectly controlled by Fred A. Litwin.

(e)	687,500 Genterra Common Shares (3.55%) beneficially owned by Mar-Risa Holdings Inc. (“Mar-Risa”), which corporation is indirectly controlled by Fred A. Litwin.

(f)
6,659,312 Genterra Common Shares (34.43%) beneficially owned by Sutton, which corporation is beneficially owned by the children of Fred A. Litwin, being Mark I. Litwin, President and a Director of Genterra and his sister, Risa Shearer.

Principal Security Holders of CMI

To the knowledge of CMI’s directors and officers, no person or company beneficially owns, directly or indirectly, or exercises control or direction over securities carrying more than 5% of the voting rights attached to any class of outstanding voting securities of CMI entitled to be voted at the CMI Meeting other than Fred A. Litwin who indirectly controls 2,779,219 CMI Shares (54.74%), Sutton which controls 167,641 CMI Shares (3.3%), 1,009,643 CMI Shares (19.89%) held by Cede & Co. and 930,655 CMI Shares (18.33%) held by CDS & Co.  The shares controlled by Fred A. Litwin and by Sutton, none of which will be counted in determining approval or disapproval of the Amalgamation Resolution, are comprised of the following:

(a)
Mar-Risa  holds an aggregate of 2,612,894 CMI Shares . 1,475,394 of these CMI Shares owned by Mar-Risa are held through a wholly owned subsidiary of Mar-Risa, DG Acquisition Corp. (“DG”), an Ontario corporation. Mar-Risa is indirectly controlled by Fred A. Litwin.

(b)	Forum holds an aggregate of 73,885 CMI Shares which corporation is directly controlled by Fred A. Litwin.

(c)	Fred A. Litwin owns 92,416 CMI Shares

(d)
167,641 CMI Shares beneficially owned by Sutton, which corporation is beneficially owned by the children of Fred A. Litwin, being Mark I. Litwin, President and a Director of Genterra and his sister, Risa Shearer.

We are not aware of any other person or company that beneficially owns, directly or indirectly, or exercises control or direction over securities carrying more than 5% of the voting rights attached to any class of outstanding voting shares of CMI.

Shareholder Approval

Corporate Law Shareholder Approval

The Amalgamation must be approved by (i) a Special Resolution of the Genterra Shareholders and CMI Shareholders in accordance with the OBCA; and (ii) Majority of the Minority Approval of the Genterra Shareholders and the CMI Shareholders in accordance with MI 61-101 (see below “VOTING AND MANAGEMENT INFORMATION - Majority of the Minority Approval”).

Pursuant to Section 185 of the OBCA with respect to the Amalgamation, Genterra Shareholders and CMI Shareholders are entitled to exercise rights of dissent in respect of the Amalgamation and, if the Amalgamation becomes effective, to be paid the fair value for their shares. Genterra Shareholders wishing to dissent with respect to the Amalgamation must send written objection to Genterra at or prior to the Genterra Meeting to the head office of Genterra at 106 Avenue Road, Toronto, Ontario, M5R 2H3, Attention: President. CMI Shareholders wishing to dissent with respect to the Amalgamation must send written objection to CMI at or prior to the CMI Meeting to the head office of CMI at 106 Avenue Road, Toronto, Ontario, M5R 2H3, Attention: President. A vote against the Special Resolution regarding the Amalgamation or a withholding of a vote does not constitute such a written objection. See “VOTING AND MANAGEMENT INFORMATION - Dissent Rights ” beginning on page 221 above.

Majority of the Minority Approval

The Amalgamation is a “Related Party Transaction” and a “Business Combination” in relation to both CMI and Genterra under MI 61-101 because both CMI and Genterra are directly or indirectly controlled by Fred Litwin, Mark Litwin, and Risa Litwin-Shearer.  See “INFORMATION CONCERNING GENTERRA – Principal Security Holders”, and “INFORMATION CONCERNING CMI – Principal Security Holders”.

MI 61-101 requires that, in addition to approval of two-thirds of the votes cast by the CMI Shareholders and two-thirds of the votes cast by Genterra Shareholders, in order to complete the Amalgamation, Majority of the Minority Approval of the Genterra Shareholders and Majority of the Minority Approval of the CMI Shareholders must be obtained. In calculating the votes to determine the required level of approval for the Majority of the Minority Approval, all Excluded Shareholders will be excluded from voting. To the knowledge of the management of Genterra and CMI, a total of 2,946,860 CMI Shares, 9,949,247 Genterra Shares, 326,000 Genterra Class A Shares, and 77,592 Genterra Class B Shares are anticipated to be excluded from voting on the approval of the Amalgamation pursuant to MI 61-101. The following table sets out the shareholdings of those persons anticipated to be excluded from voting on the Genterra Amalgamation Resolution and the CMI Amalgamation Resolution for the Majority of the Minority Approval.

	CMI SHARES	GENTERRA SHARES	GENTERRA CLASS A SHARES	GENTERRA CLASS B SHARES
CMI		292,117 Cancelled
DG Acquisition Corp.	1,475,394
First Ontario Investments Inc.		412	326,000	1,677
Forum Financial Corporation	73,885	2,254,298		75,915
Genterra Inc.	24 Cancelled
Ianjoy Investments Corp.		55,602
Mar-Risa Holdings Inc.	1,137,500	687,500
Sutton Management Ltd.	167,641	6,659,312
Fred A. Litwin	92,416
Mark I. Litwin		2
Stan Abramowitz		2
Alan Kornblum		2
TOTAL	2,946,860	9,949,247	326,000	77,592

Directors and Officers of GCI

The number of directors of GCI shall be not less than three and not more than fifteen as the shareholders of GCI may from time to time determine.

The directors of GCI may, between annual meetings, appoint one or more additional directors of GCI to serve until the next annual meeting of GCI but the number of additional directors is not at any time to exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of GCI.

Name, Address, Occupation and Security Holdings

The following table sets forth the name of each of the persons proposed as a director or officer of GCI, all positions and offices in GCI to be held, municipality of residence, their principal occupation at the present and during the preceding five years, the period served as a director or officer of Genterra or CMI, and the number and percentage of GCI Shares that the proposed director or officer will own, or over which control or direction will be exercised following the Amalgamation:

Name, Expected Positions, and Municipality of Residence	Age	Date Appointed a Director or Officer of Genterra or CMI	Principal Occupations for the Previous Five Years	Number and Percentage of GCI Shares Held or Controlled Upon Completion of the Amalgamation
Fred Litwin President and Director Toronto, Ontario	73	October 31, 1968	Executive, Forum Financial Corporation	3,611,920 (34.8%)
Stan Abramowitz Chief Financial Officer, Secretary and Director Toronto, Ontario	50	March 16, 1999	Executive, Forum Financial Corporation	2 (0%)
Mark Dawber Director Toronto, Ontario	70	October 23, 2006	Chartered Accountant & Consultant	0 (0%)
Sol Nayman Director Toronto, Ontario	73	February 23, 2006	President, S.D. Nayman Management Inc.	0 (0%)
Alan Kornblum Director Toronto, Ontario	58	June 4, 1991	President, Distinctive Designs Furniture Inc.	2 (0%)
Mark Litwin Vice-President Toronto, Ontario	47	February 21 1990	President, Sutton Management Limited	2,017,451 (19.5%)

Management of GCI

Upon completion of the Amalgamation the following individuals are anticipated to be the management and key personnel of GCI.

Fred Litwin - President and Director

Fred Litwin is the founder and chief executive officer of Forum Financial Corporation, a Toronto based Merchant Banking Group.  The companies encompass textile, homecare, real estate and finance related entities.  Fred has sat on the board of a number of public companies and is a member of the Mount Sinai Hospital Board of Directors. Mr. Litwin is the father of Mark Litwin, the proposed vice president and proposed director of GCI.

Stanley Abramowitz - Chief Financial Officer, Secretary and Director

Mr. Abramowitz has held the position of Chief Financial Officer of both Genterra and CMI (or their predecessor corporations) since 1989.  Mr. Abramowitz is also the Secretary and Chief Financial Officer of Forum Financial Corporation, a position he has held since 1989.  Prior to 1989, Mr. Abramowitz worked in the accounting profession.  Mr. Abramowitz has B.Acc and B.Comm degrees from the University of Witwatersrand, South Africa and is a Chartered Accountant.

Mark Dawber - Director

Mark E. Dawber is a Chartered Accountant and Consultant.  Prior to that, Mr. Dawber was a Client Service Partner at BDO Dunwoody, LLP from 1999 to 2000 and was a Partner at Moore Stephens Hyde Houghton (“MSHH”) from 1970 to 1998 and Managing Partner of the Toronto Office of MSHH from 1990 to 1998 until the merger with BDO Dunwoody, LLP.  Mr. Dawber has over 35 years of experience in the accounting industry and is a Fellow of the Institute of Chartered Accountants of Ontario.

Sol Nayman - Director

Sol Nayman is a member of the Board of Polyair Inter Pack Inc. and has previously served as a member of other public companies.  Until 2000, Mr. Nayman was for many years Executive Vice President of Club Monaco Inc.  From 2000 to 2005, Mr. Nayman has been a partner at Hill, Gertner, Mimran & Nayman, a merchant banking and consulting entity.  Mr. Nayman is also President of S.D. Nayman Management Inc.

Alan Kornblum - Director

Alan Kornblum has held the position of President of Distinctive Designs Furniture Inc., a Toronto based manufacturer and importer of upholstered furniture, a position he has held since 1976.  Mr. Kornblum has a BBA degree from York University.

Mark Litwin - Vice-President

Mark Litwin has held the position of President of Genterra (or its predecessor corporations) since 1990.  Mr. Litwin is also President of Sutton Management Limited, an investment and management holding company.  Mr. Litwin has significant experience in the real estate industry.  Mr. Litwin has B.Econ (Hons) and MBA degrees from York University. Mr. Litwin is the son of Fred Litwin, the proposed President and a proposed director of GCI.

Related Party Transactions:

Genterra

Genterra entered into transactions and had outstanding balances with various companies related by common ownership and management.

The transactions with related parties are in the normal course of business and are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

Related party transactions for the year ended September 30, 2008 are summarized as follows:

*      In June 2008, Genterra completed the acquisition of Ontario Street from FirstOnt.  In consideration of the acquisition, Genterra issued 326,000 Class A Preference shares, Series 1 to FirstOnt.  The Class A Preference shares are redeemable and retractable at $15 per share, carry a cumulative dividend of 8% per annum and represent the purchase price of $4,890,000.  Genterra incurred a 2008 cumulative dividend of $101,819 on theses shares.  Mark Litwin and Stan Abramowitz are officers and/or directors of Genterra and FirstOnt.

*      Genterra leases its property situated at 450 Dobbie Drive, Cambridge, Ontario to The Cambridge Towel Corporation ("Cambridge").  The lease term commenced March 1, 2008 and ends January 31, 2011, at an annual net, net rental of $500,175.  The results of operations include rental revenue of $500,175 (FY 2007 - $677,746; FY 2006 - 926,345) pertaining to this lease for the period from October 1, 2007 to September 30, 2008. Mark I. Litwin and Stan Abramowitz are officers and/or directors of Genterra and Cambridge.

*      Genterra leases its property situated at 200 Glendale Avenue North, Hamilton, Ontario to Cambridge. The lease term commenced March 1, 2008 and ends January 31, 2011, at an annual net, net rental of $140,000.  The results of operations include rental revenue of $140,000 (FY 2007 - $253,917; FY 2006 - 413,400) pertaining to this lease for the period from October 1, 2007 to September 30, 2008. Mark I. Litwin and Stan Abramowitz are officers and/or directors of Genterra and Cambridge.

*      Until March 31, 2008, Genterra leased one of its units located at 140 Wendell Avenue, Toronto, Ontario to Distinctive Designs Furniture Inc. (“Distinctive”) for $5,241 per month.  The results of operations include rental revenue, inclusive of expense recoveries, of $125,076 (FY 2007 - $210,481; FY 2006 - 304,763) pertaining to this rental arrangement.  Alan Kornblum is a director of Genterra and an officer, director and the indirect majority shareholder of Distinctive.

*      Genterra leases one of its units located at 1095 Stellar Drive, Newmarket, Ontario to Fitcity Health Centre Inc. ("Fitcity").  The lease term commenced January 1, 2003 and ended December 31, 2008 at an annual net, net rental of $111,240 per year (FY 2007 - $111,240; FY 2006 - $111,240).  The results of operations include rental revenue, inclusive of expense recoveries, of $262,704 (FY 2007 - $243,270; FY 2006 - $230,357)) pertaining to this lease for the period from October 1, 2007 to September 30, 2008.   The lease is currently on a month-to-month basis.  The parties are currently negotiating a long-term extension thereof.  A wholly owned subsidiary of Genterra is a party to a loan agreement with Fitcity bearing interest at prime plus 1% per annum and repayable on demand.  During the year ended September 30, 2008 Genterra received $19,584 (FY 2007 - $24,273; FY 2006 - $24,434) of interest on this loan.  As of the date hereof, Fitcity owes an aggregate amount of $298,514 of secured debt under this facility. In 2005 Genterra and Fitcity agreed that annual repayments on this debt will be based on fifty percent (50%) of Fitcity’s annual free cash flow beginning with its 2006/2008 fiscal year. Since the inception of this agreement, Fitcity has repaid Genterra $109,019 of this debt.  Mark I. Litwin is a director and/or officer of Genterra and Fitcity and is the majority shareholder of Fitcity.

*      Until March 31, 2008, Genterra leased one of its units located at 140 Wendell Avenue, Toronto, Ontario to Distinctive Designs Furniture Inc. (“Distinctive”) for $5,241 per month.  The results of operations include rental revenue, inclusive of expense recoveries, of $125,076 (FY 2007 - $210,481; FY 2006 - 304,763) pertaining to this rental arrangement.  Alan Kornblum is a director of Genterra and an officer, director and the indirect majority shareholder of Distinctive.

*      Genterra leases one of its units located at 1095 Stellar Drive, Newmarket, Ontario to Fitcity Health Centre Inc. ("Fitcity").  The lease term commenced January 1, 2003 and ended December 31, 2008 at an annual net, net rental of $111,240 per year (FY 2007 - $111,240; FY 2006 - $111,240).  The results of operations include rental revenue, inclusive of expense recoveries, of $262,704 (FY 2007 - $243,270; FY 2006 - $230,357)) pertaining to this lease for the period from October 1, 2007 to September 30, 2008.   The lease is currently on a month-to-month basis.  The parties are currently negotiating a long-term extension thereof.  A wholly owned subsidiary of Genterra is a party to a loan agreement with Fitcity bearing interest at prime plus 1% per annum and repayable on demand.  During the year ended September 30, 2008 Genterra received $19,584 (FY 2007 - $24,273; FY 2006 - $24,434) of interest on this loan.  As of the date hereof, Fitcity owes an aggregate amount of $298,514 of secured debt under this facility. In 2005 Genterra and Fitcity agreed that annual repayments on this debt will be based on fifty percent (50%) of Fitcity’s annual free cash flow beginning with its 2006/2008 fiscal year. Since the inception of this agreement, Fitcity has repaid Genterra $109,019 of this debt.  Mark I. Litwin is a director and/or officer of Genterra and Fitcity and is the majority shareholder of Fitcity.

*      Management Contracts

o        During the year ended September 30, 2008, Forum Financial Corporation (“Forum”) provided administrative services to Genterra for fees of $200,000 (FY 2007 - $200,000; FY 2006 - $172,333).  These services include office facilities and clerical services, including bookkeeping, accounting and shareholder related services.  Forum also assists in the decision making process relating to Genterra’s various investment interests.  When requested, additional services are also provided on a fee-for-service basis.  Stan Abramowitz is an officer and director of Forum and of Genterra.  Fred A. Litwin owns or exercises control and direction over Forum and 17.0% of Genterra.

o        During the year ended September 30, 2008, FirstOnt provided property management services to Genterra for fees of $134,800 (FY 2007 - $110,000; FY 2006 - $110,000).  Stan Abramowitz and Mark I. Litwin are directors and/or officers of FirstOnt and Genterra.  Fred A. Litwin owns or exercises control and direction over FirstOnt and 17.0% of Genterra.

o        During the year ended September 30, 2008 Lowa Realties Limited (“Lowa”) provided property management services to Genterra for fees of $2,000 (FY 2007 - $Nil; FY 2006 - $Nil). Mark I. Litwin is a director and officer of Lowa and Genterra.  Fred A. Litwin owns or exercises control and direction over Lowa and 17.0% of Genterra.

o        During the year ended September 30, 2008 consulting services were provided to Genterra by Mark I. Litwin for fees of $36,000 (FY 2007 - $36,000; FY 2006 - $36,000).  Mark I. Litwin is president of Genterra.

o        During the year ended September 30, 2008 Genterra paid to Stan Abramowitz, the Chief Financial Officer of Genterra, a bonus of $150,000 (FY 2007 - $Nil; FY 2006 - $Nil) for services rendered to Genterra over the past number of years.

CMI

CMI entered into transactions and had outstanding balances with various companies related by common ownership and management.

The transactions with related parties are in the normal course of business and are measured at the transfer amount which is the amount of consideration established and agreed to by the related parties.

CMI paid to Forum an agreed upon fee of $240,000 (FY 2007 - $240,000; FY 2006 - $240,000) for administrative, management and consulting services rendered for the year ended December 31, 2008. These services include office, administrative and clerical services, including bookkeeping and accounting.  Forum also assists in the decision making process relating to CMI’s and its subsidiaries’ various investment interests.  Fred A. Litwin, the President, a director and indirect controlling shareholder of CMI, is an officer, director and controlling shareholder of Forum. Stan Abramowitz is an officer and director of both the Company and Forum.

Effective December 28, 2007, pursuant to a purchase and sale agreement, CMI sold its shares and debt owed by Distinctive to 337572 Ontario Limited, Distinctive’s other major shareholder.  CMI received $834,010.80 in cash representing 100% of the price attributable to the debt and the delivery of a $1 million promissory note payable in ten equal consecutive installments of $100,000 with the first installment due on January 15, 2009 and each anniversary thereafter.  There is no interest on the note unless a default occurs and the note only remains payable if Distinctive remains in business.  There is provision to accelerate the payment of the note in certain circumstances.  The security for the note is a pledge of all of the shares owned by the purchaser in the capital of Distinctive, representing a majority of the issued and outstanding shares of Distinctive.

Prior to December 28, 2007, Distinctive paid to Forum an agreed upon fee of $26,000 (FY 2007 - $26,000; FY 2006 - $72,000) for administrative, management and consulting services rendered.  Fred A. Litwin, the President, a director and indirect controlling shareholder of CMI, is an officer, director and controlling shareholder of Forum.  Stan Abramowitz is an officer and director of both CMI and Forum.

On December 31, 2007, upon the completion of CMI’s disposition of its investment interest in Polyair, a bonus payment of $500,000 became payable to Forum and officers of CMI..

During 2007, Distinctive paid rent of $211,598 (FY 2006 - $275,000) to Genterra for warehouse space located at 140 Wendell Avenue, Toronto, Ontario.  Alan Kornblum is an officer and/or director of Distinctive and Genterra.  Stan Abramowitz is an officer and/or director of CMI and Genterra.  Effective December 28, 2007, CMI sold its investment interest in Distinctive.

The following table provides a summary of compensation earned during each of CMI's and Genterra's last three fiscal years by their directors and members of their administrative, supervisory or management bodies and former subsidiaries for services in all capacities to the companies and subsidiaries

			Annual Compensation							Long Term
Name and Principal Position	Year		Salary	Bonus			Other Annual Compensation			Compensation Number of Common Shares Under Options	All Other Compensation
Consolidated Mercantile
Fred A. Litwin	2008	$	Nil		-			$240,000	(1)	-
President & Chief	2007	$	Nil		-	(2)		$266,000	(1)	-
Executive Officer	2006	$	Nil		-			$312,000	(1)	-

Daniel S. Tamkin	2008	$	Nil		-			-		-
Vice President	2007	$	Nil		-	(2)		-		-
	2006	$	Nil		-			-		-

Stan Abramowitz	2008	$	Nil		-	(2)		-		-
Secretary & Chief	2007	$	Nil		-			-		-
Financial Officer	2006	$	Nil		-			-		-

Alan Kornblum	2008	$	N/A		N/A			N/A		N/A
Distinctive Designs Furniture Inc.	2007		$273,044		-			-		-
Chief Executive Officer	2006		$271,548		-			-		-

Henry Schnurbach*	2006		$201,431		-			$58,798		-
Chief Executive Officer
Polyair Inter Pack Inc. (Resigned effective April 2006)

Victor D’Souza*	2008	$	N/A	$	N/A		$	N/A		N/A
Polyair Inter Pack Inc.	2007		$384,193		$16,000			$10,977		-
Chief Executive Office Interim Chief Executive Officer (post April 2006) Chief Financial Officer (June 2004-April 2006)	2006		$365,674		$132,031			$77,458		-

Alan Castle*	2008	$	N/A		N/A		$	N/A		N/A
Polyair Inter Pack Inc.	2007		$365,898		$-			$14,052		-
President, Packaging Division	2006		$290,467		44,010			$35,685		-

Gary Crandall*	2006		$169,231		$90,000			$6,092		-	$550,000 (3)
Polyair Inter Pack Inc.
President, Pool Division - (Resigned effective June 2006)

Len Coffin*	2008	$	N/A		N/A		$	N/A		N/A
Polyair Inter Pack Inc.	2007		$204,750		$-			$9,600		-
Vice President of Operations	2006		$195,000		$50,000			$9,600		-

GENTERRA INC.
Mark Litwin	2008		$5,000					$36,000
President	2007		$5,000					$36,000
	2006		$5,000					$36,000

Stan Abramowitz	2008	$			150,000
Secretary and Chief	2007	$
Financial Officer	2006	$

* Dollar amounts are in US dollars

NOTES:

(1) The amounts in this column relate to management fees paid by the Company and Distinctive to Forum for management, administrative and financial consulting services provided during the fiscal period. Forum is controlled by Fred A. Litwin.

Effective December 28, 2007, the Company sold its investment interest in Distinctive.
(2)  On December 31, 2007, upon completion of the Company’s disposition of its investment interest in Polyair Inter Pack Inc., a bonus payment totaling $500,000 became payable to Forum and the above referenced officers. The bonus was paid in 2008.The Company has no pension, retirement or similar plans and none are proposed at the present time; accordingly, no amounts have been set aside or accrued by the Company for such plans.
(3)	Severance for Gary Crandall.

Compensation of Directors

CMI does not have a compensation committee of its board of directors.  All matters relating to executive compensation are dealt with by the full board of directors.  During the fiscal year of CMI ended December 31, 2008 the board of directors consisted of the following individuals: Fred A. Litwin, Stan Abramowitz, Sol D. Nayman, Ian Dalrymple and Mark E. Dawber.  Each director of CMI who is not a salaried officer or employee of CMI  or its operating subsidiaries is entitled to an annual retainer fee of $5,000 as well as additional fees, as approved by the Board from time to time, for special work conducted on behalf of the Company.  In addition, the Chairman of the Audit Committee receives an additional annual retainer fee of $5,000.

Genterra does not have a compensation committee of its board of directors.  All matters relating to executive compensation are dealt with by the full board of directors.  The board of directors consists of the following individuals: Mark Litwin, Stan Abramowitz, Alan Kornblum, Sol D. Nayman, and Mark E. Dawber.  Each director of Genterra who is not a salaried officer or employee of Genterra or its operating subsidiaries is entitled to an annual retainer fee of $5,000 as well as additional fees, as approved by the Board from time to time, for special work conducted on behalf of the company.  In addition, the Chairman of the Audit Committee receives an additional annual retainer fee of $5,000

Name	Fees Earned ($)			Share Based Awards ($)	Option based Awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Consolidated Mercantile
Fred A. Litwin		-		-	-	-	-	-	-
Stan Abramowitz		-		-	-	-	-	-	-
Sol D. Nayman		$12,500	(1)	-	-	-	-	-	-
Ian Dalrymple		$15,000	(1)	-	-	-	-	-	-
Mark E. Dawber		$10,000		-	-	-	-	-	-

Genterra Inc.	$
Mark Litwin		$-
Stan Abramowitz		$-
Alan Kornblum	$
Sol Nayman	$
Mark Dawber	$

(1) Includes special fees for work performed on the independent committee of Directors relating to the potential merger with Genterra.

Legal Matters

Certain legal matters in connection with the issuance of the shares will be passed on for us by Dolgenos Newman & Cronin LLP, New York, New York.

Experts

The consolidated financial statements and schedule of Genterra as of September 30, 2007 and for each of the two years in the period ended September 30, 2007 included in this Prospectus have been so included in reliance on the reports of Kraft Berger, LLP, an independent registered public accounting firm (until July 23, 2009), appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements and schedule of Genterra as of September 30, 2008 and for the year ended September 30, 2008 included in this Prospectus have been so included in reliance on the report of BDO Dunwoody, LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of CMI as of December 31, 2007 and for each of the two years in the period ended December 31, 2007 included in this Prospectus have been so included in reliance on the reports of Kraft Berger, LLP, an independent registered public accounting firm (until July 23, 2009), appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements and schedule of CMI as of December 31, 2008 and for the year ended December 31, 2008 included in this Prospectus have been so included in reliance on the report of BDO Dunwoody, LLP, an independent registered public accounting firm, appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-4 under the Securities Act with respect to our offering of the exchange shares.  This prospectus does not contain all of the information in the registration statement. You will find additional information about us and the exchange shares in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement. CMI is currently subject to the reporting requirements of the Securities Exchange Act applicable to a foreign private issuer.  In accordance with these requirements, they file reports and other information with the SEC. As a foreign private issuer, they are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

CMI’s  reports and other information may be obtained from or viewed at the SEC's Public Reference Room, 100 F Street, N.E.,  Washington D.C. 20549. The SEC also  maintains  a website  that  contains  reports  and  other  information regarding issuers that file electronically with the SEC. For more information on the operation of the Public Reference Room, call the SEC in the United States at 1-800-SEC-0330. The website address is http://www.sec.gov.

PART III
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

     Under Section 136 of the BUSINESS CORPORATION ACT (ONTARIO),  a director or officer of a corporation,  a former  director or officer of the corporation or a person who acts or acted at the  corporation's  request as a director or officer of a  body  corporate  of  which  the  corporation  is or was a  shareholder  or creditor, and his or her heirs and legal representatives:

     1. may be indemnified  by the  corporation  against all costs,  charges and expenses,  including  an amount  paid to settle an action or satisfy a judgment, reasonably  incurred  by him  or  her in  respect  of  any  civil,  criminal  or administrative action or proceeding to which he or she is made a party by reason of being or having  been a  director  or  officer  of such  corporation  or body corporate.

     2. may be  indemnified  by the  corporation,  with the approval of a court, against all costs,  charges and  expenses  reasonably  incurred by the person in connection  with an action by or on behalf of the  corporation or body corporate to  procure a  judgment  in its  favor,  to which the  person is made a party by reason of being or having been a director or officer of the  corporation or body corporate; and

     3. is entitled to indemnity  from the  corporation in respect of all costs, charges and expenses  reasonably  incurred by him or her in connection  with the defense of any civil,  criminal or administrative  action or proceeding to which he or she is made a party by  reason  of  being or  having  been a  director  or officer of the  corporation or body corporate,  if the person seeking  indemnity was  substantially  successful  on the  merits of his  defense  of the action or proceeding;

     PROVIDED,  in all cases, such person fulfills the conditions that (a) he or she acted  honestly  and in good faith with a view to the best  interests of the corporation,  and (b) in the case of a  criminal  or  administrative  action  or proceeding  that is enforced  by a monetary  penalty,  he or she had  reasonable grounds for believing that his or her conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be  permitted  to  directors,  officers or persons  controlling  the Registrant  pursuant  to the  foregoing  provisions,  the  Registrant  has  been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification  is  against  public  policy  as  expressed  in the  Act  and is therefore unenforceable.

Exhibits and Financial Statement Schedules

     A list of  Exhibits  required  to be  filed  as  part of this  Registration Statement  on Form  F-4 is  listed  in the  attached  Index to  Exhibits  and is incorporated herein by reference.

Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant  pursuant to the provisions of the Articles of  Incorporation  of the Registrant or the laws of Ontario, Canada or otherwise,  the Registrant has been advised  that in the opinion of the  Securities  and  Exchange  Commission  such indemnification  is  against  public  policy  as  expressed  in the  Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or  controlling  person of the Registrant in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);
    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
    (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(3) That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) To respond to requests for  information  that is  incorporated by reference into the prospectus  pursuant to Items 4, 10(b), 11, or 13 of this Form,  within one  business  day of  receipt  of such  request,  and to send the  incorporated documents by first class mail or other equally prompt means; and

(7) To  arrange  or  provide  for a  facility  in the U.S.  for the  purpose of responding to such requests.  The undertaking in subparagraph  (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(8) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(9) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(10) That, for the purpose of determining any liability under the Securities Act of 1933, the undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The  undersigned  registrant hereby  undertakes  to  supply by means of a post-effective  amendment  all  information concerning a transaction and the company being acquired  involved  therein,  that  was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on December 1, 2009.

GENTERRA INC.		CONSOLIDATED MERCANTILE INCORPORATED
/s/DONALD HOUNSOME Donald Hounsome	Principal Accounting Officer	/s/DONALD HOUNSOME Donald Hounsome	Principal Accounting Officer
/s/STAN ABRAMOWITZ Stan Abramowitz	Chief Financial Officer Director	/s/STAN ABRAMOWITZ Stan Abramowitz	Chief Financial Officer Director

/s/MARK I. LITWIN Mark I. Litwin	Chief Executive Officer Director	/s/FRED LITWIN Fred Litwin	Chief Executive Officer Director
/s/SOL D. NAYMAN Sol D. Nayman	Director	/s/SOL D. NAYMAN Sol D. Nayman	Director
/s/MARK E. DAWBER Mark E. Dawber	Director	/s/MARK E. DAWBER Mark E. Dawber	Director
/s/ALAN KORNBLUM Alan Kornblum	Director	/s/IAN DALRYMPLE Ian Dalrymple	Director

LIST OF EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
2.1	Amalgamation Agreement dated as of April 27, 2009 between Genterra Inc. and Consolidated Mercantile Incorporated*
2.2	Proposed Amended Amalgamation Agreement between Genterr Inc. and Consolidated Mercantile Incorporated **
3.1(i)	Articles of Incorporation of Genterra Inc. (f/k/a Equican Ventures Inc.)**
3.1(ii)	By-Laws of Genterra Inc.**
3.2(i)	Articles of Incorporation of Consolidated Mercantile Incorporated (f/k/a Lambda Mercantile Corporation)**
3.2(ii)	By-Laws of Consolidated Mercantile Incorporated**
3.3(i)	Proposed Articles of Amalgamation of Genterra Capital Inc.**
3.3(ii)	Proposed By-Laws of Genterra Capital Inc.**
5.1	Opinion of Dolgenos Newman & Cronin LLP
5.2	Opinion of Goldman Spring Kichler & Sanders LLP
8.1	Tax Opinion of Kraft Berger LLP
21.1	Subsidiaries of Genterra Inc.**
21.2	Subsidiaries of Consolidated Mercantile Incorporated**
23.1	Consents of KRAFT BERGER LLP (Toronto, Ontario)
23.2	Consents of BDO Dunwoody LLP
23.3	Consent of Dolgenos Newman & Cronin LLP (contained in Exhibit 5)
23.4.	Consent of Corporate Valuation Services Ltd (CVS)
23.5.	Consent of H.J.F. Financial Inc. (HJF)
23.6	Fairness Opinion by CVS
23.7	Valuation of Genterra Inc. by CVS
23.8	Valuation of Consolidated Mercantile Incorporated by HJF
23.9	Updated Fairness Opinion by CVS
23.10	Updated Valuation of Genterra Inc. by CVS
23.11	Updated Valuation OF Consolidated Mercantile Incorporated by HJF
23.12	Consent of Goldman Spring Kichler & Sanders LLP (included in Exhibit 5.2)
24	Power of Attorney*

* Reference is made to the correspondingly numbered Exhibit to the Registration Statement of Form F-4, Registration No. 333-161460 filed with the Commission on August 20, 2009, which is incorporated here by reference.
** Reference is made to the correspondingly numbered Exhibit to the Registration Statement of Form F-4, Registration No. 333-161460 filed with the Commission on October 26, 2009, which is incorporated here by reference.

CONSOLIDATED MERCANTILE INCORPORATED

NOTICE OF SPECIAL MEETING
OF HOLDERS OF COMMON SHARES
TO BE HELD ON @, 2009

TO THE HOLDER OF COMMON SHARES

Notice is hereby given that a special meeting (the “CMI Meeting”) of the holders of common shares (“CMI Shares”) of Consolidated Mercantile Incorporated (“CMI”) will be held at @, at 10:00 a.m. (Toronto time), on @, 2009 for the following purposes:

1.
to consider and, if thought appropriate, to pass, with or without variation, a special resolution, as more particularly set forth in the joint management information circular of Genterra Inc. (“Genterra”) and CMI, dated @, 2008 (the “Circular”), to approve the amalgamation agreement (“Amalgamation Agreement”) between CMI and Genterra pursuant to which CMI and Genterra will amalgamate (the “Amalgamation”) and continue as one corporation (“Amalco”) pursuant to the provisions of the Business Corporations Act (Ontario);

2.           to approve the stock option plan of Amalco; and

3.           to transact such further and other business as may properly come before the CMI Meeting.

The nature of the business to be transacted at the CMI Meeting and the specific details regarding the Amalgamation are described in further detail in the accompanying Circular, including the schedules thereto.

In order to pass the special resolution to approve the Amalgamation Agreement (the “Amalgamation Resolution”) at least a majority of the votes attaching to the CMI Shares, excluding CMI Shares owned or over which control or direction is exercised, directly or indirectly by Fred A. Litwin, Mark I. Litwin, Risa Shearer, Sutton Management Limited, the directors and senior officers of CMI and Genterra Inc., and their respective associates and affiliates, must be voted in favour of the Amalgamation Resolution.

The CMI record date for the determination of CMI shareholders entitled to receive notice of and to vote at the CMI Meeting or any adjournment thereof is @, 2009. CMI shareholders whose names have been entered in CMI’s register of shareholders at the close of business on that date will be entitled to receive notice of and to vote at the CMI Meeting, provided that, to the extent a CMI shareholder transfers the ownership of any of his or her shares after such date and the transferee of those shares establishes that he or she owns the shares and requests, not later than 10 days before the CMI Meeting, to be included in the list of shareholders eligible to vote at the CMI Meeting, such transferee will be entitled to vote those shares at the CMI Meeting.

A registered CMI shareholder may attend the CMI Meeting in person or may be represented by proxy. CMI shareholders who are unable to attend the CMI Meeting or any adjournment thereof in person are requested to date, execute and return the accompanying form of proxy for use at the CMI Meeting or any adjournment thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited with Computershare, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the time set for the CMI Meeting or any adjournment thereof.

The persons named in the enclosed form of proxy are directors or officers of CMI. Each CMI shareholder has the right to appoint a proxyholder other than such persons, who need not be a CMI shareholder, to attend and to act for him or her and on his or her behalf at the CMI Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the CMI shareholder’s appointee should be legibly printed in the blank space provided.

The instrument appointing the proxy shall be in writing and shall be executed by the CMI shareholder or his or her attorney authorized in writing or, if the CMI shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

If you are a beneficial CMI shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy in accordance with the instructions provided to you by your broker or other intermediary.

TAKE NOTICE THAT pursuant to the Business Corporations Act (Ontario), a CMI shareholder may give CMI a notice of dissent by registered mail or delivery addressed to the President of CMI, 106 Avenue Road, Toronto, Ontario, M5R 2H3, at or before the date of the CMI Meeting in order to be effective. If the Amalgamation becomes effective, CMI shareholders who dissent in respect of the Amalgamation will be entitled to be paid the fair value of their CMI Shares in accordance with section 185 of the Business Corporations Act (Ontario). Failure by a dissenting CMI shareholder to adhere strictly to the requirements of section 185 of the Business Corporations Act (Ontario) may result in the loss of such rights of dissent. See “PART II - THE AMALGAMATION - Dissent Rights”.

In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by CMI shareholders should be delivered by facsimile to Computershare at 416-981-9800.

DATED at Toronto, Ontario, @, 2009.

BY ORDER OF THE BOARD OF DIRECTORS
OF CONSOLIDATED MERCANTILE INCORPORATED

By:                      (Signed)                      Stan Abramowitz
Secretary

GENTERRA INC.

NOTICE OF SPECIAL MEETING OF HOLDERS OF COMMON SHARES, CLASS A PREFERENCE SHARES AND CLASS B PREFERENCE SHARES TO BE HELD ON @, 2009

TO THE HOLDERS OF COMMON SHARES, CLASS A PREFERENCE SHARES
AND CLASS B PREFERENCE SHARES

Notice is hereby given that a  special meeting (the “Genterra Meeting”) of the holders (“Genterra Shareholders”) of common shares, Class A Preference Shares and Class B Preference Shares (“Genterra Shares”) of Genterra Inc. (“Genterra”) will be held at @, at 10:00 a.m. (Toronto time), on @, 2009 for the following purposes:

1.
to consider and, if thought appropriate, to pass, with or without variation, a special resolution, as more particularly set forth in the joint management information circular of Genterra and Consolidated Mercantile Incorporated (“CMI”), dated @, 2008 (the “Circular”), to approve the amalgamation agreement (“Amalgamation Agreement”) between Genterra and CMI pursuant to which Genterra and CMI will amalgamate (the “Amalgamation”) and continue as one corporation (“Amalco”) pursuant to the provisions of the Business Corporations Act (Ontario);

2.             To approve the stock option plan of Amalco; and

3.	to transact any such other business as may properly be brought before the Genterra Meeting or any adjournment thereof.

The nature of the business to be transacted at the Genterra Meeting and the specific details regarding the Amalgamation are described in further detail in the accompanying Circular, including the schedules thereto.

Holders of Genterra’s common shares, Class A Preference Shares and Class B Preference Shares are entitled to vote at the Genterra meeting, each voting separately as a class, on the special resolution to approve the Amalgamation Agreement (the “Amalgamation Resolution”).  The holders of Genterra’s Class A Preference Shares and/or Class B Preference Shares are not entitled to vote with respect to any matter to come before the Genterra meeting other than the Amalgamation Resolution.

In order to pass the Amalgamation Resolution, at least two-thirds of the votes cast at the Genterra Meeting by the holders of Genterra’s common shares, Class A Preference Shares and Class B Preference Shares voting separately as a class must be voted in favour of the Amalgamation Resolution; provided that at least a majority of the votes cast by the holders of Genterra’s common shares and Class B Preference Shares voting separately as a class, excluding shares of Genterra owned or over which control or direction is exercised, directly or indirectly, by Fred A. Litwin, Mark I. Litwin, Risa Shearer, Sutton Management Limited, the directors and senior officers of Genterra and Consolidated Mercantile Incorporated, and their respective associates and affiliates must be voted in favour of the Amalgamation Resolution.  All of the issued and outstanding Genterra Class A Preference Shares are controlled by Fred A. Litwin.

The Genterra record date for the determination of Genterra Shareholders entitled to receive notice of and to vote at the Genterra Meeting or any adjournment thereof is @, 2009. Genterra Shareholders whose names have been entered in Genterra’s register of shareholders at the close of business on that date will be entitled to receive notice of and to vote at the Genterra Meeting, provided that, to the extent a Genterra Shareholder transfers the ownership of any of his or her shares after such date and the transferee of those shares establishes that he or she owns the shares and requests, not later than 10 days before the Genterra Meeting, to be included in the list of shareholders eligible to vote at the Genterra Meeting, such transferee will be entitled to vote those shares at the Genterra Meeting.

A registered Genterra Shareholder may attend the Genterra Meeting in person or may be represented by proxy. Genterra Shareholders who are unable to attend the Genterra Meeting or any adjournment thereof in person are requested to date, execute and return the accompanying form of proxy for use at the Genterra Meeting or any adjournment thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited with Computershare, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the time set for the Genterra Meeting or any adjournment thereof.

The persons named in the enclosed form of proxy are directors or officers of Genterra. Each Genterra Shareholder has the right to appoint a proxyholder other than such persons, who need not be a Genterra Shareholder, to attend and to act for him or her and on his or her behalf at the Genterra Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the Genterra Shareholder’s appointee should be legibly printed in the blank space provided.

The instrument appointing the proxy shall be in writing and shall be executed by the Genterra Shareholder or his or her attorney authorized in writing or, if the Genterra Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

If you are a beneficial Genterra Shareholder and receive these materials through your broker or through another intermediary, please complete and return the form of proxy in accordance with the instructions provided to you by your broker or other intermediary.

TAKE NOTICE THAT pursuant to the Business Corporations Act (Ontario), a Genterra Shareholder may give Genterra a notice of dissent by registered mail or delivery addressed to the President of Genterra, 106 Avenue Road, Toronto, Ontario, M5R 2H3, at or before the date of the Genterra Meeting in order to be effective. If the Amalgamation becomes effective, Genterra Shareholders who dissent in respect of the Amalgamation will be entitled to be paid the fair value of their Genterra Shares in accordance with section 185 of the Business Corporations Act (Ontario). Failure by a dissenting Genterra Shareholder to adhere strictly to the requirements of section 185 of the Business Corporations Act (Ontario) may result in the loss of such rights of dissent. See “PART II - THE AMALGAMATION - Dissent Rights”.

In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by Genterra Shareholders should be delivered by facsimile to Computershare at 416-981-9800.

DATED at Toronto, Ontario, @, 2009.

BY ORDER OF THE BOARD OF DIRECTORS
OF GENTERRA INC.

By:                      (Signed)                      Mark Litwin
President

SCHEDULE 1A

GENTERRA CAPITAL INC.

STOCK OPTION PLAN

ARTICLE ONE
PURPOSE AND INTERPRETATION

Section 1.01 Purpose. The purpose of this Plan is to advance the interests of the Corporation by encouraging equity participation in the Corporation by its Directors, Officers, Employees and Consultants through the acquisition of Common Shares of the Corporation and to enable the Corporation to attract and maintain highly qualified Directors, Officers, Employees and Consultants.

Section 1.02 Definitions.

(a)           Subject to Subsection 1.02 (b) of this Plan, in this Plan the following capitalized words and terms shall have the following meanings:

"Act" means the Business Corporations Act (Ontario), and any Act that may be substituted therefor, as from time to time amended.

"Affiliate" shall have the meaning ascribed thereto in the Securities Act.

"Associate" shall have the meaning ascribed thereto in the Securities Act.

"Board of Directors" means the board of directors of the Corporation as constituted from time to time.

"Common Shares" means the common shares of the Corporation as constituted on the date hereof.

"Compensation Committee" means the Compensation Committee of the Board of Directors as constituted from time to time.

"Corporation" means Genterra Capital Inc., a corporation amalgamated under the Act, and its subsidiaries.

"Exchange" means The TSX Venture Exchange or such other stock exchange or quotation system upon which the Common Shares are listed and posted or quoted for trading.

"Issuer Bid" shall have the meaning ascribed thereto in the Securities Act.

"Option Period" means the period of time an Option may be exercised as specified in Subsection 2.07(a) of this Plan.

"Outstanding Common Shares" at the time of any share issuance or grant of Options means the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Options in question on a non-diluted basis, or such other number as may be determined under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Exchange.

"Participant" means a participant under this Plan under Sections 2.01 and 2.02.

"Plan" means the stock Option plan provided for herein.

"Securities Act" means the Securities Act (Ontario) or its successor, as amended from time to time.

"Securities Laws" means, collectively, the applicable securities laws, regulations, rules, schedules, prescribed forms, policy statements, notices, blanket rulings and other similar instruments of each of the jurisdictions in which the Corporation is or becomes a reporting issuer or equivalent and also includes, as the context so requires, the rules, regulations and policies of the Exchange.

"Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation to one or more service providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

"Take-over Bid" shall have the meaning ascribed thereto in the Securities Act.

(b)           In this Plan, capitalized terms used herein that are not otherwise defined herein shall have the meaning ascribed thereto in the Corporate Finance Manual of the Exchange, and in particular, in policies 1.1 and 4.4 of said Corporate Finance Manual.

ARTICLE TWO
STOCK OPTION PLAN

Section 2.01 The Plan. The Plan is hereby established for the Directors, Officers and employees of the Corporation and Consultants to the Corporation, and for such other persons who are eligible to participate in the Plan from time to time under the Securities Laws.

Section 2.02 Participants. Participants in the Plan shall be Directors, Officers or Employees of the Corporation and Consultants to the Corporation (to the extent permitted under the Securities Laws) who, by the nature of their positions or duties are, in the opinion of the Board of Directors, upon the recommendation of the Compensation Committee, in a position to contribute to the success of the Corporation.

Section 2.03 Amount of Options. The determination regarding the aggregate number of Common Shares subject to options (“Options”) in favour of any Participant will take into consideration the Participant's present and potential contribution to the success of the Corporation and shall be determined from time to time by the Board of Directors upon the recommendation of the Compensation Committee. The aggregate number of Common Shares reserved for issuance upon the exercise of Options pursuant to this Plan and any other Share Compensation Arrangements, subject to adjustment or increase of such number pursuant to Section 2.10 hereof, shall be Two Million (2,000,000) Common Shares of the Corporation or such other number or percentage of Common Shares as the Directors may determine from time to time and, to the extent required under applicable Securities Laws or the requirements of any Exchange on which the Common Shares may then be listed and posted for trading, as the shareholders of the Corporation shall approve. Any grant of Options pursuant to this Plan shall be subject to the following conditions:

(i)	the number of Common Shares reserved for issuance, within any twelve month period, to any one Participant shall not exceed 5% of the Outstanding Common Shares;

(ii)	the number of Common Shares reserved for issuance, within any twelve month period, to any one Consultant of the Company may not exceed 2% of the Outstanding Common Shares;

(iii)
the aggregate number of Common Shares reserved for issuance, within any twelve month period, to Employees or Consultants conducting Investor Relations Activities may not exceed 2% of the Outstanding Common Shares; and

(iv)
in the case of Options granted to Employees, Consultants, or Management Company Employees, the Company represents that the Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

The form of option agreement for Options granted from time to time under this Plan after the date hereof shall be in the form of Schedule "A" hereto or such other form of agreement as is adopted by the Board of Directors from time to time in substitution therefor.

Section 2.04 Limits with Respect to Insiders.

(a)
The aggregate number of Common Shares issuable to all Insiders pursuant to Options granted under this Plan, together with Common Shares issuable to Insiders under any other Share Compensation Arrangement of the Corporation, shall not:

(i)	exceed 10% of the number of Common Shares outstanding immediately prior to the grant of any such Option; or

(ii)	result in the issuance to Insiders, within a one year period, of in excess of 10% of the number of Common Shares outstanding immediately prior to the grant of any such Option.

(b)
The number of Common Shares issuable to any Insider and such Insider's Associates pursuant to Options granted under this Plan, together with Common Shares issuable to such Insider or such Insider's Associates under any other Share Compensation Arrangement of the Corporation shall not, within a one year period, exceed 5% of the number of Common Shares outstanding immediately prior to the grant of any such Option.

Section 2.05 Price. The exercise price per Common Share with respect to any Option shall be determined by the Board of Directors at the time the Option is granted, but such price shall not be less than the Discounted Market Price of the Common Shares, or such other price as may be determined under the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Exchange.

Section 2.06 Lapsed Options. In the event that Options granted under this Plan are surrendered, terminate or expire without being exercised or vested in whole or in part, the Common Shares reserved for issuance but not purchased under such lapsed Options shall again be available for issuance for the purpose of this Plan.

Section 2.07 Consideration. Option Period and Payment.

(a)
The period during which Options may be exercised shall be determined by the Board of Directors upon the recommendation of the Compensation Committee, in its discretion, to a maximum of five (5) years from the date the Option is granted (the "Option Period"), except as the same may be reduced with respect to any Option as provided in Sections 2.08 and 2.09 hereof respecting termination of employment or death of the Participant.

(b)
Subject to any other provision of this Plan, or to any vesting requirement or limitation imposed with respect to such Option at the time of grant thereof, an Option may be exercised from time to time during the Option Period by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by payment in full of the exercise price therefor. Certificates for such Common Shares shall be issued and delivered to the Participant as soon as practicable following receipt of such notice and payment.

(c)
Except as set forth in Sections 2.08 and 2.09 hereof, no Option may be exercised unless the Participant is, at the time of such exercise, a Director, Officer, Consultant of or in the employ of the Corporation and shall have been continuously a Director, or Officer, or so employed since the grant of his or her Option. Absence on leave with the approval of the Corporation shall not be considered an interruption of employment for purposes of this Plan.

(d)
The exercise of any Option will be contingent upon receipt by the Corporation of cash payment of the full exercise price of the Common Shares which are the subject of the exercised Option. No Participant or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Common Shares with respect to which he or she was granted an Option under this Plan, unless and until certificates for such Common Shares are issued to him or her under the terms of this Plan.

(e)
Notwithstanding any other provision of this Plan or in any Option granted to a Participant, the Corporation's obligation to issue Common Shares to a Participant pursuant to the exercise of an Option shall be subject to:

(i)
completion of such registration or other qualification of such Common Shares or obtaining approval of such regulatory authorities as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(ii)	the admission of such Common Shares for quotation or listing and posting for trading, as the case may be, on the Exchange; and

(iii)
the receipt from the Participant of such representations, warranties, agreements and undertakings, including as to future dealings in such Common Shares, as the Corporation or its counsel determines to be necessary or advisable in order to ensure compliance with the Securities Laws.

(f)
If there is a Take-over Bid or Issuer Bid made for all or any of the issued and outstanding Common Shares, then the Board of Directors may, by resolution, permit all Options outstanding under the Plan to become immediately exercisable in order to permit Common Shares issuable under such Options to be tendered to such bid.

Schedule 1A - 1

-  -

Section 2.08 Termination of Employment. If a Participant shall:

(a)	cease to be a Director or Officer of the Corporation (and is not or does not continue to be an Employee thereof); or

(b)
cease to be employed by the Corporation (and is not or does not continue to be a Director or Officer thereof) for any reason (other than death) or shall receive notice from the Corporation of the termination of his or her employment;

(collectively, "Termination") he or she may, but only within 90 days next succeeding such Termination, exercise his or her Options to the extent that he or she was entitled to exercise such Options at the date of such Termination; provided that in no event shall such right extend beyond the Option Period. This section is subject to any agreement with any Director or Officer of the Corporation with respect to the rights of such Director or Officer upon Termination or change in control of the Corporation.

Section 2.09 Death of Participant. In the event of the death of a Participant who is a Director or Officer of the Corporation or who is an employee having been continuously in the employ of or retained by (as the case may be) the Corporation for one year from and after the date of the granting of his or her Option, the Option theretofore granted to him or her shall be exercisable within the six months next succeeding such death and then only:

(a)	by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or the laws of descent and distribution; and

(b)	to the extent that he or she was entitled to exercise the Option at the date of his or her death, provided that in no event shall such right extend beyond the Option Period.

Section 2.10 Adjustment in Shares Subject to the Plan. In the event that:

(a)	there is any change in the Common Shares of the Corporation through subdivisions or consolidations of the share capital of the Corporation, or otherwise;

(b)	the Corporation declares a dividend on Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares; or

(c)	the Corporation issues Common Shares, or securities convertible into or exchangeable for Common Shares, in respect of, in lieu of, or in exchange for, existing Common Shares,

the number of Common Shares available for Option, the Common Shares subject to any Option, and the Option price thereof, shall be adjusted appropriately by the Board of Directors and such adjustment shall be effective and binding for all purposes of this Plan, subject to the prior consent of the Exchange.

Section 2.11 Record Keeping. The Corporation shall maintain a register in which shall be recorded:

(a)           the name and address of each Participant in this Plan; and

(b)           the number of Options granted to a Participant and the number of Options outstanding.

ARTICLE THREE
GENERAL

Section 3.01 Transferability. The benefits, rights and Options accruing to any Participant in accordance with the terms and conditions of this Plan shall be personal to the Participant and shall not be transferable or assignable by the Participant.  During the lifetime of a Participant, all benefits, rights and Options shall only be exercised by the Participant or by his or her guardian or legal representative.

Section 3.02 Employment. Nothing contained in this Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Corporation, or interfere in any way with the right of the Corporation to terminate the Participant's employment at any time, Participation in this Plan by a Participant shall be voluntary.

Section 3.03 Delegation to Compensation Committee. All of the powers exercisable by the Board of Directors under this Plan may, to the extent permitted by applicable law and authorized by resolution of the Board of Directors of the Corporation, be exercised by a Compensation Committee of the Board of Directors.  The composition of the Compensation Committee shall be as determined by the Board of Directors from time to time subject to the requirements (if any) of the Securities Laws.

Section 3.04 Administration of the Plan. This Plan shall be administered by the Board of Directors of the Corporation, The Board of Directors shall be authorized to interpret and construe this Plan and may, from time to time, establish, amend or rescind rules and regulations required for carrying out the purposes, provisions and administration of this Plan and determine the Participants to be granted Options, the number of Common Shares covered thereby, the exercise price therefor and the time or times when they may be exercised, Any such interpretation or construction of this Plan shall be final and conclusive, All administrative costs of this Plan shall be paid by the Corporation, The Directors and Officers of the Corporation are hereby authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan.

Schedule 1A - 2

-  -

Section 3.05 Amendment. Modification or Termination of the Plan. The Board of Directors reserves the right to amend, modify or terminate this Plan at any time if and when it is advisable in the discretion of the Board of Directors without shareholder approval. However, shareholder approval shall be required in respect of:

(a)	any amendments to the number of Common Shares (or other securities) issuable under this Plan;

(b)           any amendment which reduces the exercise price of an Option;

(c)	amendments required to be approved by shareholders under applicable law or pursuant to the requirements of the Exchange.

Where shareholder approval is sought for amendments under subsections (b) and (c) above, the votes attached to Common Shares held directly or indirectly by Insiders benefiting from the amendment will be excluded.

Other than as specified above, the Board of Directors may approve all other amendments to this Plan or Options granted under this Plan without shareholder approval.  Without limiting the generality of the foregoing, the following types of amendments would not require shareholder approval:

(e)
amendments of a "housekeeping" or ministerial nature including any amendment for the purpose of curing any ambiguity, error or omission in this Plan or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan;

(f)	amendments necessary to comply with the provisions of applicable law (including without limitation the rules, regulations and policies of the Exchange);

(g)           an amendment which increases the exercise price of an Option;

(h)           an expansion of the scope of persons eligible to participate in this Plan;

(i)           amendments respecting administration of this Plan;

(j)           any amendment to the vesting provisions of this Plan or any Option;

(k)
any amendment to the early termination provisions of this Plan or any Option whether or not such Option is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date; and

(l)           amendments necessary to suspend or terminate this Plan.

Section 3.06 Consolidation, Merger, etc. If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity, upon the exercise of an Option under this Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the Option immediately prior to such event, unless the Directors of the Corporation otherwise determine the basis upon which such Option shall be exercisable, subject to Exchange approval.

Section 3.07 No Representation or Warranty.  The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of this Plan.

Section 3.08 Interpretation. This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

Section 3.09 Approval of the Plan. This Plan shall only become effective after the issue of Articles of Amalgamation amalgamating Genterra Inc. and Consolidated Mercantile Incorporated.  The obligations of the Corporation to sell and deliver Shares in accordance with this Plan shall be subject to the prior approval of any governmental or other regulatory authority having jurisdiction over the securities of the Corporation.

Schedule 1A - 3

-  -

SCHEDULE “A”

FORM OF OPTION AGREEMENT

OPTION AGREEMENT

THIS AGREEMENT is made as of the ____ day of ________________, 20___ by GENTERRA CAPITAL INC., a corporation existing under the laws of the Province of Ontario (hereinafter referred to as the “Corporation”), in favour of ______________________________, an individual residing in the _______________ of ___________________, in the ____________________ of _________________ (hereinafter referred to as the “Optionee”).

WHEREAS:

A. The Optionee is a [Director, Officer, Employee or Consultant] of the Corporation or, and will render faithful and efficient service to the Corporation;

B. The Corporation desires to continue to receive the benefit of the services of the Optionee and to more fully identify the interest of the Optionee with the Corporation’s future and success; and

C. The Corporation has adopted a stock option plan (as such stock option plan may be amended or superseded from time to time, the “Plan”) which became effective upon the date of its formation as a result of the amalgamation of Genterra Inc. and Consolidated Mercantile Incorporated;

D. The Board of Directors of the Corporation has approved the granting of a stock option to the Optionee to purchase common shares in the capital of the Corporation upon and subject to the provisions of the Plan and to the terms and conditions hereinafter provided;

E. Capitalized terms not defined herein have the meaning ascribed to them in the Plan.

NOW THEREFORE in consideration of the sum of $2.00 and the mutual covenants herein contained, the sufficiency and receipt of which are hereby acknowledged, the Corporation hereto agrees as follows:

1. Option to Purchase. The Corporation hereby grants to the Optionee the irrevocable right and option to purchase from the Corporation that number of authorized and unissued common shares without nominal or par value in the capital of the Corporation as are specified in Exhibit “1” hereto (the “Shares”), at the exercise price per Share specified in Exhibit “1” hereto. Such option shall at all times be and remain subject to the provisions of the Plan and to the terms and conditions contained herein.

2. Basic Term of Option. Notwithstanding any other provisions of this Agreement, this option shall be exercisable, in whole or in part, at any time during the period (the “Term”) commencing the date hereof and expiring on the date specified in Exhibit “1” hereto, at which time this option shall be void and of no further force or effect. However such option shall only be exercisable, at any time, to acquire those Shares in respect of which the Optionee has satisfied the vesting requirements, if any, specified in Exhibit “1” hereto.

3. Manner of Exercise of Option. The Optionee, subject to the qualifications and exceptions contained in paragraph 5, may exercise this option to purchase on a cumulative basis, to the extent hereinafter provided, all or any part of the number of Shares subject to this option, and such right shall be a continuing and cumulative one during the Term until the number of Shares subject to the option stated in paragraph 1 has been purchased.

4. Death of Optionee. Notwithstanding paragraph 3, upon the death of the Optionee while an employee of the Corporation, this option shall, then and for a period of six months after the date of death or prior to the expiration of the Term, whichever is sooner, be exercisable in full, and may be exercised in whole or in part by the estate of the Optionee or by such person or persons to whom this option shall be transferred by the will of the Optionee, or by the applicable laws of descent and distribution.

5. Termination as Employee. Upon the Optionee ceasing to be employed by the Corporation for any reason (other than death), the Optionee may, but only for a period of ninety (90) days next succeeding such cessation of employment or prior to the expiration of the Term, whichever is sooner, thereafter exercise this option in whole or in part, but only in respect of such number of remaining Shares originally covered by this option as the Optionee may purchase at such time as specified in paragraph 3.

6. Notice of Exercise of Option. This option shall be exercised in whole or in part upon providing notice in writing to the Corporation addressed to the President of the Corporation at such place as the Corporation’s executive office may then be located (the “Notice”).

7. Right of a Shareholder. After receipt of the Notice and payment in full of the option price for the total number of Shares to be purchased, the Corporation shall cause to be issued and delivered such certificates in such denominations as the Optionee may in the Notice direct, representing the number of fully paid, non-assessable Shares so purchased, registered in the name of the Optionee, but the Optionee shall have no right as a shareholder with respect to any Shares covered by this option until the issuance of such share certificates, and no adjustment shall be made for dividends or other rights for which the record date is prior to the time such share certificates are issued. The Corporation agrees to issue all Shares so purchased (including share certificates in respect thereof) within twenty (20) business days after such receipt of Notice and payment in full of the option price for the total number of Shares to be purchased.

8. Transfer or Assignment of Option. The option granted pursuant to this Agreement shall not be transferable or assignable by the Optionee.

9. Adjustment in Shares Subject to the Option. In the event there is any change in the common shares of the Corporation through the declaration of stock dividends or consolidations, subdivisions or reclassifications of the common shares of the Corporation, or otherwise, the number of Shares subject to this option, and the option price thereof, shall be adjusted appropriately by the Board of Directors of the Corporation and such adjustment shall be effective and binding for all purposes of this Agreement.

10. Effect of Takeover Bid. If a bona fide offer (the “Offer”) is made during the Term of this option to the Optionee or to shareholders generally or to a class of shareholders which includes the Optionee for Shares, which Offer, if accepted in whole or in part, would result in the offeror exercising control over the Corporation within the meaning of the Securities Act (Ontario) (as amended from time to time), then the Corporation shall, immediately upon receipt of notice of the Offer notify the Optionee of the Offer, with full particulars thereof; whereupon, notwithstanding paragraph 3 hereof, this option may be exercised in whole or in part by the Optionee so as to permit the Optionee to tender the Shares received upon such exercise (the “Optioned Shares”) pursuant to the Offer. If the Offer is not completed within the time specified therein the Optioned Shares shall be returned by the Optionee to the Corporation and reinstated as authorized but unissued Shares and the terms of this option as set forth in paragraph 3 shall again apply to this option.

11. Regulatory Approval. This Agreement and the obligations of the Corporation to sell and deliver Shares under the option granted hereunder shall be subject to the prior approval of any governmental or other regulatory authority having jurisdiction over the securities of the Corporation.

12. Governing Law. This Agreement and the options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

IN WITNESS WHEREOF the Corporation has duly executed this Agreement as of the day, month and year first above written and the Optionee has duly executed this Agreement and accepted the terms hereof as set forth below.

GENTERRA CAPITAL INC.

Per:
Authorized Signing Officer

Schedule 1A - 4

-  -

Accepted and agreed to this ____ day of ____________________, 20___.

______________________________                                                                                     _____________________________
Signature of Optionee                                                                                                           Witness

______________________________
Name of Optionee

_______________________________

_______________________________
Address of Optionee

Schedule 1A - 5

-  -

Exhibit “1”

Particulars of Option

Name of Optionee:                                                      __________________________

Number of Shares
subject to Option:                                                      ___________________________ common shares

Exercise Price
per Share:                                                      $_____________ per common share

Term of Option:                                                      ____________________________ [maximum 5 years]

Vesting Period
(if applicable):                                as to ______________ Shares after _______ months from the date hereof;

as to ______________ Shares after _______ months from the date hereof;

as to ______________ Shares after _______ months from the date hereof;

and

as to ______________ Shares after _______ months from the date hereof

f:\users\cilia\forum financial\genterra\amalgamation\stock option plan\stock option plan - new plan -  draft (october 21 2009) - gsks rev cln nov 29.doc

Schedule 1A - 6

SCHEDULE "5"

Section 185 of the Business Corporations Act (Ontario)

Rights of dissenting shareholders

           185.  (1)                      Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184 (3),

a holder of shares of any class or series entitled to vote on the resolution may dissent. R.S.O. 1990, c. B.16, s. 185 (1).

Idem

(2)           If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170(5) or (6). R.S.O. 1990, c. B.16, s. 185 (2).

One class of shares

(2.1)             The right to dissent described in subsection (2) applies even if there is only one class of shares. 2006, c.34, Sched. B, s.35.

Schedule 5 - 1

Exception

(3)             A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)
deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986. R.S.O. 1990, c.B.16, s.185(3).

Shareholder’s right to be paid fair value

(4)             In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. R.S.O. 1990, c.B.16, s. 185(4).

No partial dissent

(5)             A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder. R.S.O. 1990, c.B.16, s. 185(5).

Objection

(6)             A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent. R.S.O. 1990, c.B.16, s. 185(6).

Idem

(7)             The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6). R.S.O. 1990, c.B.16, s. 185(7).

Notice of adoption of resolution

(8)             The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection. R.S.O. 1990, c. B.16, s. 185(8).

Schedule 5 - 2

Idem

(9)             A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights. R.S.O. 1990, c. B.16, s. 185(9).

Demand for payment of fair value

(10)             A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares. R.S.O. 1990, c.B.16, s. 185(10).

Certificates to be sent in

(11)             Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent. R.S.O. 1990, c.B.16, s. 185(11).

Idem

(12)             A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section. R.S.O. 1990, c.B.16, s. 185(12).

Endorsement on certificate

(13)             A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder. R.S.O. 1990, c.B.16, s. 185(13).

Rights of dissenting shareholder

(14)             On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)
the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder’s rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee. R.S.O. 1990, c.B.16, s. 185(14).

Schedule 5 - 3

Offer to pay

(15)             A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)
a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c.B.16, s. 185(15).

Idem

(16)             Every offer made under subsection (15) for shares of the same class or series shall be on the same terms. R.S.O. 1990, c.B.16, s. 185(16).

Idem

(17)             Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made. R.S.O. 1990, c.B.16, s. 185(17).

Schedule 5 - 4

Application to court to fix fair value

(18)             Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder. R.S.O. 1990, c.B.16, s. 185(18).

Idem

(19)             If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow. R.S.O. 1990, c.B.16, s. 185(19).

Idem

(20)             A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19). R.S.O. 1990, c.B.16, s. 185(20).

Costs

(21)             If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders. R.S.O. 1990, c.B.16, s. 185(21).

Notice to shareholders

(22)             Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)	has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions. R.S.O. 1990, c.B.16, s. 185(22).

Schedule 5 - 5

Parties joined

(23)             All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application. R.S.O. 1990, c.B.16, s. 185(23).

Idem

(24)             Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders. R.S.O. 1990, c.B.16, s. 185(24).

Appraisers

(25)             The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders. R.S.O. 1990, c.B.16, s. 185(25).

Final order

(26)             The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b). R.S.O. 1990, c.B.16, s. 185(26).

Interest

(27)             The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment. R.S.O. 1990, c.B.16, s. 185(27).

Where corporation unable to pay

(28)             Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c.B.16, s. 185(28).

Idem

(29)             Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or

(b)
retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. R.S.O. 1990, c.B.16, s. 185(29).

Schedule 5 - 6

Idem

(30)             A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities. R.S.O. 1990, c.B.16, s. 185(30).

Court order

(31)             Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission. 1994, c. 27, s. 71(24).

Commission may appear

(32)             The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation. 1994, c. 27, s. 71(24).